                                                                    Exhibit 99.2

         THIS DISCLOSURE STATEMENT IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE DEBTORS AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE HAS APPROVED A DISCLOSURE STATEMENT UNDER SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE. THIS PROPOSED DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL ONLY AND HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                       )   CHAPTER 11
                                             )
FLEMING COMPANIES, INC., ET AL.,(1)          )
                                             )   CASE NO. 03-10945 (MFW)
                        DEBTORS.             )   HONORABLE MARY F. WALRATH
                                             )   (JOINTLY ADMINISTERED)
                                             )

      FIRST AMENDED DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS AND OFFICIAL
          COMMITTEE OF UNSECURED CREDITORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING SUBSIDIARIES UNDER
                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                                 IMPORTANT DATES

-   Date by which Ballots must be received:  [______], 2004

- Date by which objections to Confirmation of the Plan must be filed and served: [_____], 2004

-   Hearing on Confirmation of the Plan:  [_______], 2004

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE JOINT PLAN OF REORGANIZATION. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE BANKRUPTCY COURT HAS APPROVED THIS DISCLOSURE STATEMENT.

---------------------------
(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

KIRKLAND & ELLIS LLP                      PACHULSKI, STANG, ZIEHL, YOUNG,
James H. M. Sprayregen, P.C.              JONES & WEINTRAUB P.C.
(ARDC No. 6190206)                        Laura Davis Jones (Bar No. 2436)
Richard L. Wynne (CA Bar No. 120349)      Ira D. Kharasch (CA Bar No. 109084)
Janet S. Baer (ARDC No. 6182994)          Robert M. Saunders (CA Bar No. 226172)
Geoffrey A. Richards (ARDC No. 6230120)   Scotta E. McFarland (Bar No. 4184)
Shirley S. Cho (CA Bar No. 192616)        Christopher J. Lhulier (Bar No. 3850)
200 East Randolph Drive                   919 North Market Street, Sixteenth
Chicago, IL 60601-6436                    Floor, P.O. Box 8705
Telephone: (312) 861-2000                 Wilmington, Delaware  19899-8705
Facsimile: (312) 861-2200                 (Courier No. 19801)
                                          Telephone: (302) 652-4100
                                          Facsimile: (302) 652-4400


Co-Counsel for the Debtors and Debtors-in-Possession
Dated: January 19, 2004

         THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE ("PLAN") AS WELL AS CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE FINANCIAL INFORMATION SUMMARIES AND OTHER DOCUMENTS ATTACHED HERETO OR INCORPORATED BY REFERENCE HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE PLAN.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY CANADIAN SECURITIES ADMINISTRATOR ("CSA") OR ANY STOCK EXCHANGE, NOR HAS THE SEC, ANY CSA OR ANY STOCK EXCHANGE PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         MOREOVER, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER BUT RATHER SHOULD BE CONSTRUED AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

         THE DEBTORS MAKE THE STATEMENTS AND PROVIDE THE FINANCIAL INFORMATION CONTAINED HEREIN AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE HEREOF UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE SHOULD THEREFORE CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ALL PERSONS DESIRING SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

         NO PARTY IS AUTHORIZED TO PROVIDE TO ANY OTHER PARTY ANY INFORMATION CONCERNING THE PLAN OTHER THAN THE CONTENTS OF THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN THOSE SET FORTH IN THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS SHOULD NOT RELY ON ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN.

         THE DEBTORS' MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED.

         UNLESS OTHERWISE SPECIFIED, ALL REFERENCES TO "DOLLARS" OR "$" SHALL BE DEEMED TO REFER TO UNITED STATES DOLLARS.

         ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT THAT ARE NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN.

                                TABLE OF CONTENTS

I.       SUMMARY..................................................................................................   1
         A.       Plan Overview...................................................................................   2
                  1.       Purpose - Reorganization...............................................................   2
                  2.       Substantive Consolidation..............................................................   2
                  3.       Creation of Core-Mark Newco............................................................   2
                  4.       Summary of Plan Treatment..............................................................   2
                  5.       Executory Contracts and Unexpired Leases...............................................   7
         B.       Voting and Confirmation.........................................................................   7
                  1.       Time and Place of the Confirmation Hearing.............................................   8
                  2.       Deadline for Voting For or Against the Plan............................................   8
                  3.       Deadline for Objecting to the Confirmation of the Plan.................................   9
         C.       Risk Factors....................................................................................   9
         D.       Identity of Persons to Contact for More Information.............................................   9
         E.       Disclaimer......................................................................................   9
                  1.       Read This Disclosure Statement And The Plan Carefully..................................   9

II.      RECOMMENDATIONS.........................................................................................   11
         A.       The Debtors And The Creditors' Committee Strongly Recommend That You Vote In
                  Favor Of The Plan..............................................................................   11

III.     VOTING ON AND CONFIRMATION OF THE PLAN..................................................................   12
         A.       Voting And Ballots.............................................................................   12
         B.       Confirmation Hearing For The Plan..............................................................   13
         C.       Any Objections To Confirmation Of The Plan.....................................................   13
         D.       Questions About The Disclosure Statement, Plan Or Ballots......................................   14

IV.      ORGANIZATION AND ACTIVITIES OF THE DEBTORS..............................................................   15
         A.       Operations.....................................................................................   15
         B.       Debt Structure.................................................................................   15
                  1.       Debt..................................................................................   15
                  2.       Secured Debt..........................................................................   15
                  3.       Unsecured Debt........................................................................   16
                  4.       Trade Debt............................................................................   16
                  5.       PBGC Debt.............................................................................   17
                  6.       Potential Environmental Liabilities...................................................   17
         C.       Pre-Petition Operational Restructuring Efforts.................................................   17

V.       THE CASES...............................................................................................   18
         A.       Events Leading to the Chapter 11 Cases.........................................................   18
         B.       The Auction and Sale Process For the Wholesale Distribution Assets & Plans for Fleming
                  Convenience Assets.............................................................................   18
                  1.       Auction and Sale Process for Wholesale Distribution Assets............................   18
                  2.       Plans for Fleming Convenience Assets..................................................   19
         C.       Significant Case Events........................................................................   19
                  1.       Summary of Significant Motions........................................................   19
                  2.       Retention of Professionals............................................................   22
                  3.       Appointment of Creditors' Committee and Retention of Professionals....................   23
                  4.       Asset Sales and Other Dispositions....................................................   23
                  5.       Debtor in Possession Operating Reports................................................   25
                  6.       Pending Litigation And The Automatic Stay.............................................   25
                  7.       Claims Bar Date and Review Process....................................................   32

VI.      SUMMARY OF THE PLAN OF REORGANIZATION...................................................................   34

A.       Overview of Chapter 11.........................................................................   34
B.       Generally......................................................................................   35
         1.       Structure of Reorganizing Plan........................................................   35
         2.       Creation of Core-Mark Newco...........................................................   35
         3.       Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of
                  Funds Among the Debtors and the Reorganized Debtors...................................   36
         4.       Tranche B Loan........................................................................   36
         5.       Sale of Assets........................................................................   36
C.       Classification And Treatment Of Claims And Equity Interests....................................   36
         1.       Summary of Unclassified Claims against all Debtors....................................   36
         2.       Classification and Treatment of Classified Claims.....................................   38
D.       Special Provision Governing Unimpaired Claims..................................................   42
E.       Acceptance And Rejection Of The Plan...........................................................   42
         1.       Voting Classes........................................................................   42
         2.       Acceptance by Impaired Classes........................................................   42
         3.       Presumed Acceptance of Plan...........................................................   42
         4.       Presumed Rejection of Plan............................................................   43
         5.       Non-Consensual Confirmation...........................................................   43
F.       Plan Implementation............................................................................   43
         1.       Substantive Consolidation.............................................................   43
         2.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors........   47
         3.       Cancellation of Old Notes, Old Stock and Other Equity Interests.......................   47
         4.       Issuance of New Securities; Execution of Related Documents............................   48
         5.       Restructuring Transactions............................................................   48
         6.       Corporate Governance, Directors and Officers, and Corporate Action....................   48
         7.       The Rights Offering Alternative.......................................................   49
G.       Post-Confirmation Trust........................................................................   49
         1.       Formation/Purpose.....................................................................   49
         2.       Powers................................................................................   49
         3.       Funding...............................................................................   49
H.       Creation of Professional Fee Escrow Account....................................................   50
I.       Executory Contracts............................................................................   50
         1.       Assumption/Rejection of Executory Contracts and Unexpired Leases......................   50
         2.       Claims Based on Rejection of Executory Contracts or Unexpired Leases..................   50
         3.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.................   50
         4.       Indemnification of Directors, Officers and Employees..................................   50
         5.       Compensation and Benefit Programs.....................................................   51
J.       Distributions..................................................................................   51
         1.       Distributions for Claims Allowed as of the Effective Date.............................   51
         2.       Distributions by Core-Mark Newco and the Post Confirmation Trust......................   51
         3.       Interest on Claims....................................................................   51
         4.       Delivery and Distributions and Undeliverable or Unclaimed Distributions...............   52
         5.       Distribution Record Date..............................................................   53
         6.       Timing and Calculation of Amounts to be Distributed...................................   53
         7.       Minimum Distribution..................................................................   53
         8.       Setoffs...............................................................................   53
         9.       Old Notes.............................................................................   53
         10.      Failure to Surrender Canceled Instruments.............................................   54
         11.      Lost, Stolen, Mutilated or Destroyed Debt Securities..................................   54
         12.      Share Reserve.........................................................................   54
         13.      Settlement of Claims and Controversies................................................   54
K.       Resolution of Disputed Claims..................................................................   54
         1.       Prosecution of Objections to Claims...................................................   54
         2.       Estimation of Claims..................................................................   54
         3.       Payments and Distributions on Disputed Claims.........................................   55

                  4.       Allowance of Claims...................................................................   55
                  5.       Controversy Concerning Impairment.....................................................   55
         L.       Retention Of Jurisdiction......................................................................   55
         M.       Release, Injunctive And Related Provisions.....................................................   56
                  1.       Subordination.........................................................................   56
                  2.       MUTUAL RELEASES BY RELEASEES..........................................................   57
                  3.       RELEASES BY HOLDERS OF CLAIMS.........................................................   57
                  4.       INDEMNIFICATION.......................................................................   57
                  5.       EXCULPATION...........................................................................   57
                  6.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS...............................   58
                  7.       INJUNCTION............................................................................   58
                  8.       Impact of Plan on Pending Litigation..................................................   58
                  9.       Consideration for Releases, Indemnification and Exculpation...........................   58
         N.       Conditions Precedent to Plan Consummation......................................................   58
         O.       Conditions Precedent to Occurrence of the Effective Date.......................................   59
         P.       Waiver of Conditions...........................................................................   60
         Q.       Effect of Non-occurrence of Conditions to Occurrence of the Effective Date.....................   60
         R.       Severability Of Plan Provisions................................................................   60
         S.       Miscellaneous Provisions.......................................................................   60
                  1.       Effectuating Documents, Further Transactions and Corporation Action...................   60
                  2.       Dissolution of Committee..............................................................   61
                  3.       Payment of Statutory Fees.............................................................   61
                  4.       Modification of Plan..................................................................   61
                  5.       Revocation of Plan....................................................................   61
                  6.       Environmental Liabilities.............................................................   61
                  7.       Successors and Assigns................................................................   61
                  8.       Reservation of Rights.................................................................   61
                  9.       Section 1146 Exemption................................................................   62
                  10.      Further Assurances....................................................................   62
                  11.      Service of Documents..................................................................   62
                  12.      Filing of Additional Documents........................................................   62
                  13.      Transactions on Business Days.........................................................   62
                  14.      Post-Effective Date Fees and Expenses.................................................   63
                  15.      Conflicts.............................................................................   63
                  16.      Term of Injunctions or Stays..........................................................   63
                  17.      Entire Agreement......................................................................   63
                  18.      Closing of the Chapter 11 Cases.......................................................   63

VII.     DEBTORS' RETAINED CAUSES OF ACTION......................................................................   64
         A.       Maintenance of Causes of Action................................................................   64
         B.       Preservation of Causes of Action...............................................................   64
         C.       Preservation of All Causes of Action Not Expressly Settled or Released.........................   65

VIII.    FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST.....................................................   66
         A.       Feasibility of the Plan........................................................................   66
         B.       Best Interests Test............................................................................   67
                  1.       Generally.............................................................................   67
                  2.       Debtors' Best Interests Test..........................................................   68
         C.       Estimated Valuation of the Reorganized Debtors.................................................   69
         D.       Confirmation Without Acceptance by All Impaired Classes: The `Cramdown' Alternative............   71

IX.      IMPORTANT CONSIDERATIONS AND RISK FACTORS...............................................................   73
         A.       The Debtors Have No Duty To Update.............................................................   73
         B.       No Representations Outside The Disclosure Statement Are Authorized.............................   73
         C.       Information Presented Is Based On The Debtors' Books And Records, And No Audit Was Performed...   73

         D.       All Information Was Provided by Debtors And Was Relied Upon By Professionals...................   73
         E.       Projections And Other Forward Looking Statements Are Not Assured, And Actual
                  Results Will Vary..............................................................................   73
                  1.       Claims Could Be More Than Projected...................................................   73
                  2.       Projections...........................................................................   73
         F.       This Disclosure Statement Was Not Approved By The Securities And Exchange Commission...........   74
         G.       No Legal Or Tax Advice Is Provided To You By This Disclosure Statement.........................   74
         H.       No Admissions Made.............................................................................   74
         I.       No Waiver Of Right To Object Or Right To Recover Transfers And Estate Assets...................   74
                  1.       Business Factors and Competitive Conditions...........................................   74
                  2.       Access to Financing and Trade Terms...................................................   75
                  3.       Market for New Securities.............................................................   75
                  4.       Impact of Interest Rates..............................................................   75
         J.       Bankruptcy Law Risks and Considerations........................................................   76
                  1.       Confirmation of the Plan is Not Assured...............................................   76
                  2.       The Plan May Be Confirmed Without the Approval of All Creditors
                           Through So-Called "Cramdown"......................................................       76
                  3.       The Effective Date Might Be Delayed or Never Occur....................................   76
                  4.       The Projected Value of Estate Assets Might Not Be Realized............................   76
                  5.       Allowed Claims in the Various Classes May Exceed Projections..........................   76
         K.       Tax Considerations.............................................................................   77

X.       EFFECT OF CONFIRMATION..................................................................................   78
         A.       Binding Effect of Confirmation.................................................................   78
         B.       Vesting Of Assets Free And Clear Of Liens, Claims And Interests................................   78
         C.       Good Faith.....................................................................................   78
         D.       Discharge of Claims............................................................................   78
         E.       Judicial Determination of Discharge............................................................   78

XI.      CERTAIN SECURITIES LAW CONSIDERATIONS...................................................................   79
         A.       Exemptions from Registration under Securities Act..............................................   79
         B.       Applicability Of Certain Canadian Securities Laws..............................................   80

XII.     CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN................................................   81
         A.       Certain U.S. Federal Income Tax Consequences To U.S. Holders Of Claims And Equity
                  Interests......................................................................................   81
                  1.       Consequences to Holders of Prepetition Lenders' Secured Claims........................   82
                  2.       Consequences to Holders of Other Secured Claims, Approved Trade Creditor
                           Lien Claims, DSD Trust Claims, PACA/PASA Claims and Convenience Claims................   82
                  3.       Consequences to Holders of Allowed Valid Reclamation Claims Other Than
                           Class 3(B) Claims.....................................................................   82
                  4.       Consequences to Holders of General Unsecured Claims (Other Than
                           Convenience Claims)...................................................................   83
                  5.       Consequences to Holders of Equity Interests...........................................   83
                  6.       Receipt of Interests in Post Confirmation Trust.......................................   84
                  7.       Treatment of Subsequent Distributions on Preferred Stock and New Common
                           Stock.................................................................................   84
         B.       Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Claims.....................   85
                  1.       Accrued Interest, Market Discount and Capital Losses..................................   86
         C.       Certain U.S. Federal Income Tax Consequences To Reorganized Debtors............................   87
                  1.       Transfer of Business Assets...........................................................   87
                  2.       Cancellation of Indebtedness and Reduction of Tax Attributes..........................   87
                  3.       Limitation of Net Operating Loss Carryovers and Other Tax Attributes..................   88
         D.       Backup Withholding.............................................................................   88

XIII.    CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF
         CONSUMMATION OF THE PLAN................................................................................   90
         A.       General........................................................................................   90
         B.       Settlement of Debt.............................................................................   90
         C.       Resident Holders...............................................................................   90
         D.       Non-Resident Holders...........................................................................   91
         E.       Expiry or Disposition of Equity Subscription Rights............................................   91
                  1.       Resident Holders......................................................................   91
                  2.       Non-Resident Holders..................................................................   92

XIV.     ALTERNATIVES TO PLAN....................................................................................   93
         A.       Liquidation Under Chapter 7....................................................................   93
         B.       Dismissal......................................................................................   93
         C.       Alternative Plan...............................................................................   93

XV.      CONCLUSION..............................................................................................   94


EXHIBITS
Exhibit 1 Plan
Exhibit 2 Solicitation Order
Exhibit 3 Financial Information and Projections
         3A -- Chapter 11 Emergence Balance Sheet
         3B -- Core Mark Newco Financial Projections
         3C -- Post Confirmation Trust Financial Projections
Exhibit 4 Best Interests Analysis
Exhibit 5 The Rights Offering Description

I.       SUMMARY

         On the Petition Date, the following companies filed petitions under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favor Concepts, Ltd.; Fleming Foods Management Co., O.K., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc. Collectively, these entities are referred to herein as the "Debtors."

         The Debtors are operating their businesses and managing their properties as debtors and debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         As of the Petition Date, the Debtors were one of the largest distributors of consumable goods in the United States, supplying food, food-related and general merchandise products to approximately 45,000 retail locations throughout the continental United States, Hawaii, Western Canada, and the Caribbean, with distribution centers throughout the country. As of the Petition Date, the Debtors employed over 15,000 people.

         As of the Petition Date, the Debtors' distribution business operated within two overall lines of business -- (i) wholesale grocery distribution (the "Wholesale Distribution Business"), which supplied a full line of products to grocery stores, discount stores, supercenters and specialty retailers and (ii) convenience store wholesale distribution ("Fleming Convenience"), which supplied (and continues to supply) products to traditional convenience retailers. The majority of Fleming Convenience is operated under the corporate name of Core-Mark International, Inc. and its subsidiaries Core-Mark Interrelated Companies, Inc., Core-Mark Mid Continent Inc., Minter-Weisman Co., Head Distributing Co. and the Debtors' other related convenience store operations. Pursuant to section 363 of the Bankruptcy Code, the Bankruptcy Court approved the sale of the Wholesale Distribution Business to C&S Acquisition, LLC (C&S), which sale closed on August 23, 2003 and generated an initial net amount of $237 million and is expected to generate additional sums in the future for the Debtors' estates. The sale to C&S did not include or otherwise affect the assets of Fleming Convenience. By the proposed Joint Plan of Reorganization (the "Plan"), the Debtors seek to reorganize their operations around Fleming Convenience.

         The Debtors' third line of business, consisting of retail operations, has been discontinued and the Debtors have either sold or closed all of their retail grocery stores.

         Chapter 11 of the Bankruptcy Code allows a debtor to sponsor a plan of reorganization that proposes how to dispose of a debtor's assets and treat claims against, and interests in, such debtor. A plan of reorganization typically may provide for a debtor-in-possession to reorganize by continuing to operate, to liquidate by selling assets of the estate or to implement a combination of both. As mentioned above, the Plan is a reorganizing plan.

         WHY YOU ARE RECEIVING THIS DOCUMENT

         The Bankruptcy Code requires that the party proposing a chapter 11 plan of reorganization prepare and file with the Bankruptcy Court a document called a "disclosure statement." THIS DOCUMENT IS THE DISCLOSURE STATEMENT (THE "DISCLOSURE STATEMENT") FOR THE PLAN. THE DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS AND A SUPPLEMENT, EACH OF WHICH IS INCORPORATED HEREIN BY REFERENCE.

         PLEASE NOTE THAT ANY TERMS NOT SPECIFICALLY DEFINED IN THIS DISCLOSURE STATEMENT HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN, AND ANY CONFLICT ARISING THEREFROM SHALL BE GOVERNED BY THE PLAN.

         This Disclosure Statement summarizes the Plan's content and provides information relating to the Plan and the process the Bankruptcy Court will follow in determining whether to confirm the Plan. The Disclosure Statement also discusses the events leading to the Debtors' filing their Chapter 11 Cases, describes the main events that have occurred in the Debtors' Chapter 11 Cases, and, finally, summarizes and analyzes the Plan. The Disclosure Statement also describes certain potential U.S. and Canadian Federal income tax consequences to Holders of Claims and Equity Interests, voting procedures and the confirmation process.

         THE BANKRUPTCY CODE REQUIRES A DISCLOSURE STATEMENT TO CONTAIN "ADEQUATE INFORMATION" CONCERNING THE PLAN. IN OTHER WORDS, A DISCLOSURE STATEMENT MUST CONTAIN SUFFICIENT INFORMATION TO ENABLE PARTIES WHO ARE AFFECTED BY THE PLAN TO VOTE INTELLIGENTLY FOR OR AGAINST THE PLAN OR OBJECT TO THE PLAN, AS THE CASE MAY BE. THE BANKRUPTCY COURT HAS REVIEWED THIS DISCLOSURE STATEMENT AND HAS DETERMINED THAT IT CONTAINS ADEQUATE INFORMATION AND MAY BE SENT TO YOU TO SOLICIT YOUR VOTE ON THE PLAN.

         All Creditors should carefully review both the Disclosure Statement and the Plan before voting to accept or reject the Plan. Indeed, Creditors should not rely solely on the Disclosure Statement but should also read the Plan. Moreover, the Plan provisions will govern if there are any inconsistencies between the Plan and the Disclosure Statement.

         A.       Plan Overview

                  1.       Purpose - Reorganization

                  The purpose of the Plan is to provide the Debtors with a capital structure that can be supported by cash flows from operations. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors as a whole. If the Plan is not confirmed, the Debtors believe that they will be forced either to file an alternate liquidating plan of reorganization or liquidate under Chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Debtors' unsecured creditors would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims. See Article X hereof and the Liquidation Values set forth in the Best Interest Test analysis in the Disclosure Statement Supplement.

                  2.       Substantive Consolidation

                  On the Effective Date, each of the Debtors' estates will be substantively consolidated pursuant to section 105(a) of the Bankruptcy Code for the limited purposes of allowance, treatment and distributions under the Plan. As a result of the substantive consolidation, on the Effective Date, all property, rights and claims of the Debtors shall be deemed pooled for purposes of allowance, treatment and distributions under the Plan. See Section VI.F.2 hereof.

                  3.       Creation of Core-Mark Newco

                  The Plan will provide for the reorganization of the Debtors centered around their Fleming Convenience businesses through the formation of a new entity, Core-Mark Newco, as outlined in more detail in Section VI.B.2 herein.

                  4.       Summary of Plan Treatment

 UNCLASSIFIED
    CLAIMS                                    PLAN TREATMENT
---------------------------------------------------------------------------------------
Administrative         Subject to the provisions of sections 330(a) and 331 of the
Claims:(2)             Bankruptcy Code, each Holder of an Allowed Administrative Claim, including Holders of Allowed Approved Trade Creditor Lien

---------------------------
(2) Includes any claim for costs and expenses of administration pursuant to Sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the petition date of preserving the estates and operating the businesses of the Debtors
                                                                  (Continued...)

 UNCLASSIFIED
    CLAIMS                                  PLAN TREATMENT
--------------------------------------------------------------------------------
                       Claims, but excluding Claims for Professional Fees, will
                       be paid the full unpaid amount of such Allowed
                       Administrative Claim in Cash (i) on the Effective Date or
                       as soon as practicable thereafter, or (ii) if such
                       Administrative Claim is Allowed after the Effective Date,
                       as soon as practicable after the date such Claim is
                       Allowed, or (iii) upon such other terms as may be agreed
                       upon by such Holder and the applicable Reorganized Debtor
                       or otherwise upon an order of the Bankruptcy Court;
                       provided that Allowed Administrative Claims including
                       Allowed Approved Trade Creditor Lien Claims representing
                       obligations incurred in the ordinary course of business
                       or otherwise assumed by the Debtors or Reorganized
                       Debtors pursuant hereto will be assumed on the Effective
                       Date and paid or performed by the applicable Reorganized
                       Debtor when due in accordance with the terms and
                       conditions of the particular agreements governing such
                       obligations.

                       Except as provided in the Plan, Holders of Administrative
                       Claims that arose on or before October 31, 2003 shall file an Administrative Claim on or before the First
                       Administrative Bar Date pursuant to the First
                       Administrative Bar Date Order. Except as provided in the
                       Plan, Holders of Administrative Claims that arose after October 31, 2003 that have not been paid as of the Effective Date, must file an Administrative Claim by the Second Administrative Bar Date. If an Administrative
                       Claim is not timely filed by the First Administrative Bar
                       Date or the Second Administrative Bar Date, as applicable, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, their successors, their assigns or their property. The foregoing requirements to file Administrative Claims by the relevant bar date shall not apply to the (i)
                       Administrative Claims of Professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code; (ii) expenses of members of the Official Committee of Unsecured Creditors; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28
                       U.S.C. Section 123; (v) Intercompany Claims between Debtors and their affiliates; and (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business. An objection to an Administrative Claim filed pursuant to this provision must be filed and properly served within 220 days after the Effective Date. The Debtors and the Post
                       Confirmation Trustee, as applicable, reserve the right to seek an extension of such time to object.

                       All Professionals that are awarded compensation or reimbursement by the Bankruptcy Court in accordance with sections 330, 331 or 363 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On or before the Effective Date and prior to any distribution being made under the Plan, the Debtors shall escrow into the Professional Fee Escrow
                       Account, the Carve-Out and the Additional Carve-Out as outlined in the Final DIP Order and any additional estimated accrued amounts owed to Professionals through the Effective Date.

                       Except as otherwise provided by Court order for a specific Professional, Professionals or other

---------------------------
(such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed pursuant to Sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise for the period commencing on the petition date and ending on the effective date of the Plan; and (c) all fees and charges assessed against the estates pursuant to Chapter 123 of Title 28 United States Code, 28 U.S.C. Sections 1911 through 1930. This excludes Reclamation Claims.

 UNCLASSIFIED
    CLAIMS                                    PLAN TREATMENT
------------------------------------------------------------------------------------
                       entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103
                       or 363 of the Bankruptcy Code for services rendered prior
                       to the Confirmation Date must file and serve an
                       application for final allowance of compensation and
                       reimbursement of expenses no later than forty-five (45)
                       days after the Effective Date. All such applications for
                       final allowance of compensation and reimbursement of
                       expenses will be subject to the authorization and
                       approval of the Court. Any objection to the Claims of
                       Professionals shall be filed on or before thirty (30)
                       days after the date of the filing of the application for
                       final compensation.

                       Allowed Administrative Claims are currently estimated to be in the range of $96-$135 million as of the Effective
                       Date.

Priority Tax           Each Holder of an Allowed Priority Tax Claim that is due
Claims                 and payable on or prior to the Effective Date shall be
                       paid in full satisfaction, settlement, release, and
                       discharge of and in exchange for such Priority Tax Claim
                       in deferred Cash payments over a period not to exceed six
                       years after the date of assessment in accordance with
                       Section 1129(a)(9)(C) of the Bankruptcy Code with interest at a rate agreed to by the parties or set by the Court.

                       Allowed Priority Tax Claims are currently estimated to be in the range of $10 to $20 million as of the Effective
                       Date.(3)

DIP Claims:            On the Effective Date, or as soon as practicable
                       thereafter, each Holder of an Allowed DIP Claim shall be
                       paid in full in Cash in full satisfaction, settlement,
                       release and discharge of and in exchange for each and
                       every Allowed DIP Claim, unless such Holder consents to
                       other treatment.

                       Allowed DIP Claims, which are comprised of letters of credit outstanding, are currently estimated to be in the range of $130-$135 million, as of the Effective Date.

                                                          PLAN TREATMENT
CLASS        CLAIM                                           OF CLASS
-----------------------------------------------------------------------------------------------------------
  1      Other Priority      On the Effective Date, or as soon as practicable thereafter, each Holder of an
         Non-Tax Claims      Allowed Other Priority Non-Tax Claim shall be paid in full satisfaction, settlement, release and discharge of and in exchange for each and every
                             Allowed Other Priority Non-Tax Claim in Cash in full, unless such Holder agrees to other treatment. THE CLASS IS UNIMPAIRED AND IS DEEMED TO ACCEPT.

                             Allowed Class 1 Claims are currently estimated to be in the range of $8 to $15 million as of the Effective Date.

  2      Pre-Petition        On the Effective Date, or as soon as practicable thereafter unless such
         Lenders' Secured    Holder consents to other treatment, each Holder of an Allowed Pre-Petition
         Claims              Lenders' Secured Claim shall be paid in full and shall either (i) assign its liens in the Debtors' assets to the lender under the Exit Financing Facility
                             Agreement or (ii) assign its liens in the Debtors' assets to Core-Mark Newco which liens as assigned shall have the same validity and priority as such liens held by the Holders of the Class 2 Claims, and which liens as assigned shall be subject to further transfer to the Post Confirmation Trust, as applicable. THE CLASS IS UNIMPAIRED AND IS DEEMED TO ACCEPT.

---------------------------
(3) This estimate does not include account payable and accrued liabilities incurred in the ordinary course of business and carried through the Effective Date by Core-Mark Newco.

                                                          PLAN TREATMENT
CLASS        CLAIM                                           OF CLASS
---------------------------------------------------------------------------------------------------------------
                             Allowed Class 2 Claims are currently estimated to be $0 as of the Effective Date.

 3

3(A)     Other Secured       On the Effective Date or as soon as practicable thereafter, each Holder of an
         Claims              Allowed Other Secured Claim (e.g. PMSI Holders, equipment financing lenders, etc.)
                             shall receive one of the following treatments, at the Debtors' option, such that they shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy
                             Code: (i) the payment of such Holder's Allowed Other Secured Claim in full, in
                             Cash; (ii) the sale or disposition proceeds of the property securing such Allowed
                             Other Secured Claim to the extent of the value of the Holder's interest in such property; or (iii) the surrender to the Holder of the property securing such
                             Claim.  THE CLASS IS UNIMPAIRED AND IS DEEMED TO ACCEPT.

                             Allowed Class 3(A) Claims are currently estimated to be in the range of $750,000 to $2 million as of the Effective Date.

3(B)     Approved Trade      On the Effective Date, or as soon as practicable thereafter, Core-Mark
         Creditor            Newco or the Post Confirmation Trust, as applicable, shall issue a promissory
         Reclamation Lien    note in favor of the Holders of Allowed Approved Trade Creditor Reclamation
         Claims              Lien Claims in the estimated aggregate amount of such Allowed Claims to be reissued as such Claims are Allowed by Final Order or settlement and grant a first priority lien to such Holders on the Post Confirmation Trust
                             Distributable Assets entitling each Holder of an Allowed Approved Trade
                             Creditor Reclamation Lien Claim to its Ratable Proportion of the Post
                             Confirmation Trust Distributable Assets up to the total amount of each
                             Holders' Allowed Approved Trade Creditor Reclamation Lien Claim, in full satisfaction, settlement, release and discharge of each Allowed Approved Trade
                             Creditor Reclamation Lien Claim, unless such Holder agrees to other treatment, and subject at the Debtors' option, to reduction for unpaid post-petition deductions, preference payments and other applicable setoff rights. THE CLASS
                             IS IMPAIRED AND ENTITLED TO VOTE.

                             Allowed Class 3(B) Claims are currently estimated to be in the range of $13-$92 million as of the Effective Date.

3(C)     DSD Trust Claims    (i) In the event that the DSD Trust Claim Holders obtain a Final Order in their favor in the pending litigation allowing their Claims, on the later of (a) the
                             Effective Date or as soon as practicable thereafter; or (b) the date the DSD Trust
                             Claim Holders obtain a Final Order allowing their Claims or as soon as practicable thereafter, each Holder of an Allowed DSD Trust Claim shall be paid in full satisfaction, settlement, release and discharge of each Allowed DSD Trust Claim in
                             Cash in full, unless such Holder agrees to other treatment, subject, at the
                             Debtors' option to reduction for unpaid post-petition deductions, preference payments and other applicable setoff rights.  In the event the DSD Trust Claim
                             Holders do not prevail in their litigation, all Allowed DSD Trust Claims shall be treated as Class 6 General Unsecured Claims hereunder.  THE CLASS IS UNIMPAIRED
                             AND IS DEEMED TO ACCEPT.

                             Allowed Class 3(C) Claims are currently estimated to be in the range of $0-to $22 million as of the Effective Date.

                                                          PLAN TREATMENT
CLASS        CLAIM                                           OF CLASS
-----------------------------------------------------------------------------------------------------------
 4      PACA/PASA Claims:(4)   On the Effective Date, or as soon as practicable thereafter, unless such Holder agrees to other treatment, each Holder of an Allowed PACA/PASA Claim shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed PACA/PASA Claim in Cash in full from the previously established PACA trust or from Core-Mark Newco to the extent the PACA trust is insufficient to satisfy all the Allowed PACA/PASA Claims with any remaining proceeds of the PACA trust to be distributed to Core-Mark Newco.  THE CLASS IS
                               UNIMPAIRED AND IS DEEMED TO ACCEPT.

                               Allowed Class 4 Claims are currently estimated to be in the range of $9-$14 million as of the Effective Date.

 5      Valid Reclamation      To the extent the Court determines that the Holders of Reclamation Claims that
        Claims that are not    are  not Class 3(B) Claims are entitled to priority treatment, on the
        Class 3(B) Claims      Effective Date, or as soon as practicable thereafter, Core-Mark Newco or the
                               Post Confirmation Trust, as applicable, shall issue a promissory note in favor of such Holders in the estimated aggregate amount of their Allowed Claims and grant a second priority lien on the Post Confirmation Trust Distributable Assets entitling each Holder to its Ratable Proportion of Post Confirmation Trust
                               Distributable Assets, after all Class 3(B) Claims are paid in full. In the event the Court denies the Holders of Reclamation Claims that are not Class 3(B)
                               Claims priority treatment, such Reclamation Claims shall be treated as Class 6
                               Claims hereunder.

                               Allowed Class 5 Claims are currently estimated to be in the range of $0-$150 million as of the Effective Date.(5)

 6      General Unsecured      On the Effective Date, or as soon as practicable thereafter, each Holder of an
        Claims other than      Allowed General Unsecured Claim other than Convenience Claims, shall be paid in
        Convenience Claims     full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim other than Convenience Claims, at the
                               Debtors' option, in one or a combination of the following manners: (i) issuance of a Ratable Proportion of New Common Stock subject to dilution from the issuance of warrants to the Tranche B Lenders or the shares of New Common Stock issued upon the conversion of Preferred Stock issued pursuant to the Rights Offering, if applicable, and through the Management Incentive Plan; and/or (ii) in the event the Debtors, with the consent of the Creditors Committee, elect to sell some or all of their assets as outlined herein, a Ratable Proportion of Cash remaining from the sale of such assets after all of the Allowed Unclassified Claims and Claims of
                               Holders in Classes 1 through 5 have been satisfied in full.

                               As additional consideration, each Holder of an Allowed General Unsecured Claim shall be entitled to a Ratable Proportion of Excess Proceeds (as defined in the Post
                               Confirmation Trust Agreement), if any, available from the Post Confirmation Trust after payment by the Post Confirmation Trust of all claims and obligations required to be made by the Post Confirmation Trust under the Plan, the Post Confirmation
                               Trust Agreement, or otherwise, as set forth in the Post Confirmation Trust

------------------------------
(4) Includes claims asserted pursuant to the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499a et seq. ("PACA"), the Packers and Stockyard Act, 7 U.S.C. Section 181 et seq. ("PASA"), or state statutes or similar import.

(5) As per the November 21, 2003 Reclamation Claims Summary report filed with the Court by the Debtors, this estimate is net of setoff of prepetition deductions.

                                                          PLAN TREATMENT
CLASS        CLAIM                                           OF CLASS
-----------------------------------------------------------------------------------------------------------
                                Agreement. Further, in the event the Debtors utilize a Rights Offering, each
                                Holder of a General Unsecured Claim that is listed on the Rights Participation
                                Schedule shall be entitled to receive in exchange for such Holders' Claim its
                                Equity Subscription Rights for shares of Preferred Stock as outlined in
                                Section VII.B. of the Plan, and Exhibit 6 herein. THE CLASS IS IMPAIRED AND IS
                                ENTITLED TO VOTE.

                                Allowed Class 6 Claims are currently estimated to be in the range of $2.6-$3.2 billion as of the Effective Date.

  7      Convenience Claims     On or as soon as practicable after the Effective Date, each Holder of an Allowed
                                Class 7 Claim shall receive, in full and final satisfaction of such claim, a cash distribution equal to 10% of the amount of its Class 7 Claim, provided however, the aggregate amount of such Allowed Class 7 Claims shall not exceed $10,000,000.
                                If the aggregate amount of the Allowed Class 7 Claims exceeds $10,000,000, each
                                Holder of an Allowed Class 7 Claim shall receive its Ratable Proportion of
                                $1,000,000. THE CLASS IS IMPAIRED AND IS ENTITLED TO VOTE.

                                Allowed Class 7 Claims are currently estimated to be in the range of $5-$10 million as of the Effective Date.

  8      Equity Interests:      Receives no distribution and are canceled.
                                THE CLASS IS FULLY IMPAIRED AND DEEMED TO REJECT.

  9      Intercompany Claims    Receives no distribution and are canceled.
                                THE CLASS IS FULLY IMPAIRED AND DEEMED TO REJECT.

 10      Other Securities       Receives no distribution and are cancelled and discharged. THE CLASS IS FULLY
         Claims and Interests   IMPAIRED AND DEEMED TO REJECT.

                  THE BANKRUPTCY COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE BANKRUPTCY COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON ALL CLAIM AND EQUITY INTEREST HOLDERS.

                  5.       Executory Contracts and Unexpired Leases

                  Immediately prior to the Confirmation Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases (i) have been previously rejected or assumed by Order of the Bankruptcy Court, (ii) are subject to a pending motion to reject or assume, (iii) are executory contracts and unexpired leases related to the Wholesale Distribution Business for which the Option Period to assume or reject such executory contract or unexpired lease has not yet expired or (iv) are specifically listed on the Assumption Schedule filed with the Plan Supplement. The Debtors, with the consent of the Creditors' Committee, reserve the right for 30 days after the Confirmation Date to modify the Assumption Schedule to add Executory Contracts or Leases or remove Executory Contracts or Leases from such Assumption Schedule. The Debtors shall provide appropriate notice to any party added or removed from the Assumption Schedule after the Confirmation Date, and any such party removed from the Assumption Schedule shall have thirty days from the receipt of such notice to file a proof of claim with the Bankruptcy Court.

         B.       Voting and Confirmation

         Each Holder of a Claim in Classes 5, 6 and 7 will be entitled to vote either to accept or reject the Plan. Classes 5, 6 and 7 shall have accepted the Plan if: (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at the Confirmation Hearing scheduled to commence on [_________], 2004 before the Bankruptcy Court.

Notwithstanding the foregoing, the Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan and reserve the right to do so with respect to any other rejecting Class or to modify the Plan in accordance with Article XIII.D of the Plan.

         Article III of this Disclosure Statement specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established [_________], 2004, (the "Voting Record Date") as the date for determining which Holders of Claims are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims as of the Voting Record Date who are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims who receive a return envelope addressed to their bank, brokerage firm or other Nominee, or any agent thereof, (each, a "Nominee") should allow sufficient time for the Nominee to receive their votes and process them on a Master Ballot before the Voting Deadline, as defined below.

         The Debtors have engaged the Solicitation Agent to assist in the voting process. The Solicitation Agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The "Solicitation Agent" is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, California 90245, (888) 909-0100 (toll free).

                  1.       Time and Place of the Confirmation Hearing

                  The hearing at which the Bankruptcy Court will determine whether to confirm the Plan will take place on [__], 2004 AT _:__ _.M., PREVAILING EASTERN TIME, in the United States Bankruptcy Court, District of Delaware, before the Honorable Mary F. Walrath, United States Bankruptcy Judge.

                  2.       Deadline for Voting For or Against the Plan

                  If you are entitled to vote, it is in your best interest to vote timely on the enclosed ballot (the "Ballot") and return the Ballot in the enclosed envelope to the Solicitation Agent.

         TO BE COUNTED, THE SOLICITATION AGENT MUST RECEIVE YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON [_____], 2004 (THE "VOTING DEADLINE"), UNLESS THE BANKRUPTCY COURT EXTENDS OR WAIVES THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL NOT BE COUNTED. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE DISCRETION OF THE DEBTORS AND THE CREDITORS' COMMITTEE.

         THE DEBTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS AS A WHOLE. THE DEBTORS AND THE CREDITORS' COMMITTEE THEREFORE RECOMMEND THAT ALL HOLDERS OF CLAIMS SUBMIT BALLOTS TO ACCEPT THE PLAN.

                  At the Debtors' request, the Bankruptcy Court has established certain procedures for the solicitation and tabulation of votes on the Plan. They are described in the Order entitled "Order (A) Approving Disclosure Statement; (B) Scheduling A Hearing To Confirm The Plan; (C) Establishing A Deadline For Objecting To The Plan; (D) Approving Form Of Ballots, Voting Deadline And Solicitation Procedures; And (E) Approving Form And Manner Of Notices" and the "Notice Of (I) Entry Of Order Approving Disclosure Statement;
(II) Hearing To Confirm Plan Of Reorganization; And (III) Related Important Dates" (the "Confirmation Hearing Notice") that accompany this Disclosure Statement as Exhibit 2.

                  3. Deadline for Objecting to the Confirmation of the Plan

                  Objections to Plan confirmation must be filed with the Bankruptcy Court and served upon the following, so that they are ACTUALLY RECEIVED on or before [__] P.M. PREVAILING EASTERN TIME ON [__], 2004.

COUNSEL TO THE DEBTORS                      UNITED STATES TRUSTEE

Kirkland & Ellis LLP                        Office of the United States Trustee
777 South Figueroa Street                   Joseph McMahon, Esq.
Los Angeles, California  90017              844 N. King Street, Second Floor
Attn:  Richard L. Wynne, Esq.               Wilmington, Delaware  19801
       Shirley S. Cho, Esq.
                                            COUNSEL FOR THE CREDITORS COMMITTEE
Kirkland & Ellis LLP
200 East Randolph Drive                     Pepper Hamilton LLP
Chicago, Illinois  60601                    100 Renaissance Center
Attn:    Geoffrey A. Richards, Esq.         Detroit, Michigan  48243
         Janet S. Baer, Esq.                Attn:    I. William Cohen, Esq.
                                                     Robert Hertzberg, Esq.
Pachulski, Stang, Ziehl, Young,
Jones & Weintraub P.C.
919 N. Market Street, Sixteenth Floor       Milbank, Tweed, Hadley & McCloy LLP
Post Office Box 8705                        1 Chase Manhattan Plaza
Wilmington, Delaware 19899-8705
(Courier 19801)                             New York, New York  10005
Attn:    Laura Davis Jones, Esq.            Attn:    Dennis Dunne, Esq.
         Christopher J. Lhulier, Esq.                Paul S. Aronzon, Esq.

         C.       Risk Factors

         Prior to deciding whether and how to vote on the Plan, each Holder of a Claim should consider carefully all of the information in this Disclosure Statement and should particularly consider the Risk Factors described in Article IX hereof.

         D.       Identity of Persons to Contact for More Information

         Any interested party desiring further information about the Plan should contact: Counsel for the Debtors: Kirkland & Ellis LLP, 777 South Figueroa Street, Los Angeles, California, via e-mail at scho@kirkland.com.

         E.       Disclaimer

                  1.       Read This Disclosure Statement And The Plan Carefully

         All creditors are urged to carefully read this Disclosure Statement, with all attachments and enclosures, in their entirety, in order to formulate an informed opinion as to the manner in which the Plan affects their Claims against the Debtors and to determine whether to vote to accept the Plan.

         You should also read the Plan carefully and in its entirety. The Disclosure Statement contains a summary of the Plan for your convenience, but the terms of the Plan, itself, supersede and control the summary.

         In formulating the Plan, the Debtors relied on financial data derived from their books and records. The Debtors therefore represent that everything stated in this Disclosure Statement is true to the best of their knowledge. We nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.

         The discussion in this Disclosure Statement regarding the Debtors may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "believe," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The liquidation analyses, distribution projections and other information are estimates only, and the timing and amount of actual distributions to creditors may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

         NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT IS, OR SHALL BE DEEMED TO BE, AN ADMISSION OR STATEMENT AGAINST INTEREST BY THE DEBTORS FOR PURPOSES OF ANY PENDING OR FUTURE LITIGATION MATTER OR PROCEEDING.

         ALTHOUGH THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS HAVE ASSISTED IN PREPARING THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS AND ACCOUNTING DATA FOUND IN THE BOOKS AND RECORDS OF THE DEBTORS, THEY HAVE NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY THEREOF. THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS SHALL HAVE NO LIABILITY FOR THE INFORMATION IN THIS DISCLOSURE STATEMENT.

         THE DEBTORS AND THEIR PROFESSIONALS ALSO HAVE MADE A DILIGENT EFFORT TO IDENTIFY IN THIS DISCLOSURE STATEMENT AND IN THE PLAN PENDING LITIGATION CLAIMS AND PROJECTED CAUSES OF ACTION AND OBJECTIONS TO CLAIMS. HOWEVER, NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED CAUSE OF ACTION OR OBJECTION TO CLAIM IS, OR IS NOT, IDENTIFIED IN THIS DISCLOSURE STATEMENT OR THE PLAN. THE DEBTORS, THE REORGANIZED DEBTORS OR THE POST CONFIRMATION TRUST MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE LITIGATION CLAIMS AND PROJECTED CAUSES OF ACTION AND OBJECTIONS TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT OR THE PLAN IDENTIFIES ANY SUCH CLAIMS, CAUSES OF ACTION OR OBJECTIONS TO CLAIMS.

II.      RECOMMENDATIONS

         A. The Debtors And The Creditors' Committee Strongly Recommend That You Vote In Favor Of The Plan

         The Debtors and the Creditors' Committee strongly recommend that you vote in favor of the Plan. Your vote on the Plan is important. Nonacceptance of the Plan may result in protracted delays, a chapter 7 liquidation or the confirmation of another less favorable chapter 11 plan. These alternatives may not provide for distribution of as much value to Holders of Allowed Claims as does the Plan. The Debtors and the Creditors' Committee believe that unsecured creditors will receive a greater distribution under the Plan than they would in a chapter 7 liquidation, as more fully discussed in "Alternatives to the Plan - Liquidation Under Chapter 7" below.

III.     VOTING ON AND CONFIRMATION OF THE PLAN

         A.       Voting And Ballots

         IF YOU OWN ANY OF FLEMING'S OLD NOTES, PLEASE RETURN YOUR INDIVIDUAL BALLOT TO THE NOMINEE THAT SENT THE BALLOT TO YOU (AS DISCUSSED BELOW). ALL OTHER INDIVIDUAL BALLOTS SHOULD BE RETURNED TO THE SOLICITATION AGENT.

         If one or more of your Claims is in a voting Class, the Debtors' Solicitation Agent has sent you one or more individual Ballots, with return envelopes (WITHOUT POSTAGE ATTACHED) for voting to accept or reject the Plan. The Debtors and Creditors' Committee urge you to accept the Plan by completing, signing and returning the enclosed Ballot(s) in the return envelope(s) (WITH POSTAGE AFFIXED BY YOU), to the Solicitation Agent as follows (the "Solicitation Agent"):

           If by hand delivery/courier:        If by U.S. mail:

           Bankruptcy Management Corporation   Bankruptcy Management Corporation
           1330 E. Franklin Avenue             P.O. Box 900
           El Segundo, CA 90245                El Segundo, CA  90245-0900
           Attn: Fleming Solicitation Agent    Attn: Fleming Solicitation Agent

OR, IF YOU BENEFICIALLY OWN OLD NOTES THROUGH A NOMINEE OR OTHER RECORD HOLDER, SUCH AS A BANK, BROKERAGE FIRM OR ANY OTHER AGENT THEREOF and you received this Disclosure Statement directly from such Nominee, then you should return your ballot to such Nominee. You should allow for enough time so that the Nominee can receive your vote and present it on a Master Ballot before the Voting Deadline.

         Ballots must be sent so that each Ballot is RECEIVED WITH AN ORIGINAL SIGNATURE (NOT A PHOTOCOPIED OR FACSIMILE SIGNATURE) NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON _________ __, 2004.

         Detailed voting instructions are printed on and/or accompany each Ballot. Any Ballot and Master Ballot sent by mail must be received before the first mail collection by the Solicitation Agent after the Voting Deadline, and any Ballot or Master Ballot received after such first mail collection shall not be counted. Any Ballot or Master Ballot sent by any other means must be physically received by the Solicitation Agent or a Nominee, as the case may be, by the Voting Deadline or it shall not be counted. Any unsigned Ballot or any Ballot that has no original signature, including any Ballot received by facsimile or other electronic means, or any Ballot with only a photocopy of a signature shall not be counted. Any Ballot that is not clearly marked as voting for or against the Plan, or marked as both voting for and against the Plan, shall not be counted. Any Ballot that is properly completed and timely received shall not be counted if such Ballot was sent in error to, or by, the voting party, because the voting party did not have a Claim that was entitled to be voted in the relevant Voting Class as of the Voting Record Date. A Beneficial Holder (but not an entity voting acting in a fiduciary capacity and on behalf of more than one Beneficial Holder, such as a Nominee) that is voting more than one Claim in a Voting Class must vote all of its Claims within a particular Voting Class either to accept or to reject the Plan and may not split its vote in the same Voting Class, and thus, any Ballot (or Ballots in the same Voting Class) of a Beneficial Holder that partially rejects and partially accepts the Plan shall be deemed as accepting the Plan. Whenever a Holder of a Claim in a Voting Class casts more than one Ballot voting the same Claim prior to the Voting Deadline, the last Ballot physically received by the Solicitation Agent or a Nominee, as the case may be, prior to the Voting Deadline shall be deemed to reflect the voter's intent and thus shall supersede and replace any prior cast Ballot(s), and any prior cast Ballot(s), shall not be counted.

         The Debtors and the Creditors' Committee filed their First Amended Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries Under Chapter 11 of the United States Bankruptcy Code [DOCKET NO. __]; and the Bankruptcy Court has entered the Solicitation Order requested thereby, which, among other things, approved the voting procedures addressed herein. You should carefully read the Solicitation Order, which is annexed hereto as Exhibit 2. It establishes, among other things: (a) the deadlines, procedures and instructions for voting to accept or reject the Plan; (b) the Voting Record Date, which is [____________], 2004 (c) the applicable standards for tabulating Ballots; (d) the deadline for filing objections to Confirmation of the Plan; and (e) the date and time of the Confirmation Hearing (also set forth below).

         The Solicitation Order should be referred to if you have any questions concerning the procedures described herein. If there are any inconsistencies or ambiguities between this Disclosure Statement and the Solicitation Order, the Solicitation Order will control.

         B.       Confirmation Hearing For The Plan

         The Bankruptcy Court has set a hearing on the Confirmation of the Plan (the "Confirmation Hearing") to consider objections to Confirmation, if any, commencing at _:__ _.M., PREVAILING EASTERN TIME on _________ __, 2004, in the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned, from time to time, without notice, other than an announcement of an adjourned date at such hearing or an adjourned hearing.

         C.       Any Objections To Confirmation Of The Plan

         Any responses or objections to Confirmation of the Plan must be in writing (with proposed changes to the Plan being marked for changes, i.e., blacklined against the Plan), and must be filed with the Clerk of the Bankruptcy Court with a copy to the Court's Chambers, together with a proof of service thereof, and served on counsel for the Debtors, counsel for the Committee and the Office of United States Trustee ON OR BEFORE _________ __, 2004 AT 5:00 P.M., PREVAILING EASTERN TIME. Bankruptcy Rule 3007 governs the form of any such objection.

COUNSEL ON WHOM OBJECTIONS MUST BE SERVED ARE:

Counsel for the Debtors:
Kirkland & Ellis LLP                   Pachulski, Stang, Ziehl, Young, Jones &
200 E. Randolph Drive                  Weintraub P.C.
Chicago, Illinois  60601               919 N. Market Street, Sixteenth Floor
Attn:    Geoffrey A. Richards, Esq.    Post Office Box 8705
         Janet S. Baer, Esq.           Wilmington, Delaware 19899-8705 (Courier
                                       19801)
                                       Attn:    Laura Davis Jones, Esq.
                                                Christopher J. Lhulier, Esq.

Counsel for the United States Trustee
Office of the United States Trustee
844 N. King Street, Second Floor
Wilmington, Delaware  19801
Attn:    Joseph McMahon, Esq.

Counsel for the Official Committee of    Pepper Hamilton LLP
Unsecured Creditors                      100 Renaissance Center
Milbank, Tweed, Hadley & McCloy          Detroit, Michigan  48243
1 Chase Manhattan Plaza                  Attn:    I. William Cohen, Esq.
New York, New York  10005                         Robert Hertzberg, Esq.
Attn:    Dennis Dunne, Esq.
         Paul S. Aronzon, Esq.

         D.       Questions About The Disclosure Statement, Plan Or Ballots

         You may address any questions you have about this Disclosure Statement, the Plan or your Ballot(s) to general bankruptcy counsel for the Debtors:

                           Kirkland & Ellis LLP
                           200 E. Randolph Drive
                           Chicago, Illinois  60601
                           Attn:   Evan Gartenlaub, Esq.
                           Tel.:   (312) 861-2261
                           Fax:    (312) 861-2200
                           Email: Egartenlaub@kirkland.com

Unsecured creditors may also address any questions they may have to counsel for the Creditors' Committee:

Dennis Dunne, Esq.                        Dennis S. Kayes, Esq.
Milbank, Tweed, Hadley & McCloy           Pepper Hamilton LLP
1 Chase Manhattan Plaza                   100 Renaissance Center
New York, New York  10005                 Detroit, Michigan  48243
Tel:     (212) 530-5000                   Tel:     (313) 259-7110
Fax:     (212) 530-5219                   Fax:     (313) 259-7926
Email:  ddunne@milbank.com                Email:  kayesd@pepperlaw.com

IV.      ORGANIZATION AND ACTIVITIES OF THE DEBTORS

         A.       Operations

         As of the Petition Date, Fleming, together with its Debtor and non-debtor affiliates, was an industry leading distributor of consumable packaged goods in the United States. The Debtors' distribution business for both the Wholesale Distribution Business and the Convenience Business involved purchasing, receiving, warehousing, selecting, loading, delivering and distributing a wide variety of consumable items including groceries, meat, dairy, delicatessen products and packaged goods, as well a variety of general merchandise such as health and beauty care items. As of the Petition Date, the Debtors' distribution network operated through 50 distribution centers. In 2002, the average number of stock - keeping units, or SKUs, carried in the Debtors' wholesale distribution centers ranged from 6,000 to 19,000 based on the size and focus of the specific distribution center.

         Largely independent of its distribution segment, certain of the Debtor entities also maintained retail operations. As of the Petition Date, the retail segment operated approximately 100 stores under the Food 4 Less, Rainbow and yes!LESS(R) trade names, serving primarily middle and lower income consumers. The Debtors' retail establishments were concentrated in Texas, Arizona, Minnesota, New Mexico, Northern California, Utah, Wisconsin and Louisiana. The Debtors' retail operations have been discontinued, and all of the retail stores have since been sold or closed.

         The Debtors' corporate headquarters are located in Lewisville, Texas, with accounting and information technology operations located in Oklahoma City, Oklahoma. The corporate headquarters of Fleming Convenience, which is a premier distributor of food and consumer products for convenience stores in North America, are located in San Francisco, California.

         B.       Debt Structure

                  1.       Debt

                  The Debtors, and their non-debtor subsidiaries, historically have generated some of the cash necessary to finance operations by incurring certain debt obligations primarily through bank loans and through the issuance of a series of notes under indentures from time to time. Accordingly, the Debtors are party to prepetition financing arrangements including secured bank debt arising under a credit facility and obligations arising under a series of unsecured indentures. Each of the foregoing types of indebtedness is described more fully below.

                  2.       Secured Debt

                  On June 18, 2002, Fleming entered into a $975 million secured credit facility with a syndicate of banks led by Deutsch Bank and J.P. Morgan (the "Pre-Petition Lenders") to refinance the then existing $850 million Pre-Petition Credit Agreement. Under the terms of the Pre-Petition Credit Agreement, the Pre-Petition Lenders made loans and advances to Fleming and issued or caused to be issued letters of credit on Fleming's behalf. The loans and advances were secured by first-priority security interests and liens on all or substantially all of the then existing and after-acquired accounts receivable, inventory, instruments and chattel paper evidencing accounts receivable (or into which any accounts receivable have been, or hereafter are, converted), securities, limited liability company interests, partnership interests, security entitlements, financial assets and investment property, and all proceeds and products of any and all of the foregoing (the "Prepetition Collateral"). The Prepetition Collateral includes all of the proceeds of the Prepetition Collateral, existing before and after the commencement of these Cases.

                  As of the Petition Date, Fleming's entire obligation to the Pre-Petition Lenders under the Pre-Petition Credit Agreement totaled approximately $609 million. Of this entire obligation, $219 million was outstanding under the revolving loan, $239 million was outstanding under the term loan, and $146 million was outstanding under certain letters of credit issued on Fleming's account. Of the $609 million outstanding on the Petition Date, $223.7 million remains outstanding in funded debt and $59.7 million remains outstanding in prepetition letters of credit. See Section V.C.1b herein.

                  On April 24, 2003, the Bankruptcy Court approved an interim "bridge" debtor in possession loan facility of $50 million from the Pre-Petition Lenders (Docket No. 565), and on May 7, 2003, the Bankruptcy Court approved a final debtor in possession loan facility of $150 million (Docket No. 743). Both the interim DIP Credit Facility and the DIP Credit Facility are subject to borrowing base requirements and are secured by virtually all of the Debtors' assets on a superpriority basis. The DIP Credit Facility is paid off except for $24.6 million in outstanding letters of credit.

                  3.       Unsecured Debt

                  Prior to the Petition Date, Fleming issued a series of unsecured notes under indentures. Each of these notes is guaranteed by the Fleming Subsidiaries.

                  Outstanding obligations under these indentures are as follows:

         -    10 1/8% SENIOR NOTES DUE IN 2008.

         Under an Indenture dated as of March 15, 2001, Fleming issued its 10 1/8% senior notes due in 2008 in a principal amount of $355 million.

         -    9 1/4% SENIOR NOTES DUE IN 2010.

         Under an Indenture dated as of June 18, 2002, Fleming issued its 9 1/4% senior notes due in 2010 in a principal amount of $200 million.

         -    10 5/8% SENIOR SUBORDINATED NOTES DUE IN 2007 (TWO TRANCHES).

         Under an Indenture dated as of October 15, 2001, Fleming issued two series of 10 5/8% senior subordinated notes due in 2007 in a principal amount of $400 million.

         -    5 1/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE IN 2009.

         Under an Indenture dated as of March 15, 2001, Fleming issued 5 1/4% convertible senior subordinated notes due in 2009 in a principal amount of $150 million. The holders of these notes may elect to convert these notes into the common stock of Fleming at an initial conversion price of $30.27 per share, subject to adjustment under certain circumstances as described in the Indenture.

         -    9 7/8% SENIOR SUBORDINATED NOTES DUE IN 2012.

         Under an Indenture dated as of April 15, 2002, Fleming issued its 9 7/8% senior subordinated notes due in 2012 in a principal amount of $260 million.

                  4.       Trade Debt

                  Debtors' businesses involve the resale of goods that are purchased from third party vendors.

                  The Debtors transacted business with vendors that are typically the sole suppliers of uniquely branded products for which there are no viable substitutes, such as food products from major food distributors, including, but not limited to, ConAgra Foods, Kraft and Nestle (collectively, the "Merchandise Suppliers"). In addition to the Merchandise Suppliers, the Debtors rely on other vendors to support their core business functions by way of administrative and ancillary support, such as production of advertising circulars for goods distributed.

                  The Debtors also contracted with transportation vendors to support their core business of distributing food and consumer products from their warehouses across the country to their customers in some 45,000 retail locations.

                  5.       PBGC Debt

                  The Debtors sponsor five tax qualified defined benefit pension plans that are currently underfunded. With respect to each of these plans, the Pension Benefit Guaranty Corporation (the "PBGC") has filed Administrative Claims for missed minimum funding contributions, unfunded benefit liabilities and missed PBGC premium payments. The PBGC estimates the claims total approximately $400 million. The Debtors dispute the categorization and amount of these claims. The Debtors believe that most, if not all, of the claims are General Unsecured Claims and that the entire General Unsecured Claim will be substantially less than the PBGC estimate. Benefits under four of the pension plans have been frozen for a number of years, and benefits on the fifth plan will be frozen as of December 31, 2003. The Debtors are attempting to terminate all five pension plans, either through direct petition to the PBGC or otherwise through the Bankruptcy Court, in order to relieve themselves of future funding obligations towards these plans. Settlement negotiations with respect to all of the above are on-going.

                  6.       Potential Environmental Liabilities

                  Core Mark Newco and the Reorganized Debtors will continue to comply post-Effective Date with environmental requirements, including any remediation requirements, applicable to facilities it will own or operate post-Effective Date. The Debtors have no known environmental remediation liabilities at such facilities other than certain ongoing remediation activities related to underground tanks at several facilities as to which C&S has yet to determine whether it will assume, assign or reject the Leases for those facilities. The Debtors are aware of a few Claims that have been asserted against them for prepetition environmental liabilities which, if Allowed, will be treated as Class 6 Claims under the Plan.

         C.       Pre-Petition Operational Restructuring Efforts

         Prior to the filing of these Chapter 11 Cases, the Debtors attempted several cost-cutting measures designed to increase their competitiveness and focus on their core competencies, including consolidating distribution operations, reducing overhead and operating expenses by centralizing functions at the Debtors' headquarters in Dallas, Texas, and by selling their retail grocery operations.

 V.       THE CASES

         A.       Events Leading to the Chapter 11 Cases

         Both the wholesale food distribution and retail food industries are highly competitive. Generally, the consumable goods industry is marked by bulk sales with low profit margins. Consequently, even the slightest price changes have significant economic implications. Given the recent instability of the national economy, the Debtors' businesses have suffered greatly.

         In February 2003, Kmart Corporation, then the largest customer of the Debtors' Wholesale Distribution Business, moved in its chapter 11 case in the Northern District of Illinois to reject its supply agreement with Fleming. In 2002, Kmart accounted for approximately twenty percent (20%) of Fleming's net sales, and Kmart listed Fleming as its single largest supplier of food and consumable products in its bankruptcy pleadings, accounting for in excess of $3.0 billion of total sales per annum.

         The subsequent termination of the Kmart supply agreement as well as the disputes over the amount of Fleming's claim for damages exacerbated existing liquidity issues. In addition, the negative marketplace perceptions lead to tightening of the credit terms offered to the Debtors by their suppliers which, in turn, directly led to decreased liquidity.

         Given the Debtors' liquidity crises, the Debtors attempted to renegotiate with their Pre-Petition Lenders and Agents to reach an agreement and amend the terms of the Pre-Petition Credit Facility in order to provide liquidity and to avoid Debtors' default under the Pre-Petition Credit Agreement. The Debtors were unsuccessful in renegotiating that amendment prior to the Petition Date.

         Furthermore, the Debtors were unable to meet a March 28, 2003 deadline for the filing of their Form 10-K Annual Report with the SEC. On the Petition Date, Debtors were obligated to make a scheduled $18 million interest payment to the holder of the 10 1/8% Senior Notes, which Debtors did not make. The Debtors filed for bankruptcy protection under Chapter 11 of the title 11 of the United States Code on April 1, 2003 (the "Petition Date").

         B. The Auction and Sale Process For the Wholesale Distribution Assets & Plans for Fleming Convenience Assets

                  1.       Auction and Sale Process for Wholesale Distribution
                           Assets

                  Certain of the Debtors(6) began an auction process after the Petition Date for the sale of the assets of the Wholesale Distribution Business. C&S Wholesale Grocers, Inc., a Vermont corporation ("C&S"), placed the largest initial bid and became the "stalking horse" bidder in the auction process. Solicitations were sent out, but no other qualified bids were received pursuant to the bidding procedures order dated July 18, 2003.

                  The Bankruptcy Court approved the asset purchase agreement with C&S (the "C&S Purchase Agreement") by its sale order dated August 15, 2003. The C&S transaction initially closed August 23, 2003. Pursuant to the C&S Purchase Agreement, C&S, its affiliates or third parties designated by C&S may have the Debtors acquire or reject certain assets of the Wholesale Distribution Business and may assume and assign or reject contracts related to the Wholesale Distribution Business on a continual basis over a six-month Option Period. Such Option Period will expire on February 23, 2004.

-----------------
(6) This includes Fleming, Fleming Transportation Service, Inc., Fleming International Ltd., Piggly Wiggly Company, RFS Marketing Services, Inc., Fleming Foods Of Texas L.P., Fleming Foods Management Co., L.L.C., ABCO Food Group, Inc., ABCO Markets, Inc. and ABCO Realty Corp.

                  2.       Plans for Fleming Convenience Assets

                  The Debtors intend to restructure around the Fleming Convenience assets pursuant to the Plan under which Core-Mark Newco shall be formed as detailed in the Plan.

         C.       Significant Case Events

                  1.       Summary of Significant Motions

                  The following summarizes significant motions that have been filed in the Chapter 11 Cases. You can view these motions at www.bmccorp.net/fleming or from the Bankruptcy Court's docket.

                           a.       Post-Petition Financing

                           Debtors' Emergency Motion for (A) Interim and Final
Approval of Post-Petition Financing, Under 11 U.S.C. Sections 105, 361, 362, 363 and 364, Fed. R. Bankr. P. 2002, 4001(b), 4001(c) and 9014, and Del. Bankr. LR
4001-2, (B) Approving Terms of Trade Credit Program, and (C) Scheduling Final Hearing Pursuant to Bankruptcy Rule 4001(c) (Docket No. 16). The Debtors received postpetition financing from the Post-Petition Lenders. Pursuant to the terms of the credit agreement, the Post-Petition Lenders were granted super-priority liens on substantially all of the Debtors' assets. The Debtors do not currently owe any amounts under these postpetition credit agreements except for $18 million in outstanding letters of credit. See Final Order Authorizing
(I) Post-Petition Financing Pursuant to 11 U.S.C. Section 364 and Bankruptcy Rule 4001(c); (II) Use of Cash Collateral Pursuant to 11 U.S.C. Section 363 and Bankruptcy Rules 4001(b) and (d); (III) Grant of Adequate Protection Pursuant to 11 U.S.C. Sections 361 and 363; and (IV) Approving Secured Inventory Trade Credit Program and Granting of Subordinate Liens, Pursuant to 11 U.S.C. Sections 105 and 364(c)(3) and Rule 4001(c) (Docket No. 743).

                           b.       Pay-Down of Pre-Petition Loans

                           Joint Motion of Debtors and Pre-Petition Agents for
Authorizing, Pursuant to Sections 363 and 105 of the Bankruptcy Code, to Pay Amounts to the Pre-Petition Agents on Behalf of the Pre-Petition Lenders (Docket No. 4011). On October 10, 2003, the Debtors and the Pre-Petition Lenders filed this motion to pay down $325 million of the Pre-Petition Lenders' Secured Claims. After two contested hearings, the Bankruptcy Court approved the motion, thus reducing the amount of the Pre-Petition Lenders' Secured Claims from $609 million to $284 million. See Order Approving Joint Motion of Debtors and Pre-Petition Agents for Authorization, to Pay Amounts to the Pre-Petition Agents on Behalf of the Pre-Petition Lenders (Docket No. 4776).

                           c.       Replacement DIP Financing

                           Debtors' Motion For An Order (I) (A) Authorizing
Debtors To Obtain Replacement Post-Petition Financing Under 11 U.S.C. Section 364 And Bankruptcy Rule 4001(C) And Del.Bankr. LR 4001-2 And Assign The Existing Secured Lenders' Liens To The Replacement Lenders, And (B) Authorizing Debtors To Pay Certain Commitment And Related Fees And Expenses Relating To The Replacement Post-Petition Financing, (II) Granting Adequate Protection Pursuant To 11 U.S.C. Section 361 And 363; And (III) Authorizing Debtors To Repay Certain Outstanding Obligations Under The Pre-Petition Credit Agreement And The Post-Petition Loan Agreement (Docket No. 5034). On December 16, 2003, the Debtors filed this motion to enter into a $250 million replacement DIP facility in order to pay down the Pre-Petition Lenders. The hearing on the motion originally scheduled for January 5, 2004 has been continued to January 21, 2004.

                           d.       Cash Management Motion

                           Motion for Order (A) Authorizing (i) Maintenance of
Existing Bank Accounts, (ii) Continued Use of Existing Business Forms, (iii) Continued Use of Existing Cash Management System and (iv) Existing Investment Practices (Docket No. 16). The Bankruptcy Court granted the Debtors' request to continue to utilize the same centralized cash management system, bank accounts and investment practices, among other things, after the Petition Date that had been in use before the Petition Date in order to effectuate a seamless transition into Chapter 11. The Bankruptcy Court entered the Final Order (A) Authorizing (i) Maintenance of Existing Bank Accounts, (ii) Continued Use of Existing Business Forms, (iii) Continued Use of Existing Cash Management System and (iv) Existing Investment Practices on April 22, 2003 (Docket No. 562).

                           e.       Employee Wages and Benefits Motion

                           Motion of Debtors an Order Pursuant to Sections 105
and 363(b) of the Bankruptcy Code (I) Authorizing the Payment of Employee Obligations and (II) Authorizing Institutions to Honor and Process Checks and Transfers Related to Such Obligations (Docket No. 15). The Bankruptcy Court granted the Debtors' request to pay certain employee obligations arising before the Petition Date, including: wages, salaries, commissions and other compensation, severance (subject to certain conditions precedent as set forth in docket no. 1697), vacation, other paid leave, federal and state withholding taxes, payroll taxes and medical benefits up to specified dollar amounts and upon the terms as set forth in the orders approving components of the motion. See Various Orders re Wage Motion (Docket Nos. 70, 557, 741, 1352, 1492, 1493,
1697). Although the Debtors sought authority to pay obligations arising in the prepetition period for the Senior Executive Retirement Program ("SERP"), Senior Executive Relocation Program, Aim High Program, Incentive Programs, Fleming Pension Plan and Core-Mark Pension Plan, this request was ultimately withdrawn.

                           f.       Employee Stay Program

                           Motion of Debtors for an Order Pursuant to Section
105 and 363(b) of the Bankruptcy Code Authorizing the Debtors to Implement Wholesale and Convenience Business Employee Stay Program (Docket No. 1852). The Bankruptcy Court granted the Debtors' request to pay $12,000,000 to those certain eligible employees of Fleming Convenience and Debtors' Wholesale Distribution Business as an incentive to stay in the Debtors' employ during its critical stage of selling the Wholesale Distribution Business and to preserve the value of those assets. See Order Pursuant to Section 105 and 363(b) of the Bankruptcy Code Authorizing the Debtors to Implement Wholesale and Convenience Business Employee Stay Program (Docket No. 2079).

                           g.       Critical Trade Motion

                           Motion for Order Authorizing the Payment of Critical
Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Terms (Docket No. 11). The Bankruptcy Court granted the Debtors' request to pay $100,000,000 to certain vendors with outstanding pre-petition claims deemed critical to the Debtors' operations upon the restoration of customary trade terms and the execution of the Critical Trade Agreement, as defined in that Motion and Order. See Order Granting Motion for Order Authorizing the Payment of Critical Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Term (Docket No. 733)

                           h.       Junior Trade Lien

                           Supplement to Motion for Order Authorizing the
Granting of Junior Trade Lien Status to Critical Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Terms (Docket No. 297). In connection with the critical trade vendor motion discussed above, the Bankruptcy Court granted the Debtors' request to provide a junior trade lien to vendors who provided trade terms to the Debtors after the Petition Date. Pursuant to the terms of that motion and order and the terms of the Fuel DIP Order, vendors who hold Reclamation Claims were also entitled to participate in the junior trade lien program. See Order Granting Motion for Order Authorizing the Payment of Critical Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Term (Docket No. 733). The Debtors' Post-Petition Lenders consented to the granting of the junior trade liens as set forth in the Final DIP Order. See Docket No. 743.

                           i.       Pre-Petition Tax Motion

                           Motion of Debtors for Order Authorizing Payment of
Prepetition Taxes and Authorizing the Use of Existing Bonds to Pay Prepetition Taxes (Docket No. 697). The Debtors obtained approval to pay up to

$49,000,000 of taxes arising before the Petition Date on account of sales/use, tobacco and excise taxes. See Order Authorizing Debtors to Pay Prepetition Taxes (Docket No. 1067).

                           j.       Equity Bar Trading Motion

                           Emergency Motion for an Interim Order Under 11
U.S.C. Sections 105(a), 362(a)(3), and 541 Limiting Trading in Equity Securities of the Debtors (Docket No. 937). The Debtors filed this motion on an emergency basis requesting that the Bankruptcy Court institute procedures to prohibit, without the consent of the Debtors or the Bankruptcy Court, sales and other transfers of the outstanding common stock of Fleming by Substantial Equityholders (those owning equity securities of any of the Debtors with an aggregate fair market value equal to or greater than 5% of the fair market value of the common stock of Fleming as defined in the motion). The Debtors requested this relief in order to guard against an unplanned change in control for purposes of section 382 of the Internal Revenue Code, which could limit the Debtors' ability to use net operating losses in the future. The Bankruptcy Court granted this motion and entered a final order on May 20, 2003. See Order Under 11 U.S.C. Sections 105(a), 362(a)(3), and 541 Limiting Trading in Equity Securities of the Debtors (Docket No. 978).

                           k.       PACA/PASA Claims Motion

                           Motion for Authority to Pay Prepetition Claims Under
the Perishable Agricultural Commodities Act and the Packers and Stockyard Act (Docket No. 12). Prior to the Petition Date, certain of the Debtors' vendors (i) sold goods to the Debtors that such vendors assert are covered by the Perishable Agricultural Commodities Act ("PACA") and/or by state statutes of similar effect, including the Minnesota Wholesale Produce Dealers Act (the "PACA Claims") and/or (ii) sold livestock or other similar goods to the Debtors which they assert are covered by the Packers and Stockyard Act ("PASA") and/or state statutes of similar effect (the "PASA Claims"). Therefore, the Debtors filed a Motion for Authority to Pay Prepetition Claims Under the Perishable Agricultural Commodities Act and the Packers and Stockyard Act (Docket No. 12). On May 6, 2003, the Bankruptcy Court entered the Order Requiring Segregation of Funds to Cover Certain PACA Claims and Authorizing Procedure for Reconciliation and Payment of Valid Claims Under the Perishable Agricultural Commodities and the Packers and Stockyard Act (the "PACA/PASA Order")(Docket No. 725). Since that time, the Debtors have filed their (a) Report of Claims (Docket No. 1505), (b) First Supplemental Report of Claims (Docket No. 1992), (c) Second Supplemental Report of Claims (Docket No. 3210), (d) Third Supplemental Report of Claims (Docket No. 3695), (e) Fourth Supplemental Report of Claims (Docket No. 4088) and (f) Fifth Supplemental Report of Claims (Docket No. 4613) (collectively the "Supplemental Reports"). To date, approximately $56.3 million(7) in PACA Claims have been asserted in these Cases. Of the asserted PACA Claims, the Debtors have paid $41.8 million and $2.9 million has been disallowed pursuant to the PACA/PASA Order. In addition, with respect to $7.9 million of the asserted PACA Claims, the Debtors are seeking to disallow such claims as invalid PACA Claims but the applicable claimant is contesting such disallowance. The remaining $3.4 million of PACA Claims have not been reconciled on a final basis. The Debtors' next Supplemental PACA Report is scheduled to be filed on December 16, 2003. The Debtors do not believe there are any valid PASA Claims in these Cases.

                           l.       Reclamation Motion

                           Motion of Debtors for an Order, Under 11 U.S.C.
Sections 105(a), 503(b) and 546(c): (a) Establishing Procedure for Treatment of Reclamation Claims and (b) Prohibiting Third Parties from Interfering with Delivery of Debtors' Goods (Docket No. 8). The Debtors anticipated that a number of vendors would seek reclamation Claims against the Debtors and otherwise interfere with the delivery of goods after receiving notice of the commencement of these Chapter 11 Cases. Therefore, in the Motion of Debtors for an Order (the "Reclamation Procedures Order"), Under 11 U.S.C. Sections 105(a), 503(b) and 546(c): (a) Establishing Procedure for Treatment of Reclamation Claims and (b) Prohibiting Third Parties from Interfering with Delivery of Debtors' Goods (Docket

-------------------
(7) All numbers in this paragraph have been rounded to the nearest hundred thousand. Exact figures are contained in the Supplemental Reports.

No. 8), the Debtors requested a procedure by which reclamation claimants could proceed against the Debtors' goods. The Bankruptcy Court entered the Order (the "Reclamation Procedures Order") Under 11 U.S.C. Sections 105(a) 503(b), 546(c) and 546(g), (a) Establishing Procedure for Treatment of Reclamation Claims and
(b) Prohibiting Third Parties from Interfering with Delivery of Debtors' Goods on April 22, 2003 (Docket No. 559). On July 21, 2003, the Debtors filed their Motion For Entry Of An Order With Respect To The Reclamation Claims Filed In The Debtors' Cases [Docket No. 2050] (the "Initial Reclamation Motion") pursuant to the Reclamation Procedures Order.

                           On November 25, 2003, the Debtors filed their
Combined Amended Reclamation Report and Motion to Determine that Reclamation Claims are Valueless (the "Amended Report and Motion") (Docket No. 4596).(8) The Amended Report and Motion consisted of two parts. In Part I of the Amended Report and Motion, the Debtors sought the entry of an order that provides that the Reclamation Claims other than Approved Trade Creditor Reclamation Lien Claims are General Unsecured Claims that are not entitled to any priority (administrative or otherwise) and that such Claims may not be asserted as secured claims. Part II of the Amended Report and Motion included detail regarding the Debtors reconciliation of the reclamation claims that have been filed. The Bankruptcy Court, however, declined to hear the motion and directed the Debtors to file separate adversary proceedings against each and every reclamation claimant. The Debtors estimate that they will be required to file approximately 600 such adversary proceedings and are currently in the process of preparing complaints to initiate such proceedings.

                           m.       Schedules and Statements

                           The Debtors filed their respective schedules of
assets and liabilities and statement of financial affairs (the "Schedules") with the Bankruptcy Court on July 1, 2003. The Schedules can be reviewed at the office of the Clerk of the Bankruptcy Court for the District of Delaware or can be obtained on the website www.bmccorp.net/fleming.

                  2.       Retention of Professionals

                  At various times through the Chapter 11 Cases, the Bankruptcy Court has approved the retention of certain professionals to represent and assist the Debtors in connection with the Chapter 11 Cases. These professionals were intimately involved with the negotiation and development of the Plan. These professionals include, among others: AP Services, LLC, crisis managers for the Debtors (Docket No. 1698); Kirkland & Ellis LLP, co-counsel for Debtors (Docket No. 740); Pachulski, Stang, Ziehl Young, Jones & Weintraub, P.C., co-counsel for the Debtors (Docket No. 852); and The Blackstone Group, L.P., financial advisors to the Debtors (Docket No. 1692).

                  The Bankruptcy Court also approved requests to retain other professionals to assist the Debtors in ongoing specialized matters. These professionals include, but are not limited to: McAfee & Taft, special corporate counsel for the Debtors (Docket No. 1028); Ernst & Young LLP, inside auditor and tax accountant for the Debtors (Docket No. 219); Baker, Botts, LLP, special corporate and securities counsel for the Debtors (Docket No. 1241); PricewaterhouseCoopers, LLP, forensic accountants for the audit committee of the Board of Directors of the Debtors (Docket No. 732); Rider Bennett, LLP, special labor relations and business litigation counsel for the Debtors (Docket No.
1065); and Kekst and Company, public relations and corporate communications consultant to the Debtors (Docket No. 1380).

                  The Bankruptcy Court also approved requests to retain real-estate professionals to assist the Debtors in their disposition efforts. These professionals include, but are not limited to: Dovebid, Inc., auctioneers for the sale of residual assets (Docket No. 1359); The Food Partners, retail grocery financial advisor to the debtors (Docket No. 1691); Retail Consulting Services, Inc./Staubach Retail Services, Inc., exclusive real estate consultants

-------------------
(8) The Amended Report and Motion amends and supercedes the Initial Reclamation Motion, and the Debtors have sought leave of court to withdraw the Initial Reclamation Motion.

to the debtors (Docket No. 1361); DMC Real Estate, Inc., realtors for the Debtors (Docket No. 3948); and Keen Realty, LLP, special real estate consultant to the Debtors (Docket No. 2161).

                  3. Appointment of Creditors' Committee and Retention of Professionals

                  On April 16, 2003, the United States Trustee appointed the following unsecured creditors to the Committee: (a) Bank One Trust Company, N.A., as Indenture Trustee; (b) Apollo Management V, L.P.; (c) Northeast Investors Trust; (d) Kraft Foods; (e) Nestle USA; (f) ConAgra Foods, Inc; and
(g) Pension Benefit Guaranty Corporation. The ex officio members of the committee are S.C. Johnson and the Bank of New York.

                  The Bankruptcy Court also approved the retention of the following professionals to represent and assist the Committee in connection with these Chapter 11 Cases: Pepper Hamilton, LLP, co-counsel to the Official Unsecured Committee of Creditors (Docket No. 1415); Milbank, Tweed, Hadley & McCloy, LLP, co-counsel to the Official Committee of Unsecured Creditors (Docket No. 2155); KPMG, LLP, accountants and restructuring advisors to the Official Committee of Unsecured Creditors (Docket No. 1356); and Compass SRP Associates, LLP, advisors to the Official Committee of Unsecured Creditors (Docket No.
2155).

                  4.       Asset Sales and Other Dispositions

                  The Debtors have filed several motions for the sale of disposal of the Debtor's assets as follows:

                           a.       Sale of Debtors' Wholesale Distribution
                                    Business

                           On or about July 11, 2003, the Debtors filed their
Motion For Order (A) Approving Asset Purchase Agreement With C&S Wholesale Grocers, Inc. And C&S Acquisition LLC, (B) Authorizing (I) Sale Of Substantially All Of Selling Debtors' Assets Relating To The Wholesale Distribution Business To Purchaser Or Its Designee(s) Or Other Successful Bidder(s) At Auction, Free And Clear Of All Liens, Claims, Encumbrances And Interests And (II) Assumption And Assignment Of Certain Executory Contracts, License Agreements And Unexpired Leases, And (C) Granting Related Relief (Docket No. 1906). This motion sought the sale of substantially all of the Wholesale Distribution Business, which supplied a full line of products to grocery stores, discount stores, supercenters and specialty retailers. The winning bidder was determined to be C&S Acquisition, LLC, whose bid was an estimated $400 million. After three days of hearings, the Bankruptcy Court entered an order approving the sale on August 15, 2003 (Docket No. 3142) and the transaction was closed on August 23, 2003.

                           b.       Sale of California Stores

                           On November 13, 2002, Fleming, Richmar and Save Mart
entered into an asset purchase agreement for the sale of twenty-eight (28) Food-4-Less grocery stores located in California (the "California Stores") for an aggregate purchase price of $105 million plus inventory at cost (subject to certain purchase price adjustments). Due to the inability to receive the timely approval of the transaction by the Federal Trade Commission (the "FTC"), however, closing of the sale of all 28 stores never occurred. In late January 2003, the FTC permitted the parties to break the California Stores transaction into two parts, one involving the sale of nineteen (19) of the California Stores with a value of approximately $71 million plus inventory and the second involving the sale of nine (9) stores with a value, at that time, of approximately $34 million plus inventory. The parties closed the nineteen (19) store transaction in late January 2003.

                           On or about May 12, 2003, the Debtors filed a motion
in these Chapter 11 Cases seeking to convey their interests in the remaining nine (9) stores and certain contracts and leases to two (2) buyers for an aggregate purchase price of approximately $27 million plus inventory (Docket No.
817). The Bankruptcy Court entered its orders approving this motion and the sale to each buyer on June 4, 2003 (Docket Nos. 1375 & 1377).

                           c.       Sale of Rainbow Food Retail Grocery Stores

                           On or about May 12, 2003, the Debtors filed their
Debtors' Motion For Order Authorizing: (A) Sale Of 31 Rainbow Food Retail Grocery Stores' Assets Free And Clear Of All Liens, Claims,

Interests And Encumbrances; And (B) Assumption And Assignment Of Acquired Contracts And Leases (Docket No. 816). This Motion sought to sell the assets used in the operation of thirty-one (31) of the Rainbow Food retail grocery stores. The aggregate purchase price was approximately $44 million plus inventory. The Bankruptcy Court entered an order approving this motion on June 4, 2003 (Docket No. 1362).

                           d.       Sale of Pharmacy Assets

                           On or about April 15, 2003, the Debtors filed their
Emergency Motion For An Order Authorizing Sale Of Pharmacy Assets Located At Seven Of The Debtors' Stores (Docket No. 323). This motion sought the sale of the Debtors' drug inventory, prescription files and related assets located at seven (7) of the Debtors' stores to two (2) bidders for approximately $1.5 million. The Bankruptcy Court entered an order approving this motion on April 21, 2003 (Docket No. 556).

                           e.       Sale of Fleming-Owned Real Property

                           On or about September 12, 2003, the Debtors filed
their "Debtors' Motion For Order: (A) Authorizing and Scheduling an Auction for the Sale of Certain of the Debtors' Real Property; (B) Approving the Terms and Conditions of Such Auction, Including Bidding Procedures Related Thereto; and
(C) Approving Assignment Procedures For Affected Unexpired Leases" (Docket No.
3666). This motion sought, among other things, approval of bidding procedures for the sale of certain real property owned by the Debtors and the assignment of the Debtors' rights under certain real property leases. The real property subject to these proposed sales and assignments consisted of certain of the Debtors' assets not associated with the Wholesale Distribution Business and therefore not associated with the C&S Purchase Agreement.

                           At a hearing on October 2, 2003, the Bankruptcy Court
approved the motion and authorized the Debtors to proceed with an auction, upon the terms described within the motion, on October 14, 2003. On October 14, 2003, the auction was held, and the Debtors identified the highest and best bidders for each of the real property locations subject to the auction. On October 24, 2003, the Bankruptcy Court entered an order approving the sale or assignment, as applicable, of the auctioned properties to the highest and best bidders identified by the Debtors at the auction (Docket No. 4205). The gross proceeds received by the Debtors as a result of the auction were approximately $4.8 million.

                           f. Order Authorizing Store Closing Sales and Abandonment of Assets re Closing Locations

                           Pursuant to the "Order Authorizing The Debtor To
Conduct Store Closing Sales Pursuant To Section 363 Of The Bankruptcy Code And Abandon Inconsequential Assets Related To The Closing Locations" (the "Store Closing Sale Order"), entered on May 21, 2003 (Docket No. 1014), the Debtors are authorized to conduct store closing sales free and clear of liens in the ordinary course of business pursuant to a procedure whereby the Debtors give notice of any store closing sale, and the Debtors may consummate the sale without further order of the Court if there are no objections. Pursuant to this procedure, the Debtors may also give notice of abandonment of assets at the closed locations. If no timely objections are filed, the Debtors may abandon the assets without further order of the Court.

                           g. Order Authorizing Sale or Abandonment of Assets of De Minimis Value

                           Pursuant to the "Order Pursuant To Sections 363(b),
363(f), 554(a) And 1146(c) Of The Bankruptcy Code Authorizing And Approving Expedited Procedures For The Sale Or Abandonment Of The Debtors' De Minimis Assets" (the "De Minimis Sale Order"), entered May 21, 2003 (Docket No. 1018), the Debtors may sell free and clear of liens various assets, including customer lists and accounts receivable that are past due and owing to the Debtors, remaining inventory in retail stores, tractors, trailers, furniture, fixtures and other excess warehouse and supermarket equipment such as coolers, refrigeration compressor systems, shelving, generators and material handling equipment (e.g. stock carts, pallet jacks and fork lifts), and assets of de minimis value to the Debtors, such as notes owing to the Debtors and franchise rights (which may include the Debtors' rights under trademark licenses of de minimis value to the Debtors), that relate to the Debtors' abandoned, or to be abandoned, relationships with retail grocery store businesses.

                           Depending on whether the assets to be sold or
abandoned have a value under $2.5 million or a value between $2.5 million and $6.5 million, different notice periods apply. Under both procedures, if no timely objection is filed, the Debtors may file a Certificate of No Objection and consummate the sale after entry of the order.

                           h. Order Authorizing Sale of Obsolete and Other Excess Inventory

                           Pursuant to the "Order Under 11 U.S.C. Sections
105(a), 363(b) And 363(f) Granting Authority To Debtors To Dispose Of Obsolete And Other Excess Inventory Free And Clear Of Any Existing Liens, Claims And Interests" (the "Excess Inventory Sale Order"), entered on May 20, 2003 (Docket No. 1031), the Debtors may sell free and clear of liens certain excess inventory. Prior to accepting any bid to sell excess inventory to a diverter or liquidator, the Debtors must give the Committee and the Lenders written notice of its intention to accept such bid at least five (5) days prior to accepting the bid.

                           i.       Order Approving Going Out of Business
                                    ("GOB") Sale

                           Under the Order Approving GOB Procedures In
Connection With The Final Dip Order, (Final Order Authorizing (I) Post-Petition Financing Pursuant to 11 U.S.C. Section 364 and Bankruptcy Rule 4001(c); (II) Use of Cash Collateral pursuant to 11 U.S.C. Section 363 and Bankruptcy Rule 4001(b) and (d); (III) Grant of Adequate Protection Pursuant to 11 U.S.C. Sections 361 and 363; and (IV) Approving Secured Inventory Trade Credit Program and Granting of Subordinate Liens, Pursuant to 11 U.S.C. Sections 105 and 364(c)(3) and Rule 4001 (c) (Docket No. 743)) entered May 20, 2003 (Docket No.
1030), the Debtors are entitled, under certain circumstances, to vacate and surrender certain premises, as well as abandon assets located in the premises. On the surrender date, the lease is deemed rejected unless the Debtors have filed a specific notice to assume the lease.

                  5.       Debtor in Possession Operating Reports

                  Consistent with the operating guidelines and reporting requirements established by the United States Trustee (the "Guidelines") in these Chapter 11 Cases, the Debtors have satisfied their initial reporting requirements, have filed their first eight Monthly Operating Reports(9) and will continue to file such Monthly Operating Reports as required by the Guidelines. Each Monthly Operating Report includes for the relevant period, among other things, (a) information regarding the Debtors' cash receipts and disbursements,
(b) an income statement (prepared on an accrual basis), (c) a balance sheet (prepared on an accrual basis), (d) a statement regarding the status of the Debtor's post-petition taxes and (e) a statement regarding the status of accounts receivable reconciliation and aging.

                  6.       Pending Litigation And The Automatic Stay

                           a.       Directors' & Officers' Litigation

                           In re Fleming Companies Inc. Securities and
Derivative Litigation, United States District Court for the Eastern District of Texas, Texarkana Division, Case No. MDL 1530. During 2002, a number of securities class action cases were commenced by and on behalf of persons who purchased Fleming's publicly traded

----------------------
(9) The Debtors have filed the following Monthly Operating Reports which Reports can be obtained from the court's docket in these cases: 4/1/03
         - 4/19/03 [Docket No. 3102]; 4/20-03 - 5/19/03 [Docket No. 3103];
         5/18/03 - 6/14/03 [Docket No. 3214]; 6/15/03 - 7/12/03 [Docket No.
         3373]; 7/13/03 - 8/9/03 [Docket No. 3754]; 8/10/03 - 9/6/03 [Docket No.
         4139 amended by Docket No. 5106]; 9/17/03-10/4/03 [Docket No. 4979];
         10/5/03-11/1/03 [Docket No. 5112].

securities. The actions named Fleming and certain of Fleming's directors and officers as defendants and sought damages under either or both of the Securities Exchange Act of 1934 (the "Exchange Act") and the Securities Act of 1933 (the "Securities Act"). During the same time period, two derivative actions were filed on Fleming's behalf, seeking damages from various of Fleming's directors and officers for alleged violations of securities laws. Those derivative actions have been, or are in the process of being, administratively closed or dismissed without prejudice. Various parties to those actions asked the Judicial Panel on Multidistrict Litigation (the "JPML") to consolidate that litigation, then consisting of 14 separately filed cases, in a single court. On June 25, 2003, the JPML issued an order directing that all of those actions be transferred to the Eastern District of Texas, Texarkana Division, for coordinated or consolidated pretrial proceedings.

                           On February 20, 2003, while the JPML proceedings were
pending, a class action generally captioned Massachusetts State Carpenters Pension Fund, etc. v. Fleming Companies, Inc., et al., was filed in the 160th District Court, Dallas County, Texas, and thereafter removed to the United States District Court for the Northern District of Texas, Dallas Division, as Case No. 3-03CV0460-P. That action named Fleming, various of Fleming's directors and officers, Lehman Brothers, Inc., Deutsche Bank Securities, Inc., Wachovia Securities, Morgan Stanley & Co., Inc., and Deloitte & Touche, L.L.P., as defendants, and sought damages under the Securities Act. Subsequently, on April 17, 2003, an identical action (except for the elimination of Fleming as a defendant) was commenced in the Eastern District of Texas, Texarkana Division, as Case No. 03-CV-83, where it could be, and ultimately was, consolidated with the Fleming securities litigation pending in that Court. Meanwhile, the District Court for the Northern District of Texas denied the plaintiffs' motion to dismiss that action without prejudice. Ultimately, the action was transferred to the Eastern District of Texas where it, too, was consolidated with the litigation pending in that district.

                           On June 27, 2003, eighty individual plaintiffs
commenced an action against various present and former directors and officers of Fleming and against Deloitte & Touche, L.L.P. That action, captioned Rick Fetterman, et al., v. Mark Hansen, et al., United States District Court for the Northern District of Texas, Dallas Division, Case No. 3:03-CV-1435 (L), sought damages for alleged violations of the Exchange Act and certain Texas securities statutes. The JPML has transferred that case to the Eastern District of Texas as a "tag-along" case, and it has been consolidated with the other cases pending in that district.

                           On August 28, 2003, sixty-three individual plaintiffs
commenced an action against various present and former directors and officers of Fleming and against Deloitte & Touche, L.L.P. That action, captioned Christopher
L. Doucet, et al. v. Mark Hansen, et al., United States District Court for the Northern District of Texas, Dallas Division, Case No. 3-03-CV-1950 H, sought damages for alleged violations of the Exchange Act and certain Louisiana securities statutes and under theories of fraud, misrepresentation and conspiracy. A "tag along" notice has been filed with the JPML, but the case has not yet been transferred to the Eastern District of Texas for consolidated or coordinated pretrial proceedings in that court.

                           b.       SEC Investigation

                           The lawsuits described above encompass allegations
dealing with accounting, financial reporting and other disclosures and claim that Fleming falsely inflated its stock price by means of accounting fraud and false public statements about its business operations and profit. Shortly after the first lawsuit was filed, the Wall Street Journal published an article on September 5, 2002, citing examples where Fleming allegedly had taken certain aggressive deductions against its suppliers.

                           These events prompted an informal inquiry by the SEC.
On November 13, 2002, Fleming announced that the SEC had initiated an informal inquiry related to Fleming's vendor trade practices, the presentation of second quarter 2001 adjusted earnings per share data in Fleming's second quarter 2001 and 2002 earnings press releases, Fleming's accounting for drop-ship sales transactions with an unaffiliated vendor in Fleming's discontinued retail operations, and its calculation of comparable store sales in its discontinued retail operations.

                           The SEC converted the informal inquiry into a formal
investigation on February 13, 2003. The formal investigation has focused on whether any persons or entities engaged in any acts, transactions, practices or courses of business which operated or would operate as a fraud or a deceit upon purchasers of Fleming securities or upon other persons in violation of the federal securities laws. Fleming has answered questions submitted by the SEC and has produced documents to the SEC. The SEC has interviewed several current and former employees of Fleming as well as third parties. Fleming continues to be in discussions with the SEC and intends to continue to fully cooperate with the SEC. Kraft Foods, Dean Food and Frito-Lay recently announced they have been notified that the SEC is considering filing charges against those companies in connection with their business dealings with Fleming, including whether employees of those companies aided Fleming in accelerating revenue improperly.

                           After receiving notice of the informal SEC inquiry,
Fleming undertook an independent investigation related to the same topics. The Audit and Compliance Committee of the Board of Directors of Fleming ("Audit Committee") engaged independent legal counsel and independent accounting consultants to assist in connection with the independent investigation. The independent investigation included a review of transactions that occurred during the 2000, 2001 and 2002 time periods. These periods are the subject of the SEC investigation. The scope of the independent investigation included the original topics identified by the SEC as well as issues related to the timing of recording revenue, documentation of certain vendor transactions and certain initiatives undertaken for the purpose of increasing reported income.

                           On April 17, 2003, Fleming issued a press release
(the "April 17 Release") announcing that it would restate its 2001 annual and quarterly financial statements and 2002 quarterly financial statements previously filed with the SEC and that it would revise its previously announced 2002 fourth quarter and annual financial results. Fleming announced that the restatements and revisions reflected significant business issues and developments affecting it, including the recent termination of Fleming's supply agreement with Kmart and events leading to Fleming's voluntary Chapter 11 bankruptcy filing on April 1, 2003, as well as adjustments identified in connection with the continuing independent investigation by the Audit Committee into certain accounting and disclosure issues.

                           The April 17 Release also reported that the
restatements of the results for the full-year 2001 and the first three quarters of 2002 would reduce the pre-tax financial results from continuing operations for such periods by an aggregate amount of not more than $85 million and that the restatements would mainly correct the timing of when certain vendor transactions are recognized and the balance of certain reserve accounts.

                           The April 17 Release also announced that Fleming
would revise its previously announced 2002 fourth quarter and annual financial results to reflect a loss from continuing operations. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Fleming announced that it expects to record a non-cash adjustment to continuing operations for a full impairment of goodwill currently valued at approximately $645 million, due to an overall decrease in the value of Fleming. In accordance with SFAS No. 144, Fleming also announced that it would record an additional impairment charge to discontinued operations of approximately $90 million related to retail store operations held for sale, due to a reduction in the net realizable value of such operations. In accordance with SFAS No. 109, Fleming announced that it had determined that it would record a non-cash charge against continuing operations in the fourth quarter of 2002 relating to its deferred tax assets in the range of $275-325 million, due to uncertainties as to whether net operating losses would be utilized against future tax payments. Fleming also announced that its fourth quarter 2002 pre-tax loss from continuing operations would be increased by expenses totaling not more than $80 million as a result of a number of factors, including increased vendor payback rates, the Kmart contract cancellation and corrections identified as a result of the Audit Committee's independent investigation.

                           Finally, Fleming announced on April 17, 2003, that it
would early adopt EITF 02-16, Accounting by a Reseller for Cash Consideration Received from a Vendor, retroactive to the beginning of fiscal year 2002. This rule requires cash consideration received from a vendor to be recorded as an adjustment to the prices for the vendor's products and therefore characterized as a reduction of cost of sales when recognized in the customer's income statement. Fleming announced that the 2002 effect of adopting EITF 02-16 is expected to reduce the pre-tax loss from 2002 annual results in the range of $5-15 million, although the cumulative effect that will be recorded as of the beginning of 2002 is expected to be an expense of not more than $45 million.

                           In a Form 12b-25 filed by Fleming with the SEC on
June 4, 2003, Fleming announced that it would restate its 2000 annual financial statements previously filed with the SEC. The June 4th announcement stated that it expects the related restatements of the results for the full-year 2000 will reduce consolidated pre-tax financial results for such period by an aggregate amount of not more than $2 million, reflecting an increase in 2000 pre-tax loss from continuing operations of not more than $6 million and a decrease in 2000 pre-tax loss from discontinued operations of not more than $4 million. As stated in the June 4th announcement, those restatements will principally correct the timing of when certain vendor transactions were recognized and will reflect other adjustments and corrections identified as a result of the Audit Committee's independent investigation.

                           c.       Significant Prepetition Litigation

                                    (1)      DiGiorgio Corp. v. Fleming
                                             Companies, Inc., et al., United
                                             States District Court for the
                                             District of New Jersey, Case No.
                                             02-2887-DMC. DiGiorgio alleged that
                                             Fleming breached a non-compete
                                             agreement with respect to supplying
                                             certain grocery items in
                                             Connecticut, New York and parts of
                                             New Jersey. DiGiorgio sought
                                             injunctive relief and an
                                             unspecified amount of damages and
                                             requested an audit of Fleming's
                                             books and an order extending the
                                             term of the non-compete agreement
                                             beyond its scheduled June 2004
                                             expiration date. Fleming denied
                                             that it breached the agreement and,
                                             additionally, claimed that the
                                             non-compete agreement was invalid
                                             because it was unreasonably broad.
                                             Finally, Fleming asserted that even
                                             if there were an enforceable
                                             agreement that had been breached,
                                             DiGiorgio's damages, if any, were
                                             nominal. On April 1, 2003, the
                                             court granted DiGiorgio's motion
                                             for a preliminary injunction and
                                             prohibited Fleming from, among
                                             other things, engaging in wholesale
                                             distribution of meat, dairy, deli,
                                             frozen meats, frozen dairy and
                                             frozen deli products for retail
                                             sale within the Amended Restricted
                                             Territory. On April 23, 2003, the
                                             Bankruptcy Court lifted the
                                             automatic stay to permit Fleming to
                                             appeal and/or pursue other actions
                                             regarding the order granting the
                                             preliminary injunction, and on
                                             April 30, 2003, Fleming filed its
                                             notice of appeal to the United
                                             States Court of Appeals for the
                                             Third Circuit. All other
                                             proceedings in the action remain
                                             stayed.

                                    (2)      Harvest Logistics, Inc. and
                                             Iceworks Logistics, Inc. v. Fleming
                                             Companies, Inc., United States
                                             District Court for the Northern
                                             District of Texas, Case No.
                                             301-CV1813-L. After the parties
                                             mutually agreed to terminate
                                             Harvest's five-year written
                                             warehouse management contract for a
                                             Ft. Wayne facility and Iceworks'
                                             five-year oral warehouse management
                                             contract for a Grand Rapids
                                             perishable produces facility in
                                             August 2001, those entities sued
                                             Fleming for breach of contract,
                                             alleged anticipatory repudiation of
                                             Fleming's obligation to pay future
                                             management fees, unjust enrichment
                                             and quantum meruit. Plaintiffs
                                             claimed that they were owed
                                             $6,000,000 for unreimbursed
                                             expenses and $10,000,000 for five
                                             years of future management fees.
                                             Fleming denied Harvest's and
                                             Iceworks' claims and asserted
                                             counterclaims against them for
                                             breach of contract and against
                                             their parent entity, Tibbett &
                                             Britten Group North America, Inc.,
                                             for failure to properly supervise
                                             performance of those agreements.
                                             Fleming alleged that Harvest and
                                             Iceworks were corporate shells and
                                             alter egos of Tibbett & Britten and
                                             sought damages of approximately
                                             $5,600,000, subsequently reduced to
                                             $3,900,000. Discovery has been
                                             completed, and the case was set for
                                             trial in June 2003. Fleming moved
                                             for summary judgment on the Harvest
                                             and Iceworks' claims for alleged
                                             anticipatory repudiation of
                                             Fleming's obligation to pay future
                                             management fees, and Harvest and
                                             Iceworks cross-moved for summary
                                             judgment on Fleming's claim that
                                             they were corporate shells and
                                             alter egos of Tibbett & Britten.
                                             The automatic stay that has been
                                             imposed

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

                                             when Fleming commenced its chapter
                                             11 case was lifted to permit the
                                             parties to brief these motions.
                                             Thereafter, the parties reached an
                                             agreement in principle that Fleming
                                             will dismiss with prejudice its
                                             claims against Tibbett & Britten
                                             (but not against Harvest and
                                             Iceworks), and Harvest and Iceworks
                                             will dismiss with prejudice their
                                             claims against Fleming insofar as
                                             those claims pertains to loss of
                                             future management fees, but not as
                                             to claimed unreimbursed expenses.
                                             This agreement in principle will
                                             result in the withdrawal of the
                                             cross-motions for summary judgment,
                                             which no longer will be necessary.

                                    (3)      SuperValu, Inc. and SuperValu
                                             Holdings, Inc. v. Rainbow Food
                                             Group, Inc. H. Brooks & Co., LLC
                                             and Fleming Companies, Inc., Second
                                             Judicial District Court, Ramsey
                                             County, Minnesota, Case No.
                                             C4-02-4394. SuperValu alleged that
                                             Rainbow had used Rainbow's broker,
                                             H. Brooks, to obtain SuperValu's
                                             ads and used the information in
                                             those ads to undercut Cub Foods
                                             prices or to reschedule promotions.
                                             SuperValu asserted claims of
                                             misappropriation of trade secrets
                                             and tortious interference with
                                             prospective business advantage and
                                             sought injunctive relief,
                                             unspecified compensatory and
                                             punitive damages and attorneys'
                                             fees. Rainbow and Fleming denied
                                             SuperValu's claims and asserted
                                             counterclaims for misappropriation
                                             of trade secrets and confidential
                                             information, tortious interference
                                             with contract, unfair competition
                                             and tortious employee raiding
                                             stemming from SuperValu's wrongful
                                             raiding of former Rainbow
                                             associates and subsequent use of
                                             confidential information possessed
                                             by those associates, and claims for
                                             unlawful restraint of trade and
                                             violation of the Minnesota
                                             antitrust monopolization of food
                                             products statute. Rainbow and
                                             Fleming sought injunctive relief,
                                             unspecified actual and treble
                                             damages, interest and attorneys'
                                             fees. The parties agreed to a
                                             confidential settlement prior to
                                             commencement of the Chapter 11
                                             Cases, and consummated that
                                             settlement after the Petition Date.

                                    (4)      Home Depot v. Ronald Griffin and
                                             Fleming Companies, Inc., Court of
                                             Chancery of the State of Delaware,
                                             Case No. 19649-NC. Griffin, a
                                             former employee of Home Depot, was
                                             hired by Fleming. Home Depot
                                             alleged that Griffin breached his
                                             agreement not to solicit Home Depot
                                             employees and that Fleming
                                             tortiously interfered with
                                             Griffin's non-solicitation
                                             agreement and sought compensatory
                                             damages in excess of $6,000,000
                                             (including $1,000,000 in Griffin's
                                             stock option gains), plus
                                             attorneys' fees totaling more than
                                             $300,000. Griffin and Fleming
                                             denied the allegations, Fleming has
                                             tendered Griffin's defense to its
                                             directors' and officers' liability
                                             insurance carrier.

                                    (5)      Fleming Companies, Inc. v. Clark
                                             Retail Enterprises, Inc., American
                                             Arbitration Association Case No. 51
                                             181 00447 01; In re Clark Retail
                                             Enterprises, Inc., United States
                                             Bankruptcy Court for the Eastern
                                             District of Illinois, Case No.
                                             02-40045 (JHS). Fleming asserted
                                             that Clark committed to at least
                                             $80,000,000 annually in
                                             non-cigarette purchases under a
                                             five-year supply agreement and that
                                             such commitment induced Fleming to
                                             enter into the agreement and to
                                             agree to provide over $40,000,000
                                             in incentive payments over the
                                             five-year term of the agreement.
                                             Fleming sought to rescind the
                                             agreement due to Clark's failure to
                                             make the requisite non-tobacco
                                             purchases. Clark requested
                                             termination of the agreement due to
                                             Fleming's unilateral modification
                                             of contract terms in alleged breach
                                             of the agreement. Fleming agreed to
                                             the requested termination. Fleming
                                             sought damages,

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

                                             including the reimbursement of the
                                             approximately $8,000,000
                                             unamortized portion of the
                                             $12,000,000 incentive payment it
                                             made to Clark, plus more than
                                             $20,000,000 for Fleming's start-up
                                             warehousing and other costs. Clark
                                             replaced Fleming with a new
                                             supplier and claimed related
                                             damages in excess of $5,000,000,
                                             including lost "benefit of the
                                             bargain" resulting from termination
                                             of the agreement. The dispute was
                                             scheduled for mandatory
                                             arbitration, but all proceedings
                                             were stayed when Clark filed its
                                             liquidating chapter 11 case in
                                             October 2002. Fleming filed a
                                             $31,600,000 proof of claim in the
                                             Clark chapter 11 case. Just before
                                             the commencement of the Chapter 11
                                             Cases, Clark sought to lift the
                                             stay in its own chapter 11 case to
                                             proceed with the arbitration. All
                                             proceedings were stayed when
                                             Fleming filed its bankruptcy case.
                                             The parties have tentatively
                                             settled their matter by agreeing to
                                             mutual releases subject to their
                                             respective bankruptcy courts'
                                             approval.

                                    (6)      Russell Stover Candies, Inc., et
                                             al. v. Fleming Companies, Inc.,
                                             United States District court for
                                             the Western District of Missouri,
                                             Case No. 01-1022-CV-W-3. Stover
                                             commenced an action against Fleming
                                             based upon Fleming's distribution
                                             of Stover candy that allegedly had
                                             become heat damaged while in
                                             Fleming's custody. Ultimately,
                                             Stover and Fleming entered into a
                                             settlement agreement resolving the
                                             litigation, subject to full
                                             performance of the settlement. A
                                             dispute arose over the manner in
                                             which a term of the settlement
                                             agreement was to be interpreted.
                                             Stover asserted that Fleming was
                                             required to pay an additional
                                             $737,000 under the agreement. On
                                             February 28, 2003, the parties
                                             filed cross motions for summary
                                             judgment. The matter was submitted
                                             to the court, and the parties
                                             engaged in settlement negotiations,
                                             and those motions were pending when
                                             Fleming commenced bankruptcy. On
                                             September 15, 2003, the court
                                             dismissed the summary judgment
                                             motions without prejudice to their
                                             being reset if and when the parties
                                             obtain relief from the automatic
                                             stay in the Fleming bankruptcy
                                             case.

                                    (7)      Bank of New York v. Fleming
                                             Companies, Inc., New York Supreme
                                             Court, Erie County, Index No.
                                             2001-9864. One of the principals of
                                             Avery's Markets, a grocery store
                                             operator supplied by Fleming, owned
                                             real property subject to a mortgage
                                             to Bank of New York ("BONY"). The
                                             mortgage contained an assignment of
                                             rents clause. Fleming leased the
                                             property and subleased the premises
                                             to Avery's. The principal defaulted
                                             on the BONY mortgage, Avery's and
                                             its principals filed bankruptcy
                                             cases and BONY foreclosed on its
                                             mortgage. Five years later BONY
                                             sued Fleming to enforce its
                                             assignment of rents rights and to
                                             collect approximately $203,000.
                                             Fleming asserted defenses of
                                             setoff, improper exercise of the
                                             assignment of rents clause and
                                             laches. The parties filed and
                                             argued cross-motions for summary
                                             judgment. The Chapter 11 Cases were
                                             commenced before those motions were
                                             decided, and all proceedings in the
                                             case are now stayed.

                                    (8)      Wayne Berry v. Fleming Companies,
                                             Inc., et al, USDC Hawaii No. 01
                                             00446 SPK-LEK. Wayne Berry,
                                             designer of certain software used
                                             by Fleming at its Kapolei, Hawaii
                                             facilities to track freight, sued
                                             Fleming for copyright infringement.
                                             Fleming denied the allegations, and
                                             the matter went to trial. On March
                                             6, 2003, the jury found in favor of
                                             Fleming on all claims but one. With
                                             regard to the claim on which the
                                             jury found in Berry's favor, the
                                             jury awarded damages of $98,250 and

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

                                             found that Fleming had willfully
                                             infringed. Post-trial motions were
                                             still pending when the bankruptcy
                                             petition was filed on April 1,
                                             2003, staying the proceedings.

                           d. Adversary Proceedings Filed in the Debtors' Chapter 11 Cases

                           Listed below are the major ongoing adversary
proceedings filed in these Chapter 11 Cases.

                                    (1)      The Kroger Co. v. Fleming
                                             Companies, Inc., 03-52915. This is
                                             a reclamation claim. The parties
                                             have stipulated to suspend
                                             proceedings pending general
                                             resolution of reclamation claims
                                             collectively.

                                    (2)      Farris Produce, Inc., et al. v.
                                             Fleming Companies, Inc., et al.
                                             03-54449. This proceeding is a
                                             class action brought by and on
                                             behalf of numerous vendors who
                                             delivered certain goods directly to
                                             retailers and invoiced Fleming for
                                             such deliveries. Plaintiffs contend
                                             that certain funds in Fleming's
                                             possession are held in constructive
                                             trust for the benefit of the class
                                             of vendors. The judge granted an
                                             injunction in favor of the
                                             plaintiffs, then certified the
                                             class. Under the injunction order,
                                             Fleming has escrowed and/or paid
                                             out $14.7 million. Fleming has
                                             appealed the Bankruptcy Court's
                                             ruling on class certification.
                                             Discovery is ongoing in advance of
                                             a final hearing still to be
                                             scheduled.

                                    (3)      Fleming Companies, Inc. v. Jackson
                                             Capital Management, et al.
                                             03-54449. This proceeding is a
                                             request for an injunction under 11
                                             U.S.C. Section 105 to prevent class
                                             actions against present and former
                                             directors. The parties have
                                             postponed the proceedings by
                                             stipulation.

                                    (4)      Fleming Companies, Inc. v. Robert
                                             Ellis et al., 03-54756. This
                                             proceeding is a request for an
                                             injunction under 11 U.S.C. ss. 105
                                             to prevent the State of Georgia
                                             from criminally prosecuting a
                                             Fleming executive. The Bankruptcy
                                             Court granted a preliminary
                                             injunction against the prosecution.
                                             Discovery is ongoing in advance of
                                             an unscheduled final hearing.

                                    (5)      Wayne Berry v. Hawaiian Express
                                             Service et al., USDC Hawaii No. CV
                                             03 00385 SOM-LEK. In this
                                             proceeding, Wayne Berry has sued
                                             Fleming, C&S and other companies
                                             and individuals in the United
                                             States District Court for Hawaii
                                             alleging that the defendants
                                             continue to violate his copyright
                                             in certain freight tracking
                                             software previously used by Fleming
                                             at its facilities in Kapolei,
                                             Hawaii. Berry's software was the
                                             subject of a prepetition lawsuit,
                                             discussed in the prepetition
                                             section above, in which Berry won
                                             $98,250 and a finding of willful
                                             infringement against Fleming, but
                                             the bankruptcy stay went into
                                             effect before the judgment was
                                             entered. In the postpetition
                                             lawsuit, originally filed on July
                                             22, 2003 and amended on August 13,
                                             2003 to include Fleming, C&S and
                                             various employees as individuals,
                                             Berry alleges that the defendants
                                             continue to infringe on his
                                             software copyrights notwithstanding
                                             the prepetition jury verdict. The
                                             defendants deny the allegations and
                                             have filed motions to dismiss, stay
                                             or transfer. Discovery is ongoing.

                                    (6)      Gorman Foods, LLC v. Fleming
                                             Companies, Inc., 03-55518. This
                                             proceeding is a complaint brought
                                             by a group of store owners seeking
                                             over $445,000 in damages on the
                                             basis that Fleming is holding in
                                             trust

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

                                             for the benefit of the store owners
                                             certain funds remitted by certain
                                             vendors to Fleming to pay for
                                             various product advertisements run
                                             by the group of store owners.
                                             Discovery is ongoing.

                                    (7)      The Unofficial Committee of
                                             Unsecured Trade Creditors of
                                             Dunigan Fuels, Inc. v. Deutsche
                                             Bank Trust Company Americas, et
                                             al., 03-55715. This proceeding is a
                                             fraudulent conveyance complaint
                                             brought by a group of creditors
                                             against various banks and Fleming
                                             for $9.2 million which was
                                             allegedly owed by Dunigan Fuels,
                                             Inc. The creditors group contends
                                             that but for Fleming's causing
                                             Dunigan Fuels to guarantee
                                             unrelated debts, Dunigan Fuels
                                             would have been able to repay the
                                             group. The group therefore seeks to
                                             have this money repaid by the banks
                                             or by Fleming.

                                    (8)      Cavendish Farms et al. v. Fleming
                                             Companies, Inc., et al., Adv. Proc.
                                             No. 03-56207 (MFW), United States
                                             Bankruptcy Court for the District
                                             of Delaware. This proceeding is an
                                             adversary proceeding filed on
                                             September 26, 2003, by eleven PACA
                                             claimants against Fleming
                                             Companies, Inc. and three of its
                                             officers. In their adversary
                                             complaint, plaintiffs seek to
                                             recover $3,203,608.89 (plus costs
                                             and attorneys' fees) as statutory
                                             trust assets pursuant to the PACA.
                                             In addition, plaintiffs assert
                                             common law claims of breach of
                                             contract and breach of fiduciary
                                             duties.

                  7.       Claims Bar Date and Review Process

                           a.       Claims Bar Date

                           On June 25, 2003, the Bankruptcy Court entered an
order (the "Bar Date Order") establishing September 15, 2003 as the bar date (the "Non-Governmental Claims Bar Date") for all non-governmental Persons and Entities to file prepetition Claims in these Chapter 11 Cases and October 1, 2003 as the bar date (the "Governmental Bar Date") for all governmental Persons and Entities to file prepetition Claims in these Chapter 11 Cases. The Bar Date Order further provides that, among other things, any Person or Entity that is required to file a Proof of Claim in these Chapter 11 Cases but fails to do so in a timely manner shall be forever barred, estopped and enjoined from (a) asserting any Claim against the Debtors that such Person or Entity has that (i) is in an amount that exceeds the amount, if any, that may be set forth in the Schedules or (ii) is of a different nature or in a different classification than what may be set forth in the Schedules (in either case any such Claim referred to as an "Unscheduled Claim") and (b) voting upon, or receiving distributions under, any plan or plan of reorganization in these Chapter 11 Cases in respect of an Unscheduled Claim.

                           b.       Administrative Claim Bar Date

                           On December 3, 2003, the Bankruptcy Court entered an
order approving January 15, 2004 as the bar date for all persons or entities holding an Administrative Claim arising on or after April 1, 2003, through and including October 31, 2003 (the "First Bar Date Order") [Docket No. 4738]. For purposes of the First Administrative Bar Date, an Administrative Claim includes any Claim (as defined in 11 U.S.C. Section 101(5)) with respect to which the holder intends to seek priority of payment pursuant to sections 503 and 507(a)(1) of the Bankruptcy Code, except for the following: (i) Administrative Claims of professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code; (ii) expenses of members of the Creditors' Committee; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) intercompany Claims between Debtors and their affiliates; (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business; (vii) Claims for reclamation asserted pursuant to section 546(c) of the Bankruptcy Code;
(viii) Administrative Claims relating to executory contracts and unexpired leases that have neither been rejected nor assumed by the Debtors, as well as Administrative Claims relating to, or arising under, executory contracts or unexpired leases, regardless of whether such executory contracts or unexpired leases have been assumed or rejected, that are unknown to the claim holder; (ix) Administrative Claims that have previously been filed or for which any request for payment pursuant to section 503(a) of the Bankruptcy Code or adversary proceeding is pending; and (x) any Claims of the Pre-Petition Lenders' agents and Pre-Petition Lenders as well as those of the Post-Petition Lenders' agents and Post-Petition Lenders arising under or in connection with the Pre-Petition Credit Agreement, DIP Credit Facility and the Final DIP Order. The Administrative Bar Date Order further provides that any person or entity that is required to file a Proof of Administrative Claim in these Chapter 11 Cases, but fails to do so on or before the Administrative Claims Bar Date, shall not, with respect to any such Administrative Claim, be treated as a creditor of the Debtors for purposes of allowing such Claim. The court-approved Administrative Claims Bar Date Notice provides that, among other things, any Person or Entity that is required to file a Proof of Administrative Claim in these Chapter 11 Cases, but fails to do so in a timely manner, shall be forever barred, estopped and enjoined from (a) asserting any such Administrative Claim against the Debtors and (b) voting upon, or receiving distributions under, any plan or plan of reorganization in these Chapter 11 Cases in respect of such Administrative Claim.

                           c.       Claims Review Process

                           The Debtors have begun to evaluate the numerous
Claims filed in these Cases to determine, among other things, whether it is necessary and appropriate to file objections seeking to disallow, reduce and/or reclassify such Claims The Debtors expect to also reconcile the Claims against their Schedules in an effort to (a) eliminate duplicative or erroneous Claims and (b) ensure that the Bankruptcy Court allows only valid Claims. If the Debtors, Core-Mark Newco, or the Post Confirmation Trust, as applicable, object to a Claim, a hearing regarding such objection will be held and notice of such objection and the related hearing will be provided to affected Claim Holders as well as to other parties entitled to receive notice. To the extent necessary, the Bankruptcy Court will rule on the objection and ultimately determine whether, and in what amount and priority, to allow the applicable Claim. If the Debtors, Core-Mark Newco, or the Post Confirmation Trust, as applicable, do not object to a Claim by the Objection Deadline, such Claim will be deemed allowed and will receive the treatment accorded such Claim under the Plan. As appropriate, the Debtors, Core-Mark Newco, or the Post Confirmation Trust, as applicable, may seek to negotiate and/or settle disputes regarding a Claim or Claims as an alternative to filing objections to the allowance or treatment of such Claims. On December 5, 2003, the Debtors filed their First Omnibus Objection to Claims (Docket No. 4790).

VI.      SUMMARY OF THE PLAN OF REORGANIZATION

         A.       Overview of Chapter 11

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

         The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

         The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of, or equity holder in, the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtors from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

         A chapter 11 plan may specify that the legal, contractual and equitable right of the holders of claims or interests in classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required under section 1122 of the Bankruptcy Code to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

         The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), the Creditors Committee (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

         THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF

CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS IN THE
PLAN).

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO IN THE PLAN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS IN THE PLAN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS, THE DEBTORS' ESTATES, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

         B.       Generally

                  1.       Structure of Reorganizing Plan

                  The Debtors believe that the Plan provides the best and most prompt possible recovery to Holders of Claims and Equity Interests. For purposes of this Disclosure Statement, the term Holder refers to the holder of a Claim or Equity Interest in a particular Class under the Plan. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Effective Date or as soon as practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Equity Interests as provided in the Plan. The Classes of Claims against, and Equity Interests in, the Debtors created under the Plan, the treatment of those Classes under the Plan and distributions to be made under the Plan are described below.

                  2.       Creation of Core-Mark Newco

                  The Plan will provide for the reorganization of the Debtors centered around their remaining convenience store wholesale distribution business. As a result of the restructuring transactions described below in
Section IX. hereof, Debtors' corporate structure will change as of the Effective Date. On the Effective Date, as a result of the transfer of Fleming's assets to Core-Mark Holdings III, Core-Mark International, Inc., Core-Mark Interrelated Companies, Inc., Core-Mark Mid-Continent, Inc., Minter-Weisman Co., Head Distributing Co. and other subsidiaries of Fleming will become indirect, wholly-owned subsidiaries of Core-Mark Newco. Two new, wholly-owned subsidiaries of Core-Mark Newco ("Core-Mark Holdings I" and "Core-Mark Holdings II") will each own 50% of another new subsidiary ("Core-Mark Holdings III"). An organizational chart depicting the anticipated corporate structure of the new holding companies of the Reorganized Debtors as of the Effective Date is set forth below.

                        [CORE-MARK ORGANIZATIONAL CHART]

                  3. Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors and the Reorganized Debtors

                  All Cash necessary for Core-Mark Newco and the Post Confirmation Trust, as applicable, to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' existing Cash balances, operations, the Exit Financing Facility, the Tranche B Loan or the Rights Offering and prosecution of Causes of Action, including collections of the Litigation Claims, unless such Cash is not sufficient to fund the Plan, in which case the Debtors, with the consent of the Committee, reserve the right to raise Cash from a sale of some or substantially all of their assets. On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility. The determination of whether to utilize a Tranche B Loan or a Rights Offering to fund certain Plan payments shall be made upon the mutual agreement of the Debtors and the Committee. The Exit Financing Facility shall not be secured by the assets transferred to the Post Confirmation Trust.

                  4.       Tranche B Loan

                  The Tranche B Loan shall be a term credit facility in the amount of up to $60 million available to be borrowed from the Tranche B Lenders on the Effective Date in the form of funded borrowings or letters of credit. All obligations under the Tranche B Loan shall be secured by second priority security interests in and liens upon substantially all present and future assets of Core-Mark Newco, other than those assets transferred to the Post Confirmation Trust, including accounts receivable, general intangibles, inventory, equipment, fixtures and real property, and products and proceeds thereof. The Tranche B Loan shall be junior to the Exit Financing Facility.

                  The Tranche B Loan shall be made by the Tranche B Lenders on substantially the terms set forth on the Tranche B Loan Term Sheet, which is Exhibit E to the Plan.

                  5.       Sale of Assets

                  In the event that the Debtors do not have sufficient Cash from their (i) existing Cash balances on the Effective Date, (ii) operations, (iii) the Exit Financing Facility, (iv) the Tranche B Loan or the Rights Offering or
(v) pursuit of Causes of Action to make the required payments under the Plan, the Debtors, with the consent of the Creditors Committee, reserve the right to fund the Plan through a sale of some or substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code.

         C.       Classification And Treatment Of Claims And Equity Interests

                  1.       Summary of Unclassified Claims against all Debtors

                           a.       Administrative Claims

                           Subject to the provisions of section 330(a) and 331
of the Bankruptcy Code, each Holder of an Allowed Administrative Claim, including Holders of Allowed Approved Trade Creditor Lien Claims, but excluding claims for Professional Fees, will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon as practicable thereafter, or (ii) if such Administrative Claim is Allowed after the Effective Date, as soon as practicable after the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and the applicable Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims including Allowed Approved Trade Creditor Lien Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors or Reorganized Debtors pursuant hereto will be assumed on the Effective Date and paid or performed by the applicable Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

                           Except as provided in the Plan, Holders of
Administrative Claims that arose on or before October 31, 2003 shall file an Administrative Claim on or before the First Administrative Bar Date pursuant to the First Administrative Bar Date Order. Except as provided in the Plan, Holders of Administrative Claims that arose after October 31, 2003 that have not been paid as of the Effective Date, must file an Administrative Claim by the Second Administrative Bar Date. If an Administrative Claim is not timely filed by the First Administrative Bar Date or the Second Administrative Bar Date, as applicable, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, their successors, their assigns or their property. The foregoing requirements to file Administrative Claims by the relevant bar date shall not apply to the (i) Administrative Claims of Professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code; (ii) expenses of members of the Official Committee of Unsecured Creditors; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) Intercompany Claims between Debtors and their affiliates; and (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business. An objection to an Administrative Claim filed pursuant to this provision must be filed and properly served within 220 days after the Effective Date. The Debtors and the Post Confirmation Trustee, as applicable, reserve the right to seek an extension of such time to object.

                           All Professionals that are awarded compensation or
reimbursement by the Bankruptcy Court in accordance with sections 330, 331 or 363 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the
Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On or before the Effective Date and prior to any distribution being made under the Plan, the Debtors shall escrow into the Professional Fee Escrow Account, the Carve-Out and the Additional Carve-Out as outlined in the Final DIP Order and any additional estimated accrued amounts owed to Professionals through the Effective Date.

                           Except as otherwise provided by Court order for a
specific Professional, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 or 363 of the Bankruptcy Code for services rendered prior to the Confirmation Date must file and serve an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Court. Any objection to the Claims of Professionals shall be filed on or before thirty (30) days after the date of the filing of the application for final compensation.

                           b.       Priority Tax Claims

                           Each Holder of an Allowed Priority Tax Claim that is
due and payable on or prior to the Effective Date shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim in deferred Cash payments over a period not to exceed six years after the date of assessment in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code with interest at a rate agreed to by the parties or set by the Court, unless such Holder consents to other treatment.

                           c.       DIP Claims

                           On the Effective Date, or as soon as practicable
thereafter, each Holder of an Allowed DIP Claim shall be paid in full in Cash in full satisfaction, settlement, release and discharge of and in exchange for each and every Allowed DIP Claim, unless such Holder consents to other treatment.

                  2.       Classification and Treatment of Classified Claims

                           a.       Class 1--Other Priority Non-Tax Claims

                                    (1)      Classification: Class 1 consists of
                                             all Allowed Other Priority Non-Tax
                                             Claims.

                                    (2)      Treatment: On the Effective Date,
                                             or as soon as practicable
                                             thereafter, unless such Holder
                                             agrees to other treatment, each
                                             Holder of an Allowed Other Priority
                                             Non-Tax Claim shall be paid in full
                                             satisfaction, settlement, release
                                             and discharge of and in exchange
                                             for each and every Allowed Other
                                             Priority Non-Tax Claim in Cash in
                                             full.

                                    (3)      Voting: Class 1 is not impaired and
                                             the Holders of Class 1 Claims are
                                             conclusively deemed to have
                                             accepted the Plan pursuant to
                                             section 1126(f) of the Bankruptcy
                                             Code. Therefore, the Holders of
                                             Claims in Class 1 are not entitled
                                             to vote to accept or reject the
                                             Plan.

                           b.       Class 2--Pre-Petition Lenders' Secured
                                    Claims

                                    (1)      Classification: Class 2 consists of
                                             all Allowed Pre-Petition Lenders'
                                             Secured Claims.

                                    (2)      Treatment: On the Effective Date,
                                             or as soon as practicable
                                             thereafter, unless such Holder
                                             consents to other treatment, each
                                             Holder of an Allowed Pre-Petition
                                             Lenders' Secured Claim shall be
                                             paid in full and shall either (i)
                                             assign its liens in the Debtors'
                                             assets to the lender under the Exit
                                             Financing Facility Agreement or
                                             (ii) assign its liens in the
                                             Debtors' assets to Core-Mark Newco,
                                             which liens as assigned shall have
                                             the same validity and priority as
                                             such liens held by the Holders of
                                             the Class 2 Claims, and which liens
                                             as assigned shall be subject to
                                             further transfer to the Post
                                             Confirmation Trust, as applicable.

                                             Any default with respect to any
                                             Class 2 Claim that existed
                                             immediately prior to the filing of
                                             the Chapter 11 Cases shall be
                                             deemed cured upon the Effective
                                             Date.

                                    (3)      Voting: Class 2 is not impaired and
                                             the Holders of Class 2 Claims are
                                             conclusively deemed to have
                                             accepted the Plan pursuant to
                                             section 1126(f) of the Bankruptcy
                                             Code. Therefore, the Holders of
                                             Claims in Class 2 are not entitled
                                             to vote to accept or reject the
                                             Plan.

                           c.       Class 3(A)-- Other Secured Claims

                                    (1)      Classification: Class 3(A) consists
                                             of all Allowed Other Secured
                                             Claims.

                                    (2)      Treatment: On the Effective Date or
                                             as soon as practicable thereafter,
                                             each Holder of an Allowed Other
                                             Secured Claim (e.g. PMSI Holders,
                                             equipment financing lenders, etc.)
                                             shall receive one of the following
                                             treatments, at the Debtors' option,
                                             such that they shall be rendered
                                             unimpaired pursuant to section 1124
                                             of the Bankruptcy Code: (i) the
                                             payment of such Holder's Allowed
                                             Other Secured Claim in full, in
                                             Cash; (ii) the sale or disposition
                                             proceeds of the property securing
                                             such Allowed Other Secured Claim to
                                             the extent of the value of the
                                             Holder's
                                             interests in such property; or
                                             (iii) the surrender to the Holder
                                             of the property securing such
                                             Claim.

                                    (3)      Voting: Class 3(A) is unimpaired
                                             and Holders of Class 3 Claims are
                                             conclusively deemed to have
                                             accepted the Plan pursuant to
                                             section 1126(f) of the Bankruptcy
                                             Code. Therefore, the Holders of
                                             Claims in Class 3(A) are not
                                             entitled to vote to accept or
                                             reject the Plan.

                           d.       Class 3(B)--Approved Trade Creditor
                                    Reclamation Lien Claims

                                    (1)      Classification: Class 3(B) consists
                                             of all Allowed Approved Trade
                                             Creditor Reclamation Lien Claims.

                                    (2)      Treatment: On the Effective Date,
                                             or as soon as practicable
                                             thereafter, Core-Mark Newco or the
                                             Post Confirmation Trust, as
                                             applicable, shall issue a
                                             promissory note in favor of the
                                             Holders of Allowed Approved Trade
                                             Creditor Reclamation Lien Claims in
                                             the estimated aggregate amount of
                                             such Allowed Claims to be reissued
                                             as such Claims are Allowed by Final
                                             Order or settlement and grant a
                                             first priority lien to such Holders
                                             on the Post Confirmation Trust
                                             Distributable Assets, entitling
                                             each Holder of an Allowed Approved
                                             Trade Creditor Reclamation Lien
                                             Claim to its Ratable Proportion of
                                             Post Confirmation Trust
                                             Distributable Assets up to the
                                             total amount of each Holders'
                                             Allowed Approved Trade Creditor
                                             Reclamation Lien Claim, in full
                                             satisfaction, settlement, release
                                             and discharge of each Allowed
                                             Approved Trade Creditor Reclamation
                                             Lien Claim, unless such Holder
                                             agrees to other treatment, and
                                             subject at the Debtors' option, to
                                             reduction for unpaid post-petition
                                             deductions, preference payments and
                                             other applicable setoff rights.

                                    (3)      Voting: Class 3(B) is impaired and
                                             the Holders of Class 3(B) Claims
                                             are entitled to vote to accept or
                                             reject the Plan.

                           e.       Class 3(C)--DSD Trust Claims

                                    (1)      Classification: Class 3(C) consists
                                             of all Allowed DSD Trust Claims.

                                    (2)      Treatment: (i) In the event that
                                             the DSD Trust Claim Holders obtain
                                             a Final Order in their favor in the
                                             pending litigation allowing their
                                             Claims, on the later of (a) the
                                             Effective Date or as soon as
                                             practicable thereafter; or (b) the
                                             date the DSD Trust Claim Holders
                                             obtain a Final Order allowing their
                                             Claims or as soon as practicable
                                             thereafter, each Holder of an
                                             Allowed DSD Trust Claim shall be
                                             paid in full satisfaction,
                                             settlement, release and discharge
                                             of each Allowed DSD Trust Claim in
                                             Cash in full, unless such Holder
                                             agrees to other treatment, subject,
                                             at the Debtors' option to reduction
                                             for unpaid post-petition
                                             deductions, preference payments and
                                             other applicable setoff rights and
                                             (ii) in the event the DSD Trust
                                             Claim Holders do not prevail in
                                             their litigation, all Allowed DSD
                                             Trust Claims shall be treated as
                                             Class 6 General Unsecured Claims
                                             hereunder.

                                    (3)      Voting: Class 3(C) is unimpaired
                                             and Holders of Claims in Class 3(C)
                                             are conclusively deemed to have
                                             accepted the Plan pursuant to
                                             section 1126(f) of the Bankruptcy
                                             Code. Therefore, the Holders of
                                             Claims in Class 3(C) are not
                                             entitled to vote to accept or
                                             reject the plan.

                           f.       Class 4--PACA/PASA Claims

                                    (1)      Classification: Class 4 consists of
                                             all Allowed PACA/PASA Claims.

                                    (2)      Treatment: On the Effective Date,
                                             or as soon as practicable
                                             thereafter, unless such Holder
                                             agrees to other treatment, each
                                             Holder of an Allowed PACA/PASA
                                             Claim shall be paid in full
                                             satisfaction, settlement, release,
                                             and discharge of and in exchange
                                             for each and every Allowed
                                             PACA/PASA Claim in Cash in full
                                             from the previously established
                                             PACA trust or from Core-Mark Newco
                                             to the extent the PACA trust is
                                             insufficient to satisfy all the
                                             Allowed PACA/PASA Claims with any
                                             remaining proceeds of the PACA
                                             trust to be distributed to
                                             Core-Mark Newco.

                                    (3)      Voting: Class 4 is unimpaired and
                                             Holders of Allowed Claims in Class
                                             4 are conclusively deemed to have
                                             accepted the Plan pursuant to
                                             section 1126(f) of the Bankruptcy
                                             Code. Therefore, the Holders of
                                             Claims in Class 4 are not entitled
                                             to vote to accept or reject the
                                             Plan.

                           g. Class 5--Valid Reclamation Claims that are not Class 3(B) Claims

                                    (1)      Classification: Class 5 consists of
                                             Allowed Valid Reclamation Claims
                                             that are not Class 3(B) Claims.

                                    (2)      Treatment: To the extent the Court
                                             determines that the Holders of
                                             Reclamation Claims that are not
                                             Class 3(B) Claims are entitled to
                                             priority treatment, on the
                                             Effective Date, or as soon as
                                             practicable thereafter, Core-Mark
                                             Newco or the Post Confirmation
                                             Trust, as applicable, shall issue a
                                             promissory note in favor of such
                                             Holders in the estimated aggregate
                                             amount of their Allowed Claims and
                                             grant a second priority lien on the
                                             Post Confirmation Trust
                                             Distributable Assets entitling each
                                             Holder to its Ratable Proportion of
                                             the Post Confirmation Trust
                                             Distributable Assets, after all
                                             Class 3(B) Claims are paid in full.
                                             In the event the Court denies the
                                             Holders of Reclamation Claims that
                                             are not Class 3(B) Claims priority
                                             treatment, such Reclamation Claims
                                             shall be treated as Class 6 General
                                             Unsecured Claims hereunder.

                                    (3)      Voting: Class 5 is impaired and
                                             Holders of Allowed Claims in Class
                                             5 are entitled to vote to accept or
                                             reject the Plan.

                           h. Class 6--General Unsecured Claims other than Convenience Claims

                                    (1)      Classification: Class 6 consists of
                                             all Allowed General Unsecured
                                             Claims other than Convenience
                                             Claims.

                                    (2)      Treatment: On the Effective Date,
                                             or as soon as practicable
                                             thereafter, each Holder of an
                                             Allowed General Unsecured Claim
                                             other than Convenience Claims,
                                             shall be paid in full satisfaction,
                                             settlement, release, and discharge
                                             of and in exchange for each and
                                             every Allowed General Unsecured
                                             Claim other than Convenience
                                             Claims, at the Debtors' option, in
                                             one or a combination of the
                                             following manners: (i) issuance of
                                             a Ratable Proportion of New Common
                                             Stock subject to dilution from the
                                             issuance of warrants to the Tranche
                                             B Lenders or the shares of New
                                             Common Stock issued upon the
                                             conversion of Preferred

                                             Stock issued pursuant to the Rights
                                             Offering, if applicable, and
                                             through the Management Incentive
                                             Plan; and/or (ii) in the event the
                                             Debtors, with the consent of the
                                             Creditors Committee, elect to sell
                                             some or all of their assets as
                                             outlined herein, a Ratable
                                             Proportion of Cash remaining from
                                             the sale of such assets after all
                                             of the Allowed Unclassified Claims
                                             and Claims of Holders in Classes 1
                                             through 5 have been satisfied in
                                             full.

                                             As additional consideration, each
                                             Holder of an Allowed General
                                             Unsecured Claim shall be entitled
                                             to a Ratable Proportion of Excess
                                             Proceeds (as defined in the Post
                                             Confirmation Trust Agreement), if
                                             any, available from the Post
                                             Confirmation Trust after payment by
                                             the Post Confirmation Trust of all
                                             claims and obligations required to
                                             be made by the Post Confirmation
                                             Trust under the Plan, the Post
                                             Confirmation Trust Agreement, or
                                             otherwise, as set forth in the Post
                                             Confirmation Trust Agreement.
                                             Further, in the event the Debtors
                                             utilize a Rights Offering, each
                                             Holder of a General Unsecured Claim
                                             that is listed on the Rights
                                             Participation Schedule shall be
                                             entitled to receive, in exchange
                                             for such Holder's Claim, its Equity
                                             Subscription Rights for shares of
                                             Preferred Stock as outlined in
                                             Section VII.B of the Plan and
                                             Exhibit 6 to this Disclosure
                                             Statement.

                                    (3)      Voting: Class 6 is impaired and
                                             Holders of Claims in Class 6 are
                                             entitled to vote to accept or
                                             reject the Plan.

                           i.       Class 7 - Convenience Claims

                                    (1)      Classification: Class 7 consists of
                                             all General Unsecured Claims of
                                             $5,000 or less held by a single
                                             Holder. Holders of General
                                             Unsecured Claims in excess of
                                             $5,000 may not opt into Class 7.

                                    (2)      Treatment: On or as soon as
                                             practicable after the Effective
                                             Date, each Holder of an Allowed
                                             Class 7 Claim shall receive, in
                                             full and final satisfaction of such
                                             Claim, a cash distribution equal to
                                             10% of the amount of its Class 7
                                             Claim, provided however, the
                                             aggregate amount of such Allowed
                                             Class 7 Claims shall not exceed
                                             $10,000,000. If the aggregate
                                             amount of the Allowed Class 7
                                             Claims exceeds $10,000,000, each
                                             Holder of an Allowed Class 7 Claim
                                             shall receive its Ratable
                                             Proportion of $1,000,000.

                                    (3)      Voting: Class 7 is impaired, and
                                             Holders of Class 7 Claims are
                                             entitled to vote to accept or
                                             reject the Plan.

                           j.       Class 8--Equity Interests

                                    (1)      Classification: Class 8 consists of
                                             all Equity Interests.

                                    (2)      Treatment: Receives no distribution
                                             and are canceled as of the
                                             Effective Date.

                                    (3)      Voting: Class 8 is impaired, but
                                             because no distributions will be
                                             made to Holders of Class 8 Claims
                                             nor will such Holders retain any
                                             property, such Holders are deemed
                                             to reject the Plan pursuant to
                                             section 1126(g) of the Bankruptcy
                                             Code. Class 8 is not entitled to
                                             vote to accept or reject the Plan.

                           k.       Class 9--Intercompany Claims

                                    (1)      Classification: Class 9 consists of
                                             all Intercompany Claims.

                                    (2)      Treatment: Receives no distribution
                                             and are canceled as of the
                                             Effective Date.

                                    (3)      Voting: Class 9 is impaired, and
                                             because no distributions will be
                                             made to Holders of Class 9 Claims
                                             nor will such Holders retain any
                                             property, such Holders are deemed
                                             to reject the Plan pursuant to
                                             section 1126(g) of the Bankruptcy
                                             Code. Class 9 is not entitled to
                                             vote to accept or reject the Plan.

                           l.       Class 10 - Other Securities Claims and
                                    Interests

                                    (1)      Classification: Class 10 consists
                                             of all Other Securities Claims and
                                             Interests of whatever kind or
                                             nature.

                                    (2)      Treatment: Receives no distribution
                                             and are cancelled and discharged as
                                             of the effective date.

                                    (3)      Voting: Class 10 is impaired, and
                                             since no distributions will be made
                                             to Holders of Class 10 Claims, such
                                             Holders are deemed to reject the
                                             Plan pursuant to Section 1126(g) of
                                             the Bankruptcy Code. Class 10 is
                                             not entitled to vote to accept or
                                             reject the Plan.

         D.       Special Provision Governing Unimpaired Claims

         Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

         E.       Acceptance And Rejection Of The Plan

                  1.       Voting Classes

                  Each Holder of an Allowed Claim in Classes 3(B), 5, 6 and 7 shall be entitled to vote to accept or reject the Plan.

                  2.       Acceptance by Impaired Classes

                  An Impaired Class of Claims shall have accepted the Plan if
(a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

                  3.       Presumed Acceptance of Plan

                  Classes 1, 2, 3(A), 3(C) and 4 are unimpaired under the Plan and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

                  4.       Presumed Rejection of Plan

                  Classes 8, 9 and 10 are impaired and shall receive no distributions and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

                  5.       Non-Consensual Confirmation

                  The Debtors and the Committee reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in the event that any Voting Class fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code. The Debtors and the Committee reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with Section XIV.D. thereof.

         F.       Plan Implementation

                  1.       Substantive Consolidation

                  As set forth in Article V.A of the Plan, all of the Debtors seek a limited substantive consolidation of their estates solely for purposes of actions associated with the confirmation and consummation of the Plan, including, but not limited to, voting, confirmation and distribution. The Plan does not contemplate the merger or dissolution of any Debtor or the transfer or commingling of any asset of any Debtor, except that the assets of Fleming already being used by Fleming Convenience in its operations as shall be formally vested in Core-Mark Newco, Inc., or one of its Reorganized Debtor subsidiaries, and except to accomplish the distributions under the Plan. Such limited substantive consolidation shall not affect (other than for Plan voting, treatment and/or distribution purposes) (i) the legal and corporate structures of a Reorganized Debtor or (ii) equity interests in the Filing Subsidiaries.

                           a.       Other Effects of Substantive Consolidation

                           As set forth in Article V of the Plan, as a result of
substantive consolidation, a Holder of Claims against one or more of the Debtors arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more Debtors, including, without limitation, Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, shall have only one Allowed Claim on account of such Claims. In addition, all Claims between and among Fleming and its Filing Subsidiaries shall be eliminated as a result of substantive consolidation under the Plan.

                           b.       Benefits of Substantive Consolidation

                           The Debtors and the Committee believe that
substantive consolidation is in the best interest of the Debtors' estates and will promote a more expeditious and streamlined distribution and recovery process for Creditors. Substantive consolidation of the Debtors' estates will result in (i) the deemed consolidation of the assets and liabilities of the Debtors; (ii) the deemed elimination of intercompany claims, multiple and duplicative creditor claims, joint and several liability claims and guarantees; and (iii) the payment of Allowed Claims from a common pool of assets. Substantive consolidation will relieve the Debtors' estates from having to engage in the costly and time-consuming exercise of litigating intercompany claims as those claims will be eliminated. It will also relieve the Debtors from having to litigate creditor claims against multiple Debtor entities on the same liability, as only one claim will be deemed allowed and payable from one common pool of assets. The Debtors estimate that there have been over $20 billion of duplicate proofs of claim filed against the Debtors' estates. Moreover, substantive consolidation will provide for a greater recovery overall for the vast majority of creditors of the Debtors' estates.

                           c.       Legal Analysis of Substantive Consolidation

                           Substantive consolidation is an equitable doctrine
that permits the Bankruptcy Court to merge the assets and liabilities of affiliated entities so that the combined assets and liabilities are treated as though

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

held by one entity. It is well established that section 105(a) of the Bankruptcy Code, which provides in pertinent part that the "court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title," empowers a bankruptcy court to authorize substantive consolidation. The Bankruptcy Code also contemplates consolidation in aid of reorganization. 11 U.S.C. Section 1123(a)(5).

                           There are no express criteria in the Bankruptcy Code
for determining whether an order granting substantive consolidation should issue, but the Third Circuit has generally articulated a standard based on two cases, In re Auto-Train Corp., 810 F.2d 270 (D.C. Cir. 1987) and Union Savings Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515 (2d Cir. 1988). Under the Auto-Train test, the court looks at (1) whether there is substantial identity between the entities to be consolidated and (2) whether consolidation is necessary to avoid some harm or to realize some benefit. Under the Augie/Restivo test, the court will examine: (1) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit or (2) whether the affairs of the debtor companies are so entangled that consolidation will be beneficial.

                           A party may be estopped from opposing substantive
consolidation where a reasonable party in a similar situation "knew or should have known of the close association between affiliate and bankrupt," or where the party could be deemed to have dealt with the debtors with full knowledge of their consolidated operations. In re Snider Bros., Inc., 18 B.R. 230, 237-38 (Bankr. Mass. 1982). The existence of cross-corporate guarantees among each of the debtor entities may also put a party on notice of substantial identity among affiliates. See In re Commercial Envelope Mfg. Co., 3 B.C.D. 647, 655 (Bankr. S.D.N.Y. 1977). Estoppel is warranted, even though a creditor may not have dealt with more than any one debtor at a time, where the knowledge that there existed an intercorporate relationship could have bolstered confidence in dealing with any individual corporation because the creditor knew s/he could rely on the credit and assets of all the entities, not just the one with which s/he was dealing. Id.

                           Substantive consolidation is ultimately a test of
balancing of the equities where the court must weigh the economic prejudice of continued debtor separateness against the economic prejudice of substantive consolidation. As a court-made doctrine, substantive consolidation is constantly evolving to meet the realities of the ever-changing and increasingly complex business world. There is a modern trend towards favoring substantive consolidation. This trend is driven by judicial cognizance of modern business practices, which use complex interrelated business structures, involving interconnected parents and subsidiaries, overlapping directorates, and integrated administrative, operational and cash management systems. Murray Indus., Inc., 119 B.R. 820, 832 (Bankr. M.D. Fla. 1990). Substantive consolidation should be authorized whenever it will benefit the debtors' estates without betraying legitimate expectations of the debtors and their respective creditors. Id.

                           d.       The Debtors Meet the Criteria for
                                    Substantive Consolidation

                           The substantial interrelationship between and among
Fleming and the Filing Subsidiaries warrants substantive consolidation in this case. For example, the Debtors share a joint corporate structure, joint business operations and joint liability on the most significant and largest outstanding debts in these Chapter 11 Cases.

                                    (1)      Joint Corporate Structure.

                  - Fleming operates as the parent company for the Filing Subsidiaries as well as for the non-filing subsidiaries and owns 100% of the capital stock (directly or indirectly) of all of the Filing Subsidiaries.

                  - Fleming's officers and directors also serve as officers and directors of the Filing Subsidiaries' boards.

                  - Important decisions were generally made by the Fleming board and implemented by unanimous consent at the subsidiary level without separate board meetings.

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

                  - The Debtors file joint tax returns and engage in consolidated audits of their financial records.

                  - The Debtors file consolidated financial statements and SEC filings.

                                    (2)      Joint Business Operations.

                  - The Debtors use a centralized cash management system for operations conducted between themselves, their affiliates and third parties, including the Pre-Petition Lenders.

                  - The Fleming Subsidiaries have no access to capital outside of Fleming's credit facility because all funds in the Fleming Subsidiaries' accounts are swept on a daily basis into Fleming's main concentration accounts.

                  - The Filing Subsidiaries were managed as seamless divisions of Fleming. For example, after the Fleming acquisition of Core-Mark in June 2002, Core-Mark interacted with the public as Fleming Convenience, a division of Fleming. The Debtors also heavily promoted the acquisition of Core-Mark as creating a seamless national geographic network with respect to Fleming Convenience (as discussed in more detail infra).

                  - Fleming provides various insurance, SEC reporting and other administrative services including legal services for the Fleming Subsidiaries.

                  - Vendors perceived the Debtors as one integrated company based on the fact that Vendors of Fleming Convenience withdrew millions of dollars of credit from Fleming Convenience because of fears concerning Fleming Companies, Inc.'s economic condition.

                                    (3)      Joint Liability on Debt.

                  - The Filing Subsidiaries are liable to the Pre-Petition Lenders for all Pre-Petition Lenders' Claims arising under Class 2 of the Plan due to a guarantee on the Pre-Petition Lenders' secured pre-petition indebtedness executed by the Filing Subsidiaries.

                  - The Filing Subsidiaries executed the Bond Guarantees in favor of the Holders of Old Notes pre-petition and are thus liable for amounts outstanding under the Old Notes.

                  - The PBGC alleges that the Filing Subsidiaries, as members of Fleming's controlled group, are liable for the PBGC Claims.

                  - A substantial majority of the Claims filed against the Debtors by the Bar Date are against multiple Debtors for the same underlying debt.

                           Based upon the Debtors' joint corporate structure,
joint business operations, and joint liability on debt, among other things, the Debtors believe that Fleming and all Filing Subsidiaries should be consolidated for Plan purposes. The Debtors have undertaken an extensive factual review of the factors in support of substantive consolidation and believe that the facts in these cases warrant substantive consolidation.

                           For example, the Debtors believe that Core-Mark
International, Inc. ("Core-Mark") as well as its direct subsidiaries should be consolidated with Fleming. Fleming acquired Core-Mark on June 18, 2002. The code name for Fleming's acquisition of Core-Mark was "Project Platform." That is, Fleming acquired Core-Mark as a platform to create a national convenience store distribution business to compliment its national wholesale distribution business. Immediately upon acquiring Core-Mark, Fleming went to work on combining and promoting its new national convenience store distribution business. For example, from the outset, Fleming instructed Core-Mark to change the name under which it did business to include a reference to Fleming. Shortly thereafter, Core-

Mark and Fleming settled on the name "Fleming Convenience." Fleming also gave operational control of its seven eastern convenience store distribution centers to Fleming Convenience.

                           Core-Mark's transformation into Fleming Convenience
was accomplished both within the company and in the outside convenience distribution world at large. Internally, Core-Mark changed virtually all aspects of its identity from Core-Mark to Fleming Convenience. The company name on everything from envelopes and letterhead to human resources forms and employee benefits plans was changed from Core-Mark to Fleming Convenience. Core-Mark's intercompany forms that were changed to Fleming Convenience forms included life insurance forms, health insurance forms, job application forms, 401K plan forms, designation of beneficiary forms, employee attendance record forms and summary of benefits forms.

                           The change from Core-Mark to Fleming Convenience was
just as pronounced to the outside convenience distribution world. After the acquisition, Core-Mark began answering its phones as Fleming-Convenience, Fleming-Core-Mark, and/or Core-Mark-Fleming. The company name on the materials given to the outside convenience distribution world was changed to Fleming Convenience as well. For example, the name on company e-mails, letterhead, envelopes, invoices, purchase orders, driver receipt forms, manual check stock, customer reorder tags, credit-due-us forms and credit applications was changed from Core-Mark to Fleming Convenience. In addition, shortly after the acquisition, the business cards of the sales and marketing personnel added the Fleming Convenience logo, and the business cards of the other Fleming Convenience personnel changed thereafter as well.

                           By July 2002, less than a month after its acquisition
by Fleming, Core-Mark was marketing itself to the outside world as Fleming's national convenience store distribution business. To accomplish this task, Core-Mark changed the name on its Smart Stock, Smart Set, Cooler Door, Promo Power and other marketing programs to Fleming Convenience. These Fleming Convenience marketing materials were sent to its major vendors, as well as its customers and potential customers. Core-Mark also changed the name on its monthly newsletter which it sent to vendors and customers alike to Fleming Convenience.

                           In addition, at the key convenience store industry
event of the year, the 2002 National Association of Convenience Stores (NACS) conference in Orlando, Florida, Fleming went to great lengths to inform the industry of the advent of Fleming Convenience, its new nationwide convenience store distribution platform. Fleming Convenience sent invitations announcing the change from Core-Mark to Fleming Convenience to all of the members of NACS, which included vendors, distributors and customers alike. Fleming Convenience also solicited its major vendors (now its creditors) to sponsor its much larger than usual booth at the 2002 NACS Conference. Fleming Conveniences' solicitations, as well as its NACS booth, heralded the change from Core-Mark to Fleming Convenience. Fleming Convenience also hosted a golf tournament and a separate gala at the NACS conference. Over 500 of its customers and vendors participated in these events where the Fleming Convenience name was prominently featured.

                           Fleming also held meetings with the industry's
largest trade credit group, the National Food Manufacturers Credit Group (NFMCG), in which they discussed the acquisition of Core-Mark and its transformation to Fleming Convenience. On October 25, 2002, representatives of Fleming met with the NFMCG's Trade Relations Committee in Scottsdale, Arizona. In that meeting, they discussed, among other things, Fleming's integration of Core-Mark. On January 24, 2003, Fleming met again with the Trade Relations Committee of the NFMCG. In that meeting, they discussed the success of Fleming's acquisition of Core-Mark and presented the Trade Relations Committee with consolidated financial information that included Fleming Conveniences' financial information as well.

                           That the outside world knew full well of Fleming
Convenience's interconnection with Fleming was evident when the market became aware of Fleming's financial troubles. Indeed, as early as November 2002, one or more of Fleming Conveniences' large vendors tightened their credit terms with Fleming Convenience as a result of an unfavorable article published about Fleming in the Wall Street Journal. Thereafter, in March 2003, as the market became more aware of Fleming's troubles, many of Fleming Conveniences' vendors restricted their credit terms based on the reputed troubles of Fleming.

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

                           e. Substantive Consolidation Will Provide A Benefit To The Estates And Result In A Higher Recovery For Creditors

                           Under the circumstances of this case, substantive
consolidation is warranted because there is substantial identity between Fleming and the Filing Subsidiaries, because the benefits outweigh the harm of consolidation, because untangling intercompany accounts would be lengthy and needlessly costly, and because creditors, who may or may not be prejudiced, and who knew or should have known they were dealing with a single entity, are estopped from asserting any kind of defense against substantive consolidation, which will facilitate the expedient consummation of the Plan. In particular, the very same creditors who, prior to the bankruptcy treated Fleming Convenience as part of Fleming, cannot now be heard to complain that they did not believe that they were dealing with Fleming.

                           A denial of substantive consolidation will result in
lengthy delay as intercompany liabilities and duplicate Claims are adjudicated, thereby threatening the timely consummation of the Plan and jeopardizing the patience and credit of customers and vendors willing to work with the reorganized Debtors, or Core-Mark Newco. These lengthy adjudications will necessitate large administrative costs, which will consume the assets of the Debtors' estates that would otherwise be used for distribution to creditors. Substantive consolidation will benefit the vast majority of creditors, who will not only benefit from streamlined legal proceedings and the administrative cost savings that engenders, but will realize a greater distribution than if the Debtors were forced to pursue separate liquidations or plans. Lastly, substantive consolidation will benefit the creditors of these cases because it will facilitate a speedy and cost-effective reorganization that will hasten the emergence of a viable Fleming Convenience business in which these creditors will have an interest.

                  2. Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

                  Each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation or partnership, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date all property of the Estate and any property acquired by the Debtors or the Reorganized Debtors under the Plan shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

                  3. Cancellation of Old Notes, Old Stock and Other Equity Interests

                  On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates and other documents evidencing
(a) the Old Notes, (b) the Old Stock and (c) any stock options, warrants or other rights to purchase Old Stock shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided in the Plan, any indenture relating to any of the foregoing, including, without limitation, the Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Old Notes Trustees, shall be discharged; provided that the indentures that govern the rights of the Holder of a Claim and that are administered by the Old Notes Trustees, an agent or servicer shall continue in effect solely for the purposes of (y) allowing the Old Notes Trustees, agent or servicer to make the distributions to be made on account of such Claims under the Plan and to perform such other necessary administrative functions with respect thereto and (z) permitting the Old Notes Trustees, agent or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement. Any fees or expenses due to any of the Old Notes Trustees, agent or servicer shall be paid directly by the Debtors and shall not be deducted from any distributions to the Holders of Claims and Equity Interests.

                  4.       Issuance of New Securities; Execution of Related
                           Documents

                  On or as soon as practicable after the Effective Date, Core-Mark Newco shall issue all securities, notes, instruments, certificates and other documents of Core-Mark Newco required to be issued pursuant to the Plan, including, without limitation, the New Common and Preferred Stock, if applicable, each of which shall be distributed as provided in the Plan. Core-Mark Newco shall execute and deliver such other agreements, documents and instruments, including the Registration Rights Agreement, if applicable.

                  5.       Restructuring Transactions

                  On or before the Effective Date, Core-Mark Newco, a new Delaware corporation, shall be formed by certain of the Debtors' creditors or a nominee on their behalf. Core-Mark Newco shall form two wholly-owned subsidiaries, Core-Mark Holdings I and Core-Mark Holdings II, both Delaware corporations, and make a capital contribution of its stock to these entities. Core-Mark Holdings I and Core-Mark Holdings II shall form another subsidiary, Core-Mark Holdings III, owned equally by Core-Mark Holdings I and Core-Mark Holdings II, and shall make a capital contribution of the stock of Core-Mark Newco to Core-Mark Holdings III. Core-Mark Newco, Core-Mark Holdings I, Core-Mark Holdings II, Core-Mark Holdings III and Fleming shall engage in certain transactions on the Effective Date that will result in, among other things, all of the stock of Core-Mark Newco being distributed in accordance with
Article III of the Plan.

                  In addition, on or after the Effective Date, the Reorganized Debtors may continue to enter into such transactions and may continue to take such actions as may be necessary or appropriate to effect a further corporate restructuring of their respective businesses, including actions necessary to simplify, reorganize and rationalize the overall reorganized corporate structure of the Reorganized Debtors. While the Debtors are presently evaluating potential restructuring transactions, the contemplated transactions may include (i) dissolving various unnecessary subsidiary companies, including certain of the Debtors, (ii) filing appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (iii) any other action reasonably necessary or appropriate in connection with the contemplated transactions. In each case in which the surviving, resulting or acquiring corporation in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor.

                  6. Corporate Governance, Directors and Officers, and Corporate Action

                           a. Amended Certificate of Incorporation and By-laws

                           After the Effective Date, the Reorganized Debtors, as
applicable, may, if necessary, reincorporate in their respective states of incorporation and file their Restated Certificates of Incorporation with the Secretary of State in the state in which they are incorporated. After the Effective Date, the Reorganized Debtors may, if necessary, amend and restate their Restated Certificates of Incorporation and other constituent documents as permitted by applicable law.

                           b.       Directors and Officers of the Reorganized
                                    Debtors

                           Subject to any requirement of Bankruptcy Court
approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the principal officers of the Debtors immediately prior to the Effective Date will be the officers of the Reorganized Debtors. Pursuant to section 1129(a)(5), the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Core-Mark Newco and each Reorganized Debtor. The initial board of directors of Core-Mark Newco shall consist of seven members, the Chief Executive Officer of Core-Mark Newco,[___] representatives selected by the Committee and [___] representatives selected by the Equity Investor, if applicable. To the extent any such Person is an "insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of such Reorganized Debtor's certificate of incorporation, and other constituent documents.

                           c.       Corporate Action

                           After the Effective Date, the adoption and filing, if
necessary, of any of the Reorganized Debtors' Restated Certificates of Incorporation, the approval of their Restated By-laws, the appointment of directors and officers for Core-Mark Newco, the adoption of the Management Incentive Plan, and all other actions contemplated hereby with respect to each of the Reorganized Debtors shall be authorized and approved in all respects (subject to the provisions hereof). All matters provided for in the Plan involving the corporate structure of any Debtor or any Reorganized Debtor, and any corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor. On the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors of each Reorganized Debtor are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor.

                  7.       The Rights Offering Alternative

                  In order to fund the Debtors' obligations under the Plan, the Debtors, among other things, may, in the alternative to the Tranche B Loan, offer Holders of Class 6 Claim the opportunity to purchase, for cash, additional equity in the Reorganized Debtors' businesses. This opportunity shall be in the form of a Rights Offering whereby each Holder of a Class 6 Claim that is listed on the Rights Participation Schedule (filed with the Plan as Exhibit B) shall be entitled to exercise its right to purchase shares of Preferred Stock in Core-Mark Newco ("Equity Subscription Rights"), up to the amount of each Holder's Rights Participation Claim Amount listed on the Rights Participation Schedule. The terms and conditions of the Rights Offering and a description of the Preferred Stock are outlined in the Equity Commitment Letter filed with the Plan as Exhibit F and Exhibit 5 to the Disclosure Statement.

         G.       Post-Confirmation Trust

                  1.       Formation/Purpose

         On the Effective Date or as soon as practicable thereafter, Core-Mark Newco will form a Post Confirmation Trust to administer certain of its post confirmation responsibilities under the Plan, including, but not limited to, those responsibilities associated with the pursuit and collection of the Litigation Claims and Causes of Action.

                  2.       Powers

         The powers, authority, responsibilities and duties of the Post Confirmation Trust and the allocation of such powers, authority, responsibilities and duties between Core-Mark Newco and the Post Confirmation Litigation Trust shall be set forth and governed by the Post Confirmation Trust Agreement to be mutually agreed upon by the Debtors and the Committee. The Debtors and the Committee shall also mutually agree upon appointment of the Post Confirmation Trustee who shall have the power to administer the Post Confirmation Trust and will be supervised by the Post Confirmation Trust Advisory Board as specified in the Post Confirmation Trust Agreement. The Post Confirmation Trust Advisory Board shall consist of the Post Confirmation Trustee and [___] additional members, [___] members selected by the Committee, [___] members selected by the Debtors and one member selected by the Equity Investor, if applicable.

                  3.       Funding

         Upon the Effective Date, the Post Confirmation Trust will be funded with certain cash on hand and/or certain proceeds from the Exit Financing Facility and the Tranche B Loan or Rights Offering. In addition, the Post Confirmation Trust shall have available the proceeds from the prosecution of Causes of Action. To the extent necessary, Core-Mark Newco will enter into a post confirmation funding agreement with the Post Confirmation Trust to assure that the Post Confirmation Trust has appropriate funds to carry out its duties and responsibilities as set forth in the Post Confirmation Trust Agreement.

         H.       Creation of Professional Fee Escrow Account

         On or before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account.

         I.       Executory Contracts

                  1. Assumption/Rejection of Executory Contracts and Unexpired Leases

                  As of the Effective Date, except as otherwise provided in the Plan, all executory contracts or unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (i) have been previously rejected or assumed by Order of the Bankruptcy Court, (ii) are subject to a pending motion to reject or assume,
(iii) are executory contracts and unexpired leases related to the Wholesale Distribution Business for which the Option Period to assume or reject such executory contract or unexpired lease has not yet expired or (iv) are specifically listed on the Assumption Schedule filed with the Plan Supplement. The Debtors reserve the right for 30 days after the Confirmation Date to modify the Assumption Schedule to add executory contracts or leases or remove executory contracts or leases from such Assumption Schedule. The Debtors shall provide appropriate notice to any party added or removed from the Assumption Schedule after the Confirmation Date and any such party removed from the Assumption Schedule shall have thirty days from the receipt of such notice to file a proof of claim with the Bankruptcy Court.

                  On the Petition Date, the Debtors were parties to certain collective bargaining agreements ("CBA's"). The Debtors are assuming the four
(4) CBA's with labor organizations at facilities where the Debtors operations are on-going, which CBA's are identified on the Assumption Schedule. All other CBA's in existence on April 1, 2003 between labor organizations and the Debtors either have been assumed and assigned to facility purchasers or have lapsed or otherwise terminated in connection with facility or business closings or sales.

                  2. Claims Based on Rejection of Executory Contracts or Unexpired Leases

                  Except as provided in Section VIII.A. of the Plan, all proofs of Claims with respect to Claims, if any, arising from the rejection of executory contracts or unexpired leases that are rejected as a result of the Plan must be filed with the Bankruptcy Court within thirty (30) days after the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time or any applicable Contract Claims Bar Date, will be forever barred from asserting against any Debtor or Reorganized Debtor, their respective Estates, their property and the Post Confirmation Trust unless otherwise ordered by the Bankruptcy Court or provided in the Plan.

                  3. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

                  Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash as soon as practicable after the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

                  4.       Indemnification of Directors, Officers and Employees

                  The obligations of each Debtor to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in such Debtor's constituent documents, by a written agreement with such Debtor or under Delaware or other applicable corporate law, and specifically excluding any obligation to indemnify the Excluded D&O Releasees listed on Exhibit C attached to the Plan, shall be deemed and treated as executory contracts that are assumed by such Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as obligations of the Reorganized Debtors and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                  5.       Compensation and Benefit Programs

                  Except as otherwise expressly provided in the Plan, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date will be deemed rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for those with respect to the Reorganized Debtors' employees specifically designated on the Benefits Schedule filed with the Plan Supplement.

         J.       Distributions

                  1.       Distributions for Claims Allowed as of the Effective
                           Date

                  Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon thereafter as practicable. Except as evidenced by an electronic entry, as a condition to receive any distribution under the Plan, each Old Note Holder must comply with Sections IX.I. and IX.K. of the Plan. All distributions shall be made in accordance with any applicable Indenture agreement, loan agreement or analogous instrument or agreement.

                  2. Distributions by Core-Mark Newco and the Post Confirmation Trust

                  Except as otherwise provided in the Plan, Core-Mark Newco or the Post Confirmation Trust, as applicable, shall make all distributions required under the Plan. Notwithstanding the provisions of Section V.C. of the Plan regarding the cancellation of the Indentures, the Indentures shall continue in effect to the extent necessary to allow the Old Notes Trustees to provide information to the Exchange Agent to permit distributions of the New Common Stock and to receive New Common Stock on behalf of the Holders of the Old Notes and make distributions pursuant to the Plan on account of the Old Notes as agent for Core-Mark Newco. The Old Notes Trustees (or any agents or servicers) providing services related to distributions to the Holders of Allowed Old Note Claims shall receive, from Core-Mark Newco, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services and upon the presentation of invoices to Core-Mark Newco. All distributions to be made under the Plan shall be made without any requirement for bond or surety with respect thereto.

                  3.       Interest on Claims

                  Except as otherwise specifically provided for in the Plan or in the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, other than the Pre-Petition Lender Secured Claims and the DIP Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

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

                  4. Delivery and Distributions and Undeliverable or Unclaimed Distributions

                           a.       Delivery of Distributions in General

                           Distributions to Holders of Allowed Claims shall be
made at the address of the Holder of such Claim as indicated on the records of Debtors or upon their proofs of Claims, if any, or, if such Holder holds Senior Note Claims, distributions with respect to such Senior Note Claims will be made to the Senior Notes Indenture Trustee which will make distributions to Holders of Old Senior Notes. To the extent the Senior Notes Indenture Trustee makes distributions to DTC, DTC will, in turn, make appropriate book entries to reflect the distributions it makes to Holders. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Old Note Claims shall be made in accordance with the provisions of the applicable Indentures.

                           b.       Undeliverable Distributions

                                    (1)      Holding of Undeliverable
                                             Distributions. If any distribution
                                             to a Holder of an Allowed Claim is
                                             returned to Core-Mark Newco or the
                                             Post Confirmation Trust as
                                             undeliverable, no further
                                             distributions shall be made to such
                                             Holder unless and until Core-Mark
                                             Newco or the Post Confirmation
                                             Trust is notified in writing of
                                             such Holder's then-current address.
                                             Undeliverable distributions shall
                                             remain in the possession of
                                             Core-Mark Newco or Post
                                             Confirmation Trust subject to
                                             Section IX.E.2(b) of the Plan until
                                             such time as a distribution becomes
                                             deliverable. Undeliverable Cash
                                             shall not be entitled to any
                                             interest, dividends or other
                                             accruals of any kind. As soon as
                                             reasonably practicable, Core-Mark
                                             Newco or the Post Confirmation
                                             Trust shall make all distributions
                                             that become deliverable.

                                    (2)      Failure to Claim Undeliverable
                                             Distributions. In an effort to
                                             ensure that all Holders of Allowed
                                             Claims receive their allocated
                                             distributions, as of 120 days after
                                             the Effective Date, the Debtors
                                             will compile a listing of unclaimed
                                             distribution Holders. This list
                                             will be maintained for as long as
                                             the Chapter 11 Cases stay open. Any
                                             Holder of an Allowed Claim
                                             (irrespective of when a Claim
                                             became an Allowed Claim) that does
                                             not assert a Claim pursuant to the
                                             Plan for an undeliverable
                                             distribution (regardless of when
                                             not deliverable) within one year
                                             after the Effective Date shall have
                                             its Claim for such undeliverable
                                             distribution discharged and shall
                                             be forever barred from asserting
                                             any such Claim against any
                                             Reorganized Debtor or its
                                             respective property. In such cases:
                                             (i) any Cash held for distribution
                                             on account of such Claims shall be
                                             the property of Core-Mark Newco or
                                             the Post Confirmation Trust, as
                                             applicable, free of any
                                             restrictions thereon; and (ii) any
                                             New Common Stock held for
                                             distribution on account of such
                                             Claims shall be canceled and of no
                                             further force or effect. Nothing
                                             contained in the Plan shall require
                                             Core-Mark Newco or the Post
                                             Confirmation Trust to attempt to
                                             locate any Holder of an Allowed
                                             Claim or Allowed Equity Interest.

                                    (3)      Abandoned Property Law. The
                                             provisions of the Plan regarding
                                             undeliverable distributions will
                                             apply with equal force to
                                             distributions made pursuant to the
                                             Old Note Indentures notwithstanding
                                             any provision in such indenture to
                                             the contrary and notwithstanding
                                             any otherwise applicable escheat,
                                             abandoned or unclaimed property
                                             law.

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

                  5.       Distribution Record Date

                  As of the close of business on the Distribution Record Date, the transfer register for the Old Notes, as maintained by the Debtors, the Old Notes Trustees or their agents, shall be closed, and there shall be no further changes in the record Holders of any Old Notes. Moreover, the Reorganized Debtors shall have no obligation to recognize the transfer of any Old Notes occurring after the Distribution Record Date and shall be entitled for all purposes in the Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

                  6.       Timing and Calculation of Amounts to be Distributed

                  Except as otherwise provided in the Plan, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against the Debtors shall receive the distributions that the Plan provides for Allowed Claims in the applicable Class, provided however, Core-Mark Newco and the Post Confirmation Trust, as applicable, shall maintain reserve accounts in trust for the payment or distribution on account of potential or Disputed Claims and shall make the appropriate adjustments in distributions to adequately take into consideration and fund such reserve accounts. Core-Mark Newco and the Post Confirmation Trust, as applicable, shall be authorized to make interim distributions and any subsequent distributions necessary to distribute any Cash, New Common Stock or other consideration held in any reserve account to the appropriate Claim Holder as Claims are resolved and reserves are reduced in accordance with the Plan. If and to the extent that there are Disputed Claims, beginning on the date that is 45 calendar days after the end of the month following the Effective Date and no more than 45 calendar days after the end of each month thereafter, distributions shall also be made, pursuant to the Plan, to Holders of Disputed Claims in any Class whose Claims were Allowed during the preceding month.

                  7.       Minimum Distribution

                  The New Common Stock will be issued as whole shares. If a registered record Holder of an Allowed Claim is entitled to the distribution of a fractional share of New Common Stock, unless otherwise determined and approved by the Bankruptcy Court, the fractional distribution to which such Holder would be entitled shall be aggregated with all other such similar distributions by Core-Mark Newco (or its agent), and as soon as practicable after the Effective Date, sold by Core-Mark Newco (or its agent) in a commercially reasonable manner. Upon the completion of such sale, the net proceeds thereof shall be distributed (without interest), pro rata in the case of New Common Stock, to the Holders of Allowed Claims, based upon the fractional share of New Common Stock each such Holder would have been entitled to receive or deemed to hold had Core-Mark Newco issued fractional shares of New Common Stock. Such distributions shall be in lieu of any other distribution.

                  8.       Setoffs

                  The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder, except as specifically provided in the Plan.

                  9.       Old Notes

                  Each record Holder of an Allowed Claim relating to the Old Notes not held through DTC shall either (a) tender its Old Notes relating to such Allowed Claim in accordance with written instructions to be provided to such Holders by the applicable Reorganized Debtor as promptly as practicable following the Effective Date, or (b) if the Holder's Old Note has been destroyed, lost, stolen or mutilated, comply with Section IX.K. of the Plan. Such instructions shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with a letter of transmittal in accordance with such

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

instructions. All surrendered Old Notes shall be marked as canceled. If any Holder of Old Notes not held through DTC submits bearer bonds without coupons or coupons only, the Debtors shall adjust the consideration exchanged therefor appropriately.

                  10.      Failure to Surrender Canceled Instruments

                  Any Holder of Allowed Claims relating to the Old Notes not held through DTC that fails to surrender or is deemed to have failed to surrender its Old Notes required to be tendered hereunder or that has failed to comply with Section IX.K. of the Plan within one year after the Effective Date shall have its Claim for a distribution pursuant to the Plan on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective properties. In such cases, any New Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Section IX.E. of the Plan.

                  11.      Lost, Stolen, Mutilated or Destroyed Debt Securities

                  In addition to any requirements under the Indentures or any related agreement, any Holder of a Claim evidenced by an Old Note not held through DTC that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the applicable Reorganized Debtor: (a) an affidavit of loss reasonably satisfactory to such Reorganized Debtor setting forth the unavailability of the Old Note not held through DTC; and (b) such additional security or indemnity as may be reasonably required by such Reorganized Debtor to hold such Reorganized Debtor harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by an Old Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such non-DTC note.

                  12.      Share Reserve

                  In addition to the provisions of Section X.A.3. of the Plan, Core-Mark Newco shall be required to establish and maintain an appropriate reserve of New Common Stock to ensure distribution of New Common Stock to the Holder of any Disputed Claim upon its allowance.

                  13.      Settlement of Claims and Controversies

                  Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or distribution to be made on account of any such Allowed Claim.

         K.       Resolution of Disputed Claims

                  1.       Prosecution of Objections to Claims

                  After the Effective Date, except in regard to objections to Professional fees and other fees, Core-Mark Newco and the Post-Confirmation Trustee, as applicable, shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims on behalf of the Debtors and Reorganized Debtors. From and after the Effective Date, Core-Mark Newco and the Post-Confirmation Trustee, as applicable, may settle or compromise any Disputed Claim on behalf of the Reorganized Debtors without approval of the Bankruptcy Court. The party responsible between Core-Mark Newco and the Post Confirmation Trust for the various Claims shall be outlined in the Post Confirmation Trust Agreement.

                  2.       Estimation of Claims

                  Core-Mark Newco and the Post Confirmation Trustee, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Core-Mark Newco or the Post Confirmation Trust, as applicable, has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Core-Mark Newco and the Post Confirmation Trustee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

                  3.       Payments and Distributions on Disputed Claims

                  Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by Core-Mark Newco or the Post Confirmation Trust, as applicable, Core-Mark Newco and the Post Confirmation Trust, as applicable, in their sole discretion, shall not make any partial payments or partial distributions with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 45 calendar days after the month in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive the appropriate payment or distribution on the Allowed Claim(s), except as otherwise agreed by Core-Mark Newco or the Post Confirmation Trust, as applicable, until the Disputed Claim(s) is or are resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, Core-Mark Newco and the Post Confirmation Trust, as applicable, shall establish appropriate reserves for potential payment of such Claims.

                  4.       Allowance of Claims

                  Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Bankruptcy Code and no objection to such Claim has been filed by the Objection Deadline or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors and the Post Confirmation Trust, as applicable, after confirmation will have and retain any and all rights, remedies, causes of action and defenses the Debtors had with respect to any Claim as of the date the Debtors filed their petitions for relief under the Bankruptcy Code. All Claims of any Person or Entity that may owe money to the Debtors shall be disallowed unless and until such Person or Entity pays the amount it owes the Debtors in full.

                  5.       Controversy Concerning Impairment

                  If a controversy arises as to whether any Claims, or any Class of Claims, is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

         L.       Retention Of Jurisdiction

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

                  1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

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

                  2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VII in the Plan to add or strike any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

                  4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors;

                  6. enter such orders as may be necessary or appropriate to implement or consummate the provisions in the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or this Disclosure Statement;

                  7. resolve any cases, controversies, suits or disputes that may arise in connection with the occurrence of the Effective Date, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

                  8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

                  9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

                  10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                  11. determine any other matters that may arise in connection with or relate to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

                  12. enter an order and/or final decree concluding the Chapter 11 Cases.

         M.       Release, Injunctive And Related Provisions

                  1.       Subordination

                  The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

                  2.       MUTUAL RELEASES BY RELEASEES

                  ON AND AFTER THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICES OF THE RELEASEES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, EACH OF THE RELEASEES SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED ONE ANOTHER FROM ANY AND ALL CLAIMS (AS DEFINED IN
SECTION 101(5) OF THE BANKRUPTCY CODE), OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE RELEASEES OR THEIR SUBSIDIARIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AND PROVIDED THAT THE DEBTORS, THE REORGANIZED DEBTORS AND THE POST CONFIRMATION TRUSTEE RESERVE THEIR RIGHTS TO BRING AVOIDANCE ACTIONS, COLLECT VENDOR DEDUCTIONS, OR ASSERT SETOFF, RECOUPMENT AND OTHER SIMILAR DEFENSES OR CLAIMS AGAINST MEMBERS OF THE COMMITTEE WITH RESPECT TO DEBTORS' ORDINARY COURSE BUSINESS DEALINGS WITH SUCH COMMITTEE MEMBERS.

                  3.       RELEASES BY HOLDERS OF CLAIMS

                  ON AND AFTER THE EFFECTIVE DATE, EACH CLAIM HOLDER THAT HAS AFFIRMATIVELY VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE RELEASEES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH CLAIM HOLDER WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (w) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF A DEBTOR,
(x) A DEBTOR, REORGANIZED DEBTOR OR CORE-MARK NEWCO, (y) THE CHAPTER 11 CASES OR
(z) THE NEGOTIATION, FORMULATION AND PREPARATION OF THE PLAN, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

                  4.       INDEMNIFICATION

                  THE DEBTORS, REORGANIZED DEBTORS AND CORE-MARK NEWCO SHALL BE JOINTLY AND SEVERALLY OBLIGATED TO INDEMNIFY ALL D&O RELEASEES AND THEIR RESPECTIVE AFFILIATES, AGENTS AND PROFESSIONALS AGAINST ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSE OF ACTION OR LIABILITIES WHETHER DIRECT OR INDIRECT, DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE CHAPTER 11 CASES, THE PLAN OR THIS DISCLOSURE STATEMENT EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. THE DEBTORS WILL FUND THE PURCHASE OF TAIL LIABILITY COVERAGE UNDER THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE POLICIES.

                  5.       EXCULPATION

                  THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE D&O RELEASEES, THE POST-PETITION LENDERS, THE OLD NOTES TRUSTEES, THE COMMITTEE, THE POST CONFIRMATION TRUSTEE, AND THE POST CONFIRMATION ADVISORY BOARD, AND THEIR MEMBERS AND PROFESSIONALS (ACTING IN SUCH CAPACITY) SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY PRE- OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION OR OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN, THE DISCLOSURE STATEMENT OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN

CONNECTION WITH THE PLAN OR ANY OTHER PRE-PETITION OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR IN CONTEMPLATION OF, RESTRUCTURING OF THE DEBTORS.

                  6.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY
                           INTERESTS

                  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN: (1) THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS IN THE PLAN, SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST ANY DEBTOR OR ANY OF ITS RESPECTIVE ASSETS OR PROPERTIES, (2) ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN, ANY DEBTOR SHALL BE SATISFIED, DISCHARGED AND RELEASED IN FULL AND (3) ALL PERSONS AND ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST ANY REORGANIZED DEBTOR, ITS SUCCESSORS OR ITS ASSETS OR PROPERTIES ANY OTHER OR FURTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE.

                  7.       INJUNCTION

                  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ANY SUCH CLAIM OR INTEREST AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; (b) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; (c) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; AND (d) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTORS OR AGAINST THE PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST, UNLESS SUCH RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT HAS BEEN PREVIOUSLY ASSERTED IN A TIMELY FILED PROOF OF CLAIM.

                  8.       Impact of Plan on Pending Litigation

                           Pursuant to Section III.B.12 of the Plan, Other
Securities Claims and Interests, including, but not limited to, the securities litigation by current or former Fleming shareholders described in Section V.C.6 herein, will be permanently enjoined and any claims thereunder discharged. Litigation involving directors and officers of the Debtors, including, but not limited to, that described in Section V.C.6 herein may be subject to the releases contained in Section XII of the Plan. Litigation that is not deemed an Other Securities Claim or Interest or is not effected by the releases contained in Section XII of the Plan, and is not otherwise discharged, settled or expunged in accordance with the Plan, will be permanently enjoined pursuant to Section XII.C of the Plan, and any Allowed Claims generally will be treated as Class 6 Claims.

                  9.       Consideration for Releases, Indemnification and
                           Exculpation

                           As defined above, the Releases provided for herein to
the Releasees are made in exchange for the significant contributions made by the Releasees to the Debtors and the reorganization efforts. Certain Releasees, like the Debtors' officers, directors, employees and Professionals, have made contributions both in the form of the time and effort they have dedicated to the reorganization process. Others, like the members of the Creditors' Committee and their Professionals, in addition to their time and effort, have contributed significantly by striving to obtain consensus among their constituents for the joint Plan to benefit all unsecured creditors. Without these contributions, the Debtors' reorganization certainly would be compromised.

         N.       Conditions Precedent to Plan Consummation

         It shall be a condition to Confirmation of the Plan that all provisions, terms and conditions of the Plan are approved in the Confirmation Order.

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

         O.       Conditions Precedent to Occurrence of the Effective Date

         It shall be a condition to occurrence of the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section XI.C. thereof:

                  1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance satisfactory to the Debtors and the Committee and shall provide that, among other things:

                           a. the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

                           b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

                           c. Core-Mark Newco is authorized to issue the New Common Stock, Preferred Stock, if applicable, and Management Options; and

                           d. the New Common Stock and the Preferred Stock and the Equity Subscription Rights, if applicable, issued under the Plan are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Common Stock or Preferred Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code or the offer and sale of the Preferred Stock to the Equity Investor shall be qualified under the section 4(2) private placement exemption contained in the Securities Act.

                  2. The following agreements, in form and substance satisfactory to the Reorganized Debtors and the Committee shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

                           a.       Exit Financing Agreement;

                           b.       Tranche B Loan Agreement, if applicable;

                           c.       The Equity Commitment Letter, if applicable;

                           d.       Registration Rights Agreements, if any; and

                           e.       Management Incentive Plan.

                  3. The Certificate of Incorporation of Core-Mark Newco shall have been filed with the Secretary of State of the State of Delaware.

                  4. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

                  5. The new board of directors of Core-Mark Newco shall have been appointed.

                  6. The Reorganized Debtors shall have established and funded the Professional Fee Escrow Account.

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

                  7. The appropriate Final Orders recognizing and implementing the Plan in Canada shall have been obtained from the Canadian CCAA Court.

                  8. The Post Confirmation Trust shall be established and all actions, documents and agreements necessary to implement the Post Confirmation Trust shall have been effected or executed.

                  9. The granting of the Equity Subscription Rights, if applicable, and the issuance of the New Common Stock and Preferred Stock issuable upon the exercise of the Equity Subscription Rights under the Plan shall be exempt from the prospectus and registration requirements and the first trade thereof shall be exempt from the prospectus requirements of the securities laws of each of the provinces of Canada (including, to the extent necessary, pursuant to an order or orders issued by the applicable Canadian securities regulators granting relief from any such prospectus and registration requirements that would otherwise be applicable).

         P.       Waiver of Conditions

         Except as otherwise required by the terms of the Plan, the Debtors, with the consent of the Committee, may waive any of the conditions to Confirmation of the Plan and/or to occurrence of the Effective Date of the Plan set forth in Article XI of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

         Q. Effect of Non-occurrence of Conditions to Occurrence of the Effective Date

         If the occurrence of the Effective Date of the Plan does not occur by ______, 2004, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

         R.       Severability Of Plan Provisions

         The provisions of the Plan shall not be severable unless such severance is agreed to by the Debtors and the Committee, if applicable, or, if after the Effective Date, by Core-Mark Newco and the Post Confirmation Advisory Committee on behalf of the Post Confirmation Estates, and such severance would constitute a permissible modification of the Plan pursuant to section 1127 of the Bankruptcy Code.

         S.       Miscellaneous Provisions

                  1. Effectuating Documents, Further Transactions and Corporation Action

                  Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant to the Plan.

                  Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states where each of the Debtors is organized without any requirement of further action by the shareholders or directors of any Debtor or Reorganized Debtor.

                  2.       Dissolution of Committee

                  The Creditors' Committee shall be dissolved on the Effective Date, and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

                  3.       Payment of Statutory Fees

                  All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed or closed, whichever occurs first.

                  4.       Modification of Plan

                  Subject to the limitations contained in the Plan, (1) the Debtors, with the consent of the Committee, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Committee or the Post Confirmation Trust Advisory Board, may upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

                  5.       Revocation of Plan

                  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or occurrence of the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.

                  6.       Environmental Liabilities

                  Nothing in the Plan discharges, releases or precludes any environmental liability that is not a Claim. Furthermore, nothing in the Plan discharges, releases or precludes any environmental claim of the United States that arises on or after the Confirmation Date or releases any Reorganized Debtor from liability under environmental law as the owner or operator of property that such Reorganized Debtors owns or operates after the Confirmation Date. In addition, nothing in the Plan releases or precludes any environmental liability to the United States as to any Person or Entity other than the Debtors or Reorganized Debtors.

                  7.       Successors and Assigns

                  The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

                  8.       Reservation of Rights

                  Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

                  9.       Section 1146 Exemption

                  Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                  10.      Further Assurances

                  The Debtors, Reorganized Debtors, Core-Mark Newco and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

                  11.      Service of Documents

                  Any pleading, notice or other document required by the Plan to be served on or delivered to any Reorganized Debtor or the Committee shall be sent by first class U.S. mail, postage prepaid to:

Kirkland & Ellis LLP                           Milbank Tweed Hadley & McCloy LLP
200 E. Randolph Drive                          One Chase Manhattan Plaza
Chicago, Illinois 60601                        New York, New York 10005
Attn: Geoffrey A. Richards                     Attn: Dennis Dunne
      Janet S. Baer

                                               and

and

                                               Pepper Hamilton LLP
Pachulski, Stang, Ziehl, Young, Jones &        100 Renaissance Center
Weintraub P.C.                                 Suite 3600
919 North Market Street                        Detroit, Michigan 48243-1157
Sixteenth Floor                                Attn: I. William Cohen
P.O. Box 8705
Wilmington, Delaware 19899-8705
Attn: Laura Davis Jones

                  12.      Filing of Additional Documents

                  On or before the Effective Date, the Debtors with the consent of the Creditors' Committee may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

                  13.      Transactions on Business Days

                  If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

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

                  14.      Post-Effective Date Fees and Expenses

                  From and after the Effective Date, Core-Mark Newco shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by Core-Mark Newco and the Committee, if applicable, related to the Consummation and implementation of the Plan.

                  15.      Conflicts

                  To the extent any provision of this Disclosure Statement or any document executed in connection therewith or any documents executed in connection with the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of the Plan, the terms and provisions of the Plan shall govern and control.

                  16.      Term of Injunctions or Stays

                  Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and still extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

                  17.      Entire Agreement

                  The Plan and the Plan Supplement (as amended) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

                  18.      Closing of the Chapter 11 Cases

                  The Post-Consummation Estate shall promptly, upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Fed. R. Bankr. P. 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

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

VII.     DEBTORS' RETAINED CAUSES OF ACTION

         A.       Maintenance of Causes of Action

         Except as otherwise provided in the Plan, Core-Mark Newco, the Reorganized Debtors and the Post Confirmation Trust, as applicable, shall retain all rights on behalf of the Debtors, Core-Mark Newco and the Reorganized Debtors to commence and pursue, as appropriate, any and all Causes of Action, whether such Causes of Action accrued before or after the Petition Date, including, but not limited to the actions specified in Section VI.B. of the Plan, as well as those Causes of Action listed on Exhibit D to the Plan, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors' Chapter 11 Cases.

         Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights and Causes of Action that the respective Debtors, Core-Mark Newco and the Reorganized Debtors may hold against any Person shall vest in Core-Mark Newco or the Post Confirmation Trust, as applicable. Core-Mark Newco shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action and commence, pursue and settle the Causes of Action in accordance with the Plan, provided the Post Confirmation Trust may commence, pursue and settle certain Causes of Action, including, but not necessarily limited to, the Litigation Claims as outlined more fully in the Post Confirmation Trust Agreement. Core-Mark Newco and/or the Post Confirmation Trust, if applicable, shall have the exclusive right, authority and discretion to institute, prosecute, abandon, settle or compromise any and all such claims, rights and Causes of Action without the consent or approval of any third party and without any further order of court.

         B.       Preservation of Causes of Action

         The Debtors are currently investigating whether to pursue potential Causes of Action against any Creditors or other Persons. The investigation has not been completed to date, and under the Plan, Core-Mark Newco and/or the Post Confirmation Trust, as applicable, retain the right on behalf of the Debtors and Reorganized Debtors to commence and pursue any and all Causes of Action. Potential Causes of Action currently being investigated by the Debtors, which may, but need not, be pursued by the Debtors before the Effective Date or by Core-Mark Newco and/or the Post Confirmation Trust, as applicable, after the Effective Date include, without limitation, the causes of action identified on Exhibit D to the Plan, and the following Causes of Action set forth below:

         - All actual or potential avoidance actions pursuant to any applicable section of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b)
             and/or 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning the Debtors;

         - Any lawsuits for, or in any way involving, the collection of accounts receivable or any matter related to the Plan;

         - Any actions against landlords, lessees, sublessees, or assignees arising from various leases, subleases and assignment agreements relating thereto, including, without limitation, actions for overcharges relating to taxes, common area maintenance and other similar charges;

         - Any litigation or lawsuit initiated by any of the Debtors that is currently pending, whether in the Bankruptcy Court, before the American Arbitration Association or any other court or tribunal;

         - Potential actions for breaches of fiduciary duty, negligent mismanagement and wasting of corporate assets and corporate opportunity and/or arising under any of the Debtors' directors and officers insurance policies against any of the Debtors' prepetition directors and officers except the D&O Releasees;

         - Any and all actions against all Persons except the D&O Releasees arising out of, or in connection with, the prepetition management, operation and/or reporting of financial or other information except as may be prohibited by the Plan;

         - Actions to recover amounts improperly awarded to employees under the terms of any prepetition employment or change-in-control agreement;

         - All actions against third parties with respect to prepetition violations of applicable federal or state securities laws;

         - Any and all actual or potential breach of contract claims against any customers or Entities who improperly exited the Debtors' system or who violated the automatic stay after the Petition Date;

         - Any and all potential Causes of Action against any customer or vendor who has improperly asserted or taken action through setoff or recoupment; and

         - Any and all actions, whether legal, equitable or statutory in nature, arising out of, or in connection with, the Debtors' business or operations.

         In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth in the Plan, because the facts upon which such Causes of Action are based are not fully or currently known by the Debtors and, as a result, cannot be raised during the pending of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action in the Plan, or on Exhibit D to the Plan is not intended to limit the rights of Core-Mark Newco to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

         C.       Preservation of All Causes of Action Not Expressly Settled or
                  Released

         Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by Core-Mark Newco or the Post Confirmation Trust, as applicable, (including, without limitation, Unknown Causes of Action) and, therefore, no preclusion doctrine, including, without, limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Effective Date of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors, Core-Mark Newco, the Reorganized Debtors, the Post Confirmation Trust, as applicable, and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants such lawsuits.

         Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of claim against the Debtors in these Bankruptcy Cases; (ii) such Creditor's proof of claim has been objected to; (iii) such Creditor's Claim was included in the Debtors' Schedules; or (iv) such Creditor's scheduled claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

VIII.    FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST

         At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Court have been satisfied. If so, the Bankruptcy Court shall enter the Confirmation Order. Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

         - The Plan complies with the applicable provisions of the Bankruptcy Code.

         - The Debtors and the Creditors' Committee, as Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code.

         - The Plan has been proposed in good faith and not by any means forbidden by law.

         - Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

         - With respect to each Class of Impaired Claims or Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.

         - Each Class of Claims or Equity Interests that is entitled to vote on the Plan will either have accepted the Plan or will not be impaired under the Plan, or the Plan may be confirmed without the approval of each voting Class pursuant to section 1129(b) of the Bankruptcy Code.

         - Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative, Allowed Priority Tax Claims and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as practicable.

         - At least one Class of Impaired Claims or Equity Interests will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

         - Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

         - All fees of the type described in 28 U.S.C. Section 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

         Debtors believe that (a) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code, (b) it has complied, or will have complied, with all of the requirements of Chapter 11 and
(c) the Plan has been proposed in good faith.

         A.       Feasibility of the Plan

         To confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This requirement is imposed by section 1129(a)(11) of the Bankruptcy Code and is referred to as the "feasibility" requirement. The Debtors believe that they will be able to timely perform all obligations described in the Plan and, therefore, that the Plan is feasible.

         To demonstrate the feasibility of the Plan, the Debtors have prepared financial projections for Fiscal Years 2004 through 2007, as set forth in
Exhibit 3 attached hereto. The projections indicate that Core-Mark Newco and the Post-Confirmation Trust, if applicable, should have sufficient cash flow to pay and service their debt obligations and to fund their operations. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(II) of the Bankruptcy Code. As noted in the projections, however, the Debtors caution that no representations can be made as to the accuracy of the projections or as to the Reorganized Debtors' ability to achieve the projected results. Many of the assumptions upon which the projections are based are subject to uncertainties outside the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors' financial results. Therefore, the actual results can be expected to vary from the projected results and the variations may be material and adverse.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR THE RULES AND REGULATIONS OF THE SEC REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY THE DEBTORS' INDEPENDENT ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH IN THE PAST HAVE NOT BEEN ACHIEVED AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

         B.       Best Interests Test

                  1.       Generally

                  Even if a plan is accepted by each class of holders of claims and interests, the Bankruptcy Code requires the bankruptcy court to determine that the plan is in the "best interests" of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

                  To calculate the probable distribution to members of each impaired class of holders of claims and interests if the debtor were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

                  The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 case and the Chapter 11 case. A liquidation under Chapter 7 does not affect the priority of several holders of claims to be paid first. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its bankruptcy case (such as compensation of attorneys, financial advisors, and restructuring consultants) that are allowed in the Chapter 7 case, litigation costs, and claims arising from the operations of the debtor during the pendency of the bankruptcy case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity interests. The liquidation also would prompt the rejection of a large number of executory contracts and unexpired leases and thereby create a significantly higher number of unsecured claims. As a general matter, a liquidation under Chapter 7 will not affect the rights of letter of credit beneficiaries, including certain sureties who posted bonds that the Debtors purchased for various business, litigation and other reasons.

                  Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under a debtor's plan, then such plan is not in the best interests of creditors and equity security holders.

                  2.       Debtors' Best Interests Test

                  The Debtors' liquidation analysis (the "Best Interests Analysis") is attached hereto as Exhibit 4. The Debtors believe that any Best Interests Analysis is speculative. For example, the Best Interests Analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. In preparing the Best Interests Analysis, the Debtors have projected the amount of Allowed Claims based upon a review of their scheduled and filed proofs of claim. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Best Interests Analysis. Although the analysis was prepared after the deadline for filing Claims against the Debtors' estates, those Claims have not been fully evaluated by the Debtors. In preparing the Best Interests Analysis, the Debtors have projected a range for the amount of Allowed Claims with the low end of the range the lowest reasonable amount of Claims and the high end of the range the highest reasonable amount of the Claims, thus allowing assessment of the most likely range of Chapter 7 liquidation dividends to the holders of the Allowed Claims. The estimate of the amount of Allowed Claims set forth in the Best Interests Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims and Interests under the Plan. In addition, as noted above, the valuation analysis of the Reorganized Debtors also contains numerous estimates and assumptions. For example, the value of the New Common Stock cannot be determined with precision due to the absence of a public market for the New Common Stock.

                  Notwithstanding the difficulties in quantifying recoveries to creditors with precision, the Debtors believe that, taking into account the Best Interests Analysis and the valuation analysis (outlined in section VIII.C. herein) of the Reorganized Debtors, the Plan meets the "best interests" test of section 1129(a)(7) of the Bankruptcy Code. The Debtors believe that the members of each Impaired Class will receive at least as much under the Plan as they would in a liquidation in a hypothetical chapter 7 case. Claim Holders will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors' assets. Although the Analysis was prepared after the deadline for filing Claims against the estates of the Debtors, those Claims have not been fully evaluated by the Debtors or adjudicated by the Bankruptcy Court and, accordingly, the amount of the final Allowed Claims against the Estates may differ from the Claim amounts used in this Analysis. Finally, the Analysis is based on the Debtors' projected balance sheet as of April 30, 2004 (except as indicated), and the actual amount of assets available to the Estates as of the date of liquidation may differ from the amount of assets used in this Analysis. Conversion of these Chapter 11 Cases to Chapter 7 would likely result in additional costs to the Estates. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset dispositions expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors and restructuring consultants) that are allowed in the Chapter 7 case, litigation costs, and Claims arising from the operations of the Debtors during the pendency of the bankruptcy cases. Lastly, in the event of liquidation, the aggregate amount of General Unsecured Claims will no doubt increase significantly (as reflected in the high range estimate), and such Claims will be subordinated to priority claims that will be created. For example, employees will file Claims for wages, pensions and other benefits, some of which will be entitled to priority. Landlords will no doubt file large Claims for both unsecured and priority amounts. The resulting increase in both general unsecured and priority Claims will decrease percentage recoveries to Holders of General Unsecured Claims of the Debtors. All of these factors lead to the conclusion that recoveries under the Plan would be at least as much, and in many cases significantly greater, than the recoveries available in a Chapter 7 liquidation.

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         C.       Estimated Valuation of the Reorganized Debtors

         The reorganized value for Core-Mark Newco was determined based upon two valuation methodologies, both of which are described more fully below. To determine the equity value for Core-Mark Newco, an estimate for long-term debt at the Effective Date was subtracted from the reorganized value.

         The two primary methodologies used to determine the reorganized enterprise value of Core-Mark Newco were: (i) an analysis of transaction value as a multiple of various operating statistics for selected public merger and acquisition transactions involving companies that are similar to Core-Mark Newco, which calculated multiples were then applied to the operating metrics of Core-Mark Newco, and (ii) a calculation of the present value of the free cash flows under the Projections, including assumptions for a terminal value. Both methodologies rely upon the Projections for Core-Mark Newco, which were prepared by management with the assistance of AP Services LLC. A third methodology was considered, based on an analysis of public market value as a multiple of various operating statistics for selected public companies that are similar to Core-Mark Newco; however, the methodology was not used because it was concluded there were no appropriate publicly-traded comparable companies on which to base a meaningful analysis. Based upon the two methods described above, the estimated reorganized enterprise value for Core-Mark Newco at the Effective Date is approximately $275 million to $325 million, with $300 million used as the midpoint estimate. The Committee has not yet agreed to this valuation.

         Precedent Transaction Analysis. The precedent transaction analysis ("Precedent Transaction Analysis") estimates value by examining selected public merger and acquisition transactions. An analysis of a company's transaction value as a multiple of various operating statistics provides valuation multiples for companies in similar lines of businesses to Core-Mark Newco. Multiples for selected precedent transactions were calculated based on the purchase price (including any debt assumed) paid. These multiples were then applied to Core-Mark Newco's key operating statistics to determine the reorganized value of Core-Mark Newco to a potential buyer.

         Each of the multiples based on precedent transactions was evaluated and judgments were made as to their relative significance in determining the reorganized value of Core-Mark Newco. No reorganization or acquisition value used in any analysis is identical to a target reorganization or transaction and as a result, valuation conclusions cannot be based solely upon quantitative results. The reasons for, and circumstances surrounding, each acquisition transaction are specific to such acquisition and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these reorganizations and transactions and other factors and issues, which could affect the target's value.

         Multiples of various financial results to the acquisition values of these companies were calculated and analyzed. Most emphasis was placed on multiples based upon revenue and operational earnings before interest, taxes, depreciation and amortization ("EBITDA"). On the basis of enterprise value as a multiple of 2004 projected revenues, the precedent transactions indicated a range of 0.07x to 0.09x. On the basis of enterprise value as a multiple of 2004 projected EBITDA, the precedent transactions indicated a range of 5.0x to 6.0x. As discussed above, the determination of these multiple ranges took into account a variety of factors, both quantitative and qualitative. In addition, due to the fact that the results of a Precedent Transaction Analysis often reflect a control premium, or are impacted by a competitive dynamic due to multiple bidders, the valuation multiples indicate aspects of value not necessarily present in a reorganization.

         By applying the ranges of multiples to the Projections, the range of values is as follows: $180 million (5.0x 2004 Projected EBITDA) to $220 million (6.0x 2004 Projected EBITDA) and $290 million (0.07x 2004 Projected Revenue) to $375 million (0.09x 2004 Projected Revenue). The valuation results using the revenue and EBITDA multiples were then increased by $55 million, an estimate for the additional value from the projected near-term cash flow benefit from resuming certain trade terms, which is not captured when applying multiples to the Projections. Adjusting the above range of values for this amount, the enterprise value ranges for Core-Mark Newco are as follows: $235 million to $275 million (based upon 2004 Projected EBITDA) and $345 million to $430 million (based upon 2004 Projected Revenue).

         Discounted Cash Flow Analysis. The discounted cash flow analysis ("DCF") valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that

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asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating an estimated cost of debt and equity for Core-Mark Newco based upon similar companies. The DCF analysis has two components: the present value of the projected un-levered free cash flows based upon the Projections and the present value of the terminal value (representing Core-Mark Newco's value beyond the time horizon of the Projections).

         As the estimated cash flows, estimated discount rate and expected capital structure are used to derive a potential value for Core-Mark Newco, an analysis of the results of such an estimate is not purely mathematical, but instead involves complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of Core-Mark Newco, as well as other factors that could affect the future prospects and cost of capital considerations for Core-Mark Newco.

         In calculating the un-levered free cash flows for Core-Mark Newco, the Projections (from May 1, 2004 to December 31, 2007), prepared by management, served as the primary input. Beginning with annual earnings before interest and taxes (EBIT), the analysis taxed EBIT at an assumed rate of 40% to calculate an un-levered net income figure. The analysis then added back the non-cash operating expense of depreciation and amortization. In addition, other factors affecting free cash flow were taken into account, such as the change in working capital, capital expenditures and liability expenditures, all of which do not affect the income statement and therefore require separate adjustment in the calculation of free cash flow.

         The unlevered cash flows and the estimate for terminal value were discounted to a present value using an estimate for Core-Mark Newco's post-restructuring weighted average cost of capital ("WACC"). The WACC was calculated based on a number of assumptions regarding, among other things, Core-Mark Newco's projected capital structure and costs of debt and equity. The estimated ratio of debt to equity for Core-Mark Newco's capital structure reflects the estimated indebtedness as of the Effective Date and during the Projection period. Core-Mark Newco's estimated cost of debt was based upon the estimated cost of an exit facility. Core-Mark Newco's estimated cost of equity was derived using the capital asset pricing model, which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly traded stock's performance to the return of the overall market. Also included in the calculation of the cost of equity was an implementation risk premium of 10.0% to 15.0% to reflect the risks associated with the fundamental and unproven changes to the ongoing operations for Core-Mark Newco, which are currently being implemented by management.

         The DCF analysis used a WACC range of 15.0% to 20.0%, which included the calculation of a cost of equity of 20.0% to 30.0% (including the implementation risk premium of 10.0% to 15.0%) with a target debt to capital ratio of 25.0% to 30.0%. The after-tax cost of debt is itself weighted based on the projected tranches of debt outstanding. The exit multiple used in the terminal value calculation was based upon the EBITDA multiple used in the precedent transaction analysis, which was 5.0x to 6.0x 2007 projected EBITDA. Considering the above assumptions, the range of enterprise value is as follows:
$280 million (Discount Rate of 20.0%, Exit EBITDA Multiple of 5.0x) to $370 million (Discount Rate of 15.0%, Exit EBITDA Multiple of 6.0x).

         Calculation of Core-Mark Newco Equity Value. To determine the equity value of Core-Mark Newco, the estimated long-term indebtedness of approximately $80m was subtracted from the reorganized enterprise value of $275m to $325m, resulting in Core-Mark Newco equity value of approximately $195m to $245m. The long-term indebtedness of Core-Mark Newco at the Effective Date is projected to include $35m of senior secured debt in the form of letters of credit ("LCs") outstanding, $45m of drawings under a junior secured Tranche B Loan, inclusive of a 2.5% issuance fee (payable either in cash or stock). Initially, in excess of $120m of LCs are expected to be placed under a senior secured facility. However, it is expected that $35m of these LCs will eventually be drawn and are therefore considered as debt; the remaining contingent LCs are expected to be released, expire undrawn or remain outstanding long-term.

         The calculation of Core-Mark Newco Equity Value does not consider future dilution that could occur upon the exercise of options and warrants distributed to management and Tranche B Lenders. All such options are expected to have an exercise or strike price based upon the reorganized value of Core-Mark Newco.

         ESTIMATES OF VALUE DO NOT PURPORT TO BE APPRAISALS NOR DO THEY NECESSARILY REFLECT THE VALUE WHICH MAY BE REALIZED IF ASSETS ARE SOLD. THE

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ESTIMATES OF VALUE REPRESENT HYPOTHETICAL REORGANIZED ENTERPRISE VALUES ASSUMING
THE IMPLEMENTATION OF THE CORE-MARK NEWCO BUSINESS PLAN AS WELL AS OTHER SIGNIFICANT ASSUMPTIONS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF FORMULATING AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING THE PROJECTED RECOVERIES THEREUNDER.

         THE ESTIMATED ENTERPRISE VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS WHICH ARE NOT GUARANTEED.

         THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH SALABLE VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

         D. Confirmation Without Acceptance by All Impaired Classes: The `Cramdown' Alternative

         Section 1129(b) of the Bankruptcy Code provides that a plan may be confirmed even if it has not been accepted by all impaired classes as long as at least one impaired class of claims has accepted it. The Bankruptcy Court may confirm the plan at the request of the debtors notwithstanding the plan's rejection (or deemed rejection) by impaired classes as long as the plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has not accepted it. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

         A plan is fair and equitable as to a class of secured claims that rejects such plan if the plan provides (1) (a) that the holders of claims included in the rejecting class retain the lien securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (b) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim of a value, as of the effective date of the plan, of at least the value of the holder's interest in the estate's interest in such property; (2) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (1) or (2) of this paragraph; or (3) for the realization by such holders of the indubitable equivalent of such claims.

         A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (1) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (2) that the holder of any claim or interest that is junior to the claims of such rejecting class will not receive or retain on account of such junior claim or interest any property at all.

         A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (1) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (2) that the holder of any interest that is junior to the interest of such rejecting class will not receive or retain under the plan on account of such junior interest any property at all.

         The votes of holders of Claims and Equity Interests under Classes 8, 9 and 10 are not being solicited because such holders are not entitled to receive or retain under the Plan any interest in property on account of their Claims and Equity Interests. Such Classes therefore are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to such Classes and may seek confirmation pursuant to the Plan as to other Classes if such Classes vote to reject the Plan. Notwithstanding the deemed rejection by such Classes, the

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Debtors believe that Classes 8, 9 and 10 are being treated fairly and equitably under the Bankruptcy Code. The Debtors therefore believe the Plan may be confirmed despite its deemed rejection by these Classes.

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IX.      IMPORTANT CONSIDERATIONS AND RISK FACTORS

         A.       The Debtors Have No Duty To Update

         The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement.

         B.       No Representations Outside The Disclosure Statement Are
                  Authorized

         No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance, or rejection, of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to Debtors' counsel, Creditors' Committee counsel, and the Office of the United States Trustee.

         C. Information Presented Is Based On The Debtors' Books And Records, And No Audit Was Performed

         While the Debtors have endeavored to present information fairly in this Disclosure Statement, because of Debtors' financial difficulties, as well as the complexity of Debtors' financial matters, the Debtors' books and records upon which this Disclosure Statement is based might be incomplete or inaccurate. The financial information contained herein, unless otherwise expressly indicated, is unaudited.

         D. All Information Was Provided by Debtors And Was Relied Upon By Professionals

         Each of Kirkland & Ellis LLP and Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C. were approved by the Bankruptcy Court to represent the Debtors effective as of the Petition Date as general insolvency co-counsel. All counsel and other professionals for the Debtors have relied upon information provided by the Debtors in connection with preparation of this Disclosure Statement. Although counsel for the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, counsel have not verified independently the information contained herein.

         E. Projections And Other Forward Looking Statements Are Not Assured, And Actual Results Will Vary

         Certain of the information contained in this Disclosure Statement is, by nature, forward looking, and contains estimates and assumptions which might ultimately prove to be incorrect, and contains projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various classes that might be allowed.

                  1.       Claims Could Be More Than Projected

                  The allowed amount of Claims in each Class could be significantly more than projected, which in turn, could cause the value of distributions to be reduced substantially. If Administrative Claims and/or Other Priority Claims exceed projections, it may impair the value of the New Common Stock being distributed to the Holders of Class 6 Claims.

                  2.       Projections

         While the Debtors believe that their projections are reasonable, there can be no assurance that they will be realized, resulting in recoveries that could be significantly less than projected.

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         F.       This Disclosure Statement Was Not Approved By The Securities
                  And Exchange Commission

         Although a copy of this Disclosure Statement was served on the SEC and the SEC was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement was not registered under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory authority or Canadian Securities Administrator has passed upon the accuracy or adequacy of this Disclosure Statement, the exhibits to the Plan or the statements contained herein, and any representation to the contrary is unlawful.

         G.       No Legal Or Tax Advice Is Provided To You By This Disclosure
                  Statement

         The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each creditor or Holder of Equity Interest should consult his, her or its own legal counsel and accountant as to legal, tax and other matters concerning his, her, or its Claim or equity interest.

         This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

         H.       No Admissions Made

         Nothing contained herein shall constitute an admission of any fact or liability by any party (including, without limitation, the Debtors) or to be deemed evidence of the tax or other legal effects of the Plan on the Debtors or on Holders of Claims or Equity Interests.

         I. No Waiver Of Right To Object Or Right To Recover Transfers And Estate Assets

         A creditor's vote for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to that creditor's Claim, or recover any preferential, fraudulent or other voidable transfer or estate assets, regardless of whether any Claims of the Debtors or their respective estates are specifically or generally identified herein.

                  1.       Business Factors and Competitive Conditions

                           a.       General Economic Conditions

                           In their financial projections, the Debtors have
assumed that the general economic conditions of the United States economy will improve over the next several years. An improvement of economic conditions is subject to many factors outside the Debtors' control, including interest rates, inflation, unemployment rates, consumer spending, war, terrorism and other such factors. Any one of these or other economic factors could have a significant impact on the operating performance of Core-Mark Newco. There is no guarantee that economic conditions will improve in the near term.

                           b.       Business Factors

                           The Debtors believe that they will succeed in
implementing and executing their operational restructuring for the benefit of all constituencies. However, there are risks that the goals of the Debtors' going-forward business plan and operational restructuring strategy will not be achieved. In such event, the Debtors may be forced to sell all or parts of their business, develop and implement further restructuring plans not contemplated herein or become subject to further insolvency proceedings. Because the Claims of substantially all creditors will be converted into equity in Core-Mark Newco under the Plan, in the event of further restructurings or insolvency proceedings of Core-Mark Newco, the equity interests of such persons could be substantially diluted or even cancelled.

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                           c.       Competitive Conditions

                           In addition to uncertain economic and business
conditions, Core-Mark Newco will likely face competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors as well as new competition. Core-Mark Newco's anticipated operating performance will be impacted by these and other unpredictable activities by competitors.

                           d.       Other Factors

                           Other factors that Holders of Claims should consider
are potential regulatory and legal developments that may impact Core-Mark Newco's business. Although these and other such factors are beyond the Debtors' control and cannot be determined in advance, they could have a significant impact on Core-Mark Newco's operating performance.

                  2.       Access to Financing and Trade Terms

                  The Debtors' operations are dependent on the availability and cost of working capital financing and trade terms provided by vendors and may be adversely affected by any shortage or increased cost of such financing and trade vendor support. The Debtors' postpetition operations have been financed from operating cash flow and borrowings pursuant to the DIP Credit Facility. The Debtors believe that substantially all of their needs for funds necessary to consummate the Plan and for post-Effective Date working capital financing will be met by projected operating cash flow, the Exit Financing Facility and trade terms supplied by vendors, collection of Causes of Action and the Tranche B Loan or the Rights Offering. However, if the Reorganized Debtors or Core-Mark Newco require working capital and trade financing greater than that provided by such sources, they may be required either to (a) obtain other sources of financing or
(b) curtail their operations.

                  No assurance can be given, however, that any additional financing will be available, if at all, on terms that are favorable or acceptable to the Reorganized Debtors or Core-Mark Newco. The Debtors believe that it is important to their going-forward business plan that their performance meet projected results in order to ensure continued support from vendors and factors. There are risks to the Reorganized Debtors in the event such support erodes after emergence from Chapter 11 that could be alleviated by remaining in Chapter 11. Chapter 11 affords a debtor such as Fleming the opportunity to close facilities and liquidate assets relatively expeditiously, tools that will not be available to the Reorganized Debtors upon emergence. However, the Debtors believe that the benefits of emergence from Chapter 11 at this time outweigh the potential costs of remaining in Chapter 11, and that emergence at this time is in the long-term operational best interests of the Debtors and their creditors.

                  3.       Market for New Securities

                  There can be no assurance that an active market for any of the securities to be distributed pursuant to the Plan, including the New Common Stock or Preferred Stock as applicable, will develop, and no assurance can be given as to the prices at which such securities might be traded. Moreover, there can be no assurances that Core-Mark Newco will be successful in its attempt to have the New Common Stock listed on a national securities exchange, a foreign securities exchange or a national quotation system such as the Nasdaq National Market.

                  The ultimate value of Reorganized Debtors will not be determined until such time as an active market for the New Common Stock develops and the securities begin to trade. The valuation of Core-Mark Newco could be substantially lower than that estimated by the Debtors in the Disclosure Statement and could be adversely impacted over time if Core-Mark Newco's business plan does not meet expectations or if factors beyond Core-Mark Newco's control materialize, including war, terrorist attacks, recession or further weakening of the economy.

                  4.       Impact of Interest Rates

                  Changes in interest rates and foreign exchange rates may affect the fair market value of the Debtors' assets. Specifically, decreases in interest rates will positively impact the value of the Debtors' assets and

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the strengthening of the dollar will negatively impact the value of their net foreign assets, although the value of such foreign assets is very small in relation to the value of the Debtors' operations as a whole.

         J.       Bankruptcy Law Risks and Considerations

                  1.       Confirmation of the Plan is Not Assured

                  Although the Debtors believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can also be no assurance that modifications to the Plan will not be required for Confirmation or that such modifications would not necessitate resolicitation of votes.

                  2. The Plan May Be Confirmed Without the Approval of All Creditors Through So-Called "Cramdown"

                  If one or more Impaired Classes of Claims does not accept the Plan, the Bankruptcy Court may nonetheless confirm the Plan at the Debtors' request, if all other conditions for Confirmation have been met and at least one Impaired Class of Claims has accepted the Plan (without including the vote of any insider in that Class) and, as to each Impaired Class that has not accepted the Plan, the Bankruptcy Court determines that the Plan does not discriminate unfairly and is fair and equitable.

                  The votes of holders of Claims and Equity Interests under Classes 8, 9 and 10 are not being solicited because such holders are not entitled to receive or retain under the Plan any interest in property on account of their Claims and Equity Interests. Such Classes therefore are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to such Classes and may seek confirmation pursuant to the Plan as to other Classes if such Classes vote to reject the Plan. Notwithstanding the deemed rejection by such Classes, the Debtors believe that Classes 8, 9 and 10 are being treated fairly and equitably under the Bankruptcy Code. The Debtors therefore believe the Plan may be confirmed despite its deemed rejection by these Classes.

                  3.       The Effective Date Might Be Delayed or Never Occur

                  There can be no assurance as to the timing of the Effective Date or that it will occur. If the conditions precedent to the Effective Date set forth in the Plan have not occurred or been waived, the Confirmation Order shall be vacated in accordance with the Plan and such Confirmation Order. In that event, no Distributions would be made, and the Holders of Claims and Equity Interests would be restored to their previous position as of the moment before Confirmation, and the Debtors' obligations for Claims and the Equity Interests would remain unchanged.

                  4.       The Projected Value of Estate Assets Might Not Be
                           Realized

                  In the Best Interests Analysis, the Debtors project the value of the Estates' Assets which would be available for payment of expenses and distributions to Holders of Allowed Claims, as set forth in the Plan. The Debtors have made certain assumptions, as described in the notes to the Best Interests Analysis contained in Exhibit 4 to the Disclosure Statement, and which should be read carefully.

                  5.       Allowed Claims in the Various Classes May Exceed
                           Projections

                  The Debtors have also projected the allowed amount of Claims in each Class in the Best Interests Analysis. Certain Classes, and the Classes below them in priority, could be significantly affected by the allowance of Claims in an amount that is greater than projected.

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         K.       Tax Considerations

         There are significant tax consequences to Holders of Claims and Equity Interest. These are discussed below in the Sections entitled "Certain U.S. Federal Income Tax Consequences of the Plan" and "Certain Canadian Federal Income Tax Consequences of the Plan." You should consult your own tax advisor about your particular circumstances.

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X.       EFFECT OF CONFIRMATION

         A.       Binding Effect of Confirmation

         Confirmation will legally bind the Debtors, all creditors, Equity Interest Holders and other parties in interest to the provisions of the Plan, whether or not the Claim or Equity Interest Holder is impaired under the Plan, and whether or not such creditor or Equity Interest Holder has accepted the Plan.

         B.       Vesting Of Assets Free And Clear Of Liens, Claims And
                  Interests

         Except as otherwise provided in the Plan or in the Confirmation Order, upon the Effective Date, title to all assets and property of the Debtors, and all property of the Estates, including, pursuant to section 1123(b)(3)(b) of the Bankruptcy Code, each and every Claim, demand or Cause of Action which the Debtors have or have power to assert immediately prior to Confirmation, will vest in Core-Mark Newco or the Post Confirmation Trust as provided in the Plan, free and clear of all Liens, Claims and Interests. Thereafter, Core-Mark Newco or the Post Confirmation Trust will hold these assets without further jurisdiction, restriction or supervision of the Bankruptcy Court, except as may be provided in this Disclosure Statement.

         C.       Good Faith

         Confirmation of the Plan shall constitute a finding that the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code.

         D.       Discharge of Claims

         The rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against any Debtor or any of its respective assets or properties. On the Effective Date, all such Claims against, and Equity Interests in, any Debtor shall be satisfied, discharged and released in full and all Persons and Entities shall be precluded from asserting against any Reorganized Debtor, its successors or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

         E.       Judicial Determination of Discharge

         All Holders of Claims and Equity Interests are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Debtors, their estates, Core-Mark Newco or the Reorganized Debtors; (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, their estates, Core-Mark Newco or the Reorganized Debtors; (c) creating, perfecting, or enforcing any encumbrance of any kind against the property or interests in property of the Debtors, their estates, Core-Mark Newco or the Reorganized Debtors; and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property of the Debtors, their estates, Core-Mark Newco or the Reorganized Debtors with respect to any such Claim or Equity Interest. The Confirmation Order shall be a judicial determination of discharge of all Claims against the Debtors pursuant to sections 524 and 1141 of the Bankruptcy Code, and shall void any judgment obtained or entered against Debtors at any time, to the extent the judgment relates to a discharged Claim.

         With respect to the matters within the scope of Article XIII of the Plan, all Persons and Entities shall be and are permanently enjoined from commencing or continuing any action with respect thereto except in the Bankruptcy Court and the Bankruptcy Court shall retain exclusive jurisdiction over such matters.

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XI.      CERTAIN SECURITIES LAW CONSIDERATIONS

         A.       Exemptions from Registration under Securities Act

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied:
(i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold Claims against or interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient's Claims against or interests in the debtor. The Debtors believe that, other than with respect to the purchase of Preferred Stock by the Equity Investor in the event of a Rights Offering, the offer and sale of the New Common Stock, and the Equity Subscription Rights and the Preferred Stock issuable upon exercise of the Equity Subscription Rights, if applicable, (collectively, the "Core-Mark Newco Securities") under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws. In the case of the Preferred Stock to be issued upon the exercise of the Equity Subscription Rights in exchange for payment of the Subscription Purchase Price, if applicable, the Debtors believe that such issuance is exempt under section 1145(a)(1) from registration under Section 5 of the Securities Act because (1) such Preferred Stock is being offered and sold under the Plan, and such Stock constitutes securities of Core-Mark Newco, a successor to the Debtors under the Plan, (2) only Claim Holders (except for the Equity Investor, the exemption from registration for which is separately discussed below) will receive the Equity Subscription Rights and will have the right to exercise such Rights to purchase the underlying Preferred Stock, and (3) the Core-Mark Newco Securities (other than any Preferred Stock to be purchased by the Equity Investor) are being issued principally in exchange for the Claims of recipients against the Debtors. With respect to the principally in exchange requirement, the Debtors believe that the aggregate fair market value of the Core-Mark Newco Securities distributable to any recipient in exchange for the Claims of such recipient exceeds the total Purchase Price which would be payable by such recipient upon exercise of all Equity Subscription Rights received by such recipient.

         To the extent that the Core-Mark Newco Securities are issued under the Plan and are covered by section 1145(a)(1) of the Bankruptcy Code, they may be resold by the holders thereof without registration unless, as more fully described below, the holder is an "underwriter" with respect to such securities. Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who: (i) purchases a claim against, an interest in, or a Claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a Claim or interest;
(ii) offers to sell securities offered under a plan for the holders of such securities; (iii) offers to buy such securities from the holders of such securities, if the offer to buy is: (A) with a view to distributing such securities; and (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(a)(11) of the Securities Act.

         Under section 2(a)(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer. To the extent that Persons who receive Core-Mark Newco Securities pursuant to the Plan are deemed to be "underwriters" as defined in section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such Persons would, however, be permitted to sell such Core-Mark Newco Securities or other securities without registration if they are able to comply with the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met. Any person who is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of section 1145(b) of the Bankruptcy Code.

         Whether or not any particular person would be deemed to be an "underwriter" with respect to the Core-Mark Newco Securities to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person receiving Core-Mark Newco Securities under the Plan would be an "underwriter" with respect to such Core-Mark Newco Securities.

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         GIVEN THE COMPLEX AND SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A
PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE CORE-MARK NEWCO SECURITIES. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE CORE-MARK NEWCO SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE CORE-MARK NEWCO SECURITIES WITHOUT COMPLIANCE WITH THE SECURITIES ACT, THE EXCHANGE ACT OR SIMILAR STATE AND FEDERAL LAWS.

         Under the terms of the Equity Commitment Letter, if applicable, all unexercised Equity Subscription Rights will be deemed to be transferred to the Equity Investor, which will commit, subject to the satisfaction or waiver of certain conditions, to purchase all Preferred Stock underlying such unexercised Equity Subscription Rights. The Equity Investor has the right, at its option, to purchase a minimum of $25 million of Preferred Stock at the Subscription Purchase Price. (See Section VI F.1.f. for a description of this arrangement.) The offer and sale of the Preferred Stock to the Equity Investor, if applicable, will be qualified under the Section 4(2) private placement exemption from registration under the Securities Act, and, under the terms of the Equity Commitment Letter, the Equity Investor will be subject to restrictions on the transfer of such Stock. If a Rights Offering is pursued, Core-Mark Newco will enter into a Registration Rights Agreement containing the terms set forth in the Plan Supplement, pursuant to which it will undertake to use reasonable best efforts to register Preferred Stock issued to the Equity Investor.

         B.       Applicability Of Certain Canadian Securities Laws

         The following trades of securities contemplated under the Plan will be subject to the securities laws of the provinces and territories of Canada in which Persons entitled to receive such securities reside:

         -        the issuance of New Common Stock by Core-Mark Newco;

         -        the distribution of New Common Stock by the Reorganized
                  Debtors;

         - the issuance of Equity Subscription Rights by Core-Mark Newco and the issuance of Preferred Stock by Core-Mark Newco upon the exercise of such rights, if applicable; and

         - subsequent transfers made by the recipients of such securities.

         Such trades will be made pursuant to exemptions from the applicable dealer registration and prospectus requirements of Canadian securities laws or pursuant to discretionary orders from applicable Canadian provincial securities regulatory authorities. Although there can be no assurance that any required discretionary orders will be obtained, based on relief granted in similar circumstances to other public companies, the Reorganized Debtors believe that such discretionary relief or rulings are obtainable. Obtaining such discretionary orders (to the extent required) is a condition to the occurrence of the Effective Date of the Plan.

         Persons resident in Canada who are entitled to receive such securities pursuant to such exemptions or orders are advised that they will not be entitled to the statutory rights that would have been available to them had such securities been distributed pursuant to a prospectus, including rights of rescission and damages.

         If at the time of any subsequent transfer in Canada of the Core-Mark Newco Securities, the seller holds a sufficient number of any Core-Mark Newco Securities to materially affect control of Core-Mark Newco, a prospectus will be required to be delivered to the purchaser(s) unless a prospectus exemption is then available for such transfer. For these purposes, and in the absence of evidence to the contrary, any Person or combination of Persons who hold more than 20% of the voting securities of Core-Mark Newco shall be deemed to materially affect its control.

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

XII.     CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following is a summary of certain U.S. federal income tax consequences of the Plan to Debtors and Holders of Claims and Equity Interests. Unless otherwise indicated, this discussion addresses the treatment of Claims and Equity Interests against both the Company and the Filing Subsidiaries. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and Debtors do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to any of such tax consequences, and there can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below.

         Unless otherwise indicated, this summary does not apply to Holders of Claims and Equity Interests that are non-U.S. Holders (as defined below) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, regulated investment companies, investors that hold the instruments as part of a straddle or hedging, constructive sale, integrated or conversion transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar). The following discussion assumes that Holders of Claims and Equity Interests hold their instruments as "capital assets" within the meaning of Code Section 1221. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to Debtors and Holders of Claims and Equity Interests based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.

         For purposes of this discussion, a "U.S. Holder" means a Holder of Claims and Equity Interests that is either: (i) an individual citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision of the United States; (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust, the administration of which is subject to the primary supervision of the U.S. courts and that has one or more U.S. Persons who have the authority to control all substantial decisions of the trust. A "Non-U.S. Holder" is a holder of Claims and Equity Interests other than a "U.S. Holder."

         If a partnership holds Claims or Equity Interests, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold Claims or Equity Interests should consult their tax advisors.

         THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED ON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF CLAIMS AND EQUITY INTERESTS. ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS ANY APPLICABLE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

         A. Certain U.S. Federal Income Tax Consequences To U.S. Holders Of Claims And Equity Interests

         Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable sale of Fleming's assets to Core-Mark Holdings III. As a consequence, Holders of Claims will be treated as exchanging such Claims for Core-Mark Newco's common stock, a promissory note issued in favor of certain Holders of Claims and cash, if any, in a taxable exchange.

         However, there is no assurance that the exchange pursuant to the plan will be treated as a taxable sale by the IRS. Instead, the IRS may take the position that the exchange constitutes a tax-free reorganization. If the IRS were to succeed in asserting that the exchange qualifies as a tax-free reorganization, the tax consequences to Holders of Claims may differ from the consequences described below.

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

                  1. Consequences to Holders of Prepetition Lenders' Secured Claims

                  Holders of Allowed Prepetition Lenders' Secured Claims will receive, in exchange for and in full and final satisfaction of their Prepetition Lenders' Secured Claims, payment in full in cash on account of the Allowed Pre-Petition Lenders' Secured Claims.

                  Holders of Allowed Prepetition Lenders' Secured Claims will be treated as exchanging their Prepetition Lenders' Secured Claims for Cash in a taxable exchange under Section 1001 of the Code. In such case, a Holder of Prepetition Lenders' Secured Claims should recognize gain (or loss) equal to the amount by which (i) the amount of Cash received (to the extent such Cash is not allocable to accrued but untaxed interest) exceeds (or, in the case of loss, is less than) (ii) such Holder's tax basis in the existing Prepetition Lenders' Secured Claims. Any gain or loss recognized in a taxable exchange by a Holder of Prepetition Lenders' Secured Claims that constitute capital assets in the hands of the Holder should be capital in nature (subject to the market discount rules discussed below), and should be long term capital gain or loss if the Prepetition Lenders' Secured Claims were held for more than one year. To the extent that Cash received in exchange for Prepetition Lenders' Secured Claims is treated as received in satisfaction of accrued but untaxed interest on such Claims, a Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below.

                  2. Consequences to Holders of Other Secured Claims, Approved Trade Creditor Lien Claims, DSD Trust Claims, PACA/PASA Claims and Convenience Claims

                  Holders of Allowed Other Secured Claims, Approved Trade Creditor Reclamation Lien Claims, DSD Trust Claims (provided Holders of DSD Trust Claims prevail in their litigation), PACA/PASA Claims and Convenience Claims will receive a distribution of Cash and/or property, including a promissory note from Core-Mark Newco or the Post Confirmation Trust, and a lien on account of such Claims, as specified in the Plan. Accordingly, a Holder of Other Secured Claims, Approved Trade Creditor Reclamation Lien Claims, DSD Trust Claims, PACA/PASA Claims, and Convenience Claims should recognize gain or loss equal to the difference between (a) the sum of (i) the amount of Cash, (ii) the fair market value of other property received in exchange for such claims; and
(iii) the "issue price" of the promissory note; and (b) the Holder's adjusted basis in such claims. Such gain or loss should be capital in nature if such Other Secured Claims, Approved Trade Creditor Reclamation Lien Claims, DSD Trust Claims, PACA/PASA Claims and Convenience Claims are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if such Claims were held for more than one year. To the extent that a portion of cash received in exchange for such Claims is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below.

                  3. Consequences to Holders of Allowed Valid Reclamation Claims Other Than Class 3(B) Claims

                  To the extent the Court determines that the Holders of Reclamation Claims that are not Class 3(B) Claims are entitled to priority treatment, such Holders will receive a promissory note from Core-Mark Newco or the Post Confirmation Trust, as applicable, entitling such Holders to their Ratable Proportion of the Post Confirmation Trust Distributable Assets, after payment in full of all Allowed Class 3(B) Claims. If the Court denies the Holders of Reclamation Claims that are not Class 3(B) Claims priority treatment, such Reclamation Claims will be treated as Class 6 Claims with the tax consequences to the Holders as described below.

                  Holders of Allowed Valid Reclamation Claims that are not Class 3(B) Claims will be treated as exchanging such Claims for promissory notes in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of Allowed Valid Reclamation Claims that are not Class 3(B) Claims should recognize gain or loss equal to the difference between (i) the "issue price" of the promissory note and (ii) the Holder's adjusted basis in Allowed Valid Reclamation Claims that are not Class 3(B) Claims. Such gain or loss should be capital in nature so long as Allowed Valid Reclamation Claims that are not Class 3(B) Claims were held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if Allowed Valid Reclamation Claims that are not Class 3(B) Claims were held for more than one year. To the extent that a portion of the promissory note received in exchange for Allowed Valid Reclamation Claims that are not Class 3(B) Claims is allocable to accrued

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

but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below. Holders should consult their tax advisers about the possibility of reporting gain on the installment method.

                  4. Consequences to Holders of General Unsecured Claims (Other Than Convenience Claims)

                  Holders of Allowed General Unsecured Claims, other than Convenience Claims will receive, in full and final satisfaction of their Claims, at the Debtors' option, one or a combination of the following: (i) a Ratable Proportion of the common stock of Core-Mark Newco ("New Common Stock"), subject to dilution from the issuance of warrants to the Tranche B Lenders or the shares issued pursuant to the Rights Offering, if applicable, and the Management Incentive Plan; and/or (ii) in the event the Debtors, with the consent of the Creditors Committee, elect to sell some or all of their assets as outlined herein, a Ratable Proportion of Cash remaining from the sale of such assets after all of the Allowed Unclassified Claims and Claims of Holders in Classes 1 through 5 have been satisfied in full.

                  As additional consideration, each Holder of an Allowed General Unsecured Claim other than a Convenience Claim shall be entitled to a Ratable Proportion of Excess Proceeds (as defined in the Post Confirmation Trust Agreement), if any, available from the Post Confirmation Trust after payment by the Post Confirmation Trust of all claims and obligations required to be made by the Post Confirmation Trust under the Plan, the Post Confirmation Trust Agreement, or otherwise, as set forth in the Post Confirmation Trust Agreement. Further, in the event the Debtors commence a Rights Offering, each Holder of a General Unsecured Claim other than a Convenience Claim that is listed on the Rights Participation Schedule shall be entitled to receive, in exchange for such Holder's Claim, its Equity Subscription Rights for shares of Preferred Stock as outlined in section VII.B herein and Exhibit 6 to the Disclosure Statement.

                  Holders of Allowed General Unsecured Claims other than Convenience Claims will be treated as exchanging their General Unsecured Claims for New Common Stock, Equity Subscription Rights, if any, and/or Cash in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of an Allowed General Unsecured Claim other than a Convenience Claim should recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of Equity Subscription Rights (if any) and of the New Common Stock (as of the Effective Date) received in exchange for the General Unsecured Claims and
(b) an amount of Cash received (to the extent such New Common Stock, Equity Subscription Rights (if any) and Cash are not allocable to accrued but unpaid interest) and (ii) the Holder's adjusted basis in the General Unsecured Claims. Such gain or loss should be capital in nature so long as the General Unsecured Claims other than Convenience Claims are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the General Unsecured Claims other than Convenience Claims were held for more than one year. To the extent that a portion of the New Common Stock, Equity Subscription Rights, (if any) and Cash received in exchange for General Unsecured Claims other than Convenience Claims is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in the New Common Stock and the Equity Subscription Rights received in exchange for the General Unsecured Claims should equal the fair market value of the New Common Stock and the Equity Subscription Rights (if any) as of the Effective Date. A Holder's holding period for the New Common Stock and the Equity Subscription Rights should begin on the day following the Effective Date.

                  5.       Consequences to Holders of Equity Interests

                  Holders of Equity Interests that are cancelled under the Plan will be allowed a "worthless stock deduction" (unless such Holder had previously claimed a worthless stock deduction with respect to the Equity Interest) in the tax year in which such Equity Interest becomes worthless (which could be a tax year prior to the year the Plan becomes effective) in an amount equal to the Holder's adjusted basis in its Equity Interest. If the Holder held an Equity Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset.

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                  6.       Receipt of Interests in Post Confirmation Trust

                  On the Effective Date, the Post Confirmation Trust shall be settled and is currently anticipated to exist as a grantor trust for the benefit of certain creditors. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Post Confirmation Trustee), pursuant to Treasury Regulation Section 1.671-1(a) and/or Treasury Regulation Section 301.7701-4(d) and related regulations, the Post Confirmation Trustee may designate and file returns for the Post Confirmation Trust as a "grantor trust" and/or "liquidating trust" and therefore, for federal income tax purposes, the Post Confirmation Trust's taxable income (or loss) should be allocated pro rata to its beneficiaries.

                  The tax consequences of the right to receive and of the receipt (if any) of property from the Post Confirmation Trust are uncertain, and may depend, among other things, on the timing of the distribution and the nature of the property received. It is possible that the receipt of property from the Post Confirmation Trust would be a taxable event to the Holders of Claims at the time the property is received; however, it is also possible that the IRS could seek to treat the right to receive property from the Post Confirmation Trust as property received on the Effective Date, and tax it in the same manner as cash or other property received on the Effective Date. Alternatively, the Holders of Claims could be treated as exchanging the right to receive property from the Post Confirmation Trust for a portion of their Claims. Finally, a portion of any amount of property received from the Post Confirmation Trust may be treated in respect of accrued but unpaid interest to the Holders of Claims. In light of these substantial uncertainties, Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the Post Confirmation Trust.

                  7. Treatment of Subsequent Distributions on Preferred Stock and New Common Stock

                           The discussions below assume that the Rights Offering
alternative is utilized and that Holders of Class 6 Claims listed on the Rights Participation Schedule will be entitled to exercise their Equity Subscription Rights for shares of Preferred Stock as outlined in the Plan.

                           a.       Distributions--In General

                           The amount of distributions (other than any
constructive distributions on the Preferred Stock (see discussion below)), if any, by Core-Mark Newco in respect of New Common Stock and Preferred Stock, if applicable, will be equal to the amount of cash and the fair market value as of the date of distribution of any property distributed. Subject to the discussion in paragraph (d) immediately below, regarding redemption of Preferred Stock, distributions generally will be treated for federal income tax purposes first as a taxable dividend to the extent of Core-Mark Newco's current and accumulated earnings and profits (as determined for federal income tax purposes) and then as a tax-free return of capital to the extent of the Holder's tax basis in its stock, with any excess treated as capital gain from the sale or exchange of the stock.

                           b.       PIK Distributions

                           Distributions on Preferred Stock, if applicable, are
anticipated to be paid in kind with additional shares of Preferred Stock. Any such distribution of additional shares of Preferred Stock generally will be taxed under the general distribution rules described above. Under these rules, the amount of any such distribution generally will equal the fair market value of Preferred Stock so received on the distribution date and be treated for federal income tax purposes first as a taxable dividend to the extent of Core-Mark Newco's current and accumulated earnings and profits (as determined for federal income tax purposes) and then as a tax-free return of capital to the extent of the Holder's tax basis in its stock, with any excess treated as capital gain from the sale or exchange of the stock. In addition, a Holder's tax basis in Preferred Stock so received will equal the fair market value of such stock on the distribution date, and such Holder's holding period for such stock will commence on the date following the distribution date.

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                           c.       Constructive Distributions on Preferred
                                    Stock

                           If Preferred Stock (including any Preferred Stock
paid in kind as described in paragraph (b) above) is treated as having more than a de minimis "redemption premium" (i.e., an excess of the redemption price of Preferred Stock over its "issue price"), Holders may be treated as receiving constructive distributions of additional shares of Preferred Stock totaling the amount of such "redemption premium" over the period of time during which Preferred Stock is outstanding, based on a constant yield-to-maturity method that reflects compounding. These constructive distributions would be in addition to the distributions described in paragraph (B) above and would generally be taxed in the same manner.

                           d. Subsequent Sale, Redemption, or other disposition of New Common Stock or Preferred Stock

                           The federal income tax treatment to a Holder of New
Common Stock and/or Preferred Stock upon sale, redemption, or other disposition of such stock will depend on the particular facts relating to such Holder at the time of such sale, redemption, or other disposition. Generally, any gain recognized by a Holder may be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to such Holder's Claim and any ordinary loss deductions incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the Holder upon satisfaction of its Claim, and (ii) any amounts received by a cash-basis Holder which would have been included in its gross income if the Holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

                           THE RULES APPLICABLE TO THE TREATMENT OF THE RECEIPT
OF CONSTRUCTIVE DISTRIBUTIONS, AND THE SALE, REDEMPTION, OR OTHER DISPOSITION OF NEW COMMON STOCK AND/OR PREFERRED STOCK ARE COMPLEX AND IN SOME CASES UNCERTAIN. THUS, HOLDERS OF NEW COMMON STOCK AND/OR PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE RULES TO THEIR PARTICULAR SITUATIONS.

         B. Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Claims

         Except as provided below or in the following paragraph, Non-U.S. Holders of Claims exchanging such Claims for New Common Stock, and Cash (if any) and Equity Subscription Rights (if any) should not be subject to the U.S. federal income or withholding tax on gain realized on the exchange of their Claims for New Common Stock, and Cash (if any), and Equity Subscription Rights (if any) unless (a) that Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year and certain other requirements are met, (b) the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, or (c) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain U.S. expatriates. Gain that is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. Persons generally (as described above) and, for corporate holders and under certain circumstances, also the branch profits tax, but will generally not be subject to withholding. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

         In addition, Non-U.S. Holders should not be subject to U.S. federal income or withholding tax on any amounts of New Common Stock, or Cash (if any) or Equity Subscription Rights (if any) that are treated as received in satisfaction of accrued but untaxed interest with respect to their Claims, provided that (a) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Debtors' stock entitled to vote, (b) the Non-U.S. Holder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (ii) a controlled foreign corporation that is related to the Debtors through the stock ownership, (c) the interest payments are not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, and (d) the beneficial owner of the Claim certifies (generally on an IRS Form W-8BEN or a permissible substitute or successor form) to the Person otherwise required to withhold U.S. federal income tax from such interest, under penalties of perjury, that it is not a United States Person and provides its name and address and such other information as the form may require.

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                  1.       Accrued Interest, Market Discount and Capital Losses

                           a.       Accrued But Untaxed Interest.

                           To the extent that any amount received by a Holder of
Claims under the Plan is attributable to accrued but untaxed interest, such amount should be taxable to the Holder as interest income, if such accrued interest has not been previously included in the Holder's gross income for U.S. federal income tax purposes. Conversely, a Holder of Claims may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) for such purposes to the extent that any accrued interest was previously included in the Holder's gross income but was not paid in full by the Debtors.

                           The extent to which any consideration received by a
Holder of Claims under the Plan will be attributable to accrued but untaxed interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be treated as first satisfying the stated principal amount of the Claims with any excess allocated to accrued, but unpaid, interest, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a bankruptcy plan is binding for federal income tax purposes. However, the IRS could take the position that the consideration received by a Holder should be allocated in some way other than as provided in the Plan. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

                           b.       Market Discount.

                           Holders of Claims who realize gain as a result of
receipt of consideration under the Plan may be affected by the "market discount" provisions of Code Sections 1276 through 1278. Under these rules, some or all of the gain realized by Holders of Claims may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on such Claims.

                           In general, a debt obligation with a fixed maturity
of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be a acquired with "market discount" as to that holder if the debt obligation's stated redemption price at maturity (or revised issue price, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the debt obligation's stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount, multiplied by the number of remaining whole years to maturity).

                           Any gain recognized by a Holder on the taxable
disposition of Claims (determined as described above) that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Claims were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that any Claims that had been acquired with market discount are exchanged in a tax-free transaction for other property, any market discount that accrued on such Claims but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.

                           c.       Limitation on Use of Capital Losses.

                           Holders of Claims and Equity Interests who recognize
capital losses as a result of the exchange under the Plan will be subject to limits on their use of such losses. For noncorporate Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus the lesser of (1) $3,000 ($1,500 for married individuals filing separate returns) or
(2) the excess of the capital losses over the capital gains. For corporate Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years. Noncorporate Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income (see described immediately above) for an unlimited number of

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years. Corporate Holders may generally only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

         C.       Certain U.S. Federal Income Tax Consequences To Reorganized
                  Debtors

                  1.       Transfer of Business Assets

                  As described above, Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable sale of Fleming's assets to Core-Mark Holdings III. As a consequence, Core-Mark Holdings III should obtain a tax basis in assets received from Fleming equal to their cost to Core-Mark Holdings III, which generally should equal the fair market value of Core-Mark Newco's stock transferred to Fleming plus the amount of liabilities assumed by Core-Mark Holdings III.

                  Provided the reorganization undertaken pursuant to the Plan constitutes a taxable transfer, Fleming would recognize gain or loss upon the transfer of assets to Core-Mark Holdings III in an amount equal to the difference between the fair market value of its assets and its tax basis in such assets. Fleming believes that no significant federal, state, or local tax liability, if any, should be incurred upon the transfer.

                  There is no assurance, however, that the exchange will be treated by the IRS as a taxable sale of assets by Fleming to Core-Mark Holdings
III. Instead, the IRS may take the position that the exchange constitutes a tax-free reorganization. If the IRS were to succeed in asserting that the exchange qualifies as a tax-free reorganization, Fleming would not recognize any gain or loss on the exchange. Instead, Core-Mark Holdings III would succeed to certain tax attributes of Fleming, including Fleming's tax basis in the assets transferred to Core-Mark Holdings III, but only after taking into account the reduction in such tax attributes and tax basis on account of the discharge of indebtedness pursuant to the Plan. Thus, Core-Mark Holdings III would generally have no NOL carryforwards (as described below) and would have a significantly diminished tax basis in the assets received from Fleming, with the result that future tax depreciation and amortization with respect to Core-Mark Holdings III's real and personal property would be substantially reduced.

                  2.       Cancellation of Indebtedness and Reduction of Tax
                           Attributes

                  As a result of the transactions undertaken pursuant to the Plan, the amount of Debtors' aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income ("COD Income") upon satisfaction of its outstanding indebtedness for an amount less than its adjusted issue price. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any new consideration (including stock of debtor) given in satisfaction of such indebtedness at the time of the exchange.

                  A debtor will not, however, be required to include any amount of COD Income in gross income if debtor is under the jurisdiction of a court in a bankruptcy case and the discharge of debt occurs pursuant to that case. Instead, a debtor must (as of the first day of the next taxable year) reduce its tax attributes by the amount of COD Income which it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) net operating losses ("NOLs"), (b) tax credits and capital loss carryovers, and (c) tax basis in assets.

                  Because, under the Plan, Holders of certain Claims will receive New Common Stock and may receive Equity Subscription Rights, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend on the fair market value of New Common Stock and of Equity Subscription Rights. This value cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted.

                  The IRS recently released temporary regulations (the "New Regulations") governing the reduction of tax attributes when a member of a consolidated group realizes cancellation of debt income that is excluded from gross income ("Excluded COD Income"). The New Regulations apply to discharges of indebtedness that occur after August 29, 2003. In general, the New Regulations require a member of a consolidated group that realizes Excluded

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

COD Income). To the extent that Excluded COD Income is not applied to reduce the tax attributes attributable to the member actually realizing Excluded COD Income, after applying the look-through rules described in the paragraph below, the remaining consolidated tax attributes attributable to the consolidated group (but not basis in assets) are required to be reduced by such amount. The Debtors anticipate that the amount of Excluded COD Income will likely eliminate or substantially reduce the NOL carryforwards of Debtors' consolidated group and may eliminate or substantially reduce the tax basis in assets (including depreciable assets) of Debtors' consolidated group. Because (i) any COD Income should be realized by Fleming prior to the transfer of assets to Core-Mark Holdings III and (ii) Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable transfer of Fleming's assets to Core-Mark Holdings III, Core-Mark Holdings III should not realize any COD Income as a result of the reorganization and should not suffer any attribute reduction.

                  3. Limitation of Net Operating Loss Carryovers and Other Tax Attributes

                  Code Section 382 generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." This discussion describes the limitation determined under Code Section 382 in the case of an "ownership change" as the "Section 382 Limitation". The Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change and the long term tax-exempt rate (which is published monthly by the Treasury Department and was approximately 4.74% for ownership changes occurring in December 2003) in effect for the month in which the ownership change occurs. Code Section 383 applies a similar limitation to capital loss carryforward and tax credits.

                  In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally, the shorter of (a) the three-year period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). A "5 percent shareholder" for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that has consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group.

                  Because (i) substantially all of the Debtors' NOLs will likely be eliminated or substantially reduced and (ii) Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable sale of Fleming's assets to Core-Mark Holdings III, Core-Mark Holdings III should not succeed to any of the NOLs of Fleming and hence the Section 382 Limitation will not be relevant to the NOLs of Fleming.

                  The restructuring pursuant to the Plan will cause an ownership change to occur with respect to subsidiaries of Fleming, if any, transferred to Core-Mark Holdings III. As a result, such subsidiaries may be affected by the
Section 382 Limitation with respect to their NOLs and built-in losses (if any) following the Effective Date. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding Section resulting from the exclusion of COD Income. Similarly, the ability to use any remaining capital loss carryforwards and tax credits by such subsidiaries will also be limited. Special rules may apply in determining the Section 382 Limitation with respect to a corporation that experiences an ownership change as the result of a bankruptcy case. However, the Debtors believe that such subsidiaries have a limited amount of NOLs and built-in losses, which may be eliminated in whole or in part as a result of the attribute reduction described above and thus the
Section 382 Limitation will not materially affect the business of Core-Mark Newco going forward.

         D.       Backup Withholding

         Under the backup withholding rules, a Holder of Claims may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories

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

(which generally include corporations) and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax.

         Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. Debtors will comply with all applicable reporting requirements of the Code.

         THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

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

XIII.    CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE
         PLAN

         A.       General

         A DESCRIPTION OF CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE CONSUMMATION OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE PROVISIONS OF THE INCOME TAX ACT (CANADA) AND THE REGULATIONS THERETO ("THE ACT"), THE PUBLISHED ADMINISTRATIVE AND INTERPRETIVE POSITIONS OF THE CANADA CUSTOMS AND REVENUE AGENCY, PROPOSED AMENDMENTS TO THE ACT AND CASE LAW PUBLISHED OR REPORTED AS AT THE DATE OF THIS DISCLOSURE STATEMENT. CHANGES IN ANY OF THESE AUTHORITIES OR CHANGES IN THE INTERPRETATIONS OF ANY OF THESE AUTHORITIES, THAT MAY HAVE RETROACTIVE EFFECT, MAY CAUSE THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW. MOREOVER, NO ADVANCE INCOME TAX RULING HAS BEEN REQUESTED FROM CANADA CUSTOMS & REVENUE AGENCY, NO LEGAL OPINION HAS BEEN REQUESTED FROM COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN; AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

         THIS DESCRIPTION DOES NOT COVER ALL ASPECTS OF CANADIAN FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.

         FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE CANADIAN FEDERAL, PROVINCIAL AND NON-CANADIAN CONSEQUENCES OF THE PLAN.

         B.       Settlement of Debt

         The settlement of Core-Mark International's commercial debt obligations (as defined in the Act) for an amount (the "Settlement Amount") that may be less than the full amount owed (the "Outstanding Indebtedness") by Core-Mark International (the difference between the Settlement Amount and the Outstanding Indebtedness being hereinafter referred to as the "Forgiven Amount") will result in the application of the Canadian debt forgiveness rules. Under these rules, the Forgiven Amount will reduce certain tax attributes of Core-Mark International in the order prescribed by the Act, and may result in an amount being included in Core-Mark International's taxable income earned in Canada if the Forgiven Amount exceeds Core-Mark International's tax attributes.

         Core-Mark International believes that the Forgiven Amount will exceed its tax attributes and that, accordingly, Core-Mark International will be required to include an amount (the "Excess Amount") in its taxable income earned in Canada as a result of the settlement of its commercial debt obligations. It is expected that Core-Mark International will be entitled to claim reserves so that the Excess Amount will generally be included in its income over five taxation years.

         C.       Resident Holders

         The following is a summary of certain Canadian federal income tax considerations generally applicable to a holder of indebtedness of a Debtor who, at all relevant times, for purposes of the Act and any applicable tax treaty or convention:

         (a)      is or is deemed to be a resident of Canada; and

         (b) deals at arm's length and is not affiliated with the Debtors (a "Resident Holder").

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

         This summary does not address the considerations applicable to Resident Holders that are "financial institutions" (as defined in the Act) and assumes that no amount on account of interest is received by a Resident Holder of indebtedness.

         A Resident Holder of indebtedness who receives a promissory note, New Common Stock, an Equity Subscription Right, cash, or any combination of the foregoing (the "Consideration"), in full or partial satisfaction of the outstanding principal amount of such holder's indebtedness will be treated as having disposed of its indebtedness for proceeds of disposition equal to the fair market value of the Consideration so received. If such indebtedness is held by a holder as capital property, the disposition will give rise to a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition related thereto, exceed (or are less than) the adjusted cost base to the Resident Holder, immediately before the disposition of the indebtedness. If the indebtedness represents trade debts of the holder, the holder will be required to include in its income (or deduct in computing its income) the amount by which the fair market value of the Consideration exceeds (or is less than) the amount of the indebtedness and any reasonable costs of disposition.

         D.       Non-Resident Holders

         The following is a summary of certain Canadian federal income tax considerations generally applicable to a holder of indebtedness of a Debtor who, at all relevant times, for purposes of the Act and any applicable income tax treaty or convention:

         (a)      is not and is not deemed to be a resident of Canada;

         (b)      deals at arm's length and is not affiliated with the Debtors;
                  and

         (c) does not use or hold and is not deemed to use or hold the indebtedness in carrying on a business in Canada (a "Non-Resident Holder").

         This summary does not address the considerations relevant to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or a Non-Resident Holder to whom the indebtedness of a Debtor is taxable Canadian property (as defined in the Act). This summary assumes that no amount on account of interest is received by a Non-Resident Holder of indebtedness.

         A Non-Resident Holder of indebtedness of a Debtor will not realize any Canadian federal income tax consequences as a result of the Plan.

         E.       Expiry or Disposition of Equity Subscription Rights

                  1.       Resident Holders

         The following is a summary of certain Canadian federal income tax considerations generally applicable to a Resident Holder who exercises an Equity Subscription Right, and who holds the Equity Subscription Right and the Preferred Stock as capital property. This summary does not address the considerations applicable to Resident Holders that are "financial institutions" (as defined in the Act).

         No gain or loss will be realized by a Resident Holder upon the exercise of an Equity Subscription Right. The cost to a Resident Holder of Preferred Stock acquired upon the exercise of an Equity Subscription Right will be equal to the aggregate of the Resident Holder's adjusted cost base of the Equity Subscription Right immediately before such exercise and the amount paid upon the exercise of the Subscription Right. Upon the expiry of an unexercised Equity Subscription Right, the Resident Holder will realize a capital loss equal to the adjusted cost base of the Equity Subscription Right to the Resident Holder.

         On a disposition or deemed disposition of an Equity Subscription Right (other than on the exercise or expiry of such Equity Subscription Right), a Resident Holder will realize a capital gain (or capital loss) equal to the

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

amount by which the proceeds of disposition exceed (or are less than) the aggregate of the Resident Holder's adjusted cost base of the Equity Subscription Right and any reasonable cost of disposition.

                  2.       Non-Resident Holders

         A Non-Resident Holder, who is not an insurer carrying on business in Canada and elsewhere or a Non-Resident Holder to whom an Equity Subscription Right is taxable Canadian property (as defined in the Act), will not realize any Canadian federal tax consequences as a result of the exercise or expiry of the Equity Subscription Rights.

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

XIV.     ALTERNATIVES TO PLAN

         The Debtors believe that if the Plan is not confirmed, or is not confirmable, the alternatives to the Plan include: (a) the conversion to a chapter 7 case and concomitant liquidation of the Debtors' assets on a "forced sale" basis; (b) dismissal of the case(s); or (c) an alternative plan of reorganization.

         A.       Liquidation Under Chapter 7

         If no plan can be confirmed, the Chapter 11 Cases may be converted to Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. For the reasons previously discussed above, the Debtors believe that Confirmation of the Plan will provide each Holder of an Unsecured Claim entitled to receive a distribution under the Plan with a recovery that is expected to be substantially more than it would receive in a liquidation under Chapter 7 of the Bankruptcy Code.

         B.       Dismissal

         Dismissal of the Chapter 11 Case(s) would leave the secured creditors in a position to exercise their state law rights under their existing securities interest, including foreclosure of such liens. The Debtors believe that in a dismissal scenario the unsecured creditors would not receive any Distribution.

         C.       Alternative Plan

         The Debtors believe that any alternative plan would not result in as favorable of treatment of Claims as proposed under the Debtors' Plan.

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

XV.      CONCLUSION

         The Debtors and Creditors' Committee believe that the Plan maximizes recoveries to all creditors and, thus, is in their best interests. The Plan as structured, among other things, allows creditors to participate in distributions in excess of those that would be available if the Debtors were liquidated under chapter 7 of the Bankruptcy Code and minimizes delays in recoveries to all creditors.

         THE DEBTORS AND THE CREDITORS' COMMITTEE URGE CREDITORS TO ACCEPT THE PLAN AND TO EVIDENCE SUCH ACCEPTANCE BY RETURNING THEIR PROPERLY COMPLETED BALLOT(S) SO THAT THEY WILL BE ACTUALLY RECEIVED, AS INSTRUCTED ABOVE, BY THE SOLICITATION AGENT IDENTIFIED HEREIN AT 4:00 P.M. 5:00 P.M., PREVAILING EASTERN TIME, ON ___________ __ 2004.

                                     /s/ Rebecca A. Roof
                   ------------------------------------------------------------
                   Rebecca A. Roof, Interim Chief Financial Officer of FLEMING COMPANIES, INC., et. al., Debtors and Debtors in Possession

KIRKLAND & ELLIS LLP
Richard L. Wynne, Esq. (CA Bar No. 120349)
Shirley S. Cho, Esq. (CA Bar No. 192616)
777 South Figueroa Street
Los Angeles, California  90017
Telephone: (213) 680-8400
Facsimile: (213) 680-8500

         And

KIRKLAND & ELLIS LLP
James H. M. Sprayregen, P.C. (ARDC No. 6190206)
Janet Baer (ARDC No. 6182994)
Geoffrey A. Richards, Esq. (ARDC No. 6230120)
200 East Randolph Drive
Chicago, Illinois  60601-6636
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

         And

PACHULSKI, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB P.C.
Laura Davis Jones, Esq. (Bar No. 2436)
Ira D. Kharasch, Esq. (CA Bar No. 109084)
919 North Market Street, Sixteenth Floor
Post Office Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
Counsel to Debtors and Debtors in Possession

                                    EXHIBITS

Exhibit 1 Plan

Exhibit 2 Solicitation Order

Exhibit 3 Financial Information and Projections

           3A -- Chapter 11 Emergence Balance Sheet
           3B -- Core Mark Newco Financial Projections
           3C -- Post Confirmation Trust Financial Projections

Exhibit 4 Best Interests Analysis

Exhibit 5 The Rights Offering Description

                                    EXHIBIT 1

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                  )  CHAPTER 11
                                        )
FLEMING COMPANIES, INC., ET AL.,(1)     )  CASE NO. 03-10945 (MFW)
                                        )  (JOINTLY ADMINISTERED)
                                        )
                           DEBTORS.     )

--------------------------------------------------------------------------------

      DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING
       SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

--------------------------------------------------------------------------------

     KIRKLAND & ELLIS LLP                    MILBANK TWEED HADLEY & MCCLOY LLP
     200 East Randolph Drive                 One Chase Manhattan Plaza
     Chicago, IL 60601                       New York, NY 10005
     (312) 861-2000                          (212) 530-5000

     and                                     and

     PACHULSKI, STANG, ZIEHL, YOUNG,         PEPPER HAMILTON LLP
     JONES & WEINTRAUB, PC                   100 Renaissance Center
     919 North Market Street, 16th Floor     Suite 3600
     PO Box 8705                             Detroit, MI 48243-1157
     Wilmington, DE 19899-8705               (313) 259-7110
     (302) 652-4100
                                             Co-Counsel for the Official
     Co-Counsel for the Debtors and          Committee of Unsecured Creditors
     Debtors in Possession

Dated: January 19, 2004

--------------------------
(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

                                TABLE OF CONTENTS

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
ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, RESERVATION OF RIGHTS AND DEFINED TERMS..          1
         A.       Rules of Interpretation, Computation of Time and Governing Law.................................          1
         B.       Reservation of Rights..........................................................................          1
         C.       Defined Terms..................................................................................          1

ARTICLE II. UNCLASSIFIED CLAIMS..................................................................................         12
         A.       Administrative Claims..........................................................................         12
         B.       Priority Tax Claims............................................................................         13
         C.       DIP Claims.....................................................................................         13

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS..............................         14
         A.       Summary........................................................................................         14
         B.       Classification and Treatment...................................................................         14
         C.       Special Provision Governing Unimpaired Claims..................................................         18

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN..................................................................         18
         A.       Voting Classes.................................................................................         18
         B.       Acceptance by Impaired Classes.................................................................         18
         C.       Presumed Acceptance of Plan....................................................................         19
         D.       Presumed Rejection of Plan.....................................................................         19
         E.       Non-Consensual Confirmation....................................................................         19

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................         19
         A.       Substantive Consolidation......................................................................         19
         B.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.................         19
         C.       Cancellation of Old Notes, Old Stock and Other Equity Interests................................         20
         D.       Issuance of New Securities; Execution of Related Documents.....................................         20
         E.       Restructuring Transactions.....................................................................         20
         F.       Corporate Governance, Directors and Officers, and Corporate Action.............................         21
         G.       Post Confirmation Trust........................................................................         21
         H.       Creation of Professional Fee Escrow Account....................................................         22

ARTICLE VI. DEBTORS' RETAINED CAUSES OF ACTION...................................................................         22
         A.       Maintenance of Causes of Action................................................................         22
         B.       Preservation of Causes of Action...............................................................         22
         C.       Preservation of All Causes of Action Not Expressly Settled or Released.........................         23

ARTICLE VII. FUNDING OF THE PLAN.................................................................................         24
         A.       Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds Among
                  the Debtors and the Reorganized Debtors........................................................         24
         B.       Tranche B Loan.................................................................................         24
         C.       The Rights Offering Alternative................................................................         24
         D.       Sale of Assets.................................................................................         24

ARTICLE VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................................         25
         A.       Assumption/Rejection of Executory Contracts and Unexpired Leases...............................         25
         B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases...........................         25
         C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed..........................         25
         D.       Indemnification of Directors, Officers and Employees...........................................         25

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
         E.       Compensation and Benefit Programs..............................................................         26

ARTICLE IX. PROVISIONS GOVERNING DISTRIBUTIONS...................................................................         26
         A.       Distributions for Claims Allowed as of the Effective Date......................................         26
         B.       Distributions by Core-Mark Newco and the Post Confirmation Trust...............................         26
         C.       Interest on Claims.............................................................................         26
         D.       Compliance with Tax Requirements/Allocations...................................................         26
         E.       Delivery and Distributions and Undeliverable or Unclaimed Distributions........................         27
         F.       Distribution Record Date.......................................................................         27
         G.       Timing and Calculation of Amounts to be Distributed............................................         27
         H.       Minimum Distribution...........................................................................         28
         I.       Setoffs........................................................................................         28
         J.       Old Notes......................................................................................         28
         K.       Failure to Surrender Canceled Instruments......................................................         28
         L.       Lost, Stolen, Mutilated or Destroyed Debt Securities...........................................         28
         M.       Share Reserve..................................................................................         29
         N.       Settlement of Claims and Controversies.........................................................         29

ARTICLE X. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS.............................         29
         A.       Resolution of Disputed Claims..................................................................         29
         B.       Allowance of Claims............................................................................         30
         C.       Controversy Concerning Impairment..............................................................         30
         D.       Impact on Pending Litigation...................................................................         30

ARTICLE XI. CONDITIONS PRECEDENT TO CONFIRMATION AND OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN................         30
         A.       Conditions Precedent to Confirmation...........................................................         30
         B.       Conditions Precedent to Occurrence of the Effective Date.......................................         30
         C.       Waiver of Conditions...........................................................................         32
         D.       Effect of Non-occurrence of Conditions to Occurrence of the Effective Date.....................         32

ARTICLE XII. DISCHARGE, RELEASE, INJUNCTION AND RELATED PROVISIONS...............................................         32
         A.       Subordination..................................................................................         32
         B.       MUTUAL RELEASES BY RELEASEES...................................................................         32
         C.       RELEASES BY HOLDERS OF CLAIMS..................................................................         32
         D.       INDEMNIFICATION................................................................................         33
         E.       EXCULPATION....................................................................................         33
         F.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS........................................         33
         G.       INJUNCTION.....................................................................................         33

ARTICLE XIII. RETENTION OF JURISDICTION..........................................................................         34

ARTICLE XIV. MISCELLANEOUS PROVISIONS............................................................................         35
         A.       Effectuating Documents, Further Transactions and Corporation Action............................         35
         B.       Dissolution of Committee.......................................................................         35
         C.       Payment of Statutory Fees......................................................................         35
         D.       Modification of Plan...........................................................................         35
         E.       Revocation of Plan.............................................................................         35
         F.       Environmental Liabilities......................................................................         35
         G.       Successors and Assigns.........................................................................         36
         H.       Reservation of Rights..........................................................................         36
         I.       Section 1146 Exemption.........................................................................         36
         J.       Further Assurances.............................................................................         36
         K.       Service of Documents...........................................................................         36
         L.       Filing of Additional Documents.................................................................         37

                   TABLE OF EXHIBITS TO BE FILED WITH THE PLAN

[EXHIBIT A      EXIT FACILITY TERM SHEET]
[EXHIBIT B      RIGHTS PARTICIPATION SCHEDULE]
[EXHIBIT C      EXCLUDED D&O RELEASEES]
[EXHIBIT D      SCHEDULE OF RETAINED CAUSES OF ACTION]
[EXHIBIT E      TRANCHE B LOAN TERM SHEET]
[EXHIBIT F      EQUITY COMMITMENT LETTER]

   DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' FIRST AMENDED JOINT
            PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS
    FILING SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

         Pursuant to Title 11 of the United States Code, 11 U.S.C.Sections 101 et seq., Fleming Companies, Inc. and its Filing Subsidiaries, debtors and debtors-in-possession in the above-captioned and numbered case, and their Official Committee of Unsecured Creditors hereby respectfully propose the following Joint First Amended Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries Under Chapter 11 of the United States Bankruptcy
Code:

                                   ARTICLE I.

                            RULES OF INTERPRETATION,
  COMPUTATION OF TIME, GOVERNING LAW, RESERVATION OF RIGHTS AND DEFINED TERMS

A.       Rules of Interpretation, Computation of Time and Governing Law

         1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

         3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.       Reservation of Rights

         This Plan is a joint Plan of the Debtors and the Committee. The Plan currently contains several matters on which the Debtors and the Committee have not reached final agreement. In the event that the parties can not reach final agreement on such matters prior to solicitation of votes on the Plan, the parties reserve their respective rights to withdraw their support for this joint Plan and proceed in any manner appropriate as outlined in the Stipulation Re Co-Exclusive Period to File Plan of Reorganization dated November 25, 2003, or under the Bankruptcy Code.

C.       Defined Terms

         Unless the context requires otherwise, the following terms shall have the following meanings when used in capitalized form herein:

         1. "5 1/4% Convertible Senior Subordinated Notes" means the 5 1/4% Convertible Senior Subordinated Notes due 2009 issued by Fleming in the original principal amount of $150 million and guaranteed by all of the Debtors.

         2. "5 1/4% Convertible Senior Subordinated Notes Indenture" means that certain indenture dated March 15, 2001, between Bank One, N.A., as indenture trustee, and Fleming, as amended or supplemented.

         3. "9 1/4% Senior Notes" means the 9 1/4% Senior Notes due 2010 issued by Fleming in the original principal amount of $200 million and guaranteed by all of the Debtors.

         4. "9 1/4% Senior Notes Indenture" mean that certain indenture dated June 18, 2002, between the Bank of New York., as successor trustee to Manufactures and Traders Trust Company, and Fleming, as amended or supplemented.

         5. "9 7/8% Senior Subordinated Notes" means the 9 7/8% Senior Subordinated Notes due 2012 issued by Fleming in the original principal amount of $260 million and guaranteed by all of the Debtors.

         6. "9 7/8% Senior Subordinated Notes Indenture" means that certain indenture dated April 15, 2002, between Bank One, N.A., as indenture trustee, and Fleming, as amended or supplemented.

         7. "10 1/8% Senior Notes" means the 10 1/8% Senior Notes due 2008 issued by Fleming in the original principal amount of $355 million and guaranteed by all of the Debtors.

         8. "10 1/8% Senior Notes Indenture" means that certain indenture dated March 15, 2001, between the Bank of New York as successor indenture trustee to Bankers Trust Company, and Fleming, as amended or supplemented.

         9. "10 5/8% Senior Subordinated Notes" means the Series A and B 10 5/8% Senior Notes due in 2007 issued by Fleming in the original principal amount of $400 million and guaranteed by all of the Debtors.

         10. "10 5/8% Senior Subordinated Notes Indenture" means that certain indenture dated July 25, 1997, between Bank One, N.A. as indenture trustee, and Fleming as amended or supplemented.

         11. "Additional Carve-Out" means that additional carve-out provided for Professional fees and expenses of $6.0 million, which are entitled to payout prior to the payment of Administrative Claims to Allowed Approved Trade Creditor Lien Claim Holders, as outlined in the Final DIP Order.

         12. "Additional Participating Amounts" means the amount to which a Disputing Holder may participate in the Rights Offering, as determined by the Bankruptcy Court or by the Debtors with the consent of the Committee and the Equity Investor.

         13. "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (including Approved Trade Creditor Lien Claims as well as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise; and (c) all fees and charges assessed against the Estates under chapter 123 of Title 28 United States Code, 28 U.S.C. Sections 1911-1930.

         14. "Agents" mean Deutsche Bank Trust Company Americas, acting in its capacity as administrative agent for the Post-Petition Lenders, and JPMorgan Chase Bank, acting in its capacity as collateral agent for the Post-Petition Lenders.

         15. "Allowed" means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by the Debtors in their schedule of liabilities as other than disputed, contingent or unliquidated and as to which the Debtors or any other party in interest has not Filed an objection by the Objection Deadline; (b) a Claim or Equity Interest that either is not a Disputed Claim or Equity

Interest or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed: (i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date; (ii) in any stipulation with any Debtor or Reorganized Debtor of amount and nature of Claim or Equity Interest executed on or after the Confirmation Date; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or Equity Interest or (ii) has been allowed by a Final Order, in either case only if a proof of Claim or Equity Interest has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim or Equity Interest as to which a proof of Claim has been timely filed and as to which the Debtors or any party in interest has not filed an objection by the Objection Deadline; and with respect to all Claims only after reduction for unpaid pre-petition and post-petition deductions, preference payments and other applicable setoff rights.

         16. "Allowed Claim" means an Allowed Claim in the particular Class described.

         17. "Allowed Interest" means an Allowed Equity Interest in the particular Class described.

         18. "Approved Trade Creditor" means a trade creditor who elected to participate in the Trade Credit Program established under the Final DIP Order and provided post-petition trade credit thereunder.

         19. "Approved Trade Creditor Lien" means the junior lien of an Approved Trade Creditor in the amount of actual trade credit provided pursuant to the agreement with the Debtors and as outlined in the Trade Credit Program.

         20. "Approved Trade Creditor Lien Claim" means the Claim of an Approved Trade Creditor in the amount of actual unpaid trade credit provided pursuant to the agreement with the Debtors and as outlined in the Trade Credit Program.

         21. "Approved Trade Creditor Reclamation Lien" means the junior lien of an Approved Trade Creditor holding a Reclamation Claim in the lesser of
(a) the amount of actual trade credit provided pursuant to the agreement with the Debtors as outlined in the Trade Credit Program; and (b) the amount of the Allowed Reclamation Claim, as outlined in the Trade Credit Program determined without consideration of whether the Inventory of the Debtors exceeded the amount of the Pre-Petition Lenders' Secured Claim.

         22. "Approved Trade Creditor Reclamation Lien Claim" means the Claim of an Approved Trade Creditor holding a Reclamation Claim in the lesser of
(a) the amount of the actual trade credit provided pursuant to the agreement with the Debtors as outlined in the Trade Credit Program and (b) the amount of the Allowed Reclamation Claim, as outlined in the Trade Credit Program determined without consideration of whether the Inventory of the Debtors exceeded the amount of the Pre-Petition Lenders' Secured Claim.

         23. "Assumption Schedule" means the schedule included in the Plan Supplement of executory contracts and unexpired leases that are to be assumed by the Reorganized Debtors on the Effective Date.

         24. "Avoidance Actions" means those avoidance actions available pursuant to Chapter 5 of the Bankruptcy Code.

         25. "Ballots" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

         26. "Bank Guarantees" means those guarantees issued by the Filing Subsidiaries in favor of the Pre-Petition Lenders, guaranteeing the obligations of Fleming on the Pre-Petition Credit Agreement.

         27. "Bankruptcy Code" means Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

         28. "Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States

Code and/or the General Order of such District Court pursuant to section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

         29. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

         30. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

         31.      "Bondholders" mean the Beneficial Holders of the Old Notes.

         32. "Bond Guarantees" means those guarantees issued by the Filing Subsidiaries in favor of the Holders of Old Notes guaranteeing the obligations of Fleming on the Old Notes.

         33. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)) in Wilmington, Delaware.

         34. "Canadian CCAA Court" means the Supreme Court of British Columbia or such other court in Canada having jurisdiction over Core-Mark International Inc.'s proceedings under the CCAA from time to time.

         35. "Carve-Out" means the carve-out provided for in the Final DIP Order or any Court Order or credit agreement executed with respect to a refinancing of the DIP Credit Facility or Pre-Petition Credit Agreement which includes but is not necessarily limited to (i) in the event of the occurrence and during the continuation of a Termination Event (as defined in the Final DIP Order), the payment of allowed and unpaid professional fees and disbursements incurred by the Debtors and the Committee in an aggregate amount not in excess of $4.0 million (plus all unpaid professional fees and disbursements incurred prior to the occurrence of such Termination Event strictly in accordance with the budget described in the Final DIP Order and to the extent allowed by the Bankruptcy Court and (ii) the payment of all fees required to be paid pursuant to 28 U.S.C. Section 1930(c)(6) and all unpaid fees payable to the Clerk of this Court or the United States Trustee.

         36.      "Cash" means cash and cash equivalents.

         37. "Cause of Action" means, including but is not limited to, all Claims, actions, choses in action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims and cross claims (including, but not limited to, all claims in any avoidance, recovery, subordination or other actions against Insiders and/or any other Persons under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553) of the
Debtors, the Debtors in Possession and/or the Estates (including, but not limited to, those actions listed in this Plan, Exhibit D filed herewith, the Disclosure Statement and the Plan Supplement) that are or may be pending on the Effective Date or instituted by Core-Mark Newco, the Reorganized Debtors or the Post Confirmation Trust, as applicable, after the Effective Date against any Person based on law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, known or unknown.

         38.      "CCAA" means the Companies' Creditors Arrangement Act
(Canada).

         39. "Chapter 11 Cases" means the chapter 11 bankruptcy cases filed by the Debtors on April 1, 2003, in the Bankruptcy Court.

         40. "Claim" means (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, as defined in section 101(5) of the Bankruptcy Code.

         41.      "Claim Holder" means the Holder of a Claim.

         42.      "Claims Bar Date" means September 15, 2003.

         43. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III herein.

         44. "COBRA Claims" means those Claims for continuation of health plan coverage as required in section 4980B of the Internal Revenue Code of 1986, as amended.

         45.      "Confirmation" means the entry of the Confirmation Order.

         46. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rule 5003.

         47. "Confirmation Hearing" means that hearing before the Bankruptcy Court wherein the Debtors seek confirmation of the Plan as provided for in section 1128 of the Bankruptcy Code.

         48. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         49. "Contract Claims Bar Dates" means those certain dates set forth in any prior or subsequent Orders of the Bankruptcy Court by which Claims pursuant to sections 365 and/or 502(b)(6) of the Bankruptcy Code must be filed.

         50. "Convenience Claims" means those General Unsecured Claims in Class 7 herein, as described in Section III.B.9.

         51. "Core-Mark Newco" means the Delaware corporation to be formed on the Effective Date, as well as Core-Mark Holdings I, Core-Mark Holdings II and Core-Mark Holdings III, as further described in Section V.E. herein.

         52. "Creditors Committee" or "Committee" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the United States Trustee on April 14, 2003.

         53. "D&O Releasees" means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each Debtor and their respective subsidiaries, in each case in their capacity as such as of the Petition Date or thereafter, whose identities shall be mutually agreed upon by the Debtors and the Committee, but excluding the Excluded D&O Releasees.

         54. "Debtors" means Fleming and its Filing Subsidiaries, as debtors in the Chapter 11 Cases.

         55. "DIP Claim" means a Claim arising under or as a result of the DIP Credit Facility, including letters of credit arising thereunder.

         56. "DIP Credit Facility" means the commitment secured by the Debtors for debtor-in-possession financing from the Post-Petition Lenders authorized in the Final DIP Order or any refinancing thereof, including but not limited to a refinancing whereby the refinancing lender takes an assignment of the DIP Credit Facility or the Claims of the Post-Petition Lenders thereunder.

         57. "Disclosure Statement" means the First Amended Disclosure Statement in Support of Debtors' and Official Committee of Unsecured Creditors' First Amended Joint Plan of Reorganization of Fleming Companies, Inc., and its Filing Subsidiaries under Chapter 11 of the Bankruptcy Code dated January 19, 2004, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with the Bankruptcy Code.

         58. "Disputed" means, for purposes of this Plan, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent and for which a timely Objection has been filed; or (b) as to which any Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules which has not been withdrawn or determined by a Final Order.

         59. "Disputing Holder" means a Holder of a Class 6 General Unsecured Claim that disputes its Rights Participation Claim Amount and acts in accordance with the procedures described in section VII.B.10.

         60.      "Distribution Record Date" means the Effective Date.

         61. "DSD Trust Claims" means those claims of certain vendors that arose from the direct shipment of goods to retailers, and which are subject to ongoing litigation.

         62.      "DTC" means The Depository Trust Company.

         63. "Effective Date" means the date selected by the Debtors and the Committee on which: (a) no stay of the Confirmation Order is in effect, and
(b) all conditions specified in Article XI herein have been (i) satisfied or
(ii) waived pursuant to Section XI.C.

         64. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

         65. "Equity Commitment Letter" means that certain commitment letter between the Debtors and the Equity Investor whereby the Equity Investor, subject to the satisfaction or waiver of certain conditions, commits to purchase and exercise the Equity Subscription Rights not otherwise exercised prior to the Subscription Expiration Date, attached to the Plan as Exhibit E.

         66. "Equity Interest" means (a) any equity interest of Fleming, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Old Stock) and (b) any interest, including but not limited to, any warrant, options, conversion privileges or contract rights to purchase or acquire any equity security of Fleming at any time.

         67. "Equity Investor" means the Person(s) that, subject to the satisfaction or waiver of certain conditions, has committed to purchase all Preferred Stock for which the Equity Subscription Rights were not exercised prior to the Subscription Expiration Date.

         68. "Equity Subscription Right" means the right to purchase shares of Preferred Stock offered to those Claim Holders listed on the Rights Participation Schedule.

         69. "Estate" means the estate of each Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

         70. "Exchange Agent" means the institution engaged by the Debtors to conduct the exchange of certain securities as provided for herein.

         71. "Excluded D&O Releasees" means those parties listed on Exhibit C filed herewith, which Exhibit shall be mutually agreed upon by the Debtors and the Committee.

         72. "Exercising Claim Holder" means the Holder of an Equity Subscription Right that has timely and duly exercised the Equity Subscription Right that such Holder was eligible to exercise.

         73. "Exit Financing Facility" means the senior secured term and revolving credit facilities in the anticipated aggregate amount of $[____] million, that will be entered into by Core-Mark Newco on the Effective Date on substantially the terms set forth on Exhibit A filed herewith.

         74. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

         75. "Filing Subsidiaries" means Core-Mark International, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.;

Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

         76. "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

         77. "Final DIP Order" means that Final Order entered by the Bankruptcy Court on May 6, 2003, providing final authorization for the Debtors to utilize the DIP Credit Facility.

         78. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         79.      "First Administrative Bar Date" means January 15, 2004.

         80. "First Administrative Bar Date Order" means the Order Establishing Deadline for Filing Requests for Allowance of Certain Administrative Expense Claims, Approving Form and Manner of Notice thereof and Approving Proof of Administrative Claim Form dated November 26, 2003.

         81.      "Fleming" means Fleming Companies, Inc.

         82. "Fleming Convenience" means Core-Mark International Inc., Core-Mark Interrelated Companies, Inc., Core-Mark Mid Continent Inc., Minter-Weisman Co., Head Distributing Company and the Debtors' other related convenience store operations.

         83. "General Unsecured Claim" means any Claim against any Debtor that is not a Claim within Classes 1, 2, 3(A), 3(B), 3(C), 4, 5, 8 and 9 and is not an Administrative Claim, Priority Tax Claim or DIP Claim.

         84. "Holder" and, collectively, "Holders" mean a Person or Entity holding an Equity Interest or Claim, including a Holder of the Old Notes or the Old Stock, and with respect to a vote on the Plan, means the Beneficial Holder as of the Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

         85. "Impaired" means with respect to any Class of Claims or Equity Interests, that such Claims or Equity Interests will not be paid in full upon the effectiveness of this Plan, will not be reinstated or will be changed by the reorganization effectuated hereby.

         86. "Impaired Claim" means a Claim classified in an Impaired Class of Claims.

         87. "Impaired Class" means each of the Classes that is not an Unimpaired Class.

         88. "Indentures" means the 5 1/4% Convertible Senior Subordinated Notes Indenture, the 9 1/4% Senior Notes Indenture, the 9 7/8% Senior Subordinated Notes Indenture, the 10 1/8% Senior Notes Indenture and the 10 5/8% Senior Subordinated Notes Indenture.

         89. "Intercompany Claims" means any Claim held by any Debtor against any other Debtor or any Claim held by a Debtor subsidiary that is not a Filing Subsidiary against any Debtor.

         90. "Inventory" means products and supplies of the Debtors, on hand or in transit on the Petition Date, specifically excluding Cash, property, plant and equipment, capital leases or similar items.

         91. "Litigation Claims" means all Avoidance Actions and Vendor Deductions.

         92. "Management Incentive Plan" means that certain equity incentive program (the terms of which shall be outlined in the Plan Supplement), pursuant to which certain key employees of the Reorganized Debtors or its subsidiaries will receive or have the right to receive up to [__%] of the New Common Stock to be issued pursuant hereto, which shall not be diluted by the shares of Preferred Stock issued pursuant to the Rights Offering.

         93. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Old Notes shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

         94. "Master Subscription Form" means that subscription for distribution to Nominee Holders of General Unsecured Claims for the purpose of recording and transmitting the elections of the Beneficial Holders of such General Unsecured Claims.

         95. "New Common Stock" means the [_______] shares of Core-Mark Newco common stock, par value $.01 per share, to be authorized pursuant to its Certificate of Incorporation, of which up to an aggregate of [_____________] shares shall be initially issued pursuant hereto.

         96. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan, financial institution or other nominee in whose name securities are registered or held of record on behalf of a Beneficial Holder.

         97. "Objection Deadline" means that date which is 180 days after the Effective Date or such later date as the Court may allow upon request by the Reorganized Debtors or the Post Confirmation Trustee, as applicable, by which the Debtors or any party in interest have to file an objection to any Claim not previously allowed.

         98. "Old Notes" means the 5 1/4% Convertible Senior Subordinated Notes, the 9 1/4% Senior Notes, the 9 7/8% Senior Subordinated Notes, the
10 1/8% Senior Notes and the 10 5/8% Senior Subordinated Notes.

         99. "Old Notes Trustees" means Bank One, N.A, the Bank of New York and Bankers Trust Company.

         100. "Old Senior Notes" means the 9 1/4% Senior Notes and the 10 1/8% Senior Notes.

         101. "Old Senior Subordinated Notes" means the 5 1/4% Convertible Senior Subordinated Notes, the 9 7/8% Senior Subordinated Notes and the 10 5/8% Senior Subordinated Notes.

         102. "Old Stock" means all of the issued and outstanding shares of Fleming common stock, $.01 par value per share.

         103. "Option Period" means the period within which purchasers of the Wholesale Distribution Business as outlined in the Bankruptcy Court's Order of August 15, 2003 have to designate the acceptance, assignment or rejection of certain executory contracts and unexpired leases.

         104. "Other Priority Non-Tax Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         105. "Other Secured Claims" means Secured Claims not in Classes 2, 3(B) or 3(C).

         106. "Other Securities Claims and Interests" means (a) any Equity Interest in Fleming (other than Old Stock), including, but not limited to, any warrants, options, conversion privileges or contract rights to purchase or acquire any equity securities of Fleming at any time, and (b) any Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law, equity or otherwise arising from the purchase or sale of a security of Fleming or the rescission of a purchase or sale of a security of Fleming (including the Old Notes and Old Stock) or the purchase or sale of a security of any affiliate of Fleming or the rescission of a purchase or sale of a security of any affiliate of Fleming, for damages arising from the purchase, sale or holding of such securities or the exercise of an option, warrant, conversion privilege or contractual right to such purchase or sale, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

         107. "PACA/PASA Claims" means Claims asserted pursuant to the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499a et seq., the Packers and Stockyard Act, 7 U.S.C. Section 181 et seq., or state statutes or similar import.

         108. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

         109. "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases, April 1, 2003.

         110. "Plan" means this Chapter 11 Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

         111. "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan (and in form and substance acceptable to the Committee) to be filed by the Debtors on or before 10 business days prior to the Confirmation Hearing, as each such document or form of document may be, with the Committee's consent, altered, restated, modified or replaced from time to time.

         112. "Post Confirmation Trust" means that trust that shall be created pursuant to the Plan and the Post Confirmation Trust Agreement for the purposes of carrying out certain provisions of the Plan.

         113. "Post Confirmation Trust Advisory Board" means that board created to advise the Post Confirmation Trust, as outlined in Section V.G.2 herein.

         114. "Post Confirmation Trust Agreement" means that agreement, contained in the Plan Supplement, that shall be entered into by Core-Mark Newco and the Post Confirmation Trustee on or before the Effective Date, and which shall govern the Post Confirmation Trust.

         115. Post Confirmation Trust Distributable Assets means the assets in the Post Confirmation Trust, net of expenses, reserves and the payment of certain Claims and obligations under the Plan and otherwise as outlined in more detail in the Post Confirmation Trust Agreement, which are available for distribution to the Holders of Allowed Class 3(B) or Class 5 Claims.

         116. "Post Confirmation Trustee" means the trustee under the Post Confirmation Trust Agreement.

         117. "Post-Petition Lenders" means the lenders under the DIP Credit Facility or any lender participating in the refinancing of the DIP Credit Facility, including but not limited to a refinancing lender which takes an assignment of the DIP Credit Facility or the Claims of the Post-Petition Lenders thereunder.

         118. "Preference Actions" means those avoidance actions provided for in section 547 of the Bankruptcy Code.

         119. "Preferred Stock" means the convertible preferred stock to be issued by Core-Mark Newco representing the right to convert into not more than [__%] of the New Common Stock, that has a liquidation preference over the New Common Stock and that is entitled to a paid in kind dividend of [__], as further described in the Equity Commitment Letter.

         120. "Pre-Petition Agent" means each agent under, and as defined in, the Pre-Petition Credit Agreement, including, each Joint Book Manager and each Joint Lead Arranger, in each case under, and as defined in, the Pre-Petition Credit Agreement.

         121. "Pre-Petition Credit Agreement" means the Credit Agreement dated June 18, 2002, as amended, among the Debtors and the Lenders party thereto providing for Secured Credit borrowing term loans and letters of credit in an aggregate amount of $755,000,000 or any refinancing thereof, including but not limited to a refinancing whereby the refinancing lender takes an assignment of the Pre-Petition Credit Agreement or the Claims of the Pre-Petition Lenders thereunder.

         122. "Pre-Petition Lenders" means the lenders pursuant to the Pre-Petition Credit Agreement or any lender to a refinancing of the Pre-Petition Credit Agreement, including, but not limited to, a lender which takes an assignment of the Pre-Petition Credit Agreement or the Claims of the Pre-Petition Lenders thereunder.

         123. "Pre-Petition Lenders' Secured Claims" means the Claims arising under the Pre-Petition Credit Agreement.

         124. "Priority Tax Claims" means a Claim of a governmental unit (including any Canadian taxing authority) of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         125. "Professional," or, collectively, "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 or 363 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and 331 or 363 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

         126. "Professional Fee Escrow Account" means the account established by the Reorganized Debtors on the Effective Date, solely for the purpose of paying all accrued and anticipated Professional Fees through the Effective Date.

         127. "Professional Fees" means all fees and expenses (including, but not limited to, success fees, if any) for services rendered by all Professionals in the Chapter 11 Cases through the Effective Date that the Bankruptcy Court has not denied by Final Order, regardless of whether a fee application has been filed for such fees.

         128.     "PMSI" means a purchase money security interest as defined in
Section 9-312 of the Uniform Commercial Code.

         129. "Ratable Proportion" means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the Class, except in the case of Claim Holders listed on the Rights Participation schedule it means, solely for the purposes of determining participation in the Rights Offering, the ratio of the Rights Participation Claim Amount of any particular Claim Holder so listed to the aggregate of the Rights Participation Claim Amounts for all Claim Holders listed on such Schedule.

         130. "Reclamation Claims" means Claims to which a Trustee's avoidance powers are subject pursuant to section 546(c) of the Bankruptcy Code.

         131.     "Record Date" means [_______], 2004.

         132. "Registration Rights Agreement" means those certain registration rights agreements as required to be executed in accordance with the Plan, the forms of which shall be included in the Plan Supplement.

         133. "Releasees" means each of the Debtors, the Reorganized Debtors, Core-Mark Newco, each of the D&O Releasees, the Pre-Petition Lenders, the Old Notes Trustees, the Post-Petition Lenders, the Tranche B Lenders, the Equity Investor, the Committee, each member of the Committee, the Post Confirmation Trustee and the Post Confirmation Trust Advisory Board, the Agents and the affiliates, agents and professionals of each of the foregoing, each in their capacity as such.

         134. "Reorganized Debtors" means collectively Core-Mark Newco and each Debtor and Debtor in Possession, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

         135. "Residual Inventory Value" means the value, as of the Petition Date, of the Debtors' Inventory in which the Holders of Allowed Class 5 Claims have asserted an interest, which value is in excess of the aggregate dollar amount of Allowed Class 2 and Allowed Class 3(B) Claims.

         136. "Restated By-laws" means the restated by-laws of the Reorganized Debtors, if necessary, the form of which shall be filed as part of the Plan Supplement.

         137. "Restated Certificate of Incorporation" means those certain Restated Certificates of Incorporation of the Reorganized Debtors which, pursuant hereto, are to be filed with the Secretary of State of the State of Delaware, the form of which shall be included in the Plan Supplement.

         138. "Rights Offering" means the offering of shares of Preferred Stock pursuant to the Equity Subscription Rights and described in Article VII herein and Exhibit 6 to the Disclosure Statement.

         139. "Rights Participation Claim Amount" means the amount in which a General Unsecured Claim is valued for purposes of participation in the Rights Offering, as listed on the Rights Participation Schedule, agreed to by the Debtors with the consent of the Committee and the Equity Investor or as ordered by the Bankruptcy Court.

         140. "Rights Participation Schedule" means the list of creditors and Claims identified by the Debtors on Exhibit B filed herewith setting forth the Rights Participation Claim Amounts.

         141. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they have been and may be amended and supplemented from time to time.

         142. "Second Administrative Bar Date" means that date that is forty-five (45) days after the Effective Date.

         143. "Securities Act" means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

         144. "Senior Note Claims" means those Claims derived from or based upon the Old Senior Notes.

         145. "Senior Notes Indentures" means the 9 1/4% Senior Notes Indenture and the 10 1/8 Senior Notes Indenture.

         146.     "Senior Notes Indenture Trustee" means the Bank of New York.

         147. "Senior Subordinated Note Claims" means those Claims derived from or based upon 5 1/4% Convertible Senior Subordinated Notes, the 9 7/8 % Senior Subordinated Notes and the 10 5/8 % Senior Subordinated Notes.

         148.     "Subscription Agent" means ___________________________________

         149.     "Subscription Commencement Date" means _______________________

         150.     "Subscription Expiration Date" means _________________________

         151. "Subscription Form" means the form to be used by a Holder of Equity Subscription Rights to exercise such Equity Subscription Rights.

         152. "Subscription Period" means that time between the Subscription Commencement Date and the Subscription Expiration date.

         153. "Subscription Purchase Price" means the purchase price that an Exercising Claim Holder must pay in order to exercise its Equity Subscription Rights.

         154.     "Subscription Record Date" means ____________________________.

         155. "Trade Credit Program" means that program established under the Final DIP Order providing a junior lien to Approved Trade Creditors who made post-petition credit available to the Debtors.

         156. "Tranche B Lenders" means those lenders who are participants in the Tranche B Loan.

         157. "Tranche B Loan" means the loan of up to $60,000,000 of term credit extensions to be made by the Tranche B Lenders to Core-Mark Newco on the Effective Date on substantially the terms set forth on Exhibit E filed herewith.

         158. "Unclassified Claims" means those Administrative and Priority Claims described in Article II herein.

         159.     "Unimpaired Claims" means Claims in an Unimpaired Class.

         160. "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

         161. "Unsecured Claim" means any Claim against any Debtor that is not a Secured Claim, Administrative Claim, DIP Claim, Priority Tax Claim, Other Priority Claim or an Other Secured Claim.

         162. "Valid Reclamation Claims" means those Reclamation Claims with an interest in the Debtors' Inventory under section 546 of the Bankruptcy Code to the extent such Inventory has value in excess of the aggregate dollar amount of Allowed Class 2 and Class 3(B) Claims.

         163. "Vendor Deductions" means the amounts owed by vendors to the Debtors, relating to the provision of pre-petition and post-petition goods and services that remain unpaid as of the Effective Date.

         164. "Voting Class" means any class of Claims or Equity Interest entitled to vote on the Plan.

         165. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

         166. "Voting Instructions" mean the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

         167. "Wholesale Distribution Business" means that business segment of the Debtors sold under section 363 of the Bankruptcy Code pursuant to the Bankruptcy Court's Order dated August 15, 2003.

                                  ARTICLE II.

                               UNCLASSIFIED CLAIMS

A.       Administrative Claims

         Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim, including Holders of Allowed Approved Trade Creditor Lien Claims, but excluding claims for Professional Fees, will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon as practicable thereafter, or (ii) if such Administrative Claim is Allowed after the Effective Date, as soon as practicable after the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and the applicable Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims including Allowed Approved Trade Creditor Lien Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors or Reorganized Debtors pursuant hereto will be assumed on the Effective Date and paid or performed by the applicable Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

         Except as provided herein, Holders of Administrative Claims that arose on or before October 31, 2003 shall file an Administrative Claim on or before the First Administrative Bar Date pursuant to the First Administrative Bar Date Order. Except as provided herein, Holders of Administrative Claims that arose after October 31, 2003 that have not been paid as of the Effective Date, must file an Administrative Claim by the Second Administrative Bar Date. If an Administrative Claim is not timely filed by the First Administrative Bar Date or the Second Administrative Bar Date, as applicable, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, their successors, their assigns or their property. The foregoing requirements to file Administrative Claims by the relevant bar date shall not apply to the (i) Administrative Claims of Professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code; (ii) expenses of members of the Official Committee of Unsecured Creditors; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) Intercompany Claims between Debtors and their affiliates; and (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business. An objection to an Administrative Claim filed pursuant to this provision must be filed and properly served within 220 days after the Effective Date. The Debtors and the Post Confirmation Trustee, as applicable, reserve the right to seek an extension of such time to object.

         All Professionals that are awarded compensation or reimbursement by the Bankruptcy Court in accordance with sections 330, 331 or 363 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On or before the Effective Date and prior to any distribution being made under the Plan, the Debtors shall escrow into the Professional Fee Escrow Account, the Carve-Out and the Additional Carve-Out as outlined in the Final DIP Order and any additional estimated accrued amounts owed to Professionals through the Effective Date.

         Except as otherwise provided by Court order for a specific Professional, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 or 363 of the Bankruptcy Code for services rendered prior to the Confirmation Date must file and serve an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Court. Any objection to the Claims of Professionals shall be filed on or before thirty (30) days after the date of the filing of the application for final compensation.

         Allowed Administrative Claims are currently estimated to be in the range of $96-$135 million as of the Effective Date.

B.       Priority Tax Claims

         Each Holder of an Allowed Priority Tax Claim that is due and payable on or prior to the Effective Date shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim in deferred Cash payments over a period not to exceed six years after the date of assessment in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code with interest at a rate agreed to by the parties or set by the Court, unless such Holder consents to other treatment.

         Allowed Priority Tax Claims are currently estimated to be in the range of $10 to $20 million as of the Effective Date.(2)

C.       DIP Claims

         On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed DIP Claim shall be paid in full in Cash in full satisfaction, settlement, release and discharge of and in exchange for each and every Allowed DIP Claim, unless such Holder consents to other treatment.

         Allowed DIP Claims, which are comprised of letters of credit outstanding, are currently estimated to be in the range of $130-$135 million as of the Effective Date.

---------------------
(2) This estimate does not include accounts payable and accrued liabilities incurred in the ordinary course of business and carried through the Effective Date by Core-Mark Newco.

                                  ARTICLE III.

                          CLASSIFICATION AND TREATMENT
                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.       Summary

                          Class                             Status            Voting Rights
Class 1      --  Other Priority Non-Tax Claims            Unimpaired   --  not entitled to vote

Class 2      --  Pre-Petition Lenders' Secured Claims     Unimpaired   --  not entitled to vote

Class 3(A)   --  Other Secured Claims                     Unimpaired   --  not entitled to vote

Class 3(B)   --  Approved Trade Creditor Reclamation      Impaired     --  entitled to vote
                 Lien Claims

Class 3(C)   --  DSD Trust Claims                         Unimpaired   --  not entitled to vote

Class 4      --  PACA/PASA Claims                         Unimpaired   --  not entitled to vote

Class 5      --  Reclamation Claims that are not Class    Impaired     --  entitled to vote
                 3(B) Claims

Class 6      --  General Unsecured Claims                 Impaired     --  entitled to vote

Class 7      --  Convenience Claims                       Impaired     --  entitled to vote

Class 8      --  Equity Interests                         Impaired     --  not entitled to vote

Class 9      --  Intercompany Claims                      Impaired     --  not entitled to vote

Class 10     --  Other Securities Claims and Interests    Impaired     --  not entitled to vote

B.       Classification and Treatment

         1.       Class 1--Other Priority Non-Tax Claims

                  (a) Classification: Class 1 consists of all Allowed Other Priority Non-Tax Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Other Priority Non-Tax Claim shall be paid in full satisfaction, settlement, release and discharge of and in exchange for each and every Allowed Other Priority Non-Tax Claim in Cash in full, unless such Holder agrees to other treatment.

                  (c) Voting: Class 1 is not impaired and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 1 Claims are currently estimated to be in the range of $8 to $15 million as of the Effective Date.

         2.       Class 2--Pre-Petition Lenders' Secured Claims

                  (a) Classification: Class 2 consists of all Allowed Pre-Petition Lenders' Secured Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, unless such Holder consents to other treatment, each Holder of an Allowed Pre-Petition Lenders' Secured Claim shall be paid in full and shall either (i) assign its liens in the Debtors' assets to the lender under the Exit Financing Facility Agreement or (ii) assign its liens in the Debtors' assets to Core-Mark Newco, which liens as assigned shall have the same validity and priority as such liens held by the Holders of the Class 2 Claims, and which liens as assigned shall be subject to further transfer to the Post Confirmation Trust, as applicable.

         Any default with respect to any Class 2 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                  (c) Voting: Class 2 is not impaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 2 Claims are currently estimated to be approximately $0 as of the Effective Date.

         3.       Class 3(A)-- Other Secured Claims

                  (a) Classification: Class 3(A) consists of all Allowed Other Secured Claims.

                  (b) Treatment: On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Other Secured Claim (e.g. PMSI Holders, equipment financing lenders, etc.) shall receive one of the following treatments, at the Debtors' option, such that they shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy
         Code: (i) the payment of such Holder's Allowed Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Other Secured Claim to the extent of the value of the Holder's interests in such property; or (iii) the surrender to the Holder of the property securing such Claim.

                  (c) Voting: Class 3(A) is unimpaired and Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3(A) are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 3(A) Claims are currently estimated to be in the range of $750,000 to $2 million as of the Effective Date.

         4.       Class 3(B)--Approved Trade Creditor Reclamation Lien Claims

                  (a) Classification: Class 3(B) consists of all Allowed Approved Trade Creditor Reclamation Lien Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, Core-Mark Newco or the Post Confirmation Trust, as applicable, shall issue a promissory note in favor of the Holders of Allowed Approved Trade Creditor Reclamation Lien Claims in the estimated aggregate amount of such Allowed Claims to be reissued as such Claims are Allowed by Final Order or settlement and grant a first priority lien to such Holders on the Post Confirmation Trust Distributable Assets entitling each Holder of an Allowed Approved Trade Creditor Reclamation Lien Claim to its Ratable Proportion of the Post Confirmation Trust Distributable Assets up to the total amount of each Holders' Allowed Approved Trade Creditor Reclamation Lien Claim, in full satisfaction, settlement, release and discharge of each Allowed Approved Trade Creditor Reclamation Lien Claim, unless such Holder agrees to other treatment, and subject at the Debtors' option, to reduction for unpaid post-petition deductions, preference payments and other applicable setoff rights.

                  (c) Voting: Class 3(B) is impaired and Holders of Class 3(B) Claims are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 3(B) Claims are currently estimated to be in the range of $13-$92 million as of the Effective Date.

         5.       Class 3(C)--DSD Trust Claims

                  (a) Classification: Class 3(C) consists of all Allowed DSD Trust Claims.

                  (b) Treatment: (i) In the event that the DSD Trust Claim Holders obtain a Final Order in their favor in the pending litigation allowing their Claims, on the later of (a) the Effective Date or as soon as practicable thereafter; or (b) the date the DSD Trust Claim Holders obtain a Final Order allowing their Claims or as soon as practicable thereafter, each Holder of an Allowed DSD Trust Claim shall be paid in full satisfaction, settlement, release and discharge of each Allowed DSD Trust Claim in Cash in full, unless such Holder agrees to other treatment, subject, at the Debtors' option to reduction for unpaid post-petition deductions, preference payments and other applicable setoff rights. In the event the DSD Trust Claim Holders do not prevail in their litigation, all Allowed DSD Trust Claims shall be treated as Class 6 General Unsecured Claims hereunder.

                  (c) Voting: Class 3(C) is unimpaired and Holders of Claims in Class 3(C) are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3(C) are not entitled to vote to accept or reject the plan.

                  (d) Claims Estimate: Allowed Class 3(C) Claims are currently estimated to be in the range of $0-to $22 million as of the Effective Date.

         6.       Class 4--PACA/PASA Claims

                  (a) Classification: Class 4 consists of all Allowed PACA/PASA Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, unless such Holder agrees to other treatment, each Holder of an Allowed PACA/PASA Claim shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed PACA/PASA Claim in Cash in full from the previously established PACA trust or from Core-Mark Newco to the extent the PACA trust is insufficient to satisfy all the Allowed PACA/PASA Claims, with any remaining proceeds of the PACA trust to be distributed to Core-Mark Newco.

                  (c) Voting: Class 4 is unimpaired and Holders of Allowed Claims in Class 4 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 4 Claims are currently estimated to be in the range of $9-$14 million as of the Effective Date.

         7.       Class 5--Valid Reclamation Claims that are not Class 3(B)
                  Claims

                  (a) Classification: Class 5 consists of Allowed Valid Reclamation Claims that are not Class 3(B) Claims.

                  (b) Treatment: To the extent the Court determines that the Holders of Reclamation Claims that are not Class 3(B) Claims are entitled to priority treatment, on the Effective Date, or as soon as practicable thereafter, Core-Mark Newco or the Post Confirmation Trust, as applicable, shall issue a promissory note in favor of such Holders in the estimated aggregate amounts of their Allowed Claims and grant a second priority lien on the Post Confirmation Trust Distributable Assets entitling each Holder to its Ratable Proportion of the Post Confirmation Trust Distributable Assets after all Class 3(B) Claims are paid in full. In the event the Court denies the Holders of Reclamation Claims that are not Class 3(B) Claims priority treatment, such Reclamation Claims shall be treated as Class 6 Claims hereunder.

                  (c) Voting: Class 5 is impaired and Holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 5 Claims are currently estimated to be in the range of $0-$150 million as of the Effective Date.(3)

         8.       Class 6--General Unsecured Claims other than Convenience
                  Claims

                  (a) Classification: Class 6 consists of all Allowed General Unsecured Claims other than Convenience Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim other than Convenience Claims, shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim other than Convenience Claims, at the Debtors' option, in one or a combination of the following manners: (i) issuance of a Ratable Proportion of New Common Stock subject to dilution from the issuance of warrants to the Tranche B Lenders or the shares of New Common Stock issued upon the conversion of Preferred Stock issued pursuant to the Rights Offering, if applicable, and through the Management Incentive Plan; and/or (ii) in the event the Debtors, with the consent of the Creditors Committee, elect to sell some or all of their assets as outlined herein, a Ratable Proportion of Cash remaining from the sale of such assets after all of the Allowed Unclassified Claims and Claims of Holders in Classes 1 through 5 have been satisfied in full.

                  As additional consideration, each Holder of an Allowed General Unsecured Claim shall be entitled to a Ratable Proportion of Excess Proceeds (as defined in the Post Confirmation Trust Agreement), if any, available from the Post Confirmation Trust after payment by the Post Confirmation Trust of all claims and obligations required to be made by the Post Confirmation Trust under the Plan, the Post Confirmation Trust Agreement, or otherwise, as set forth in the Post Confirmation Trust Agreement. Further, in the event the Debtors utilize a Rights Offering, each Holder of a General Unsecured Claim that is listed on the Rights Participation Schedule shall be entitled to receive, in exchange for such Holder's Claim, its Equity Subscription Rights for shares of Preferred Stock as outlined in section VII.B herein and Exhibit 6 to the Disclosure Statement.

                  (c) Voting: Class 6 is impaired and Holders of Claims in Class 6 are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 6 Claims are currently estimated to be in the range of $2.6-$3.2 billion as of the Effective Date.

         9.       Class 7 - Convenience Claims

                  (a) Classification: Class 7 consists of all General Unsecured Claims of $5000 or less held by a single Holder. Holders of General Unsecured Claims in excess of $5,000 may not opt into Class 7.

                  (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Claim shall receive, in full and final satisfaction of such claim, a cash distribution equal to 10% of the amount of its Class 7 Claim, provided however, the aggregate amount of such Allowed Class 7 Claims shall not exceed $10,000,000. If the aggregate amount of the Allowed Class 7 Claims exceeds $10,000,000, each Holder of an Allowed Class 7 Claim shall receive its Ratable Proportion of $1,000,000.

                  (c) Voting: Class 7 is impaired, and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 7 Claims are currently estimated to be in the range of $5-$10 million as of the Effective Date.

----------------

(3) As per the November 21, 2003 Reclamation Claims Summary report filed with the Court by the Debtors, this estimate is net of setoff of prepetition deductions.

         10.      Class 8 - Equity Interests

                  (a)      Classification: Class 8 consists of all Equity
         Interests.

                  (b) Treatment: Receives no distribution and are canceled as of the Effective Date.

                  (c) Voting: Class 8 is impaired, but because no distributions will be made to Holders of Class 8 Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan.

         11.      Class 9 - Intercompany Claims

                  (a)      Classification: Class 9 consists of all Intercompany
         Claims.

                  (b) Treatment: Receives no distribution and are canceled as of the Effective Date.

                  (c) Voting: Class 9 is impaired, and because no distributions will be made to Holders of Class 9 Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan.

         12.      Class 10 - Other Securities Claims and Interests

                  (a) Classification: Class 10 consists of all Other Securities Claims and Interests of whatever kind or nature.

                  (b) Treatment: Receives no distribution and are cancelled and discharged as of the Effective Date.

                  (c) Voting: Class 10 is impaired, but because no distributions will be made to Holders of Class 10 Claims, such Holders are deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class 10 is not entitled to vote to accept or reject the Plan.

C.       Special Provision Governing Unimpaired Claims

         Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                   ARTICLE IV.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.       Voting Classes

         Each Holder of an Allowed Claim in Classes 3(B), 5, 6 and 7 shall be entitled to vote to accept or reject the Plan.

B.       Acceptance by Impaired Classes

         An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.       Presumed Acceptance of Plan

         Classes 1, 2, 3(A), 3(C) and 4 are unimpaired under the Plan and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.       Presumed Rejection of Plan

         Classes 8, 9 and 10 are impaired and shall receive no distributions and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.       Non-Consensual Confirmation

         The Debtors and the Committee reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in the event that any Voting Class fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code. The Debtors and the Committee reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with Section XIV.D. hereof.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       Substantive Consolidation

         This Plan is premised upon the limited substantive consolidation of the Debtors solely for purposes of actions associated with the Confirmation of this Plan and occurrence of the Effective Date, including, but not limited to, voting, confirmation and distribution. As a result of this limited substantive consolidation, a Holder of Claims against one or more of the Debtors arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more Debtors, including, without limitation, Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, shall have only one Allowed Claim on account of such Claims. This Plan does not contemplate the merger or dissolution of any Debtor or the transfer or further commingling of any asset of any Debtor, except that the assets of Fleming and certain Filing Subsidiaries already being used by Fleming Convenience in its operations shall be formally vested in Core-Mark Newco, or one of its Reorganized Debtor subsidiaries, and except to accomplish the distributions under this Plan. Such limited substantive consolidation shall not effect (other than for Plan voting, treatment, and/or distribution purposes) (i) the legal and corporate structures of the Reorganized Debtors or (ii) Equity Interests in the Filing Subsidiaries.

         This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described herein. Unless an objection to substantive consolidation is made in writing by any creditor affected by this Plan as herein provided on or before 10 days prior to the date that is fixed by the Bankruptcy Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

B.       Continued Corporate Existence and Vesting of Assets in the Reorganized
Debtors

         Each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation or partnership, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date all property of the Estate and any property acquired by the Debtors or the Reorganized Debtors under the Plan shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

C.       Cancellation of Old Notes, Old Stock and Other Equity Interests

         On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Old Notes, (b) the Old Stock and (c) any stock options, warrants or other rights to purchase Old Stock shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including, without limitation, the Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Old Notes Trustees, shall be discharged; provided that the indentures that govern the rights of the Holder of a Claim and that are administered by the Old Notes Trustees, an agent or servicer shall continue in effect solely for the purposes of (y) allowing the Old Notes Trustees, agent or servicer to make the distributions to be made on account of such Claims under the Plan and to perform such other necessary administrative functions with respect thereto and (z) permitting the Old Notes Trustees, agent or servicer to maintain any rights or liens it may have for fees, costs and expenses under such Indenture or other agreement. Any fees or expenses due to any of the Old Notes Trustees, agent or servicer shall be paid directly by the Debtors and shall not be deducted from any distributions to the Holders of Claims and Equity Interests.

D.       Issuance of New Securities; Execution of Related Documents

         On or as soon as practicable after the Effective Date, Core-Mark Newco shall issue all securities, notes, instruments, certificates, and other documents of Core-Mark Newco required to be issued pursuant hereto, including, without limitation, the New Common and Preferred Stock, if applicable, each of which shall be distributed as provided herein. Core-Mark Newco shall execute and deliver such other agreements, documents and instruments, including the Registration Rights Agreement, if applicable.

E.       Restructuring Transactions

         On or before the Effective Date, Core-Mark Newco, a new Delaware corporation, shall be formed by certain of the Debtors' creditors or a nominee on their behalf. Core-Mark Newco shall form two wholly-owned subsidiaries, Core-Mark Holdings I and Core-Mark Holdings II, both Delaware corporations, and make a capital contribution of its stock to these entities. Core-Mark Holdings I and Core-Mark Holdings II shall form another subsidiary, Core-Mark Holdings III, owned equally by Core-Mark Holdings I and Core-Mark Holdings II, and shall make a capital contribution of the stock of Core-Mark Newco to Core-Mark Holdings
III. Core-Mark Newco, Core-Mark Holdings I, Core-Mark Holdings II, Core-Mark Holdings III and Fleming shall engage in certain transactions on the Effective Date that will result in, among other things, all of the stock of Core-Mark Newco being distributed in accordance with Article III of the Plan.

         In addition, on or after the Effective Date, the Reorganized Debtors may continue to enter into such transactions and may continue to take such actions as may be necessary or appropriate to effect a further corporate restructuring of their respective businesses, including actions necessary to simplify, reorganize and rationalize the overall reorganized corporate structure of the Reorganized Debtors. While the Debtors are presently evaluating potential restructuring transactions, the contemplated transactions may include (i) dissolving various unnecessary subsidiary companies, including certain of the Debtors, (ii) filing appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (iii) any other action reasonably necessary or appropriate in connection with the contemplated transactions. In each case in which the surviving, resulting or acquiring corporation in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor.

F.       Corporate Governance, Directors and Officers, and Corporate Action

         1.       Amended Certificate of Incorporation and By-laws

         After the Effective Date, the Reorganized Debtors, as applicable, may, if necessary, reincorporate in their respective states of incorporation and file their Restated Certificates of Incorporation with the Secretary of State in the state in which they are incorporated. After the Effective Date, the Reorganized Debtors may, if necessary, amend and restate their Restated Certificates of Incorporation and other constituent documents as permitted by applicable law.

         2.       Directors and Officers of the Reorganized Debtors

         Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the principal officers of the Debtors immediately prior to the Effective Date will be the officers of the Reorganized Debtors. Pursuant to section 1129(a)(5), the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Core-Mark Newco and each Reorganized Debtor. The initial board of directors of Core-Mark Newco shall consist of seven members, the Chief Executive Officer of Core-Mark Newco, [____] representatives selected by the Committee and [____] representatives selected by the Equity Investor, if applicable. To the extent any such Person is an "insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of such Reorganized Debtor's certificate of incorporation, and other constituent documents.

         3.       Corporate Action

         After the Effective Date, the adoption and filing, if necessary, of any of the Reorganized Debtors' Restated Certificates of Incorporation, the approval of their Restated By-laws, the appointment of directors and officers for Core-Mark Newco, the adoption of the Management Incentive Plan, and all other actions contemplated hereby with respect to each of the Reorganized Debtors shall be authorized and approved in all respects (subject to the provisions hereof). All matters provided for herein involving the corporate structure of any Debtor or any Reorganized Debtor, and any corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor. On the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors of each Reorganized Debtor are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor.

G.       Post Confirmation Trust

         1.       Formation/Purpose

         On the Effective Date or as soon as practicable thereafter, Core-Mark Newco will form a Post Confirmation Trust to administer certain of its post confirmation responsibilities under the Plan, including, but not necessarily limited to, those responsibilities associated with the pursuit and collection of the Litigation Claims and Causes of Action.

         2.       Powers

         The powers, authority, responsibilities and duties of the Post Confirmation Trust and the allocation of such powers, authority, responsibilities and duties between Core-Mark Newco and the Post Confirmation Trust, shall be set forth and governed by the Post Confirmation Trust Agreement to be mutually agreed upon by the Debtors and the Committee. The Debtors and the Committee shall also mutually agree upon appointment of the Post Confirmation Trustee who shall have the power to administer the Post Confirmation Trust and will be advised by the Post Confirmation Trust Advisory Board as specified in the Post Confirmation Trust Agreement. The Post Confirmation Trust Advisory Board shall consist of the Post Confirmation Trustee and [___] additional members, [____] members selected by the Committee, [___] members selected by the Debtors and one member selected by the Equity Investor, if applicable.

         3.       Funding

         Upon the Effective Date, the Post Confirmation Trust will be funded with certain cash on hand and/or certain proceeds from the Exit Financing Facility and the Tranche B Loan or the Rights Offering. In addition, the Post Confirmation Trust shall have available the proceeds from the prosecution of Causes of Action. To the extent necessary, Core-Mark Newco will enter into a post confirmation funding agreement with the Post Confirmation Trust to assure that the Post Confirmation Trust has appropriate funds to carry out its duties and responsibilities as set forth in the Post Confirmation Trust Agreement.

H.       Creation of Professional Fee Escrow Account

         On or before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account.

                                   ARTICLE VI.

                       DEBTORS' RETAINED CAUSES OF ACTION

A.       Maintenance of Causes of Action

         Except as otherwise provided in the Plan, Core-Mark Newco, the Reorganized Debtors and the Post Confirmation Trust, as applicable, shall retain all rights on behalf of the Debtors, Core-Mark Newco and the Reorganized Debtors to commence and pursue, as appropriate, any and all Causes of Action, whether such Causes of Action accrued before or after the Petition Date, including, but not limited to, the actions specified in section VI.B. herein, as well as those Causes of Action listed on Exhibit D filed herewith, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors' Chapter 11 Cases.

         Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Core-Mark Newco and the Reorganized Debtors may hold against any Person shall vest in Core-Mark Newco or the Post Confirmation Trust, as applicable. Core-Mark Newco shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action, and commence, pursue and settle the Causes of Action in accordance with the Plan, provided the Post Confirmation Trust may commence, pursue and settle certain Causes of Action, including, but not necessarily limited to, the Litigation Claims as outlined more fully in the Post Confirmation Trust Agreement. Core-Mark Newco and the Post Confirmation Trust, as applicable, shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

B.       Preservation of Causes of Action

         The Debtors are currently investigating whether to pursue potential Causes of Action against any Creditors or other Persons. The investigation has not been completed to date, and under the Plan, Core-Mark Newco and the Post Confirmation Trust, as applicable, retain the right on behalf of the Debtors and Reorganized Debtors to commence and pursue any and all Causes of Action. Potential Causes of Action currently being investigated by the Debtors, which may, but need not, be pursued by the Debtors before the Effective Date or by Core-Mark Newco or the Post Confirmation Trust, as applicable, after the Effective Date include, without limitation, the following Causes of Action set forth below:

         - All actual or potential avoidance actions pursuant to any applicable section of the Bankruptcy Code including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b)
                  and/or 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning the Debtors;

         - Any lawsuits for, or in any way involving, the collection of accounts receivable or any matter related thereto;

         - Any actions against landlords, lessees, sublessees, or assignees arising from various leases, subleases and assignment agreements relating thereto, including, without limitation, actions for overcharges relating to taxes, common area maintenance and other similar charges;

         - Any litigation or lawsuit initiated by any of the Debtors that is currently pending, whether in the Bankruptcy Court, before the American Arbitration Association, or any other court or tribunal;

         - Potential actions for breaches of fiduciary duty, negligent mismanagement and wasting of corporate assets and corporate opportunity and/or arising under any of the Debtors' directors and officers insurance policies against any of the Debtors' prepetition directors and officers except the D&O Releasees;

         - Any and all actions against all Persons except the D&O Releasees arising out of, or in connection with, the prepetition management, operation and/or reporting of financial or other information;

         - Actions to recover amounts improperly awarded to employees under the terms of any prepetition employment or change-in-control agreement;

         - All actions against third parties with respect to prepetition violations of applicable federal or state securities laws;

         - Any and all actual or potential breach of contract actions against any customers or Entities who improperly exited the Debtors' system or who violated the automatic stay after the Petition Date;

         - Any and all potential Causes of Action against any customer or vendor who has improperly asserted or taken action through setoff or recoupment; and

         - Any and all actions whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' business or operations.

         In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein, because the facts upon which such Causes of Action are based are not fully or currently known by the Debtors and, as a result, cannot be raised during the pending of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein, or on Exhibit D filed herewith, is not intended to limit the rights of Core-Mark Newco or the Post Confirmation Trust to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

C.       Preservation of All Causes of Action Not Expressly Settled or Released

         Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by Core-Mark Newco or the Post Confirmation Trust, as applicable, (including, without limitation, Unknown Causes of Action) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Effective Date of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors, Core-Mark Newco, the Reorganized Debtors, the Post Confirmation Trust, as applicable, and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants such lawsuits.

         Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in these Bankruptcy Cases; (ii) such Creditor's proof of Claim has been objected to; (iii) such Creditor's Claim was included in the Debtors' Schedules; or (iv) such Creditor's scheduled

Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

                                  ARTICLE VII.

                               FUNDING OF THE PLAN

         All Cash necessary for Core-Mark Newco and the Post Confirmation Trust to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' existing Cash balances, operations, the Exit Financing Facility, the Tranche B Loan or the Rights Offering and prosecution of Causes of Action, including collections of the Litigation Claims, unless such Cash is not sufficient to fund the Plan, in which case the Debtors, with the consent of the Committee, reserve the right to raise Cash from a sale of some or substantially all of their assets.

A. Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors and the Reorganized Debtors

         Cash payments to be made pursuant to the Plan will be made by Core-Mark Newco and the Post Confirmation Trust, as applicable, provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Core-Mark Newco and the Post Confirmation Trust, as applicable, to satisfy their respective obligations under the Plan. On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility and the Tranche B Loan, if applicable. The determination of whether to utilize a Tranche B Loan or a Rights Offering to fund certain Plan payments shall be made upon the mutual agreement of the Debtors and the Committee. The Exit Financing Facility shall not be secured by the assets transferred to the Post Confirmation Trust.

B.       Tranche B Loan

         The Tranche B Loan shall be a term credit facility in the amount of up to $60 million available to be borrowed from the Tranche B Lenders on the Effective Date in the form of funded borrowings or letters of credit. All obligations under the Tranche B Loan shall be secured by second priority security interests in and liens upon substantially all present and future assets of Core-Mark Newco other than those assets transferred to the Post Confirmation Trust, including accounts receivable, general intangibles, inventory, equipment, fixtures and real property, and products and proceeds thereof. The Tranche B Loan shall be junior to the Exit Financing Facility.

         The terms of the Tranche B Loan are set forth in more detail in the Tranche B Loan Term Sheet filed with the Plan as Exhibit E.

C.       The Rights Offering Alternative

                  In order to fund the Debtors' obligations under the Plan, the Debtors, among other things, may, in the alternative to the Tranche B Loan, offer Holders of Class 6 Claims the opportunity to purchase, for cash, additional equity in the Reorganized Debtors' businesses. This opportunity shall be in the form of a Rights Offering whereby all Holders of Class 6 Claim that are listed on the Rights Participation Schedule shall be entitled to exercise their right to purchase shares of Preferred Stock in Core-Mark Newco ("Equity Subscription Rights"), up to the amount of each Holder's Rights Participation Claim Amount listed on the Rights Participation Schedule. The terms and conditions of the Rights Offering and a description of the Preferred Stock are outlined in the Equity Commitment Letter and Exhibit 5 to the Disclosure Statement.

D.       Sale of Assets

         In the event that the Debtors do not have sufficient Cash from their existing Cash balances on the Effective Date, operations, the Exit Financing Facility, the Tranche B Loan or the Rights Offering and pursuit of Causes of Action, to make the required payments under the Plan, the Debtors, with the consent of the Committee, reserve the right to fund the Plan through a sale of some or substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code.

                                  ARTICLE VIII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       Assumption/Rejection of Executory Contracts and Unexpired Leases

         As of the Effective Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that
(i) have been previously rejected or assumed by Order of the Bankruptcy Court,
(ii) are subject to a pending motion to reject or assume, (iii) are executory contracts and unexpired leases related to the Wholesale Distribution Business for which the Option Period to assume or reject such executory contract or unexpired lease has not yet expired or (iv) are specifically listed on the Assumption Schedule filed with the Plan Supplement. The Debtors reserve the right for 30 days after the Confirmation Date to modify the Assumption Schedule to add executory contracts or leases or remove executory contracts or leases from such Assumption Schedule. The Debtors shall provide appropriate notice to any party added or removed from the Assumption Schedule after the Confirmation Date and any such party removed from the Assumption Schedule shall have thirty days from the receipt of such notice to file a proof of claim with the Bankruptcy Court.

         On the Petition Date, the Debtors were parties to certain collective bargaining agreements ("CBA's"). The Debtors are assuming the four (4) CBA's with labor organizations at facilities where the Debtors operations are on-going, which CBA's are identified on the Assumption Schedule. All other CBA's in existence on April 1, 2003 between labor organizations and the Debtors either have been assumed and assigned to various purchasers or have lapsed or otherwise terminated in connection with facility or business closings or sales.

B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases

         Except as provided in section VIII.A., all proofs of Claim with respect to Claims, if any, arising from the rejection of executory contracts or unexpired leases that are rejected as a result of the Plan must be filed with the Bankruptcy Court within thirty (30) days after the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time or any applicable Contract Claims Bar Date, will be forever barred from asserting against any Debtor or Reorganized Debtor, their respective Estates, their property, and the Post Confirmation Trust unless otherwise ordered by the Bankruptcy Court or provided herein.

C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash as soon as practicable after the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.       Indemnification of Directors, Officers and Employees

         The obligations of each Debtor to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in such Debtor's constituent documents, by a written agreement with such Debtor or under Delaware or other applicable corporate law, and specifically excluding any obligation to indemnify the Excluded D&O Releasees listed on Exhibit C filed herewith, shall be deemed and treated as executory contracts that are assumed by such Reorganized Debtor pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as obligations of the Reorganized Debtors and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

E.       Compensation and Benefit Programs

         Except as otherwise expressly provided herein, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date will be deemed rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for those with respect to the Reorganized Debtors' employees specifically designated on the Benefits Schedule filed with the Plan Supplement.

                                   ARTICLE IX.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       Distributions for Claims Allowed as of the Effective Date

         Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon thereafter as practicable. Except as evidenced by an electronic entry, as a condition to receive any distribution under the Plan, each Old Note Holder must comply with section IX.I and IX.K below. All distributions shall be made in accordance with any applicable Indenture agreement, loan agreement or analogous instrument or agreement.

B.       Distributions by Core-Mark Newco and the Post Confirmation Trust

         Except as otherwise provided herein, Core-Mark Newco or the Post Confirmation Trust, as applicable, shall make all distributions required under the Plan. Notwithstanding the provisions of Section V.C. herein regarding the cancellation of the Indentures, the Indentures shall continue in effect to the extent necessary to allow the Old Notes Trustees to provide information to the Exchange Agent to permit distributions of the New Common Stock and to receive New Common Stock on behalf of the Holders of the Old Notes and make distributions pursuant to the Plan on account of the Old Notes as agent for Core-Mark Newco. The Old Notes Trustees (or any agents or servicers) providing services related to distributions to the Holders of Allowed Old Note Claims shall receive, from Core-Mark Newco, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services and upon the presentation of invoices to Core-Mark Newco. All distributions to be made herein shall be made without any requirement for bond or surety with respect thereto.

C.       Interest on Claims

         Except as otherwise specifically provided for herein or in the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, other than the Pre-Petition Lenders' Secured Claims and the DIP Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

D.       Compliance with Tax Requirements/Allocations

         In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims with any excess allocated, if applicable, to unpaid interest that accrued on such Claims.

E.       Delivery and Distributions and Undeliverable or Unclaimed Distributions

         1.       Delivery of Distributions in General

         Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of Debtors or upon their proofs of Claim, if any, or, if such Holder holds Senior Note Claims, distributions with respect to such Senior Note Claims will be made to the Senior Notes Indenture Trustee which will make distributions to Holders of Old Senior Notes. To the extent the Senior Notes Indenture Trustee makes distributions to DTC, DTC will, in turn, make appropriate book entries to reflect the distributions it makes to Holders. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Old Note Claims shall be made in accordance with the provisions of the applicable Indentures.

         2.       Undeliverable Distributions

                  (a) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to Core-Mark Newco or the Post Confirmation Trust as undeliverable, no further distributions shall be made to such Holder unless and until Core-Mark Newco or the Post Confirmation Trust is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of Core-Mark Newco or the Post Confirmation Trust subject to Section IX.E.2(b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, Core-Mark Newco or the Post Confirmation Trust shall make all distributions that become deliverable.

                  (b) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, as of 120 days after the Effective Date, the Debtors will compile a listing of unclaimed distribution Holders. This list will be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim (irrespective of when a Claim became an Allowed Claim) that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within one year after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its respective property. In such cases: (i) any Cash held for distribution on account of such Claims shall be the property of Core-Mark Newco or the Post Confirmation Trust, as applicable, free of any restrictions thereon; and (ii) any New Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect. Nothing contained herein shall require Core-Mark Newco or the Post Confirmation Trust to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

                  (c) Abandoned Property Law. The provisions of the Plan regarding undeliverable distributions will apply with equal force to distributions made pursuant to the Old Note Indentures; notwithstanding any provision in such indenture to the contrary and notwithstanding any otherwise applicable escheat, abandoned or unclaimed property law.

F.       Distribution Record Date

         As of the close of business on the Distribution Record Date, the transfer register for the Old Notes as maintained by the Debtors, the Old Notes Trustees or their agents, shall be closed, and there shall be no further changes in the record Holders of any Old Notes. Moreover, the Reorganized Debtors shall have no obligation to recognize the transfer of any Old Notes occurring after the Distribution Record Date and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

G.       Timing and Calculation of Amounts to be Distributed

         Except as otherwise provided herein, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against the Debtors shall receive the distributions that the Plan provides for Allowed Claims in the applicable Class, provided however, Core-Mark Newco and the Post Confirmation Trust, as applicable, shall maintain reserve accounts in trust for the payment or distribution on account of potential or Disputed Claims and shall make the appropriate adjustments in distributions to adequately take into consideration and fund such reserve accounts. Core-Mark Newco and the Post Confirmation Trust, as applicable, shall be authorized to make interim distributions and any subsequent distributions necessary to distribute any Cash, New Common Stock or other consideration held in any reserve account to the appropriate Claim Holder as claims are resolved and reserves are reduced in accordance with the Plan. If and to the extent that there are Disputed Claims, beginning on the date that is 45 calendar days after the end of the month following the Effective Date and 45 calendar days after the end of each month thereafter, distributions shall also be made, pursuant hereto, to Holders of Disputed Claims in any Class whose Claims were Allowed during the preceding month.

H.       Minimum Distribution

         The New Common Stock will be issued as whole shares. If a registered record Holder of an Allowed Claim is entitled to the distribution of a fractional share of New Common Stock, unless otherwise determined and approved by the Bankruptcy Court, the fractional distribution to which such Holder would be entitled shall be aggregated with all other such similar distributions by Core-Mark Newco (or its agent), and as soon as practicable after the Effective Date, sold by Core-Mark Newco (or its agent) in a commercially reasonable manner. Upon the completion of such sale, the net proceeds thereof shall be distributed (without interest), pro rata in the case of New Common Stock, to the Holders of Allowed Claims, based upon the fractional share of New Common Stock each such Holder would have been entitled to receive or deemed to hold had Core-Mark Newco issued fractional shares of New Common Stock. Such distributions shall be in lieu of any other distribution.

I.       Setoffs

         The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder, except as specifically provided herein.

J.       Old Notes

         Each record Holder of an Allowed Claim relating to the Old Notes not held through DTC shall either (a) tender its Old Notes relating to such Allowed Claim in accordance with written instructions to be provided to such Holders by the applicable Reorganized Debtor as promptly as practicable following the Effective Date, or (b) if the Holder's Old Note has been destroyed, lost, stolen or mutilated, comply with section IX.K. below. Such instructions shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with a letter of transmittal in accordance with such instructions. All surrendered Old Notes shall be marked as canceled. If any Holder of Old Notes not held through DTC submits bearer bonds without coupons or coupons only, the Debtors shall adjust the consideration exchanged therefore appropriately.

K.       Failure to Surrender Canceled Instruments

         Any Holder of Allowed Claims relating to the Old Notes not held through DTC that fails to surrender or is deemed to have failed to surrender its Old Notes required to be tendered hereunder or that has failed to comply with section IX.K. below within one year after the Effective Date shall have its Claim for a distribution pursuant hereto on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective properties. In such cases, any New Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Section IX.E. above.

L.       Lost, Stolen, Mutilated or Destroyed Debt Securities

         In addition to any requirements under the Indentures or any related agreement, any Holder of a Claim evidenced by an Old Note not held through DTC that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the applicable Reorganized Debtor: (a) an affidavit of loss reasonably satisfactory to such Reorganized Debtor setting forth the unavailability of the Old Note not held through DTC; and (b) such additional security or indemnity as may be reasonably required by such Reorganized Debtor to hold such Reorganized Debtor harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by an Old Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such non-DTC note.

M.       Share Reserve

         In addition to the provisions of Section X.A.3., Core-Mark Newco shall be required to establish and maintain an appropriate reserve of New Common Stock to ensure the distribution of New Common Stock to the Holder of any Disputed Claim upon its allowance.

N.       Settlement of Claims and Controversies

         Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of any such Allowed Claim.

                                   ARTICLE X.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                             AND UNLIQUIDATED CLAIMS

A.       Resolution of Disputed Claims

         1.       Prosecution of Objections to Claims

         After the Effective Date, except in regard to objections to Professional fees and other fees, Core-Mark Newco and the Post Confirmation Trustee, as applicable, shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims on behalf of the Debtors and Reorganized Debtors. From and after the Effective Date, Core-Mark Newco and the Post Confirmation Trustee, as applicable, may settle or compromise any Disputed Claim on behalf of the Reorganized Debtors without approval of the Bankruptcy Court. The party responsible between Core-Mark Newco and the Post Confirmation Trust for the various Claims shall be outlined in the Post Confirmation Trust Agreement.

         2.       Estimation of Claims

         Core-Mark Newco and the Post Confirmation Trustee, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Core-Mark Newco or the Post Confirmation Trust, as applicable, has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Core-Mark Newco and the Post Confirmation Trustee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         3.       Payments and Distributions on Disputed Claims

         Notwithstanding any provision herein to the contrary, except as otherwise agreed by Core-Mark Newco or the Post Confirmation Trust, as applicable, Core-Mark Newco and the Post Confirmation Trust, as applicable, in their sole discretion shall not make any partial payments or partial distributions with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 45 calendar days after the month in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive the appropriate payment or distribution on the Allowed Claim(s), except as otherwise agreed by Core-Mark Newco or the Post Confirmation Trust, as applicable, until the Disputed Claim(s) is or are resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, Core-Mark Newco and the Post Confirmation Trust, as applicable, shall establish appropriate reserves for potential payment of such Claims.

B.       Allowance of Claims

         Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed, unless and until such Claim is deemed Allowed under the Bankruptcy Code and no objection to such Claim has been filed by the Objection Deadline or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors and the Post Confirmation Trust, as applicable, after confirmation will have and retain any and all rights, remedies, causes of action and defenses the Debtors had with respect to any Claim as of the date the Debtors filed their petitions for relief under the Bankruptcy Code. All Claims of any Person or Entity that may owe money to the Debtors shall be disallowed unless and until such Person or Entity pays the amount it owes the Debtors in full.

C.       Controversy Concerning Impairment

         If a controversy arises as to whether any Claims, or any Class of Claims, is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

D.       Impact on Pending Litigation

         Pursuant to Section III.B.12 of the Plan, Other Securities Claims and Interests, including, but not limited to, securities litigation by current or former Fleming shareholders described in Section V.C.6 of the Disclosure Statement, will be permanently enjoined and any claims thereunder discharged. Litigation involving directors and officers of the Debtors, including but not limited to, that described in Section V.C.6 of the Disclosure Statement may be affected by the releases contained in Section XII of the Plan. Litigation that is not deemed an Other Securities Claim or Interest or is not effected by the releases contained in Section XII of the Plan, and is not otherwise discharged, settled or expunged in accordance with the Plan, will be permanently enjoined pursuant to Section XII.G. of the Plan, and any Allowed Claims arising from such litigation will generally be treated as Class 6 Claims under the Plan.

                                   ARTICLE XI.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                AND OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN

A.       Conditions Precedent to Confirmation

         It shall be a condition to Confirmation hereof that all provisions, terms and conditions hereof are approved in the Confirmation Order.

B.       Conditions Precedent to Occurrence of the Effective Date

         It shall be a condition to occurrence of the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section XI.C. herein:

         1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance satisfactory to the Debtors and the Committee and shall provide that, among other things:

                           (i) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

                           (ii) the provisions of the Confirmation Order are nonseverable and mutually dependent;

                           (iii) Core-Mark Newco is authorized to issue the New Common Stock, Preferred Stock, if applicable, and Management Options; and

                           (iv) the New Common Stock and the Preferred Stock and the Equity Subscription Rights, if applicable, issued under the Plan are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Common Stock or Preferred Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code or the offer and sale of the Preferred Stock to the Equity Investor shall be qualified under the section 4(2) private placement exemption contained in the Securities Act.

         2. The following agreements, in form and substance satisfactory to the Reorganized Debtors and the Committee shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

                  (a)      Exit Financing Agreement;

                  (b)      Tranche B Loan Agreement, if applicable;

                  (c)      The Equity Commitment Letter, if applicable

                  (d)      Registration Rights Agreements, if any; and

                  (e)      Management Incentive Plan.

         3. The Certificate of Incorporation of Core-Mark Newco shall have been filed with the Secretary of State of the State of Delaware.

         4. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         5. The new board of directors of Core-Mark Newco shall have been appointed.

         6. The Reorganized Debtors shall have established and funded the Professional Fee Escrow Account.

         7. The appropriate Final Orders recognizing and implementing the Plan in Canada shall have been obtained from the Canadian CCAA Court.

         8. The Post Confirmation Trust shall be established and all actions, documents and agreements necessary to implement the Post Confirmation Trust shall have been effected or executed.

         9. The granting of the Equity Subscription Rights, if applicable, and the issuance of the New Common Stock and Preferred Stock (including Preferred Stock issuable upon the exercise of the Equity Subscription Rights) under the Plan shall be exempt from the prospectus and registration requirements and the first trade thereof shall be exempt from the prospectus requirements of the securities laws of each of the provinces of Canada (including, to the extent necessary, pursuant to an order or orders issued by the applicable Canadian securities regulators granting relief from any such prospectus and registration requirements that would otherwise be applicable).

C.       Waiver of Conditions

         Except as otherwise required by the terms of the Plan, the Debtors, with the consent of the Committee, may waive any of the conditions to Confirmation of the Plan and/or to occurrence of the Effective Date of the Plan set forth in this Article XI at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

D.       Effect of Non-occurrence of Conditions to Occurrence of the Effective
         Date

         If the occurrence of the Effective Date of the Plan does not occur by _______, 2004, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, the Debtors; (2) prejudice in any manner the rights of the Debtors or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                  ARTICLE XII.

              DISCHARGE, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.       Subordination

         The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

B.       MUTUAL RELEASES BY RELEASEES

         ON AND AFTER THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICES OF THE RELEASEES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, EACH OF THE RELEASEES SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED ONE ANOTHER FROM ANY AND ALL CLAIMS (AS DEFINED IN
SECTION 101(5) OF THE BANKRUPTCY CODE), OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE RELEASEES OR THEIR SUBSIDIARIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AND PROVIDED THAT THE DEBTORS, THE REORGANIZED DEBTORS AND THE POST CONFIRMATION TRUST RESERVE THEIR RIGHTS TO BRING AVOIDANCE ACTIONS, COLLECT VENDOR DEDUCTIONS, OR ASSERT SETOFF, RECOUPMENT AND OTHER SIMILAR DEFENSES OR CLAIMS AGAINST MEMBERS OF THE COMMITTEE WITH RESPECT TO DEBTORS' ORDINARY COURSE BUSINESS DEALINGS WITH SUCH COMMITTEE MEMBERS.

C.       RELEASES BY HOLDERS OF CLAIMS

         ON AND AFTER THE EFFECTIVE DATE, EACH CLAIM HOLDER THAT HAS AFFIRMATIVELY VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE RELEASEES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH CLAIM HOLDER WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (w) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF A DEBTOR,
(x) A DEBTOR, REORGANIZED DEBTOR OR CORE-MARK NEWCO, (y) THE CHAPTER 11 CASES OR
(z) THE NEGOTIATION, FORMULATION AND PREPARATION OF THE

PLAN, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

D.       INDEMNIFICATION

         THE DEBTORS, REORGANIZED DEBTORS AND CORE-MARK NEWCO SHALL BE JOINTLY AND SEVERALLY OBLIGATED TO INDEMNIFY ALL D&O RELEASEES AND THEIR RESPECTIVE AFFILIATES, AGENTS AND PROFESSIONALS AGAINST ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSE OF ACTION OR LIABILITIES WHETHER DIRECT OR INDIRECT, DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. THE DEBTORS WILL FUND THE PURCHASE OF TAIL LIABILITY COVERAGE UNDER THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE POLICIES.

E.       EXCULPATION

         THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE D&O RELEASEES, THE POST-PETITION LENDERS, THE OLD NOTES TRUSTEES, THE COMMITTEE, THE POST CONFIRMATION TRUST, AND THE POST CONFIRMATION ADVISORY BOARD, AND THEIR MEMBERS AND PROFESSIONALS (ACTING IN SUCH CAPACITY) SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY PRE- OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION OR OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN, THE DISCLOSURE STATEMENT OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER PRE-PETITION OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR IN CONTEMPLATION OF, RESTRUCTURING OF THE DEBTORS.

F.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS

         EXCEPT AS OTHERWISE PROVIDED HEREIN: (1) THE RIGHTS AFFORDED HEREIN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN, SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST ANY DEBTOR OR ANY OF ITS RESPECTIVE ASSETS OR PROPERTIES, (2) ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN, ANY DEBTOR SHALL BE SATISFIED, DISCHARGED AND RELEASED IN FULL AND (3) ALL PERSONS AND ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST ANY REORGANIZED DEBTOR, ITS SUCCESSORS OR ITS ASSETS OR PROPERTIES ANY OTHER OR FURTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE.

G.       INJUNCTION

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ANY SUCH CLAIM OR INTEREST AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; (b) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; (c) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; AND (d) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTORS OR AGAINST THE PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST, UNLESS SUCH RIGHT OF SETOFF SUBROGATION OR RECOUPMENT HAS BEEN PREVIOUSLY ASSERTED IN A TIMELY FILED PROOF OF CLAIM.

                                 ARTICLE XIII.

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

         1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

         2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VII herein to add or strike any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

         4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

         5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors;

         6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         7. resolve any cases, controversies, suits or disputes that may arise in connection with the occurrence of the Effective Date, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

         8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided herein;

         9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

         12.      enter an order and/or final decree concluding the Chapter 11
Cases.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

A.       Effectuating Documents, Further Transactions and Corporation Action

         Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

         Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states where each of the Debtors is organized without any requirement of further action by the shareholders or directors of any Debtor or Reorganized Debtor.

B.       Dissolution of Committee

         The Creditors' Committee shall be dissolved on the Effective Date, and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

C.       Payment of Statutory Fees

         All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed or closed, whichever occurs first.

D.       Modification of Plan

         Subject to the limitations contained in the Plan, (1) the Debtors, with the consent of the Committee, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Committee or the Post Confirmation Trust Advisory Board, may upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

E.       Revocation of Plan

         The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or occurrence of the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtors or any other Person (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

F.       Environmental Liabilities

         Nothing in the Plan discharges, releases or precludes any environmental liability that is not a Claim. Furthermore, nothing in the Plan discharges, releases or precludes any environmental claim of the United States that arises on or after the Confirmation Date or releases any Reorganized Debtor from liability under environmental law as the owner or operator of property that such Reorganized Debtor owns or operates after the Confirmation Date. In addition, nothing in the Plan releases or precludes any environmental liability to the United States as to any Person or Entity other than the Debtors or Reorganized Debtors.

G.       Successors and Assigns

         The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.       Reservation of Rights

         Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.       Section 1146 Exemption

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.       Further Assurances

         The Debtors, Reorganized Debtors, Core-Mark Newco and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

K.       Service of Documents

         Any pleading, notice or other document required by the Plan to be served on or delivered to any Reorganized Debtor or the Committee shall be sent by first class U.S. mail, postage prepaid to:

            ___________________________
            ___________________________
            ___________________________
            Attn: [___________________]

            with copies to:

            Kirkland & Ellis LLP               Milbank Tweed Hadley & McCloy LLP
            200 E. Randolph Drive              One Chase Manhattan Plaza
            Chicago, Illinois 60601            New York, New York 10005
            Attn: Geoffrey A. Richards         Attn: ___________________________
                  Janet S. Baer
                                               and

                                               Pepper Hamilton LLP
                                               100 Renaissance Center
                                               Suite 3600
                                               Detroit, Michigan 48243-1157
                                               Attn: I. William Cohen
                                                     Robert S. Hertzberg

L.       Filing of Additional Documents

         On or before the Effective Date, the Debtors with the consent of the Creditors' Committee may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

                                    Respectfully Submitted,

                                    FLEMING COMPANIES, INC.

                                    By: /s/ Rebecca A. Roof
                                        ----------------------------------------
                                        Name:  Rebecca A. Roof
                                        Title: Interim Chief Financial Officer

                                    OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                    By: /s/ Dennis F. Dunne
                                        ----------------------------------------
                                        Name:  Dennis F. Dunne
                                        Title: Counsel to Official Committee of
                                               Unsecured Creditors

                                    EXHIBIT 2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                  )                CHAPTER 11
                                        )
FLEMING COMPANIES, INC., ET AL., (1)    )                CASE NO. 03-10945 (MFW)
                                        )                (JOINTLY ADMINISTERED)
                               DEBTORS. )
                                        )
                                        )

   [DEBTORS' PROPOSED] ORDER (A) SCHEDULING A HEARING TO CONFIRM JOINT PLAN OF REORGANIZATION; (B) ESTABLISHING VOTING DEADLINE AND DEADLINE FOR OBJECTING TO
  THE PLAN; (C) APPROVING FORM OF BALLOTS AND MASTER BALLOTS; AND (D) APPROVING
             SOLICITATION PROCEDURES AND FORM AND MANNER OF NOTICES

                  Upon the motion (the "Motion") (2) of the Debtors seeking entry of an order (a) scheduling a hearing to confirm their first amended joint plan of reorganization; (b) establishing voting deadline and deadline for objecting to the plan; (c) approving form of ballots and master ballots; and (d) approving solicitation procedures and form and manner of notices, and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334; and it appearing that this proceeding is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); and it appearing that venue of this proceeding and the Motion are proper in this District pursuant to 28 U.S.C. Sections 1408 and 1409; and adequate notice of the Motion having been given; and it appearing that no other notice need be given; and after due deliberation and sufficient cause appearing therefor, it is hereby ORDERED that:

-------------------

(1) The Debtors are the following entities: Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark International, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; FAVAR Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

(2) Capitalized terms not defined herein shall have the same meaning as in the Motion.

         1.       The Motion is granted.

         2. The Disclosure Statement is hereby approved as containing adequate information within the meaning of section 1125(a) and (b) of the Bankruptcy Code.

         3. All earlier versions and interim forms of the Disclosure Statement and the Plan are of no force or effect.

         4. The Debtors and the Committee are authorized to make non-substantive conforming changes to the Plan and Disclosure Statement prior to solicitation.

         5. A hearing to confirm the Plan (the "Confirmation Hearing") will commence on __________, 2004, at ______ __.m. Prevailing Eastern Time, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, at 824 Market Street, 5th Floor, Wilmington, Delaware 19801.

         6. The Confirmation Hearing may be continued from time to time by announcing such continuance in open court or by posting such continuance on the Court's docket without further notice to parties-in-interest.

         7. The deadline to file and serve objections to the confirmation of the Plan (the "Plan Objection Deadline") is 4:00 p.m., Prevailing Eastern Time, on ___________, 2004.

         8. The parties shall conduct discovery with respect to confirmation of the Plan on the basis of the following schedule:

                  a. The Debtors shall establish an electronic repository of documents relevant to the confirmation of the Plan available on their website by no later than ___________, 2004.

                  b. All parties in interest who may object shall serve written discovery requests on the Debtors by no later than ___________, 2004.

                  c. All parties in interest who may object shall identify potential witnesses for the Confirmation Hearing no later than ___________, 2004.

                  d. The Debtors shall serve their written discovery requests no later than ___________, 2004.

                  e. The Debtors shall identify potential witnesses for the Confirmation Hearing no later than ___________, 2004.

                  f. The Debtors shall produce documents responsive to the discovery requests not already in the electronic repository and add such documents to the electronic repository no later than ___________, 2004.

                  g. Fact witness depositions shall take place from ___________, 2004 through ___________, 2004.

                  h. Expert reports of all parties shall be due on ___________, 2004.

                  i. Rebuttal expert reports shall be due ____________, 2004.

                  j. Expert depositions shall take place from ___________, 2004 through ___________, 2004.

                  k.       The Discovery Cutoff (3) shall be ___________, 2004.

                  l. All parties shall exchange final witness lists and exhibits lists on ___________, 2004.

                  m. All parties shall serve motions in liminie on _____________, 2004.

                  n. All parties shall exchange responses to motions in liminie on ____________, 2004.

         9. All objections to the confirmation of the Plan must be filed with the Court and served in a manner so that they are actually received on or before 4:00 p.m., Prevailing Eastern Time on the Plan Objection Deadline by the Notice Parties (each as listed below):

Counsel to the Debtors                    Counsel to the Debtors
Kirkland & Ellis LLP                      Pachulski Stang Ziehl Young & Jones PC
200 East Randolph Drive                   919 N. Market Street
Chicago, IL 60601                         16th Floor
312-861-2000                              Wilmington, DE 19899
Fax: 312-861-2200                         Attn: Laura Davis Jones
Attn: Janet S. Baer                             Christopher Lhulier
      Evan Gartenlaub

Office of the United States Trustee       Co-Counsel to the Creditors Committee
844 King Street, Room 2207                Pepper Hamilton LLP
Lockbox #35                               100 Renaissance Center, Suite 3600
Wilmington, DE 19801                      Detroit, Michigan 48243-1157
302-573-6491                              Fax: (313) 259-7926
Attn: Joseph J. McMahon                   Attn: I. William Cohen
                                                Robert S. Hertzberg
-------------------------

(3) "Discovery Cutoff" refers to the last day for all factual and expert discovery, including, but not limited to, all depositions, interrogatories and document requests.

Counsel to the Prepetition Lenders        Co-Counsel to the Creditors Committee
White & Case                              Milbank, Tweed, Hadley & McCloy LLP
1155 Avenue of the Americas               One Chase Manhattan Plaza
New York, New York 10036-2787             New York, NY  10005
Fax:: (212) 354-8113                      Fax: (212) 530-5219
Attn: Andrew P. DeNatale                  Attn: Dennis Dunne

         10. The Debtors and any other party in interest may file a response to any timely-filed Plan Objection(s) by 4:00 p.m., Prevailing Eastern Time, on ____________, 2004.

         11. All objections to the Plan shall state with particularity the grounds for such objection and provide the specific text, if any, that the objecting party believes to be appropriate to insert into the Plan.

         12. The Court shall consider only written objections and responses timely filed and served by the applicable deadline.

         13. ________, 2004 shall be the record date for purposes of determining which Creditors are entitled to vote on the Plan (the "Voting Record Date"). The Voting Record Date shall apply to (a) all creditors who have filed timely proofs of Claim or whose Claims are listed as non-contingent, liquidated or undisputed on the Debtors' schedules of assets and liabilities, and (b) all trustees, agents and Nominees that will cast votes on behalf of the Beneficial Holders, provided, however, that all applicable procedures discussed herein regarding objections to, and estimation procedures for, Claims shall apply to such Claims.

         14. All Ballots or Master Ballots, as applicable, accepting or rejecting the Plan must be received by Bankruptcy Management Corporation (the "Solicitation Agent") by 5:00 p.m., Prevailing Eastern Time, on _______, 2004, (the "Voting Deadline") at the following addresses:

IF BY U.S. MAIL:                           IF BY COURIER/HAND DELIVERY:
Bankruptcy Management Corporation          Bankruptcy Management Corporation
Attention: Fleming Solicitation Agent      Attention: Fleming Solicitation Agent
PO Box 1098                                1330 E. Franklin Avenue
El Segundo, CA 90245-1098                  El Segundo, CA 90245

         15. The Debtors, in consultation with the Committee, may extend or waive the period during which votes will be accepted by the Debtors, in which case the Voting Deadline for such solicitation shall mean the last time and date to which such solicitation is extended.

         16. The form of the Ballots, substantially in the forms attached hereto as Exhibit A, are hereby approved.

         17. The form of the Master Ballots, substantially in the form attached hereto as Exhibit B, is hereby approved.

         18. All votes to accept or reject the Plan must be cast by using the appropriate Ballot or Master Ballot.

         19. The voting instructions, substantially in the forms attached to the Ballots and Master Ballots on Exhibit A and Exhibit B attached hereto, are hereby approved.

         20. The Solicitation Procedures are hereby approved; provided, however that the Debtors and the Committee reserve the right to modify, amend or supplement the Solicitation Procedures subject to Court approval.

         21. The Confirmation Hearing Notice, substantially in the form attached hereto as Exhibit C, is hereby approved.

         22. The Non-Voting Notices, substantially in the form attached hereto as Exhibit D, are hereby approved.

         23. Within seven days after the entry of this Order, the Debtors shall distribute the following solicitation materials (the "Solicitation Package"): (a) the Disclosure Statement (including exhibits, one of which is the
Plan); (b) the appropriate Ballot(s), Master Ballots and voting instructions;
(c) the Confirmation Hearing Notice; (d) any supplemental solicitation materials the Debtors or the Committee may file with the Court; (e) a pre-addressed return envelope, if applicable, and (f) any other materials ordered by the Court to be included as part of the Solicitation Package, to (i) all known Holders of Claims against the Debtors as of the Voting Record Date who are entitled to vote on the Plan; (ii) the Office of the United States Trustee; and (iii) the Securities and Exchange Commission.

         24. Holders of Claims who have more than one Claim shall receive only one Solicitation Package and as many Ballots as their Claims entitle them to vote.

         25. Within seven business days after the entry of this Order, the Debtors shall distribute the following materials: (a) the Confirmation Hearing Notice; and (b) a Non-Voting Notice, to Holders of Claims against or Equity Interests in the Debtors that are placed in a class under the Plan that is deemed to accept or reject the Plan under section 1126 of the Bankruptcy Code.

         26. As soon as practicable after entry of this Order, the Debtors shall publish the Confirmation Hearing Notice once in the publications listed on Exhibit E.

         27. The following rules shall be used to determine the Claim amount associated with a creditor's vote:

                  a. If the Debtors have not filed a written objection to a Claim, the Claim amount for voting purposes shall be the amount contained on a timely filed proof of Claim or, if no timely proof of Claim was filed, the non-contingent, liquidated and undisputed Claim amount listed in the Debtors' schedules of liabilities;

                  b. If the Debtors have filed an objection to a Claim and such objection is still pending, such Claim Holder's vote shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), unless its Claim is temporarily allowed by the Court for voting purposes, after notice and a hearing, pursuant to instruction (c) below. The deadline for the Debtors to file and serve written objections to Claims for purposes of this instruction (b) shall be 4:00 p.m. Prevailing Eastern Time on the date that is twenty (20) days prior to the Confirmation Hearing;

                  c. If a creditor is not entitled to vote pursuant to instruction (b) above and believes that it should be entitled to vote on the Plan, then such creditor must serve on the Debtors and file with the Court a motion for an order pursuant to Fed. R. Bankr. P. 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed and received by the Debtors by 4:00 p.m. Prevailing Eastern Time on the date that is ten (10) days prior to the Confirmation Hearing. With regard to any timely filed Rule 3018(a) Motions, the Debtors may file a response no later than one (1) business day before the commencement of the Confirmation Hearing. The Debtors further request that the Court consider timely filed Rule 3018(a) Motions, if any, at the Confirmation Hearing; and

                  d. Ballots cast by creditors who timely file proofs of Claim in unliquidated, contingent or unknown amounts that are not the subject of a pending objection, will be counted for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will be counted in the amount of $1.00 for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code.

         28. To ensure that its vote is counted, each Holder of a Claim must:

                  a.       complete a Ballot;

                  b. indicate whether it is voting to accept or reject the Plan in the boxes provided in the respective Ballot; and

                  c. sign and return the Ballot to the address set forth on the envelope enclosed therewith on or prior to the Voting Deadline, or in the case of a Beneficial Holder whose securities are held in the name of a Nominee, in sufficient time to permit the Nominee to include its vote in the applicable Master Ballot and return the Master Ballot to the Solicitation Agent on or prior to the Voting Deadline.

         29. The following general voting procedures and standard assumptions shall be used to tabulate the votes cast with respect to the Plan:

                  a. Except to the extent determined by the Debtors and the Committee, the Debtors will not accept or count any Ballots or Master Ballots received after the Voting Deadline;

                  b. Creditors shall not be allowed to split their vote within a Claim; thus, each creditor that splits its vote shall be deemed to have voted the full amount of its Claim to accept the Plan;

                  c. The method of delivery of Ballots and Master Ballots to the Solicitation Agent is at the election and risk of each Holder, provided that, except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot or Master Ballot is actually received by the Solicitation Agent;

                  d. The Solicitation Agent must receive an original executed Ballot or Master Ballot; delivery of a Ballot or Master Ballot by facsimile, email or any other electronic means will not be accepted or counted;

                  e.       No Ballot or Master Ballot sent to (i) the Debtors,
                           (ii) any indenture trustee or agent, or (iii) the Debtors' or the Committee's financial or legal advisors shall be accepted or counted;

                  f. The Debtors and the Committee expressly reserve the right to amend Plan terms at any time, and from time to time (subject to compliance with section 1127 of the Bankruptcy Code and the terms of the Plan regarding modification). If the Debtors materially change any Plan terms or waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation period, in each case, to the extent directed by the Court;

                  g. If multiple Ballots or Master Ballots are received from, or on behalf of, an individual Holder for the same Claim prior to the Voting Deadline, the last Ballot or Master Ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot or Master Ballot;

                  h. All Ballots executed by a Holder of Claims which do not indicate an acceptance or rejection of the Plan or which indicate both an acceptance and rejection of the Plan shall not be counted;

                  i. Any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, who signs a Ballot or Master Ballot must
                           (i) indicate his or her capacity as such when signing and, (ii) unless otherwise determined by the Debtors, submit proper evidence of such authority to act on behalf of a beneficial interest Holder in form and content satisfactory to the Debtors and the Committee;

                  j. The Debtors, in consultation with the Committee, without notice, subject to contrary order of the Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice;

                  k. Any Holder of a Claim who has delivered a valid Ballot may withdraw its vote solely in accordance with Fed. R. Bankr. P. 3018(a);

                  l. The Debtors' and the Committee's interpretation of the terms and conditions of the Plan pertaining to solicitation procedures shall be final and binding on all parties, unless otherwise directed by the Court;

                  m. The Debtors and the Committee reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code; and

                  n. Neither the Debtors, the Committee, nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to the Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofor been cured or waived) will not be counted.

         30. The following procedures, in addition to the aforementioned procedures, apply to the Holders of Old Notes (collectively, the "Beneficial Holder Claims") which under the Plan fall within Class 6-General Unsecured
Claims:

                  a. The Debtors shall distribute a Ballot to each record Holder of the Beneficial Holder Claims as of the Voting Record Date;

                  b. The Debtors shall also distribute a Master Ballot and an appropriate number of copies of Solicitation Packages (including Class 6 Ballots) to each bank or brokerage firm (or the agent or other Nominee therefor) identified by the Solicitation Agent as an entity through which beneficial owners hold their Beneficial Holder Claims. Each Nominee will be requested to immediately distribute the Solicitation Packages to all Beneficial Holders for which it holds the Beneficial Holder Claims;

                  c. Each Nominee must summarize the individual votes of the Beneficial Holders on whose behalf it holds the Old Notes Claims from their individual Ballots on a Master Ballot and return such Master Ballot to the Solicitation Agent;

                  d. Each Beneficial Holder of the Beneficial Holder Claims holding as a record Holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent;

                  e. Each Beneficial Holder of the Beneficial Holder Claims who holds in "street name" through a Nominee shall vote on the Plan by promptly completing and signing a Ballot and returning it to its Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline;

                  f. Any Ballot returned to a Nominee by a Beneficial Holder will not be counted for purposes of accepting or rejecting the Plan unless and until such Nominee properly completes and timely delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holder;

                  g. If a Beneficial Holder holds its Beneficial Holder Claims through more than one Nominee, such Beneficial Holder must execute a separate Ballot for each block of the Beneficial Holder Claims that it holds through any one Nominee and return each such Ballot to the Nominee that holds of record the applicable Beneficial Holder Claims;

                  h. If a Beneficial Holder holds a portion of its Beneficial Holder Claims through a Nominee and another portion directly or in its own name as a record Holder, such Beneficial Holder should follow the procedures described herein with respect to voting each such portion separately; and

                  i. Nominees which are participants with The Depository Trust Company ("DTC"), shall not be permitted to cast votes on behalf of their Beneficial Holders in excess of their respective positions in the DTC as of the Voting Record Date.

         31. With respect to Solicitation Packages or Notices returned by the United States Post Office as undeliverable, the Debtors are not required to re-mail such Solicitation Packages or Notices, as the case may be, to entities whose addresses differ from the addresses in the claims register or the Debtors' records as of the Voting Record Date.

         32. The Debtors are authorized, but not directed, to reimburse any Nominee, and any of their agents, only for their reasonable, actual and necessary out-of-pocket expenses incurred in performing the tasks described above (subject to the Court retaining jurisdiction to resolve any disputes over any request for reimbursement).

         33. The Debtors are authorized and empowered to take all actions and execute such other documents as may be necessary to implement the relief granted herein.

         34. This Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.

Dated: _____________________, 2004

                                                  _____________________________
                                                  The Honorable Mary F. Walrath
                                                  United States Bankruptcy Judge

                         FLEMING COMPANIES, INC. ET AL.

                              DISCLOSURE STATEMENT

                                    EXHIBIT 3

                                  INTRODUCTION:
                      FINANCIAL INFORMATION AND PROJECTIONS

                                    EXHIBIT 3

                      FINANCIAL INFORMATION AND PROJECTIONS
                                    UNAUDITED
                    (All $$ in 000's Unless Otherwise Noted)

The financial projections ("Projections") contained herein reflect numerous assumptions, including the confirmation and consummation of the plan of reorganization ("Plan") for Fleming Companies, Inc. et al. as filed with the Bankruptcy Court. The Projections should be viewed in conjunction with a review of these assumptions including the qualifications and footnotes as set forth herein. The Projections were prepared by management in good faith based upon assumptions believed to be reasonable. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors. Actual results may vary materially from those presented. The Projections have not been prepared to comply with the guidelines established with respect to Projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants ("AICPA") and have not been audited.

The Projections are based on the assumption that the Debtors will emerge from Chapter 11 on April 30, 2004(1), with a new parent holding company, Core-Mark Newco. Core-Mark Newco and the Reorganized Debtors (collectively referred to herein as "Core-Mark Newco") will conduct operations centered around the Debtors' former Fleming Convenience businesses. In addition, a Post-Confirmation Trust ("PCT") will be formed to administer certain responsibilities under the Plan, including but not limited to, the pursuit and collection of certain litigation claims and the payment of certain claims. The Projections include (a) the Fleming Companies Inc., et al. Pre-Reorganization Balance Sheet as projected at April 30, 2004 (Exhibit 3A); (b) adjustments to the Pre-Reorganization Balance Sheet to reflect projected payments and borrowings made as a result of consummation of the Plan and adjustments pursuant to the principles of "fresh-start accounting" as required by Statement of Position 90-7 ("SOP 90-7") issued by the AICPA (Exhibit 3A); (c) opening balance sheets for Core-Mark Newco and the PCT (Exhibit 3A); (d) post- consummation balance sheets, income statements, and statements of cash flows for Core-Mark Newco (Exhibit 3B); and
(e) post-consummation balance sheets and cash receipts and disbursements statements for the PCT (Exhibit 3C).

The Projections are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially include, but are not limited to, Core-Mark Newco's ability to operate their business consistent with their projections, comply with the covenants of their financing agreement, attract and retain key executives and customers, and respond to adverse regulatory actions taken by the federal and state governments and the PCT's ability to prevail in various litigation and other adversarial matters or realize the proceeds from the collections of various amounts outstanding.

(1) If the Effective Date of the Plan is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.

                         FLEMING COMPANIES, INC. ET AL.

                              DISCLOSURE STATEMENT

                                   EXHIBIT 3A

                            PRO FORMA BALANCE SHEETS

            FLEMING COMPANIES, INC. ET AL. - PRO FORMA BALANCE SHEETS
                              As of April 30, 2004
                                   (Unaudited)

                                                       APR-04                                   APR-04
                                                FLEMING CO. INC. ET AL.    EMERGENCE &     POST-CONFIRMATION
                                                      PRE-REORG           "FRESH START"      TRUST OPENING
(dollars in thousands)                            BALANCE SHEET (1)      ADJUSTMENTS (2)   BALANCE SHEET (8)
                                                -----------------------  ---------------   -----------------
ASSETS:

Cash & equivalents                                    $     99,179       $   (79,179)(3)      $     5,000
Restricted cash                                             21,221            37,732 (3)           45,148
Trade accounts receivable & royalty, net                   166,686                 -               26,500
Other receivables                                          292,843          (156,275)(4)           85,000
Inventories, net                                           154,509                 -                    -
Other current assets                                        21,125                 -                    -
                                                      ------------       -----------       --------------
    TOTAL CURRENT ASSETS                              $    755,564       $  (197,723)         $   161,648

Property plant & equipment, net                             48,310           (48,310)(4)                -
Reorganization value in excess of
 amounts allocable to identifiable assets                        -                 - (4)                -
Other assets                                               416,382          (416,382)(4)                -
                                                      ------------       -----------          -----------
    TOTAL NON-CURRENT ASSETS                               464,692          (464,692)                   -

                                                      ------------       -----------          -----------
    TOTAL ASSETS                                      $  1,220,256       $  (662,415)         $   161,648
                                                      ============       ===========          ===========

LIABILITIES & SHAREHOLDERS' EQUITY/(DEFICIT):
Accounts payable & accrued liabilities                $    301,342       $   (85,794)(5)      $   125,098
Cigarette & tobacco taxes payable                           33,243                 -                    -
Taxes payable & deferred taxes                              16,385           (12,685)(4)                -
Current portion of debt                                          -                 -                    -
                                                      ------------       -----------          -----------
    TOTAL CURRENT LIABILITIES                         $    350,970       $   (98,479)         $   125,098

Long-term debt                                                   -            47,347 (6)                -
Other long-term liabilities                                 29,601                 -                    -
                                                      ------------       -----------          -----------
    TOTAL LIABILITIES                                 $    380,571       $   (51,132)         $   125,098

    TOTAL LIABILITIES SUBJECT TO COMPROMISE           $  2,152,021       $(2,152,021)(7)      $         -

Shareholders' equity/(deficit)                          (1,312,336)        1,540,738               36,550
                                                      ------------       -----------          -----------
    TOTAL LIABILITIES & EQUITY                        $  1,220,256       $  (662,415)         $   161,648
                                                      ============       ===========          ===========

                                                                 -                 -                    0

                                                      APR-04             APR-04
                                                 CORE-MARK NEWCO      CONSOLIDATED
                                                     OPENING           REORGANIZED
(dollars in thousands)                          BALANCE SHEET (9)     BALANCE SHEET
                                                -----------------     -------------
ASSETS:

Cash & equivalents                                 $   15,000         $      20,000    -
Restricted cash                                        13,805                58,953    -
Trade accounts receivable & royalty, net              140,186               166,686    -
Other receivables                                      51,567               136,567    -
Inventories, net                                      154,509               154,509    -
Other current assets                                   21,125                21,125    -
                                                   ----------         -------------
    TOTAL CURRENT ASSETS                           $  396,193         $     557,841    -
                                                                                       -
Property plant & equipment, net                             -                     -    -
Reorganization value in excess of
 amounts allocable to identifiable assets                   -                     -    -
Other assets                                                -                     -    -
                                                   ----------         -------------
    TOTAL NON-CURRENT ASSETS                                -                     -    -
                                                                                       -
                                                   ----------         -------------
    TOTAL ASSETS                                   $  396,193         $     557,841    -
                                                   ==========         =============
                                                                                       -
LIABILITIES & SHAREHOLDERS' EQUITY/(DEFICIT):                                          -
Accounts payable & accrued liabilities             $   90,450         $     215,548    -
Cigarette & tobacco taxes payable                      33,243                33,243    -
Taxes payable & deferred taxes                          3,700                 3,700    -
Current portion of debt                                     -                     -    -
                                                   ----------         -------------
    TOTAL CURRENT LIABILITIES                      $  127,393         $     252,491    -
                                                                                       -
Long-term debt                                         47,347                47,347    -
Other long-term liabilities                            29,601                29,601    -
                                                   ----------         -------------
    TOTAL LIABILITIES                              $  204,341         $     329,439    -
                                                                                       -
    TOTAL LIABILITIES SUBJECT TO COMPROMISE        $        -         $           -    -
                                                                                       -
Shareholders' equity/(deficit)                        191,852               228,402   (0)
                                                   ----------         -------------
    TOTAL LIABILITIES & EQUITY                     $  396,193         $     557,841   (0)
                                                   ==========         =============

                                                           (0)                    -   (0)

                                   EXHIBIT 3A

                        NOTES TO PRO FORMA BALANCE SHEETS
                                    UNAUDITED
                   (All $$ in millions unless otherwise noted)

The financial projections ("Projections") contained herein reflect numerous assumptions, including the confirmation and consummation of the plan of reorganization ("Plan") for Fleming Companies, Inc. et al. as filed with the Bankruptcy Court. The Projections should be reviewed in conjunction with a review of these assumptions including the qualifications and footnotes as set forth herein. The Projections were prepared by management in good faith based upon assumptions believed to be reasonable. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors. Actual results may vary materially from those presented. The Projections have not been prepared to comply with the guidelines established with respect to Projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants ("AICPA") and have not been audited.

The Projections are based on the assumption that the Debtors will emerge from Chapter 11 on April 30, 2004(1), with a new parent holding company, Core-Mark Newco. Core-Mark Newco and the Reorganized Debtors (collectively referred to herein as "Core-Mark Newco") will conduct operations centered around the Debtors' former Fleming Convenience businesses. In addition, a Post-Confirmation Trust ("PCT") will be formed to administer certain responsibilities under the Plan, including but not limited to, the pursuit and collection of certain litigation claims and the payment of certain claims with the proceeds of these collections. Exhibit 3(A) includes (a) the Fleming Companies Inc., et al. Pre-Reorganization Balance Sheet at April 30, 2004; (b) adjustments to the Pre-Reorganization Balance Sheet to reflect projected payments and borrowings made as a result of consummation of the Plan and adjustments pursuant to the principles of "fresh-start accounting" as required by Statement of Position 90-7 ("SOP 90-7") issued by the AICPA; and (c) opening balance sheets for Core-Mark Newco and the Post-Confirmation Trust.

(1) If the Effective Date of the Plan is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.

 1) The Pre-Reorganization Balance Sheet for Fleming Companies, Inc. et al. is based upon the Debtors' projections of the results of operations of the Debtors' estate through April 30, 2004, the assumed Effective Date of the Plan. The Debtors have recently requested court approval to allow for the repayment in full of the prepetition secured debt of the Senior Lenders and the DIP loan. The Debtors have also requested authority to enter into a new DIP lending facility. The new facility would be utilized to replace letters-of-credit under the original DIP and pre-petition facilities and to borrow as needed for operations. These projections assume the Court grants the requested authority and such transactions are consummated in January 2004.

 2) The pro forma balance sheet adjustments contained herein account for the reorganization and related transactions pursuant to the Debtors' Plan using the principles of "fresh-start" accounting as required by SOP 90-7 issued by the AICPA. The fresh start adjustments are based on an estimated Core-Mark Newco reorganization value of $300 million and a projected value at confirmation of the Post-Confirmation Trust of $161.7 million. The Unsecured Creditors' Committee does not agree with the reorganization value estimate of $300 million for Core-Mark Newco. Under SOP 90-7, reorganization value is allocated first to tangible assets, then to identifiable intangible assets, and lastly to excess reorganization value. In the case of both Core-Mark Newco and the PCT, the projected value of tangible assets exceeds the estimated enterprise value and the difference is booked as an extraordinary gain. Actual adjustments will be determined at a later date and may be materially different from those presented herein, based upon completion of asset appraisals and other factors.

3)   Reflects the net use of cash pursuant to the Plan ($ millions):

Cash sources:
 Proceeds from Tranche B borrowings             $  47.3
 Proceeds from senior debt borrowings
                                                      -
                                                -------
  Total cash sources                                        $  47.3

Cash uses:
 Secured, administrative & non-tax priority     $  54.0
  expense claims (a)
 Exit financing fees                                2.0
 Funds restricted  or escrowed (b)                 69.5
 Convenience Class claims (c)                       1.0
                                                -------
  Total cash uses                                             126.5
                                                            -------
  Net change in cash                                        $ (79.2)
                                                            =======

     (a) Estimate of secured, administrative & priority claims paid on the Effective Date.

     (b) The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential setoff rights of parties to facility standby agreements ("FSA") whose notes have been sold in connection with the sale of the Wholesale Distribution Business to C&S Acquisition, LLC. The Debtors are authorized to reduce the amount in the reserve upon settlement of the note balance with the FSA counterparty. At the Effective Date, the amount of the reserve is assumed to be $23.9 million, which is not necessarily the amount that the Debtors believe is subject to setoff by the FSA counterparties. Additionally, it is assumed that the Debtors recorded restricted cash in the amount of $13.8 million for letters of credit at the Effective Date and escrowed $31.8 in accrued and unpaid professional fees on the Effective Date.

     (c) As provided for in the Plan.

4)   Reflects adjustments pursuant to SOP 90-7.

5) Reflects secured, administrative and non-tax priority claims paid on the Effective Date ($54.0 million) and the escrow of unpaid professional fees ($31.8 million).

6)   Reflects the proceeds of borrowings made under the Debtors' Tranche B Loan.

7) Liabilities subject to compromise eliminated at emergence pursuant to the Plan.

8)   Opening Balance Sheet for the PCT created pursuant to the Plan. See Exhibit
     3C.

9)   Opening Balance Sheet for Core-Mark Newco created pursuant to the Plan. See
     Exhibit 3B.

                         FLEMING COMPANIES, INC. ET AL.

                              DISCLOSURE STATEMENT

                                   EXHIBIT 3B

                      CORE-MARK NEWCO FINANCIAL PROJECTIONS

                                 CORE-MARK NEWCO
                       PROJECTED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                               PROJECTED
                                                               ------------------------------------------
                                                 PROJECTED         FOR THE 12 MONTHS ENDING DECEMBER 31,
                                                8 MOS. ENDED   ------------------------------------------
(dollars in thousands)                           12/31/2004         2005           2006           2007
                                                ------------   ------------   ------------   ------------
Net Sales                                       $  2,873,126   $  4,473,930   $  4,823,085   $  5,205,943
Cost of Sales                                      2,704,345      4,205,569      4,534,473      4,894,124
                                                ------------   ------------   ------------   ------------
  GROSS PROFIT                                       168,780        268,361        288,612        311,819

Selling, general & administrative expenses           140,479        217,035        226,045        236,408
Restructuring expenses                                     -              -              -
                                                ------------   ------------   ------------   ------------
  TOTAL OPERATING EXPENSES                           140,479        217,035        226,045        236,408

Operating income/(loss)                               28,301         51,326         62,567         75,411
Preference recoveries                                      -              -              -
Interest Expense                                       4,267          4,198          4,111          4,023
                                                ------------   ------------   ------------   ------------
  INCOME/(LOSS) BEFORE INCOME TAXES                   24,035         47,127         58,457         71,388

Provision/(benefit) from income taxes                  9,614         18,851         23,383         28,555
                                                ------------   ------------   ------------   ------------
NET INCOME/(LOSS)                               $     14,421   $     28,276   $     35,074   $     42,833
                                                ============   ============   ============   ============

                                 CORE-MARK NEWCO
                            PROJECTED BALANCE SHEETS
                                   (Unaudited)

                                                                                     PROJECTED
                                                                  -------------------------------------------------
                                                      PROJECTED                      DECEMBER 31,
                                                      APRIL 30,   -------------------------------------------------
(dollars in thousands)                                  2004         2004         2005         2006         2007
                                                     ----------   ----------   ----------   ----------   ----------
ASSETS:
Cash & equivalents                                   $   15,000   $   25,487   $   20,473   $   24,293   $   37,867
Restricted cash                                          13,805            -            -            -            -
Trade accounts receivable                               140,186      138,979      152,793      163,437      174,758
Other receivables                                        51,567       54,963       54,963       54,963       54,963
Inventories, net                                        154,509      149,876      156,712      169,021      182,489
Other current assets                                     21,125       23,145       23,145       23,145       23,145
                                                     ----------   ----------   ----------   ----------   ----------
  TOTAL CURRENT ASSETS                                  396,193      392,450      408,087      434,859      473,223

Property plant & equipment, net                               -        6,102       14,150       21,004       26,639
Reorganization value in excess of amounts
  allocable to identifiable assets                            -            -            -            -            -
Other assets                                                  -          615        2,352        2,850        2,850
                                                     ----------   ----------   ----------   ----------   ----------
  TOTAL NON-CURRENT ASSETS                                    -        6,716       16,502       23,854       29,489

                                                     ----------   ----------   ----------   ----------   ----------
  TOTAL ASSETS                                       $  396,193   $  399,166   $  424,589   $  458,713   $  502,712
                                                     ==========   ==========   ==========   ==========   ==========

LIABILITIES & SHAREHOLDERS' EQUITY/(DEFICIT):
Short-term debt                                      $        -   $        -   $        -   $        -   $        -
Accounts payable & accrued liabilities                   90,450      117,768      123,796      127,460      131,454
Cigarette & tobacco taxes payable                        33,243       42,515       47,241       50,027       53,060
Taxes payable & deferred taxes                            3,700        3,700            -            -            -
Other current liabilities                                     -            -            -            -            -
                                                     ----------   ----------   ----------   ----------   ----------
  TOTAL CURRENT LIABILITIES                             127,393      163,983      171,036      177,486      184,514

Long-term debt - Tranche B                               47,347            -            -            -            -
Other long-term liabilities                              29,601       28,911       19,004       11,604        5,742
                                                     ----------   ----------   ----------   ----------   ----------
  TOTAL LIABILITIES                                     204,341      192,894      190,040      189,090      190,256

Shareholders' equity/(deficit)                          191,852      206,272      234,549      269,623      312,456
                                                     ----------   ----------   ----------   ----------   ----------
  TOTAL LIABILITIES & EQUITY                         $  396,193   $  399,166   $  424,589   $  458,713   $  502,712
                                                     ==========   ==========   ==========   ==========   ==========

                                 CORE-MARK NEWCO
                        PROJECTED STATEMENTS OF CASH FLOW
                                   (Unaudited)

                                                                                             PROJECTED
                                                        PROJECTED              FOR THE 12 MONTHS ENDING DECEMBER 31,
                                                       8 MOS. ENDED   ------------------------------------------------------
(dollars in thousands)                                  12/31/2004          2005                   2006               2007
                                                       ------------   ---------------         -------------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $   14,421    $        28,276         $     35,074          $ 42,833
  Depreciation, amortization & other non-cash items            392              1,618                3,014             4,438
  Changes in working capital accounts                       35,710            (25,242)             (24,400)          (23,624)
                                                        ----------    ---------------         ------------          --------
  CASH FLOWS FROM OPERATING ACTIVITIES                      50,523              4,653               13,688            23,647

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                      (6,494)            (9,667)              (9,867)          (10,073)
                                                        ----------    ---------------         ------------          --------
  CASH FLOWS FROM INVESTING ACTIVITIES                      (6,494)            (9,667)              (9,867)          (10,073)

CASH FLOWS FROM FINANCING ACTIVITIES
   Other current liabilities                                     -                  -                    -                 -
   Long-term debt - Tranche B                              (47,347)                 -                    -                 -
                                                        ----------    ---------------         ------------          --------
   CASH FLOWS FROM FINANCING ACTIVITIES                    (47,347)                 -                    -                 -

BEGINNING CASH & CASH EQUIVALENTS BALANCE                   28,805             25,487               20,473            24,293
   Net increase/(decrease) in cash                          (3,318)            (5,014)               3,821            13,574
                                                        ----------    ---------------         ------------          --------
ENDING CASH & CASH EQUIVALENTS BALANCE                  $   25,487    $        20,473         $     24,293          $ 37,867
                                                        ==========    ===============         ============          ========

                                   EXHIBIT 3B

               NOTES TO FINANCIAL PROJECTIONS FOR CORE-MARK NEWCO
                                    UNAUDITED
                    (All $$ in 000's Unless Otherwise Noted)

GENERAL ASSUMPTIONS

The financial projections ("Projections") contained herein reflect numerous assumptions, including the confirmation and consummation of the plan of reorganization ("Plan") for Fleming Companies, Inc. et al. as filed with the Bankruptcy Court. The Projections should be reviewed in conjunction with a review of these assumptions including the qualifications and footnotes as set forth below. The Projections were prepared by management in good faith based upon assumptions believed to be reasonable. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors. Actual results may vary materially from those presented. The Projections have not been prepared to comply with the guidelines established with respect to Projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants ("AICPA") and are not audited.

The Projections are based on the assumption that the Debtors will emerge from Chapter 11 on April 30, 2004(1), with a new parent holding company, Core-Mark Newco. Core-Mark Newco and the Reorganized Debtors (collectively referred to herein as "Core-Mark Newco") will conduct operations centered around the Debtors' former Fleming Convenience businesses. In addition, a Post-Confirmation Trust ("PCT") will be formed to administer certain responsibilities under the Plan, including, but not limited to, the pursuit and collection of certain litigation claims and the payment of certain claims with the proceeds of these collections.

The projections are aggregated from the projected opening balance sheet for Core-Mark Newco as of April 30, 2004 (see Exhibit 3A) and operating forecasts for Core-Mark Newco along with expenses and liabilities that exist as a result of the Plan. The Projections assume a generally stable economic environment with low inflation, consistent with prevailing analyst forecasts. Interest rate projections assume a stable LIBOR rate relative to today's rates.

(1) If the Effective Date of the Plan is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.

PROJECTED STATEMENT OF OPERATIONS

         REVENUES: Core-Mark Newco revenues are projected to decline by 13% in fiscal year 2004 and increase by 7% in FY 2005, 8% in FY 2006 and 8% in FY 2007. These growth rates assume that the Company is able to expand its sales to existing customers. The projections do not reflect extraordinary cigarette price increases or the addition of super-regional or national customers.

         COST OF GOODS SOLD: Cost of goods sold is projected to be flat at 94%. Cost of goods sold is reduced by cigarette manufacturer incentive allowances and non-cigarette merchandise income.

         OPERATING EXPENSES: Operating expenses are projected to improve from 4.9% of sales for the 8 months ending 12/31/04 and FY 2005, to 4.7% in FY 2006 and 4.5% in FY 2007.

         INTEREST EXPENSE: Interest rates are based off of various spreads above LIBOR based on the type of borrowing outstanding. LIBOR is assumed to remain constant throughout the projection period.

         INCOME TAXES: The Projections assume that income is taxed at an effective rate of 40%.

PROJECTED BALANCE SHEET AND STATEMENT OF CASH FLOW

         ACCOUNTS RECEIVABLE AND INVENTORY: Both accounts receivable and inventory are projected to remain stable in terms of days sales outstanding and days of inventory on hand. Accounts receivable and inventory will, however, increase as the sales are projected to grow, creating a use of working capital.

         FIXED ASSETS: Due to SOP 90-7, Core-Mark Newco is projecting that it will emerge from Chapter 11 without a book value for its fixed assets. Accordingly, the projections reflect the capital expenditures anticipated from May 1, 2004 forward net of the applicable depreciation.

         SHORT-TERM DEBT: The projections assume that, on the Effective Date, $131.4 million in letters of credit will be outstanding. Of these, $117.5 million will be issued under the Exit Financing Facility and $13.8 million will be supported by cash collateral. It is anticipated that $21.1 million will be drawn during July for cigarette and tobacco taxes incurred prepetition, out of a total of $42.7 million in letters-of-credit outstanding against these particular obligations. The projections reflect the liabilities associated with these drawn letters of credit in accrued liabilities. As the letters of credit are drawn, restricted cash is reduced by $13.8 million, borrowings under the Exit Financing Facility are increased by $7.0 million and the related liabilities are relieved by $20.8 million. The remaining over-collateralization of $21.6 million provides liquidity in the form of a reduction in the reserves for letters-of-credit netted against borrowing base availability from the Exit Financing Facility.

         ACCOUNTS PAYABLE AND CIGARETTE & TOBACCO TAXES PAYABLE: Both of these accounts are projected to show an increased benefit to Core-Mark Newco in terms of working capital due to a return to terms and the increased purchases associated with an increase in sales.

         TAXES PAYABLE AND DEFERRED TAXES: The amount reflected in this account is the amount that Core-Mark Newco believes it may owe as taxes in Canada related to cancellation of debt income. Income taxes due each year are assumed to be paid in the same period.

EXIT FINANCING FACILITY: The projections assume an Exit Financing Facility commitment extended to Core-Mark Newco of $250 million with the first $10 million of borrowings in a Term B loan and the remaining borrowings in a working capital revolver. The projections allow for Core-Mark Newco to borrow up to an available amount calculated under a borrowing base formula as follows:

         A/R advance rates of 85%
         Blended inventory advance rates of 70%
         A/R ineligibles of 27%
         Gross inventory ineligibles of 11%
         Reserves totaling $25.7 million

Interest rates for the Exit Financing Facility are assumed to be:

         Revolver - LIBOR plus 2.75%
         Term B Loan - LIBOR plus 4.00%
         Letters of Credit - 2.75%
         Unused Commitment - 0.50%
         LIBOR - 1.16%

It is assumed that the balance outstanding is retired as cash in excess of minimum working capital becomes available.

LONG-TERM DEBT - TRANCHE B LOAN: The projections assume an initial borrowing of $47.3 million for working capital needs and to fund payments made on the Effective Date. The projections assume a cash interest rate of LIBOR plus 9.0% and a PIK interest of 3.0%. The cash interest is assumed to be paid in the month accrued.

At the end of each calendar quarter, the projections calculate Core-Mark Newco's excess liquidity as defined in the Tranche B Loan Agreement. The Tranche B Loan is first paid down with any excess cash and then by borrowings against the Exit Financing Facility.

OTHER LONG-TERM LIABILITIES: This account is comprised of workers' compensation and pension liabilities.

SHAREHOLDERS' EQUITY: Core-Mark Newco will emerge from Chapter 11 with a balance in this account due to the valuation of the company and the resulting accounting treatments of SOP 90-7.

CAPITAL EXPENDITURES: Core-Mark Newco is projecting that capital expenditures will remain around $10 million per year for the projection period shown.

                         FLEMING COMPANIES, INC. ET AL.

                              DISCLOSURE STATEMENT

                                   EXHIBIT 3C

                  POST-CONFIRMATION TRUST FINANCIAL PROJECTIONS

                             POST-CONFIRMATION TRUST
             PROJECTED STATEMENTS OF CASH RECEIPTS AND DISBURSEMENTS
                                   (Unaudited)

                                                                                                   PROJECTED
                                                                                         -----------------------------
                                                                             PROJECTED   12 MONTHS ENDING DECEMBER 31,
                                                                           8 MOS. ENDED  -----------------------------
                          (dollars in thousands)                            12/31/2004     2005                2006        TOTAL
                                                                           ------------  ---------          ---------    ---------
 CASH RECEIPTS
     Trade accounts receivable collections                                   $  11,500   $  12,000          $       -    $  23,500
     Royalty payment collections                                                   600         800              1,600        3,000
     Litigation claims recovery                                                 25,500      42,500             17,000       85,000
     Release of restricted cash                                                 17,000           -             15,927       32,927
                                                                             ---------   ---------          ---------    ---------
     TOTAL CASH COLLECTIONS                                                     54,600      55,300             34,527      144,427

 DISBURSEMENTS FOR TRUST EXPENSES
     Employee & payroll                                                           (599)          -                  -         (599)
     Lease & recurring                                                            (372)          -                  -         (372)
     Professional fees                                                          (7,250)     (3,000)            (1,000)     (11,250)
     Other operating expenses                                                   (1,536)     (1,140)              (600)      (3,276)
                                                                             ---------   ---------          ---------    ---------
     TOTAL TRUST EXPENSES                                                       (9,757)     (4,140)            (1,600)     (15,497)

                                                                             ---------   ---------          ---------    ---------
     EXCESS OF CASH COLLECTIONS OVER DISBURS. FOR TRUST EXPENSES                44,843      51,160             32,927      128,930
                                                                             ---------   ---------          ---------    ---------

 CLAIMS DISBURSEMENTS
     General accounts payable                                                   (3,000)          -                  -       (3,000)
     Health & welfare benefits                                                  (5,000)          -                  -       (5,000)
     Priority tax payments                                                      (3,000)     (3,750)            (3,600)     (10,350)
     PACA payments                                                              (9,000)          -                  -       (9,000)
     DSD Trust payments                                                              -           -                  -            -
     Approved Trade Creditor Reclamation Lien (Class 3(B)) payments            (13,900)          -                  -      (13,900)
     Valid Reclamation Claims that are not Class 3(B) (Class 5) payments             -           -                  -            -
     FSA settlements                                                            (8,000)          -                  -       (8,000)
                                                                             ---------   ---------          ---------    ---------
 CASH COLLECTIONS OVER TOTAL DISBURSEMENTS                                   $   2,943   $  47,410          $  29,327    $  79,680
                                                                             =========   =========          =========    =========

RESTRICTED CASH RELEASES
 Beginning restricted cash                                                   $  45,148   $  28,148          $  28,148    $  45,148
     PACA payments                                                              (9,000)          -                  -       (9,000)
     FSA settlements                                                            (8,000)          -                  -       (8,000)
     Release of remaining FSA reserve                                                -           -            (15,927)     (15,927)
                                                                             ---------   ---------          ---------    ---------
 Ending Restricted cash                                                      $  28,148   $  28,148          $  12,221    $  12,221
                                                                             =========   =========          =========    =========

                             POST-CONFIRMATION TRUST
                            PROJECTED BALANCE SHEETS
                                   (Unaudited)

                                                                                                          PROJECTED
                                                                                            ---------------------------------------
                                                                             PROJECTED                    DECEMBER 31,
                                                                             APRIL 30,      ---------------------------------------
                                                                               2004           2004           2005           2006
              (dollars in thousands)                                         ---------      ---------      ---------      ---------
ASSETS:
Cash & equivalents                                                           $   5,000      $   7,943      $  55,353      $  84,680
Restricted cash                                                                 45,148         28,148         28,148         12,221
Trade accounts receivable & royalty, net                                        26,500         14,400          1,600              -
Other receivables                                                               85,000         59,500         17,000              -
                                                                             ---------      ---------      ---------      ---------
  Total current assets                                                         161,648        109,991        102,101         96,901

                                                                             ---------      ---------      ---------      ---------
  TOTAL ASSETS                                                               $ 161,648      $ 109,991      $ 102,101      $  96,901
                                                                             =========      =========      =========      =========

LIABILITIES & BENEFICIAL HOLDERS' EQUITY/(DEFICIT):
Accounts payable & accrued liabilities:
  General accounts payable claims                                            $   3,000      $       -      $       -      $       -
  Health & welfare benefits claims                                               5,000              -              -              -
  Priority tax claims                                                           20,250         17,250         13,500          9,900
  PACA claims                                                                    9,000              -              -              -
  DSD Trust claims                                                              12,221         12,221         12,221         12,221
  Approved Trade Creditor Reclamation Lien Claims (Class 3(B))                  13,900              -              -              -
  Valid Reclamation Claims that are not Class 3(B) Claims (Class 5)             37,800         37,800         37,800         37,800
  FSA reserve                                                                   23,927         15,927         15,927              -
                                                                             ---------      ---------      ---------      ---------
Total current liabilities                                                      125,098         83,198         79,448         59,921

Beneficial holders' equity/(deficit)                                            36,550         26,793         22,653         36,980
                                                                             ---------      ---------      ---------      ---------
  TOTAL LIABILITIES & EQUITY                                                 $ 161,648      $ 109,991      $ 102,101      $  96,901
                                                                             =========      =========      =========      =========

                                   EXHIBIT 3C

         NOTES TO FINANCIAL PROJECTIONS FOR THE POST-CONFIRMATION TRUST
                                    UNAUDITED
                    (All $$ in 000's Unless Otherwise Noted)

GENERAL ASSUMPTIONS

The financial projections ("Projections") contained herein reflect numerous assumptions, including the confirmation and consummation of the plan of reorganization ("Plan") for Fleming Companies, Inc. et al. as filed with the Bankruptcy Court. The Projections should be reviewed in conjunction with a review of these assumptions including the qualifications and footnotes as set forth herein. The Projections were prepared by management in good faith based upon assumptions believed to be reasonable. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors. Actual results may vary materially from those presented. The Projections have not been prepared to comply with the guidelines established with respect to Projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants ("AICPA") and have not been audited.

The Projections are based on the assumption that the Debtors will emerge from Chapter 11 on April 30, 2004(1) with a new parent holding company, Core-Mark Newco. Core-Mark Newco and the Reorganized Debtors (collectively referred to herein as "Core-Mark Newco") will conduct operations centered around the Debtors' former Fleming Convenience businesses. In addition, a Post-Confirmation Trust ("PCT") will be formed to administer certain responsibilities under the Plan, including but not limited to, the pursuit and collection of certain litigation claims and the payment of certain claims with the proceeds of these collections.

The Projections presented for the PCT are aggregated from the projected opening balance for the PCT (see Exhibit 3A) and the cash receipts and disbursements for the period between May 1, 2004 and December 31, 2006. Through December 31, 2004, the Projections assume that the PCT will employ a small staff and utilize existing facilities to manage and assist in the collection of trade and vendor accounts receivable. Beginning January 1, 2005 through December 31, 2006, management of the PCT will be outsourced and as such most of the related costs will be professional fee-related. It is anticipated that the activities of the trust will be completed and the trust dissolved by December 31, 2006.

The projections include cash receipts and disbursements forecasts and projected balance sheets that have been prepared on a cash basis and do not conform to the United States Generally Accepted Accounting Principles ("GAAP").

(1) If the Effective Date of the Plan is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.

PROJECTED STATEMENTS OF CASH RECEIPTS AND DISBURSEMENTS

CASH RECEIPTS:

         TRADE ACCOUNTS RECEIVABLE COLLECTIONS: Cash collections from outstanding customer accounts receivable totaling $23.5 million are projected to be $11.5 million for the 8 months ending December 2004 and $1.0 million per month for 2005. Collections have been forecast based on the accounts receivable currently outstanding and estimating what will likely be collected through settlements, arbitration and litigation efforts.

         ROYALTY PAYMENTS: The Projections assume that royalty payments related to the sale of the Fleming Wholesale operations totaling $3.0 million will be collected quarterly through December 2005 with a final settlement pre-payment in 2006. All other royalty payments related to the sale were settled and collected pre-confirmation.

         LITIGATION CLAIMS: Cash collections from vendor-related receivables, primarily for uncollected promotional allowances (e.g. ad rebates, discounts, price reductions), unreimbursed funds related to military receivables and funds wired in advance for inventory for which invoices were not processed and inventory not shipped are projected to total $35.0 million. Collections are estimated to be $10.5 million for May 2004-December 2004, $17.5 million for 2005 and $7.0 million for 2006.

         Collections from vendor-related avoidance actions are projected to total $50.0 million. These collections are estimated to be $15.0 million for May 2004-December 2004, $25.0 million for 2005 and $10.0 million for 2006.

         The Debtors have not quantified the estimated proceeds recoverable from other litigation claims and therefore, no estimation of the amount or timing of these receipts is included.

         RELEASE OF RESTRICTED CASH: It is assumed that, during the life of the PCT, releases of restricted cash in the amount of $32.9 million are made to satisfy PACA Claims in the amount of $9.0 million and release the FSA reserves. Of the FSA reserves released, $8.0 million is paid to settle claims and $15.9 million is released to the PCT.

         OTHER: No provision has been included in the Projections for the collection of escrows established pursuant to the sale to Roundy's of certain of the Debtors' retail operations and the sale to C&S of the Debtors' wholesale grocery distribution operations.

DISBURSEMENTS FOR TRUST EXPENSES:

         EMPLOYEE & PAYROLL: It is assumed that the PCT incurs salary and benefits costs only through December 2004. The PCT employees will pursue collection of trade accounts receivables, litigation claims, and escrow releases. For 2005 and 2006, the Projections assume that these activities are outsourced and the costs are included in the expenses for Professional fees.

         LEASE & RECURRING: The Projections include the assumption that one existing facility is leased through December 2004 for approximately $46,000 per month. After 2004, all management and collection activities are assumed to be outsourced and the costs are included in the expenses for Professional fees.

         OTHER OPERATING EXPENSES: The amounts projected for other operating expenses for the 8 months ending December 2004 include document storage, supplies, repairs and maintenance, postage, equipment rental, and other operating items. For the 2005 and 2006, Other operating expenses primarily include document storage and other miscellaneous expenses.

         PROFESSIONAL FEES: The Professional fees forecast relate to the management and administration of the trust in addition to specific activities related to the pursuit of settlements, arbitrations and litigation claims.

DISBURSEMENTS FOR CLAIMS NOT PAID ON THE EFFECTIVE DATE:

         GENERAL ACCOUNTS PAYABLE: It is assumed that accounts payable totaling $3.0 million are outstanding as of the Effective Date and are paid in the ordinary course during May 2004 through August 2004.

         HEALTH & WELFARE BENEFITS: It is assumed that post-petition health and welfare benefits totaling $5.0 million are outstanding as of the Effective Date and are paid in the ordinary course during May 2004 through Aug 2004.

         PRIORITY TAX PAYMENTS: The priority tax liability as of the Effective Date is estimated to be $18.0 million and assumed to be paid annually over six years with interest at an assumed annual rate of 5%.

         PACA/PASA CLAIMS: The Debtors were previously required to escrow certain amounts pursuant to Court order for the benefit of PACA/PASA claimants. At the Effective Date, the amount of the escrow is assumed to be $9.0 million, which is assumed to be paid during 2004.

         DSD TRUST CLAIMS: The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential claims of certain vendors that arose from the direct shipment of goods to retailers ("DSD"). The claims of the DSD vendors are the subject of litigation before the Court. In the event that the Debtors are successful in the litigation, the DSD claims will be no more than general unsecured claims and these funds will be available to pay other claims against the Debtors. At the Effective Date and through the dates of operations of the PCT, the amount of the segregated funds is assumed to be $12.2 million.

         APPROVED TRADE CREDITOR RECLAMATION LIEN CLAIMS (CLASS 3(B)): As per the November 21, 2003 Reclamation Claims Summary report filed with the Court by the Debtors, the amounts presented are net of setoff of prepetition deductions. The Plan provides that, on the Effective Date, or as soon as practicable thereafter, Core-Mark Newco or the PCT, as applicable, shall issue a promissory note in favor of the Holders of Allowed Approved Trade Creditor Reclamation Lien Claims in the estimated aggregate amount of such Allowed Claims and grant a first priority lien to such Holders on the proceeds of the PCT Distributable Assets, entitling each Holder of a Trade Creditor Reclamation Lien Claim to its ratable proportion of such assets.

         VALID RECLAMATION CLAIMS THAT ARE NOT CLASS 3(B) CLAIMS (CLASS 5): As per the November 21, 2003 Reclamation Claims Summary report filed with the Court by the Debtors, the amounts presented are net of setoff of prepetition deductions. If the Court decides that the Holders of Valid Reclamation Claims that are not Class 3(B) Claims are entitled to priority treatment, on the Effective Date, or as soon as practicable thereafter, Core-Mark Newco or the PCT, as applicable, shall issue a promissory note in favor of such Holders in the estimated aggregate amount of such Allowed Claims and grant a second priority lien on the PCT Distributable Assets, entitling each Holder to its Ratable Proportion of such assets after all Class 3(B) Claims are paid in fill. In the event the Court denies the Holders of Valid Reclamation Claims that are not Class 3(B) Claims priority treatment, the such Reclamation Claims shall be treated as Class 6 Claims.

         FSA SETTLEMENTS: The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential setoff rights of parties to facility standby agreements ("FSA") whose notes have been sold in connection with the sale of the Wholesale Distribution Business to C&S Acquisition, LLC. The Debtors are authorized to reduce the amount in the reserve upon settlement of the note balance with the FSA counterparty. The Debtors estimate that settlements will not exceed $8.0 million.

PROJECTED BALANCE SHEETS

         The balance sheets included in these projections are based on the opening balance sheet at April 30, 2004 (See Exhibit 3A) and reflect the cash receipts and disbursements projections discussed herein.

OTHER

         TAX STATUS OF PCT: The PCT is currently anticipated to exist as a grantor trust for the benefit of certain creditors. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Post Confirmation Trustee), pursuant to Treasury Regulation Section 1.671-1(a) and/or Treasury Regulation Section 301.7701-4(d) and related regulations, the Post Confirmation Trustee may designate and file returns for the Post Confirmation Trust as a "grantor trust" and/or "liquidating trust" and therefore, for federal income tax purposes, the Post Confirmation Trust's taxable income (or loss) should be allocated pro rata to its beneficiaries. The tax consequences of the right to receive and of the receipt (if any) of property from the Post Confirmation Trust are uncertain, and may depend, among other things, on the timing of the distribution and the nature of the property received. It is possible that the receipt of property from the Post Confirmation Trust would be a taxable event to the Holders of Claims at the time the property is received; however, it is also possible that the IRS could seek to treat the right to receive property from the Post Confirmation Trust as property received on the Effective Date, and tax it in the same manner as cash or other property received on the Effective Date. Alternatively, the Holders of Claims could be treated as exchanging the right to receive property from the Post Confirmation Trust for a portion of their Claims. Finally, a portion of any amount of property received from the Post Confirmation Trust may be treated in respect of accrued but unpaid interest to the Holders of Claims. In light of these substantial uncertainties, Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the Post Confirmation Trust.

                         FLEMING COMPANIES, INC. ET AL.

                              DISCLOSURE STATEMENT

                                    EXHIBIT 4

                             BEST INTERESTS ANALYSIS

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                  INTRODUCTION

A Chapter 11 plan cannot be confirmed unless it is in the "best interests" of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The "best interests" test is satisfied if a plan provides to each member who has not accepted the plan a recovery of property of a value as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

The following document is the Best Interests Analysis (the "Analysis") of Fleming Companies, Inc. and its 28 subsidiaries (collectively "Fleming", the "Company" or the "Debtors"). The Analysis assumes the Debtors' estates are substantively consolidated. Although the Analysis was prepared after the deadline for filing claims against the estates of the Debtors, those claims have not been fully evaluated by the Company or adjudicated by the Court and, accordingly, the amount of the final allowed claims against the estates may differ from the claim amounts used in this Analysis. Finally, the Analysis is based on the Company's projected balance sheet as of April 30, 2004, (except as indicated) and the actual amount of assets available to the estates as of the date of liquidation may differ from the amount of assets used in this Analysis.

Management of the Company, with the assistance of AP Services, LLC, prepared the Analysis. The Analysis presents management's estimated net value of the Company's assets, if the Debtors were liquidated under the provisions of chapter 7 of the Bankruptcy Code and the net proceeds of the liquidation were applied in strict priority to satisfy claims against the Debtors.

The purpose of the Analysis is to provide information in order that the Bankruptcy Court may determine that the Plan is in the best interests of all classes of creditors and equity interest holders impaired by the Plan. The Analysis was prepared to assist the Bankruptcy Court in making this determination and it should not be used for any other purpose.

Conversion of these cases to Chapter 7 would likely result in additional costs to the Debtor's estates. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset dispositions expenses, all unpaid expenses incurred by the Debtors in their bankruptcy cases (such as compensation of attorneys, financial advisors, and restructuring consultants) that are allowed in the Chapter 7 case, litigation costs, and claims arising from the operations of the Debtors during the pendency of the bankruptcy cases.

The Analysis is limited to presenting information that is the representation of management and does not include an evaluation of the support for the underlying assumptions. The Analysis has not been examined or reviewed by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants. The estimates and assumptions, although considered reasonable by management, are inherently subject to significant uncertainties and contingencies beyond the control of management. Accordingly, there can be no assurance that the results shown would be realized if the Company were liquidated and actual results in such case could vary materially from those presented.

For purposes of this Analysis, management assumes a liquidation would take place as part of an orderly liquidation sale. The underlying assumption to such a scenario is that the sale would not exceed eight weeks from the commencement of the sale. Recoveries unless explicitly stated elsewhere are net of necessary liquidation expenses.

If actual results were lower than those shown, or if the assumptions used in formulating the Analysis were not realized, distribution to each member of each class of claims could be adversely affected.

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

I. CALCULATION OF NET ESTIMATED PROCEEDS AVAILABLE FOR ALLOCATION

                                                                Projected     Estimated
                                                                Balances @  Recovery Rate   Estimated Recovery
                                                                4/30/2004       Range          on Collateral
                                                                ----------  -------------  --------------------       See
                                                                            Low    High      Low        High          Note
                                                                            ---    ----    --------   ---------       ----
A.      STATEMENT OF ASSETS
        Cash and Equivalents                                    $  120,400  100%    100%   $120,400   $ 120,400
        Accounts Receivable                                        166,686   42%     62%     69,324     102,662         1
        Inventories                                                154,509   63%     72%     97,604     111,503         2
        Other Current Assets                                       313,967   12%     22%     37,735      68,103         3
        Net PP&E                                                    48,310    6%     12%      2,842       5,728         4
        Other Non-Current Assets                                   416,382    0%      0%          -           -         5
                                                                ----------  ---     ---    --------   ---------
        Total Assets                                             1,220,254   27%     33%    327,905     408,395

B.      RECOVERIES FROM EXERCISE OF AVOIDING POWERS                                          15,000      35,000         6
                                                                                           --------   ---------
C.      GROSS PROCEEDS                                                                      342,905     443,395

D.      CREDITOR RECOVERY EXPENSES
        Corporate Expenses                                                                   (7,920)     (6,600)        7
        Employee Retention and Severance                                                       (863)       (863)        7
        Chapter 7 Trustee Fees (3% of Gross Proceeds)                                       (10,287)    (13,302)
        Other Professional Fees ($1MM per month for 12 months)                              (12,000)    (12,000)
                                                                                           --------   ---------
                                                                                            (31,070)    (32,765)
E.      ALLOWANCE FOR RESERVE CLAIMS
        PACA                                                                                (14,000)     (9,000)
        DSD (a)                                                                             (23,000)    (13,000)
        FSA Reserve  (b)                                                                    (24,000)     (8,000)

   NET ESTIMATED PROCEEDS AVAILABLE FOR ALLOCATION                                         $250,835   $ 380,630
                                                                                           ========   =========

(a) The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential claims of certain vendors that arose from the direct shipment of goods to retailers ("DSD"). The claims of the DSD vendors are the subject of litigation before the Court. The Debtors believe that these claims are no more than general unsecured claims against the Debtors' estates. In the event that the Debtors are successful in the litigation, the DSD claims will be no more than general unsecured claims and the funds that have been escrowed will be available to pay other claims against the Debtors.

(b) The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential setoff rights of parties to facility standby agreements ("FSA") whose notes have been sold in connection with the sale of the Wholesale Distribution Business to C&S Acquisition, LLC. The Debtors are authorized to reduce the amount in the reserve upon settlement of the note balance with the FSA counterparty. This range of numbers represents the amounts that may be held in the FSA reserve on the Effective Date, and not necessarily the amount that the Debtors believe is subject to setoff by the FSA counterparties.

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

II. ALLOCATION OF NET ESTIMATED PROCEEDS TO SECURED CLAIMS

                                                                                        Estimated Recovery
                                                                           Principal    on Secured Claims
                                                                          and Accrued  ---------------------
                                                                            Interest      Low         High
                                                                          -----------  ----------  ---------
NET ESTIMATED PROCEEDS AVAILABLE FOR ALLOCATION TO SECURED CLAIMS                      $  250,835  $ 380,630

  SECURED CLAIMS:

    Pre-Petition Letters of Credit (a)                                      104,500       104,500    104,500
    Post-Petition Letters of Credit (a)                                      26,900        26,900     26,900
    Other Secured Claims                                                      1,000         1,000      1,000
                                                                                       ----------  ---------

     TOTAL SECURED CLAIMS                                                              $  132,400  $ 132,400

                                                                                       ----------  ---------
NET ESTIMATED PROCEEDS AFTER SECURED CLAIMS                                            $  118,435  $ 248,230
                                                                                       ==========  =========

    Secured Reclamation Claims of Junior Lien Trade Vendors                                15,000     10,000
    Secured Post-Petition Accounts Payable of Junior Lien Trade Vendors                    18,000     10,000
                                                                                       ----------  ---------

NET ESTIMATED PROCEEDS AFTER JUNIOR LIENS                                              $   85,435  $ 228,230
                                                                                       ==========  =========

(a) Assumes that Letters of Credit are cash collateralized with no recovery of value.

(b) These Trade Vendor Claims and Reclamation Claims became secured by a junior lien on the Pre-Petition Lenders' Collateral by virture of an agreement among the parties memorialized in the Trade Credit Program Letter Agreement and the Final DIP Order, as explained more fully in section V.C.1.f. and V.C.1.g. of the Disclosure Statement. The claim amounts presented are net of setoffs for prepetition deductions.

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

III. ALLOCATION OF NET ESTIMATED PROCEEDS TO ADMINISTRATIVE AND PRIORITY CLAIMS

                                                                                           Estimated      Estimated Recovery
                                                                                           Allowable     on Administrative and
                                                                                            Claims          Priority Claims
                                                                                        --------------   ---------------------
                                                                                         High    Low        Low        High
                                                                                        ------  ------   --------   ----------
NET ESTIMATED PROCEEDS AFTER SECURED CLAIMS                                                              $ 85,435   $  228,230

  LESS PRIORITY CLAIMS:

  CHAPTER 11 ADMINISTRATIVE CLAIMS:
        Administrative Claims (Non Professional Fees)                                   35,000  25,000
        Post-Petition Cigarette Taxes                                                   15,000  10,000
        Accrued Liabilities                                                             15,000  10,000
        Professional Fees Residual                                                      35,000  30,000
        Reclamation (Net of Secured Portion) (a) (b)                                    40,000  35,000
        Severance                                                                       36,000  32,000
        Post-Petition Accounts Payable (Net of Secured Portion)                         18,000  13,000
        Pension Underfunding (Admin. Portion)                                            5,000   3,000
            Total administrative claims                                                                   199,000      158,000
        Recovery on Administrative Claims                                                                      43%         100%
                                                                                                         --------   ----------
Net Estimated Proceeds After Secured and Administrative Claims                                                  -       70,230

        Employee Priority Claims                                                        15,000   8,000
        Priority Tax Claims                                                             20,000  10,000
            Total priority claims                                                                          35,000       18,000
        Recovery on Priority Claims                                                                             0%         100%
                                                                                                         --------   ----------

 NET ESTIMATED PROCEEDS AFTER SECURED AND ADMINISTRATIVE AND PRIORITY TAX CLAIMS                         $      -   $   52,230
                                                                                                         ========   ==========

(a) The Debtors believe that the Reclamation Claims outlined herein are no more than general unsecured claims against the Debtors' estates. On November 24, 2003, the Debtors filed their Combined Amended Reclamation Report and Motion to determine that Reclamation Claims are valueless, whereby Debtors seek an order finding the Reclamation Claims to be no more than usecured claims. The Bankruptcy Court, however, declined to hear that Motion and directed the Debtors to file separate Adversary Proceedings against each and every Reclamation Claimant. The Debtors estimate that they will be required to file approximately 600 such Adversary Proceedings and are currently in the process of preparing these proceedings for filing. For purposed of this Analysis only, which is a conservative, worse case scenario with respect to these claims, the Debtors have depicted the Reclamation Claims, net of setoffs and defenses, as Administrative Claims even though the Debtors do not believe they are or should be treated as Administrative Claims. This depiction is without prejudice to the Debtors' rights to continue to assert that such Reclamation Claims are not secured claims and are not entitled to any priority or administrative treatment under the Plan. If the Debtors are correct in their position regarding the priority of the Reclamation Claims, the Reclamation Claims will be no more than general unsecured claims and the amount outlined herein will be available to pay other Claims. Likewise, if the Debtors reach a consensual resolution with the Reclamation Claimants, some portion of the amounts outlined herein will likely be available to pay other Claims.

(b) The claim amounts presented are net of setoffs for prepetition deductions.

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

IV. ALLOCATION OF NET ESTIMATED PROCEEDS TO UNSECURED CLAIMS

                                                                                           Estimated
                                                                                           Allowable        Estimated Recovery on
                                                                                             Claims            Unsecured Claims
                                                                                    ----------------------  ---------------------
                                                                                       High         Low       Low         High
                                                                                    ----------  ----------  -------    ----------
NET ESTIMATED PROCEEDS AFTER SECURED, ADMINISTRATIVE AND PRIORITY CLAIMS                                    $     -    $   52,230

  Notes (Including pre-petition interest) - Before Subordinated Notes Reallocation
    10.125% Senior Notes due April 1, 2008                                          $  373,271  $  373,271        -         7,336
    9.250% Senior Notes due June 15, 2010                                              205,550     205,550        -         4,040
    10.625% Senior Subordinated Notes due July 31, 2007                                407,674     407,674        -         8,012
    9.875% Senior Subordinated Notes due May 1, 2012                                   270,841     270,841        -         5,323
    5.250% Conv. Senior Subordinated Notes due March 15, 2009                          150,380     150,380        -         2,955
                                                                                    ----------  ----------  -------    ----------
                                                                                     1,407,716   1,407,716        -        27,665

  Notes (Including pre-petition interest) - After Subordinated Notes Reallocation
    10.125% Senior Notes due April 1, 2008                                          $  373,271  $  373,271        -        17,841
    9.250% Senior Notes due June 15, 2010                                              205,550     205,550        -         9,824
    10.625% Senior Subordinated Notes due July 31, 2007                                407,674     407,674        -             -
    9.875% Senior Subordinated Notes due May 1, 2012                                   270,841     270,841        -             -
    5.250% Conv. Senior Subordinated Notes due March 15, 2009                          150,380     150,380        -             -
                                                                                    ----------  ----------  -------    ----------
                                                                                     1,407,716   1,407,716        -        27,665

  General Unsecured Claims:
    PBGC                                                                               386,000     200,000        -         3,930
    Severance                                                                           10,000       8,000        -           157
    Pre-Petition Accounts Payable                                                      675,000     600,000        -        11,791
    Multi-Employer Pension Withdrawal                                                   20,000       2,000        -            39
    Claims Asserted After Preference Recoveries                                         60,000      30,000        -           590
    Other General Unsecured Claims                                                     200,000     160,000        -         3,144
    Contingency                                                                        100,000      50,000        -           983
    Rejection Claims                                                                   300,000     200,000        -         3,930
                                                                                    ----------  ----------  -------    ----------
                                                                                     1,751,000   1,250,000        -        24,565

                                                                                    ----------  ----------  -------    ----------
  Total                                                                             $3,158,716  $2,657,716  $     -    $   52,230
                                                                                    ==========  ==========  =======    ==========

                                                                                    Estimated
                                                                                     Recovery
                                                                                      Range
                                                                                    ----------
                                                                                    Low   High
                                                                                    ---   ----
NET ESTIMATED PROCEEDS AFTER SECURED, ADMINISTRATIVE AND PRIORITY CLAIMS

  Notes (Including pre-petition interest) - Before Subordinated Notes Reallocation
    10.125% Senior Notes due April 1, 2008                                           0%    2%
    9.250% Senior Notes due June 15, 2010                                            0%    2%
    10.625% Senior Subordinated Notes due July 31, 2007                              0%    2%
    9.875% Senior Subordinated Notes due May 1, 2012                                 0%    2%
    5.250% Conv. Senior Subordinated Notes due March 15, 2009                        0%    2%
                                                                                     -     -
                                                                                     0%    2%

  Notes (Including pre-petition interest) - After Subordinated Notes Reallocation
    10.125% Senior Notes due April 1, 2008                                           0%    5%
    9.250% Senior Notes due June 15, 2010                                            0%    5%
    10.625% Senior Subordinated Notes due July 31, 2007                              0%    0%
    9.875% Senior Subordinated Notes due May 1, 2012                                 0%    0%
    5.250% Conv. Senior Subordinated Notes due March 15, 2009                        0%    0%
                                                                                     -     -
                                                                                     0%    2%

  General Unsecured Claims:
    PBGC                                                                             0%    2%
    Severance                                                                        0%    2%
    Pre-Petition Accounts Payable                                                    0%    2%
    Multi-Employer Pension Withdrawal                                                0%    2%
    Claims Asserted After Preference Recoveries                                      0%    2%
    Other General Unsecured Claims                                                   0%    2%
    Contingency                                                                      0%    2%
    Rejection Claims                                                                 0%    2%
                                                                                     -     -
                                                                                     0%    2%

                                                                                     -     -
  Total                                                                              0%    2%
                                                                                     =     =

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

NOTE 1 - ACCOUNTS RECEIVABLE

Accounts Receivable are mainly comprised of customers from the Fleming Convenience entities. Fleming Convenience services traditional convenience stores as well as alternative outlets selling convenience store products.

Traditional convenience store customers include most of the major national and super-regional convenience store operators as well as thousands of multi and single-store customers. Alternative channel customers comprise a variety of store formats, including drug stores, mass merchandisers, grocery stores, liquor stores, cigarette and tobacco shops, hotel gift shops, state correctional facilities, military exchanges, college bookstores, casinos, video rental stores, hardware stores and airport concessions.

Wholesale Accounts Receivable are mainly comprised of miscellaneous trade receivables and includes a small amount of royalty receivables.

As of November 30, 2003, Fleming Convenience's top twenty customers accounted for approximately 34% of the receivables total.

                                                          Recovery Rate      Estimated Proceeds
                                       Projected              Range                 Range
                                       Balance @          -------------      -------------------
Accounts Receivable                    4/30/2004          Low      High         Low       High
-------------------                    -----------        ---      ----      --------   --------
Fleming Convenience                    $   140,186        40%       60%      $ 56,074   $ 84,112
Wholesale                                   26,500        50%       70%        13,250     18,550
                                       -----------                           --------   --------
                                       $   166,686                           $ 69,324   $102,662
                                                                                   42%        62%

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

 NOTE 2 - INVENTORIES

The inventory remaining at April 30, 2004 is solely from Fleming Convenience. Inventory has been valued as if an orderly liquidation had taken place. Fleming Convenience's inventory is comprised of food products (approximately 35.125
SKUs), including candy, snacks, fast food, groceries and non-alcoholic beverages, and non-food products (approximately 17,000 SKUs), including general merchandise, equipment and HBC products. In addition, Fleming Convenience offers approximately 3,700 SKUs of cigarette and other tobacco items.

All recovery amounts are net of the required costs to liquidate such inventory.

                                                          Recovery Rate      Estimated Proceeds
                                       Projected              Range                 Range
                                       Balance @          -------------      --------------------
Inventory Commodity Type               4/30/2004          Low      High         Low       High
-------------------------              ---------          ---      ----      --------   ---------
Fast Foods                             $ 14,438            53%      63%      $  7,652   $   9,096
Snacks                                    7,804            60%      70%         4,682       5,463
Candy                                    31,643            62%      72%        19,618      22,783
Groceries                                 9,129            59%      69%         5,386       6,299
Retail Beverages                          6,077            54%      64%         3,281       3,889
General Merchandise                      11,451            44%      54%         5,038       6,183
HBC                                       6,797            48%      58%         3,263       3,942
Cigars & Tobacco                          6,268            60%      70%         3,761       4,388
Cigarettes                               36,222            69%      79%        24,993      28,616
Generic Cigarettes                        9,043            69%      79%         6,240       7,144
Equipment                                   113            36%      46%            41          52
Stamps                                    9,810           100%     100%         9,810       9,810
Dry Room                                  1,876             0%       0%             -           -
Excise Taxes                              3,838           100%     100%         3,838       3,838
                                       --------           ---      ---       --------   ---------
    Total Inventory                    $154,509            64%      73%      $ 97,604   $ 111,503

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

 NOTE 3 - OTHER CURRENT ASSETS

The recoveries under this section are mainly related to post petition Vendor Deductions at Fleming's Wholesale operations and manufacturer's incentive allowances carried as other A/R by Fleming Convenience.

The Debtors are entitled to incentive payments from vendors for attaining certain targeted sales levels of their products. The amounts that are on the balance sheet are accruals based on prior performance. Payments are typically made in arrears, approximately 60 days after the prior quarter end for which the payment is calculated.

Other Current Assets is comprised of Deposits, Prepaid Expenses, Suspense, Other & Deferred Costs, Goodwill, Investment in Subsidiary and are considered to have negligible liquidation recovery value.

                                                          Recovery Rate      Estimated Proceeds
                                       Projected              Range                 Range
                                       Balance @          -------------      --------------------
Other Current Assets                   4/30/2004          Low      High         Low       High
--------------------                   ---------          ---      ----      --------   ---------
Vendor Deductions                      $ 241,275           12%      23%      $ 30,000   $  55,000
Other A/R                                 51,567           15%      25%         7,735      12,892
Other Current Assets                      21,125            0%       1%             -         211
                                       ---------                             --------   ---------
    Total                              $ 313,967                             $ 37,735   $  68,103

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

 NOTE 4 - NET PP&E - OWNED AND LEASED

Net PP&E is comprised of buildings and improvements, autos and trucks, various equipment, furniture and fixtures and leasehold improvements. The largest line items by book value are Equipment, Leasehold Improvements and Autos & Trucks. Leasehold improvements have been valued at a zero recovery. Autos & Trucks consists mainly of tractors and trailers.

Proceeds from the sale of these items were based upon management's best estimate from prior dispositions.

All recovery amounts are net of the required costs to liquidate such assets.

                                                          Recovery Rate      Estimated Proceeds
                                       Projected              Range                 Range
                                       Balance @          -------------      --------------------
          PP&E                         4/30/2004          Low      High         Low       High
------------------------               ---------          ---      ----      --------   ---------
Buildings & Improvements               $   1,957           77%      87%      $  1,500   $   1,700
Autos & Trucks                             8,946           15%      30%         1,342       2,684
Equipment                                 26,607            0%       5%             -       1,330
Furniture & Fixtures                         278            0%       5%             -          14
Leasehold Improvements                    10,522            0%       0%             -           -
                                       ---------                             --------   ---------
    Total                              $  48,310                             $  2,842   $   5,728

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ in 000s)

 NOTE 5 - OTHER NON CURRENT ASSETS

Other Non Current Assets is comprised of Goodwill and Deferred Charges and are considered to have no liquidation recovery value.

                                                          Recovery Rate      Estimated Proceeds
                                       Projected              Range                 Range
                                       Balance @          -------------      --------------------
 Other Non Current Assets              4/30/2004          Low      High         Low       High
-------------------------              ---------          ---      ----      --------   ---------
Other Non Current Assets               $ 416,382           0%        0%      $      -   $       -

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ IN 000S)

 NOTE 6 - RECOVERIES FROM AVOIDANCE ACTIONS

Debtors have identified certain pre-petition payments to third-parties and will be seeking recovery of certain payments. It is likely in a chapter 7 liquidation that the trustee would seek to recover all such payments. The pre-petition payments listed below exclude vendor debit balances, which are assumed to reside in Accounts Receivable. The schedule below shows management's estimate of recoveries, net of recovery expenses, that would be received after the beginning of chapter 7 liquidation proceedings.

The outcome of any particular preference action is subject to a number of uncertainties. Moreover, the potential value of a preference action against a particular preference defendant ultimately is dependent upon the specific payment history and other facts and circumstances pertaining to that vendor and its relationship with the Debtors. It is therefore difficult to precisely apply results from an individual vendor analysis to an entire class of preference claims. The Debtors have not undertaken an exhaustive analysis of all potential preference claims in order to arrive at the estimates contained herein. Rather, the analysis undertaken by the Debtors for purposes of these estimates is based on the analysis of a sample set of vendors. The estimates contained herein therefore may be materially different from actual results achieved.

For purposes of this Analysis, which is a conservative, worst case scenario, the Debtors have estimated the recoveries net of all potential setoffs, recoupment and other defenses and claims that are likely to be asserted by the preference defendants. This depiction is without prejudice to the Debtors right to challenge those defenses and claims.

                                                         Estimated
                                                       Recovery Range
                                                 -------------------------
            Component                                Low          High
--------------------------------                 -----------  ------------
Total Preference Period Payments                 $ 3,000,000  $  3,000,000

Maximum Net Preference                               809,000       809,000

ESTIMATED RECOVERY                               $    15,000  $     35,000

                             FLEMING COMPANIES, INC.
                       PRELIMINARY BEST INTERESTS ANALYSIS
                                   ($ IN 000S)

 NOTE 7 - CORPORATE EXPENSES

It is assumed that the creditor recovery process occurs over a twelve month period. For purposes of the Analysis, corporate expenses include both headquarters and distribution center related expense. A nearly full complement of corporate expenses is assumed to be required during the first three months, with declining amounts of corporate expenses required in the following months. It is assumed, further, that there will be an additional compensation program designed to retain key employees during the liquidation period.

                                       Fleming Convenience
                                 ------------------------------                           Retention      % of
                                  2002      Discount     Total                           & Severance  Salaries &
                                 Actual       Rate      Expense     Wholesale    Total     Estimate     Wages
                                 ------     --------    -------     ---------   -------  -----------  ----------
PHASE I   MONTHS 1-3

Corporate Rent & Occupancy       $  203         100%     $  203      $  279     $   482
Corporate Employment Expense      1,736          80%      1,389         310       1,699        510         30%
Corporate SG&A                    2,275          80%      1,820         506       2,326
                                 ------         ---      ------      ------     -------
                                  4,214          81%      3,411       1,095       4,506

PHASE II  MONTHS 4-12

Corporate Rent & Occupancy          608          25%        152         419         571
Corporate Employment Expense      5,209          10%        521         186         707        353         50%
Corporate SG&A                    6,824          10%        682         152         834
                                 ------         ---      ------      ------     -------        ---
                                 12,641          11%      1,355         757       2,112        863

                                        CALCULATED TOTAL CORPORATE EXPENSES     $ 6,619
                                                                                =======

                                          ESTIMATED CORPORATE EXPENSE RANGE
                                                                      HIGH      $ 7,920
                                                                      LOW       $ 6,600

                                    EXHIBIT 5

                         THE RIGHTS OFFERING DESCRIPTION

         Each Holder of a Class 6 General Unsecured Claim that is listed on the Rights Participation Schedule (attached to the Plan as Exhibit B) shall receive under the Plan, and be entitled to exercise, Equity Subscription Rights to purchase shares of Preferred Stock. The Preferred Stock will be convertible into New Common Stock at a conversion price of ____, will carry a PIK dividend of ____, and will have a liquidation preference over the Common Stock of $______ per share. See the Equity Commitment Letter attached to the Plan as Exhibit E for a more detailed description of the Preferred Stock. Each Holder listed on such Schedule will receive its Ratable Portion of the total amount of Equity Subscription Rights based on the ratio of such Holder's Rights Participation Claim Amount to the total of the Rights Participation Claim Amounts for all Holders listed on such Schedule (as set forth in the Rights Participation Schedule). Each Holder listed on the Equity Participation Schedule will be entitled to purchase up to an amount of Preferred Stock equal to its Ratable Portion of the Equity Subscription Rights multiplied by the total number of shares of Preferred Stock being offered for sale under the Rights Offering, subject to adjustment as described below. Depending on the amount of additional cash required to fund the Plan, up to a maximum of [$__] million of Preferred Stock will be offered under the Rights Offering, which, at a Subscription Purchase Price of $____________ per share of Preferred Stock, represents up to a maximum of _______ shares of Preferred Stock.

         If any Holder of a General Unsecured Claim is not listed on the Rights Participation Schedule or disputes the Rights Participation Claim Amount listed on the Rights Participation Schedule, such General Unsecured Claim Holder may file a motion with the Bankruptcy Court for estimation of its Claim for purposes of the Rights Offering. Disputing Holders shall be entitled to participate in the Rights Offering in the amount of their Additional Participating Amount, if any, determined by the Bankruptcy Court or agreed to by the Debtors with the consent of the Committee and the Equity Investor prior to the Subscription Expiration Date, as further described in Section VII.B.10 of the Plan. If, as a result of Disputing Holders exercising their Equity Subscription Rights with respect to Additional Participating Amounts, the Rights Offering is oversubscribed, each Claim Holder which has exercised its Equity Subscription Rights shall be cut back pro rata based on the number of shares of Preferred Stock for which such Claim Holder has exercised its Equity Subscription Rights.

         The Debtors have entered into an Equity Commitment Letter with an Equity Investor which obligates the Equity Investor, subject to the satisfaction or waiver of certain conditions, to purchase any remaining shares of Preferred Stock available after the Holders of Class 6 Claims have exercised their Equity Subscription Rights, and which entitles the Equity Investor, at its option, to purchase a minimum of $[__] million of Preferred Stock at the Subscription Purchase Price, as further described in Section VII.B.7. of the Plan. Accordingly, to the extent that a large enough amount of Equity Subscription Rights are exercised such that less than $[__] million of Preferred Stock remains available for sale to the Equity Investor and the Equity Investor exercises its minimum purchase right, each Exercising Claim Holder shall be cut back pro rata based on the number of shares of Preferred Stock for which such Claim Holder has exercised its Equity Subscription Rights.

         a.       Issuance of Equity Subscription Rights

         The Equity Subscription Rights shall provide the Holders of Class 6 Claims listed on the Rights Participation Schedule the right to purchase Preferred Stock at the Subscription Purchase Price pursuant to the terms and conditions set forth in this Section. After the Plan has been confirmed and prior to the Effective Date, a Subscription Form will be distributed to each Holder of a Claim in Class 6 listed on the Rights Participation Schedule.

         b.       Subscription Period

         The Rights Offering shall commence on the Subscription Commencement Date (which will be a date after the Confirmation Date) and shall expire on the Subscription Expiration Date (which will be a date on or prior to the Effective Date of the Plan). Following the Confirmation Date, a Subscription Form will be distributed to each Holder of a Claim in Class 6 listed on the Rights Participation Schedule. After the Subscription Expiration Date, unexercised Equity Subscription Rights shall be treated as acquired by the Equity Investor, Core-Mark Newco shall only be obligated to honor the exercise of such Equity Subscription Rights by the Equity Investor, any subsequent exercise of any such unexercised Equity Subscription Rights by any Person other than the Equity Investor shall be null and void, and Core-Mark Newco shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent. The Debtors may, in their sole discretion, extend the Subscription Period.

         c.       Subscription Purchase Price

         Each Subscription Right will be exercisable to purchase one share of Preferred Stock for $_______.

         d.       Exercise of Equity Subscription Rights

         In order to exercise the Equity Subscription Rights, each Holder thereof must: (i) return a duly completed Subscription Form to the Subscription Agent so that such form is received by the Subscription Agent on or before the Subscription Expiration Date; and (ii) pay to the Subscription Agent (on behalf of the Debtors) on or before the Subscription Expiration Date immediately available funds in an amount equal to the Subscription Purchase Price multiplied by the number of shares of Preferred Stock in respect of which such Holder is exercising its Equity Subscription Rights (the "Purchase Price"), such payment to be made either by wire transfer to the Subscription Agent in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier's check delivered to the Subscription Agent along with the Subscription Form. If, on or prior to the Subscription Expiration Date, the Subscription Agent for any reason has not received from a given Holder of Equity Subscription Rights both a duly completed Subscription Form and immediately available funds in an amount equal to such Holder's Purchase Price, such Holder shall be deemed to have not exercised its Equity Subscription Rights and to have relinquished and waived its right to participate in the Rights Offering. A Subscription Form must also be accompanied by sufficient evidence of ownership of the Claim giving rise to the Equity Subscription Rights, as well as appropriate executed representations as to ownership. The payments made in accordance with the Rights Offering shall be deposited and held by the Subscription Agent in a trust account, escrow account, or similar segregated account or accounts which shall be separate and apart from the Debtors' general operating funds and any other funds subject to any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than _____ days after the Effective Date. Notwithstanding the foregoing, in order for a Holder of a General Unsecured Claim arising from an Old Note to exercise the Equity Subscription Rights, each such Holder entitled to Equity Subscription Rights must provide its instruction to its bank, broker, or other nominee, or to its agent by the deadline specified on the Subscription Form. The bank or broker, in turn, must then convey the instruction on a Master Subscription Form and arrange for the proper payment either through DTC or, if DTC is unable to act as intermediary for subscription instructions and payments, by following the payment instructions outlined above.

         e.       Transfer Restriction

         Prior to the Subscription Expiration Date, the Equity Subscription Rights must be transferred with the underlying Claim. The Equity Subscription Rights are not separately transferable.

         f.       Equity Investor

         Pursuant to the terms of the Equity Commitment Letter and subject to the satisfaction or waiver by the Equity Investor of all conditions precedent set forth therein, the Equity Investor shall be obligated to, and shall, purchase all shares of Preferred Stock remaining after the Holders of Class 6 Claims have exercised their Equity Subscription Rights, at the Subscription Purchase Price. The conditions precedent include, among other things: completion of all legal documentation and filings satisfactory to the Equity Investor; Administrative Claims not being allowed or estimated in excess of a specified amount; Reclamation Claims not being granted administrative status; receipt by Core-Mark Newco of a commitment for an Exit Financing Facility acceptable to the Equity Investor; the timetable for assessment of preferences and Reclamation Claims being acceptable to the Equity Investor; the Equity Investor having the right to name ____ directors to the Core-Mark Newco board; the Plan being acceptable to the Equity Investor; Core-Mark Newco's reorganized capital structure having funded liabilities of no more than [__] million; and no material deterioration occurring in the underlying business of Core-Mark Newco. The Equity Investor has the right, at its option, to purchase a minimum of $[__] million of Preferred Stock at the Subscription Purchase Price. The Equity Investor shall pay to the Debtors, by wire transfer in immediately available funds on or prior to the Effective Date, Cash in an amount equal to the Purchase Price for all unexercised Equity Subscription Rights (or the purchase price payable upon exercise of its minimum purchase rights), pursuant to the terms of the Equity Commitment. To the extent that the exemption under section 1145(a)(1) is not available to exempt the issuance of the Preferred Stock to the Equity Investor, the offer and sale of such securities shall be qualified under the section 4(2) private placement exemption contained in the Securities Act. Core-Mark Newco shall grant registration rights to the Equity Investor as further described in the Registration Rights Agreement. The Equity Investor will be paid a fee in Preferred Stock equal to ___% of the amount of the total Equity Subscription Rights subscribed to under the Rights Offering.

         g.       Distribution of Preferred Stock

         On, or as soon as practicable after the Effective Date, Core-Mark Newco or a designated disbursing agent shall distribute the Preferred Stock purchased by each Exercising Claim Holder to such Exercising Claim Holder.

         h.       Fractional Interests

         No fractional shares shall be issued under the Rights Offering. In determining the Ratable Proportion of Equity Subscription Rights among the participants, each Ratable Proportion shall be rounded up or down to the nearest whole number.

         i.       Disputed Claims

         For all purposes of this Section, each Holder of a General Unsecured Claim in Class 6 listed on the Rights Participation Schedule is entitled to participate in the Rights Offering to the extent of its Rights Participation Claim Amount as listed on the Rights Participation Schedule. The entitlement of Holders of General Unsecured Claims in Class 6 to participate in the Rights Offering on the terms set forth in the Plan shall not be affected by whether or not such General Unsecured Claim in Class 6 is Allowed. If any Holder of a General Unsecured Claim is not listed on the Rights Participation Schedule, or disputes the Rights Participation Claim Amount listed on the Rights Participation Schedule, such disputing General Unsecured Claim Holder may file a motion with the Bankruptcy Court at least ten days prior to the Subscription Expiration Date for estimation of their Claim for the purposes of the Rights Offering. Holders filing such a motion with the Bankruptcy Court shall be entitled to participate in the Rights Offering up to the Additional Participation Amount determined by the Bankruptcy Court or agreed to by the Debtors with the consent of the Committee and the Equity Investor.

         j. Subsequent Adjustments to the Rights Participation Claim Amount; Cut Back in Rights Offering

         Holders of Class 6 Claims listed on the Rights Participation Schedule attached to the Plan as Exhibit B shall be entitled to participate in the Rights Offering solely to the extent of their Rights Participation Claim Amount. If any Holder of a Class 6 Claim not listed on the Rights Participation Schedule or a Disputing Holder has obtained an order of the Bankruptcy Court estimating its General Unsecured Claim for the purpose of participating in the Rights Offering prior to the Subscription Expiration Date or reached an agreement with the Debtors and the Committee with respect thereto, such Holder shall be entitled to participate in the Rights Offering in the amount determined by the Bankruptcy Court or agreed to by the Debtors with the consent of the Committee and the Equity Investor. If, as a result of such allowances of General Unsecured Claims for purposes of participation in the Rights Offering and/or as a result of the exercise by the Equity Investor of its minimum purchase rights, more shares of Preferred Stock subject to the Rights Offering have been subscribed for than are available for sale to Exercising Claim Holders, each Exercising Claim Holder (including each Disputing Holder) shall be cut back pro rata based on the number of shares of Preferred Stock for which such Exercising Claim Holder has exercised its Equity Subscription Rights, and the difference between the purchase price paid by such Exercising Claim Holder and the adjusted Subscription Purchase Price shall be refunded to such Exercising Claim Holder, without interest, as soon as practicable after the Effective Date.

         k.       No Interest

         In the event that all or any part of the Subscription Purchase Price is repaid to the entity making such payment, no interest shall be paid thereon.

         l.       Validity of Exercise of Equity Subscription Rights

         All questions concerning the timelines, validity, form and eligibility of any exercise of Equity Subscription Rights shall be determined by the Debtors, whose determinations shall be final and binding. The Debtors, with the consent of the Committee, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Equity Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine, with the consent of the Committee. Neither the Debtors nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

         m.       Use of Proceeds

         On the Effective Date, the proceeds received by the Reorganized Debtors from the Rights Offering shall be used to fund the Cash payments required under the Plan and for general corporate purposes.